Exhibit 10 (bi)

 THOMAS L. SANSONETTI
 Assistant Attorney General
 Environment and Natural Resources Division
 U.S. Department of Justice

 DAVID L. WEIGERT (DW 8862)
 KATHERINE M. KANE (KK 3776)
 Environmental Enforcement Section
 Environment and Natural Resources Division
 U.S. Department of Justice
 P.O. Box 7611, Ben Franklin Station
 Washington, D.C. 20044-7611
 (202) 514-0133

 CHRISTOPHER J. CHRISTIE
 United States Attorney
 District of New Jersey

 SUSAN J. STEELE (SJS 7042)
 Assistant U.S. Attorney
 Chief, Civil Division
 U.S. Attorney's Office
 970 Broad Street, Suite 700
 Newark, NJ 07101
 (973) 645-2920


Attorneys for the United States of America

                  IN THE UNITED STATES DISTRICT COURT

                    FOR THE DISTRICT OF NEW JERSEY
 UNITED STATES OF AMERICA;             )
 NEW JERSEY DEPARTMENT OF              )
 ENVIRONMENTAL PROTECTION; and         )
 ACTING ADMINISTRATOR, NEW JERSEY      )
 SPILL COMPENSATION FUND               )
                                       )
                          Co-Plaintiffs,     ) CONSENT DECREE
                                        )
               v.                       )
                                        )
 CHEMICAL WASTE MANAGEMENT, INC.;       ) CIVIL ACTION NO. 02-2077
 EARTHLINE COMPANY; FILCREST REALTY,    )
 INC.; ANTHONY GAESS; INMAR             )
 ASSOCIATES, INC.; KIN-BUC, INC.;       )
 SCA SERVICES, INC.; SCA SERVICES       )
 OF PASSAIC, INC.; TRANSTECH INDUSTRIES,     )
 INC.; WASTE MANAGEMENT, INC.;          )
 WASTE MANAGEMENT HOLDINGS, INC.;       )
 and WASTEQUID, INC. .                  )
                          Defendants.   )





                                  I. BACKGROUND

     A. The United States of America ("United States"), on behalf of the Administrator of the United States Environmental Protection Agency ("EPA"), filed a complaint in this matter pursuant to Sections 106(b) and 107(a) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), 42 U.S.C. 9606(b), 9607(a), against Chemical Waste Management, Inc., Earthline Company, Filcrest Realty, Inc., Anthony Gaess, Inmar Associates, Inc., Kin-Buc, Inc., SCA Services, Inc., SCA Services of Passaic, Inc., Transtech Industries, Inc., Waste Management, Inc., Waste Management Holdings, Inc., and Wastequid, Inc. ("Defendants"), seeking reimbursement of response costs allegedly incurred for response actions taken at or in connection with the release or threatened release of hazardous substances at the Kin-Buc Landfill Superfund Site, in Edison Township, Middlesex County, New Jersey ("Site"), and civil penalties for alleged violations of a Unilateral Administrative Order ("UAO") Index No. II-CERCLA-00114, issued by EPA on September 21, 1990, pursuant to Section 106(b) of CERCLA, 42 U.S.C. 9606(b).

     B.  This Consent Decree resolves the United States' claims through:
payment by Settling Defendants of $2,625,000 in Past Response Costs, plus interest; payment by Settling Defendants of a $100,000 penalty, plus interest; performance of a Supplemental Environmental Project ("SEP") requiring the transfer of title to over 95 acres of land and the granting of one or more conservation easements preserving such land, as open space in perpetuity; payments by Settling Defendants totaling $108,000 to $123,000 for open space land management and wetland restoration and maintenance; the performance of restoration and maintenance work, as appropriate, on certain wetland portions of the 95-plus acres referenced above and, if possible, on wetland portions of up to 200 or more additional acres in the vicinity of the Raritan River and the estuary at its confluence with the Raritan Bay.

     C. The New Jersey Department of Environmental Protection and Acting Administrator, New Jersey Spill Compensation Fund filed a separate complaint against the same Defendants, seeking reimbursement of response costs allegedly incurred and to be incurred with respect to the Site, and damages for injury to natural resources ("NRD"), pursuant to Sections 107(a) and 113(g) of CERCLA, 42 U.S.C. 9607(a), 9613(g), and the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq. ("Spill Act"). The Court consolidated the federal and state claims into the above-captioned action. This Consent Decree does not address or resolve any of the State's claims in this action. Settling Defendants have negotiated a proposed Consent Decree with the State which, if entered by this Court, would resolve the above-referenced claims by the State against Settling Defendants ("State Decree"). Among other things, the proposed State Decree requires the WMI Group to perform an NRD Project (as defined in Paragraph 3(p) below) on certain real property including the "NRD Property," as defined in Paragraph 3(p) of this Consent Decree. The State Decree was lodged with the Court at or about the date of lodging of this Consent Decree.

     D. The Defendants that have entered into this Consent Decree ("Settling Defendants") do not admit any liability to the United States arising out of the transactions or occurrences alleged in the complaint in this action.

     E. The United States and Settling Defendants agree, and this Court by entering this Consent, Decree finds, that this Consent Decree has been negotiated by the Parties in good faith, that settlement of this matter will avoid prolonged and complicated litigation between the Parties, and that this Consent Decree is fair, reasonable, and in the public interest.


     THEREFORE, with the consent of the Parties to this Decree, it is ORDERED, ADJUDGED, AND DECREED:

                                II. JURISDICTION

     1. This Court has jurisdiction over the subject matter of this action pursuant to 28 U.S.C. 1331 and 1345 and 42 U.S.C. 9606, 9607 and 9613(b)
and also has personal jurisdiction over Settling Defendants. Settling Defendants consent to and shall not challenge entry of this Consent Decree or this Court's jurisdiction to enter and enforce this Consent Decree.

                               III. PARTIES BOUND

     2. This Consent Decree is binding upon and inures to the benefit of the United States and Settling Defendants and their heirs, successors and assigns. Any change in ownership or corporate or other legal status, including but not limited to, any transfer of assets or real or personal property, shall in no way alter the status or responsibilities of Settling Defendants under this Consent Decree.

                                 IV. DEFINITIONS

     3. Unless otherwise expressly provided herein, terms used in this Consent Decree which are defined in CERCLA or in regulations promulgated under CERCLA shall have the meaning assigned to them in CERCLA or in such regulations. Whenever terms listed below are used in this Consent Decree, including without limitation any appendix attached hereto, the following definitions shall apply:

          a, "1990 UAO" shall mean the Unilateral Administrative Order Index No. II-CERCLA-00114, issued by EPA on September 21, 1990.

          b. "1990 UAO Work Plan" shall mean the document entitled "OU1 Wetlands Mitigation Work Plan, Kin-Buc Landfill, Edison, New Jersey, December 1996," prepared by Blasland, Bouck & Lee ("BB&L"), and all modifications thereof, approved by EPA pursuant to Section VIII of the 1990 UAO.

          c. "1992 UAO" shall mean the Unilateral Administrative Order Index No. II-CERCLA-93-0101, issued by EPA on November 19, 1992.

          d. "Block" and "Lot" shall mean the real property identified by block and lot number on the Tax Map for the Township ,of Edison, Middlesex County, New Jersey (revised Jan. 1, 2004), pages 205-207.

          e. "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq.

          f. "Consent Decree" or "Decree" shall mean the above-captioned Consent Decree (i.e., this document, signed by all Parties to the above-captioned action except the State), all appendices hereto, identified in Section XXII, including without limitation the Wetland Restoration and Land Management Project Statement of Work, attached hereto as Appendix D, and any modification thereof ("WLP SOW"), the OSLMP, the WRP, the IFP and the FFP (defined in Paragraphs 3(r), (kk), (m) and (l), respectively), and all other appendices and plans attached hereto or expressly incorporated by reference herein, including any modification thereof, and any plans and schedules established by or approved under any such documents, including any modification thereof. In the event of a conflict between the above-captioned Consent Decree and any such appendix, plan or schedule, the above-captioned Consent Decree shall control.

          g. "Conservation Organization" shall mean a corporation or trust whose purposes include the acquisition and preservation of land or water areas in a natural, scenic or open condition, no part of the net earnings of which inures to the benefit of any private shareholder or individual, and which (in the case of a private organization) has received tax exemption as a not-for-profit organization under Section 501(c)(3) of the 1954 U.S. Internal Revenue Code ("Section 501(c)(3)"). "Conservation Organization" includes, without limitation, entities defined as "charitable conservancies" under N.J.S.A. 13:8B-2(a). For purposes of this Consent Decree, the definition of Conservation Organization also includes the Clean Land Fund, a tax exempt not-for-profit organization under Section 501(c)(3) incorporated in Rhode Island, with principal offices currently located at 815 Beacon Hill Road, P.O. Box 725, Block Island, RI 02807 ("CLF"); provided that CLF shall not fall within this definition if, for any reason, it fails to maintain its status as a Section 50l(c)(3) tax exempt not-for-profit organization. The final determination whether any organization qualifies as a "Conservation Organization" shall be within the sole, unreviewable discretion of EPA.

          h. "Day" shall mean a calendar day, unless expressly stated otherwise. In computing any period of time under this Consent Decree, where the last day would fall on a Saturday, Sunday, or federal holiday, the period shall run until the close of business of the next working day.

          i. "DOJ" shall mean the United States Department of Justice and any successor departments, agencies or instrumentalities of the United States.

          j. "EPA" shall mean the United States Environmental Protection Agency and any successor departments, agencies or instrumentalities of the United States.

          k. "EPA Hazardous Substance Superfund" shall mean the Hazardous Substance Superfund established by the Internal Revenue Code, 26 U.S.C. 9507.

          1. "FFP" shall mean the Final Financing Plan, any schedules or plans prepared pursuant thereto, and any modifications thereof, approved by EPA pursuant to the WLP SOW attached hereto as Appendix D.

          m. "IFP" shall mean the Initial Financing Plan, any schedules or plans prepared pursuant thereto, and any modifications thereof, approved by EPA pursuant to the WLP SOW attached hereto as Appendix D.

          n. Unless otherwise expressly provided, "Interest" shall mean interest at the current rate specified for interest on investments of the Hazardous Substance Superfund established by 26 U.S.C. 9507, compounded annually on October 1 of each year, in accordance with 42 U.S.C. 9607(a).

          o. "Net Sales Proceeds" shall mean the total value of all consideration received for the conveyance of title to Property A (as defined in Paragraph 3(y) below) including all portions thereof, or of any interest in such property, less: (a) closing costs limited to those reasonably incurred, as determined by the United States, and actually paid by the seller associated with the conveyance, such as broker or legal fees; (b) any transaction costs incurred, including legal fees associated with drafting the purchase and sale agreement, which are determined by the United States to be reasonable; and (c) property taxes owing from the date the seller acquired title to the property until the date of the conveyance.

          p. "NRD Project" shall mean those activities that the WMI Group is required to perform pursuant to the proposed State Decree (defined in Paragraph 1(C) above) on certain real property, including Block 400, Lots 2-A, 3-B, 3-C, 8, 35, 36, 37, 38, 40, 41, 42, 43, 44, 45, 46, 47, 48, 50, 52, 53, 56, 60 and
61. "NRD Property" shall mean all real property identified by lot number in this Paragraph.

          q. "Open Space" shall mean land protected through the recording and granting to a Conservation Organization, as defined in Paragraph 3(g) above, of one or more conservation easement(s) approved by EPA, that run(s) with the land and prevents development on such land in perpetuity, in substantially the same form as the conservation easements attached hereto as Appendix E, as provided by
Section VII (Supplemental Environmental Project) of this Consent Decree,

          r. "OSLMP" shall mean the Open Space Land Management Plan, any schedules or plans prepared pursuant thereto, and any modifications thereof, approved by EPA pursuant to the WLP SOW attached hereto as Appendix D.

          s. "Owner Settling Defendants" shall mean Filcrest Realty, Inc., Inmar Associates, Inc., Kin-Buc, Inc., and Transtech Industries, Inc.

          t. "Paragraph" shall mean a portion of this Consent Decree identified by an Arabic numeral or an upper or lower ease letter. Unless otherwise specified, Paragraphs referenced in this Consent Decree are located within the document in which they are referenced.

          u.  "Parties" shall mean the United States and Settling Defendants.

          v. "Past Response Actions" shall mean all response actions taken at or in connection with the Site by the United States or Settling Defendants through March 4, 2003.

          w. "Past Response Costs" shall mean all costs, including but not limited to direct and indirect costs, that EPA has paid at or in connection with the Site through March 4, 2003, and that DOJ has incurred at or in connection with the Site through July 26, 2003, plus accrued Superfund Interest on all, such costs through December 31, 2003.

          x.  "Plaintiff" shall mean the United States.

          y. "Property A," "Property B," "Property C" and "Property D" shall mean the four categories of real property described by block and lot in Appendix A hereto and depicted generally on the map attached hereto as Appendix B.

          z. "Section" shall mean a portion of this Consent Decree identified by a roman numeral. Unless otherwise specified, Sections referenced in this Consent Decree are located in this Consent Decree.

          aa. "Settling Defendants" shall mean Chemical Waste Management, Inc., Earthline Company, Filcrest Realty, Inc., Anthony Gaess, Inmar Associates, Inc., Kin-Buc, Inc., SCA Services, Inc., SCA Services of Passaic, Inc., Transtech Industries, Inc., Waste Management, Inc., Waste Management Holdings, Inc., and Wastequid, Inc.

          bb. "Site" shall mean the Kin-Buc Landfill Superfund Site, encompassing approximately 220 acres, located at 383 Meadow Road, Edison Township, Middlesex County, New Jersey, as depicted generally on the map attached hereto as Appendix B.

          cc. "State" shall mean the State of New Jersey, including without limitation Plaintiffs New Jersey Department of Environmental Protection and Acting Administrator, New Jersey Spill Compensation Fund.

          dd. "Supplemental Environmental Project," or "SEP," shall mean the requirements of this Consent Decree related to conveyance of title to Property A, or any interest therein, and the restriction of development thereon, including the requirements of Section VII (Supplemental Environmental Project), and the related provisions of Section IX (Certifications and Reports), and any modifications thereof.

          ee. "UAO Respondents" shall mean the Respondents to the UAOs, including Anthony Gaess, Marvin Mahan, Robert Meagher, Earthline Company, Chemical Waste Management, Inc., Filcrest Realty, Inc., Inmar Associates, Inc., Kin-Buc, Inc., SCA Services, Inc., SCA Services of Passaic, Inc., Transtech Industries, Inc., f/k/a Scientific Inc., and Wastequid, Inc.

          ff. "UAOs" shall mean the 1990 UAO and the 1992 UAO.

          gg. "United States" shall mean the United States of America, including its departments, agencies and instrumentalities.

          hh. "Wetland Restoration and Land Management Project" or "WLP" shall mean the requirements of this Consent Decree related to the identification, restoration and maintenance of wetlands on Properties C and D (defined in Paragraph 3(y) above), and to the management of Properties A and D in accordance with the purposes and requirements of the Consent Decree, including the requirements of Section VIII (Additional Relief), the WLP SOW, the OSLMP, the WRP, the IFP and the FFP (defined in Paragraphs 3(f), (r), (kk), (m) and (l), respectively), the related provisions of Section IX (Certifications and Reports), and any modifications thereof

          ii. "WMI Group" shall mean Defendants Chemical Waste Management, Inc., SCA Services, Inc., SCA Services of Passaic, Inc., Wastequid, Inc., Waste Management Holdings, Inc., Waste Management, Inc., Earthline Company, and Anthony Gaess.

          jj. "Work" shall mean all activities related to the SEP and the WLP that Owner Settling Defendants are required to perform under this Consent Decree, except those required by Section XIX (Retention of Records). ,

          kk. "WRP" shall mean the Wetland Restoration Plan, any schedules or plans prepared pursuant thereto, and any modifications thereof, approved by EPA pursuant to the WLP SOW attached hereto as Appendix D.

               V. REIMBURSEMENT OF RESPONSE COSTS

     4. Payment of Past Response Costs to the EPA Hazardous Substance Superfund. Settling Defendants shall pay to the EPA Hazardous Substance Superfund $2,625,000 in reimbursement of Past Response Costs, plus Superfund Interest, either through direct payment or via a court registry account, as follows:

          a. Direct Payment. No later than thirty (30) days after entry of this Consent Decree, Settling Defendants shall pay to the EPA Hazardous Substance Superfund $2,625,000 in reimbursement of Past Response Costs, plus an additional sum for Superfund Interest on that amount calculated from November 8, 2004 through the date of payment. Payment shall be made by FedWire Electronic Funds Transfer ("EFT") to the U.S. Department of Justice account in accordance with current electronic funds transfer procedures, referencing USAO file number 2002v00795, the EPA Region and Site Spill Number NJD049860836, and DOJ Case Number 90-11-3-1563/1. Payment shall be made in accordance with instructions provided to Settling Defendants by the Financial Litigation Unit of the U.S. Attorney's Office in the District of New Jersey following lodging of the Consent Decree. Any EFTs received by the U.S. Department of Justice after 4:00 p.m. Eastern Time will be credited on the next business day.

          b.  Payment Via Court Registry Account

               i. Alternatively, at the option of Settling Defendants, after lodging but before entry of this Consent Decree, Settling Defendants shall pay to the EPA Hazardous Substance Superfund $2,625,000 in reimbursement of Past Response Costs, plus an additional sum for Superfund Interest on that amount calculated from November 8, 2004 through the date of payment, into an interest-bearing court registry account established by the Court pursuant to a joint stipulation by the United States and Settling Defendants ("Court Registry Account"). In the event this Consent Decree is not entered, Settling Defendants may apply to the Court for the return of the proceeds in the Court Registry Account, including interest accrued thereon ("Court Registry Interest"), in accordance with the Court's order establishing such Court Registry Account.

               ii. Upon entry of this Consent Decree, any and all amounts paid by Settling Defendants into the Court Registry Account, and any Court Registry Interest or other amounts in the Court Registry Account, shall be released and paid to the United States by Fedwire Electronic Funds Transfer ("EFT") to the U.S. Department of Justice account in accordance with current electronic funds transfer procedures, referencing USAO file number 2002v00795, the EPA Region and Site Spill Number NJD049860836, and DOJ Case Number 90-11-3-1563/1. The disbursement of funds from the Court Registry Account shall be made in accordance with instructions provided to the Clerk of Court by the Financial Litigation Unit of the U.S. Attorney's Office in the District of New Jersey. Any EFTs received by the U.S. Department of Justice after 4:00 p.m. Eastern Time will be credited on the next business day.

               iii.At the time of the disbursement of any funds from the Court Registry Account, the Clerk of Court shall send written notice of payment and a copy of any transmittal documentation to EPA, DOJ and the Settling Defendants at the addresses set forth in Section XX (Notices and Submissions), and to Chief, Financial Management Branch, U.S. EPA Region II, 290 Broadway, 29th Floor, New York, New York 10007-1866, as provided in the stipulation and proposed order to be submitted to the Court.

               iv. Pursuant to 28 U.S.C. 1914, notwithstanding Local Rule 67.1, because the Account is being handled on behalf of the United States, the Clerk of the Court shall not deduct any fee for the handling of the Court Registry Account, as provided in the stipulation and proposed order to be submitted to the Court.

                                VI. CIVIL PENALTY

     5. Payment of Civil Penalty. No later than the date of execution of this Consent Decree by all Settling Defendants, Settling Defendants shall pay to the EPA Hazardous Substance Superfund $100,000, as a civil penalty for alleged noncompliance with the 1990 UAO, pursuant to Section 106(b) of CERCLA, 42 U.S.C.
 9606(b), plus interest, as follows:

          a. Pursuant to the Court Registry Order, Settling Defendants shall make payments totaling $100,000, plus an additional sum for Superfund Interest on that amount, calculated from November 8, 2004 through the date of payment, into an interest-bearing Court Registry Account.

          b. Upon entry of this Consent Decree, any and all amounts paid by Settling Defendants into the Court Registry Accost, and any Court Registry Interest accrued or other amounts in the Court Registry Account, shall be released and paid to the United States by EFT to the U.S. Department of Justice account in accordance with current electronic funds transfer procedures, referencing USAO file number 2002v00795, the EPA Region and Site Spill Number NJD049860836, and DOJ Case Number 90-11-3-1563/1. The disbursement of funds from the Court Registry Account shall be made in accordance with instructions provided to the Clerk of the Court by the Financial Litigation Unit of the U.S. Attorney's Office in the District of New Jersey following lodging of the Consent Decree. Any EFTs received by the U.S. Department of Justice after 4:00 p.m. Eastern Time will be credited on the next business day.

          c. At the time of disbursement of funds from the Court Registry Account, the Clerk of the Court shall send written notice of payment and a copy of any transmittal documentation to EPA, DOJ and the Settling Defendants at the addresses set forth in Section XX (Notices and Submissions), and to Chief, Financial Management Branch, U.S.EPA Region II, 290 Broadway, 29th Floor, New York, New York 10007-1866.

          d. Pursuant to 28 U.S.C. 1914, notwithstanding Local Rule 67.1, because the Account is being handled on behalf of the United States, the Clerk of the Court shall not deduct any fee for the handling of the Court Registry Account.

     6.  The civil penalty set forth herein is a penalty within the meaning of
Section 162W) of the Internal Revenue Service Code, 26 U.S.C. 162(f), and therefore Settling Defendants shall not deduct the civil penalty paid under this
Section VI in calculating their federal, state or local income taxes.

                     VII. SUPPLEMENTAL ENVIRONMENTAL PROJECT

     7.  In addition to Settling Defendants' civil penalty payment under
Section VI, Owner Settling Defendants shall provide funding and perform Work, and the WMI Group shall provide additional funding, for a Supplemental Environmental Project, known as the Kin-Buc Open Space Preservation Project ("SEP"), in accordance with all provisions of and schedules in this Consent Decree.

     8. Purpose. The purpose of the SEP is to protect as Open Space certain real property in and around the Site, defined as Property A in Paragraph 3(y).

     9. General Description. The SEP includes: (1) the payment to CLF by Settling Defendants of a total of $25,000, as provided in Paragraph 10 below, to be used exclusively by CLF, or by another Conservation Organization approved by EPA, for the payment of Eligible SEP Costs, as provided in Paragraph 11 below;
(2) the preservation of Property A as Open Space through the recording and granting to a Conservation Organization of one or more EPA-approved conservation easement(s) running with the land, preventing development and other uses thereof in perpetuity, with certain exceptions set forth in such conservation easement(s); and (3) the conveyance of title to Property A, subject to the conservation easement(s), to at least one other Conservation Organization or government agency approved by EPA, or the retention by CLF of such title to Property A, subject to the conditions set forth in the WLP SOW.

     10. The WMI Group and Owner Settling Defendants shall each make payments to be used exclusively for the Satisfactory Completion of the SEP, as follows:

          a. no later than the date of execution of this Consent Decree by all Settling Defendants, the WMI Group shall pay to CLF, or to another Conservation Organization approved in writing by EPA, $12,250 to be used exclusively for the payment of Eligible SEP Costs, in accordance with Paragraph 11 below; and

          b. prior to the execution of this Consent Decree by all Settling Defendants, Owner Settling Defendants shall have paid to CLF, or to another Conservation Organization approved in writing by EPA, $12,750, to be used exclusively for the payment of Eligible SEP Costs, in accordance with Paragraph 11 below.

     11. Within thirty (30) days after entry of this Consent Decree, Owner Settling Defendants shall ensure that n& less than $25,000 is spent on Eligible SEP Costs. "Eligible SEP Costs" shall mean the costs of reimbursing CLF for any reasonable costs it incurred, prior to execution of this Consent Decree by all Settling Defendants, in: identifying a qualified Conservation Organization, approved by EPA, willing and able to accept one or more conservation easement(s), in substantially the same form as that attached hereto as Appendix E; recording, or facilitating the recording, of such conservation easement(s) in the appropriate local land office; granting such conservation easement(s) to the appropriate EPA-approved Conservation Organization(s); and conveying title to Property A, subject to the conservation easement(s); and any other costs of achieving the Satisfactory Completion of the SEP, pursuant to this Consent Decree. "Eligible SEP Costs" do not include: Settling Defendants' legal fees; oversight of Settling Defendants' contractors; Sealing Defendants' inventory on hand, overhead or employee time and salary; costs that any person other than Owner Settling Defendants is obligated or committed to pay; costs paid by, or using funds from, any party other than Owner Settling Defendants; or costs spent on activities not required by this Consent Decree. No cost shall be an Eligible SEP Cost unless it is expended in accordance with the requirements of this Consent Decree. The determination of what costs qualify as "Eligible SEP Costs" shall be within the sole, unreviewable discretion of EPA.

     12. Owner Settling Defendants shall achieve the Satisfactory Completion of the SEP in accordance with the requirements of this Consent Decree. "Satisfactory Completion of the SEP" means:

          a. prior to the execution of this Consent Decree by all Settling Defendants, the payment by Settling Defendants to CLF of a total of $25,000, as provided in Paragraph 10 above, to be used exclusively by CLF or by another Conservation Organization approved by EPA, for the payment of Eligible SEP Costs, as provided in Paragraph 11 above;

          b. prior to execution of this Consent Decree by all Settling Defendants, the preservation of Property A as Open Space through the granting to CLF, or another Conservation Organization or government agency approved by EPA, of one or more conservation easement(s) running with the land; preventing development and other uses thereof, with certain exceptions, in perpetuity, in substantially the form as that set forth in Appendix E hereto, subject to the proviso in Paragraph 12(c) below;

          c. prior to execution of this Consent Decree by all Settling Defendants, as soon as possible following the granting of the conservation easement(s) required by Paragraph 12(a) above, the conveyance to CLF, or another Conservation Organization or government agency approved by EPA, of title to Property A, subject to the conservation easement(s); provided that, if the title to Property A and the conservation easement(s) are transferred to the same EPA-approved Conservation Organization (e.g., CLF), then Owner Settling Defendants shall convey the conservation easement(s) to be held by that Conservation Organization in trust and shall include an express provision in the deed transferring title pursuant to Paragraph 12.b, which states that there shall be no merger of such property interests and that the conservation easement(s) shall be conveyed to another EPA-approved Conservation Organization or government agency as soon as possible.

          d. prior to execution of this Consent Decree by all Settling Defendants, or as soon as possible thereafter, the conservation easement(s) shall be granted to a Conservation Organization or government agency different from CLF (or the other Conservation Organization or government agency holding title to Property A, pursuant to Paragraph 12(a));

          e. as soon as possible following the granting of the conservation easement(s) required by Paragraph 12(a) above, the recording of such conservation easement(s) in the Office of the County Clerk, Middlesex County, New Jersey, or other appropriate state or local records office; and

          f. compliance with all other requirements of this Consent Decree relating to the SEP.

     13. Owner Settling Defendants shall enter into no contract or agreement, nor modify any existing contract or agreement, and shall enter into no transaction, to implement all or a portion of the SEP without the prior written approval of EPA. Any contract or agreement entered into by Owner Settling Defendants, or modification thereof, to implement the SEP shall expressly provide that: (a) the parties thereto shall not assert as a defense to a claim under such contract or agreement the absence of personal or subject matter jurisdiction by this Court; (b) such contract or agreement is enforceable in all respects by the United States as third-party beneficiary; (c) such contract or agreement is enforceable by the WMI Group only to the extent necessary to enforce its rights and entitlements expressly stated therein against the parties thereto; and (d) in no event shall such a contract or agreement create a cause of action against the United States, nor can the United States be named as a defendant in any action that seeks to enforce such contract or agreement. Nothing in this Paragraph shall affect the rights of Owner Settling Defendants or any other party to such contract or agreement that may exist under New Jersey law to bring a claim against the WMI Group as third-party beneficiaries.

                             VIII. ADDITIONAL RELIEF

     14. In addition to Settling Defendants' civil penalty payment under
Section VI and the performance of the SEP pursuant to Section VII, Owner Settling Defendants shall provide funding and perform Work, and the V/MI Group shall provide additional funding (and possibly certain Work pursuant to Paragraphs 34 and 35), for additional relief, known as the Kin-Buc Wetland Restoration and Land Management Project ("WLP"), in accordance with all provisions of and schedules in this Consent Decree. The WLP SOW and, if approved by EPA in accordance with the provisions of this Consent Decree, the OSLMP, WRP, IFP and FFP (defined in Paragraphs 3(r), (hh), (m) and (l), respectively), are incorporated by reference in this Consent Decree and are fully enforceable hereunder.

     15. Purpose. The objective of the WLP is to identify, restore, maintain and make self-sustaining all historic and current wetlands on Property C and, if possible, Property D (defined in Paragraph 3(y)), which are not otherwise required to be restored or maintained, and to ensure that Property A and, if possible, Property D is preserved in perpetuity as Open Space and managed in a manner that is consistent with the purposes and requirements of this Consent Decree. "Self-sustaining" shall mean that Owner Settling Defendants have demonstrated to EPA's satisfaction that, after invasive plant species such as phragmites have been removed and native species such as spartina have been reintroduced, there has been no significant recolonization of such invasive species and no significant loss of such native species, within the areal extent of such wetlands for at least three (3) growing seasons after the most recent maintenance work has been completed. The Parties recognize that such recolonization may not be self-sustaining without a revision in area topography and hydrology that creates an aquatic environment with cyclic inundation and slow drainage.

     16. General Description. The WLP includes: (1) the payment to CLF by Settling Defendants of a total of $83,000 to $98,000, as provided in Paragraphs 17 and 18 below (which, together with the payment to CLF required by Paragraph 10 above, equals $108,000 to $123,000), to be used exclusively by CLF, or by another Conservation Organization approved by EPA, for the payment of Eligible WLP Costs, as provided in Paragraph 18 below; (2) the identification, restoration and maintenance to the point of self-sustenance of all historic and current wetlands on Property C and, if possible, Property D, as described more fully in the WLP SOW; (3) in the event that CLF, or another Conservation Organization approved by EPA as a replacement for CLF, acquires title to all or a portion of Property D, the preservation of such property as Open Space through the recording and granting to a Conservation Organization of one or more conservation easement(s), running with the land, preventing development and other uses thereof in perpetuity, in substantially the same form as the conservation easements attached hereto as Appendix E; (4) the conveyance of title to Property D, subject to the conservation easement(s) referenced in (3) above to at least one other Conservation Organization or government agency approved by EPA, except to the extent CLF elects to retain title to Property D as provided in the WLP SOW; and (5) the management of Property A and, if possible, Property D in accordance with the purposes and requirements of this Consent Decree. The wetland restoration work required under this Section VIII excludes the NRD Property, because the WMI Group has agreed to perform the NRD Project on the NRD Property pursuant to the proposed State Decree.

     17. The WMI Group and Owner Settling Defendants shall each make payments to be used exclusively for the Satisfactory Completion of the WLP, as follows:

          a. no later than the date of execution of this Consent Decree by all Settling Defendants, the WMI Group shall pay to CLF, or to another Conservation Organization approved in writing by EPA, $27,750 (which, together with the payment by the WMI Group required by Paragraph 10(a) above, equals $40,000) to be used exclusively for the payment of Eligible WLP Costs, in accordance with Paragraph 18(a) below; and

          b. prior to the execution of this Consent Decree by all Settling Defendants, Owner Settling Defendants shall have paid to CLF, or to another Conservation Organization approved in writing by EPA, $55,250 (which, together with the payment by Owner Settling Defendants required by Paragraph 10(b) above, equals $68,000), to be used exclusively for the payment of Eligible WLP Costs, in accordance with Paragraph 18(a) below.

          c. If CLF submits invoices to Owner Settling Defendants which document that up to $5,000 worth of eligible WLP costs were incurred in excess of the total amount required to have been contributed by Settling Defendants, pursuant to Paragraphs 10, 17(a)-(b) and 1 8(b)-(c), then within 30 days after receipt of such invoices, Owner Settling Defendants shall pay an additional up to $5,000 to CLF.

     18. Eligible WLP Costs

          a. Within six (6) months after entry of this Consent Decree, Owner Settling Defendants shall ensure that not less than the sum of the amounts paid to CLF pursuant to Paragraphs 17 and 18(b)-(c) (i.e., $83,000 to $98,000) is spent on Eligible WLP Costs. "Eligible WLP Costs" shall mean: costs of identifying third parties willing to contribute additional funds toward the CLF of the WLP; costs of preparing and implementing an OSLMP, WRP, IFP and FFP, and any modifications thereof as provided in the WLP SOW; the costs of acquiring title to Property D for the purposes set forth herein; the costs of preserving Property D as Open Space as provided herein; and any other costs of achieving the Satisfactory Completion of the WLP, pursuant to this Consent Decree. "Eligible WLP Costs" do not include: Settling Defendants' legal fees; oversight of Settling Defendants' contractors; Settling Defendants' inventory on hand, overhead or employee time and salary; costs that any person other than Settling Defendants is obligated or committed to pay; costs paid by, or using funds from, any party other than Settling Defendants; or costs spent on activities not required by this Consent Decree. No cost shall be an Eligible WLP Cost unless it is expended in accordance with the requirements of this Consent Decree. The determination of what costs qualify as "Eligible WLP Costs" shall be within the sole, unreviewable discretion of EPA. Any and all funds raised by or on behalf of Owner Settling Defendants, including, but not limited to, funds raised by CLF (or any other Conservation Organization approved by EPA as a substitute therefor), in connection with Property A, B, C or D, or the WLP, including without limitation any Net Sales Proceeds from the sale of Property A, shall be spent exclusively on performance of the WLP in accordance with this Consent Decree; provided, however, that the first $20,000 of any such funds, including any Net Sales Proceeds as defined in Paragraph 3(o) above, shall be spent exclusively on the maintenance of wetlands on Block 400, Lots 49, 59 and 70, pursuant to this Consent Decree, unless otherwise approved in writing by EPA.

          b. The WMI Group shall make an additional payment of $5000 to CLF, in the event that:

               i. the first $15,000 of such $20,000 is raised after the fall of 2005 but in time to finance the performance of such wetland maintenance in the fall of 2006, and CLF actually performs such wetland maintenance in the fall of 2006; or

               ii. the U.S. Army Corps of Engineers ("ACOE") commits, before September 1, 2006, to perform such wetland maintenance in 2006, 2007, 2008 and 2009, and actually performs such wetland maintenance in the fall of 2006.

          c. The WMI Group shall make an additional payment of $10,000 to CLF, in the event that:

               i. the first $25,000 of funds raised by or on behalf of Owner Settling Defendants is raised on or before September 1, 2005, and CLF deposits such funds in an interest-bearing restricted account for use exclusively in performing such wetland maintenance, and actually performs such wetland maintenance in the fall of 2005; or

               ii. the ACOE commits, before September 1, 2005, to perform such wetland maintenance in 2005, 2006, 2007, 2008 and 2009, and actually performs such wetland maintenance in the fall of 2005.

          d. Paragraphs 1 8(b)-(c) do not require the WMI Group to make any payment to CLF in excess of $10,000.

          e. Any amount paid by the WMI Group to CLF pursuant to Paragraph 18(b)-(c) shall be spent on Eligible WLP Costs.

     19. Owner Settling Defendants shall achieve the Satisfactory Completion of the WLP in accordance with the requirements of this Consent Decree. "Satisfactory Completion of the WLP" means:

          a. the payment to CLF of a total of $83,000 to $98,000, pursuant to Paragraphs 17 and 18(b)-(c) above, and the expenditure of at least that amount on Eligible WLP Costs, in accordance with Paragraph 18(a) above; and

          b. full and timely compliance with all other requirements of Paragraphs 14 and 17 through 23 of this Section VIII and the WLP SOW, including without limitation the WLP SOW's requirements regarding the preparation and implementation of an OSLMP, a WRP, an IFP and an FFP, including any modifications thereof, and regarding the conveyance of title to Property A, subject to the conservation easement(s), to CLF (or a substitute Conservation Organization approved by EPA), pursuant to Paragraph 12 above, and as soon as possible from CLF (or a substitute Conservation Organization approved by EPA) to another Conservation Organization or government agency approved by EPA.

     20. Contractors.

          a. Owner Settling Defendants shall enter into no contract or agreement, nor modify any existing contract or agreement, and shall enter into no transaction, to implement all or a portion of the WLP without the prior written approval of EPA. Any contract or agreement entered into by Owner Settling Defendants, or modification thereof, to implement all or a portion of the WLP, shall expressly provide that: (a) the parties thereto shall not assert as a defense to a claim under such contract or agreement the absence of personal or subject matter jurisdiction by this Court; (b) such contract or agreement is enforceable in all respects by the United States as third-party beneficiary; (c) such contract or agreement is enforceable by the WMI Group only to the extent necessary to enforce its rights and entitlements expressly stated therein against the parties thereto; and (d) in no event shall such a contract or agreement create a cause of action against the United States, nor can the United States be named as a defendant in any action that seeks to enforce such contract or agreement. Nothing in this Paragraph shall affect the rights of Owner Settling Defendants or any other party to such contract or agreement that may exist under New Jersey law to bring a claim against the WMI Group as a third-party beneficiary.

          b. Owner Settling Defendants shall provide a copy of this Consent Decree to each contractor hired to perform all or a portion of the WLP, and to each person representing any Owner Settling Defendant with respect to the WLP, and shall condition all contracts entered into hereunder upon performance of the WLP in conformity with the terms of this Consent Decree. Owner Settling Defendants or their contractors shall provide written notice of the Consent Decree to all subcontractors hired to perform any portion of the WLP required by this Consent Decree. Owner Settling Defendants shall nonetheless be responsible for ensuring that their contractors and subcontractors perform the WLP contemplated herein, in accordance with this Consent Decree. With regard to the activities undertaken pursuant to this Consent Decree, each contractor and subcontractor shall be deemed to be in a contractual relationship with the Owner Settling Defendants within the meaning of Section 107(b)(3) of CERCLA, 42 U.S.C.
 9607(b)(3).

          c. If, after Owner Settling Defendants take the steps required by Paragraph 25 of the WLP SOW to enforce the contract between Owner Settling Defendants and CLF attached hereto as Appendix F ("CLF Contract") in the event of a breach by CLF, and the steps required by Paragraphs 26 through 28 of the WLP SOW to find a substitute for CLF in the event such attempts to enforce the CLF Contract have been unsuccessful, Owner Settling Defendants are nevertheless unable to identify a qualified organization approved by EPA willing to act as a substitute for CLF, as determined by EPA, then Owner Settling Defendants shall not be required:

               i. to substitute themselves, in whole or in part, for CLF to complete the tasks required exclusively of CLF pursuant to the CLF Contract; or

               ii. to act as a guarantor of the performance of the tasks required exclusively of CLF pursuant to the CLF Contract.

     21. No Interference

          a. All Parties acknowledge that (1) UAO Respondents (as defined in Paragraph 3(ee) above), continue to have obligations to perform remedial activities at the Site pursuant to the requirements of the UAOs, including, among other things, the operation and maintenance of the landfill cap, the treatment plant, gas flares, above-ground piping and slurry wall (the "UAO Installations"), and (2) the WMI Group has obligations to perform the NRD Project pursuant to the State Consent Decree.

          b. No Owner Settling Defendant, or agent thereof, including but not limited to CLF, shall obstruct, impede or interfere with the performance of the remedy at the Site or the UAO Installations, as required by the UAOs or any modification thereof, with implementation of the NRD Project or any modification thereof at the Site, or with implementation of any other governmental order or directive issued with respect to the Site or this Consent Decree.

          c. No member of the WMI Group, or agent thereof, shall obstruct, impede or interfere with the performance of the Work required pursuant to this Consent Decree, or with implementation of any other governmental order or directive issued with respect to the Site or this Consent Decree.

          d. In order to avoid any such obstruction, impediment or interference, the WMI Group and any of its agents performing the Site remedy and NRD Project, and the Owner Settling Defendants and any of their agents performing the WLP, shall coordinate their activities in and around the Site and Properties A, B and C. Such coordination shall include, at a minimum, one in-person meeting prior to the commencement of WLP Work and regular meetings (in person or by phone) as needed thereafter, until the earlier of (1) the date of completion of the Site remedy and NRD Project by the WMI Group and any of its agents and (2) the date of Satisfactory Completion of the WLP by Owner Settling Defendants or their agents. Settling Defendants shall notify the United States in writing of the time and location of each such meeting, and shall allow the United States to participate at the United States' discretion.

          e. In the event a Settling Defendant believes that the Work required pursuant to this Consent Decree has obstructed, impeded or interfered (as those terms are used in this Paragraph 21) with the performance of the remedy at the Site pursuant to the UAOs, or with performance of the NRD Project required by the State Decree, such Settling Defendant shall so notify EPA in writing within 10 days after it discovers such alleged obstruction, impediment or interference.

          f. Nothing in this Paragraph 21 creates a private cause of action or constitutes a basis for a claim against the United States, No dispute regarding a claim of obstruction, impediment or interference (as those terms are used in this Paragraph 21) may be raised in any dispute resolution proceeding pursuant to Section XII of this Consent Decree. Nothing in this Paragraph 21 limits Settling Defendants' right to argue that any delay in Work associated with an alleged obstruction, impediment or interference is subject to Section XI (Force Majeure).

     22. Within twenty (20) days of their execution, Owner Settling Defendants shall provide to the United States and the WMI Group copies of any contracts, deeds, easements or other instrument entered into or executed by Owner Settling Defendants in connection with the WLP.

     23. Within twenty (20) days after their receipt of EPA' s written approval (if any) of an OSLMP, a WRP, an IFP or an FFP, or a modification thereof, Owner Settling Defendants or its agents shall provide a copy of such plan or modification to the WMI Group.

                  IX. CERTIFICATIONS AND REPORTS

     24. SEP and WLP Certifications. With regard to the SEP and WLP, each Settling Defendant certifies the truth and accuracy of each of the following:

          a. that all information it has provided to the United States in connection with the SEP and WLP is complete and accurate;

          b. that, prior to the date of signature of this Decree, the Settling Defendant (including, for purposes of this Section IX, each of its affiliates, subsidiaries and parent corporations) was not required to perform or develop the SEP or the WLP, or any portion thereof, by any federal, state, or local law or regulation, or by any agreement, grant, or as injunctive relief awarded in any other action in any forum;

          c: that neither the SEP, the WLP, nor any portion thereof, is a project that it was or is planning or intending to construct, perform or implement other than in settlement of the claims resolved in this Decree;

          d. that it has not received, and is not negotiating to receive, credit for the SEP or the WLP in any other enforcement action; and

          e. that it will not receive any reimbursement for any portion of the SEP or the WLP from any other person, except as otherwise provided in Paragraph 18.

     25. Owner Settling Defendants certify that the appraisal of the market value of certain lots contained within Property A, dated December 5, 2003 ("Property Appraisal"), which they provided to the United States for use in determining the value of the SEP pursuant to EPA policy, was performed by state-licensed real estate appraisers with the Blau Appraisal Company, a real estate appraisal company with principal offices currently located in Springfield, Illinois, pursuant to express instructions by counsel for Owner Settling Defendants that such appraisal be performed in accordance with the Uniform Appraisal Standards for Federal Land Acquisitions, published by the Appraisal Institute of Chicago, Illinois, in cooperation with the U.S. Department of Justice.

     26. Certifications of Pre-Execution Completion

          a. The WMI Group hereby certifies that, no later than the date of execution by all Settling Defendants of the Consent Decree, it has:

               i.  paid $12,250 to CLF, pursuant to Paragraph 10(a); and

               ii. paid $27,750 to CLF, pursuant to Paragraph 17(a).

          b. Owner Settling Defendants hereby certify that, prior to the date of execution by all Settling Defendants of the Consent Decree, they have:

               i.  paid $12,750 to CLF, pursuant to Paragraph 10(b);

               ii. paid $55,250 to CLF, pursuant to Paragraph 17(b);

               iii.granted such conservation easement(s), attached hereto as Appendix E, in accordance with this Consent Decree;

               iv. conveyed title to Property A to CLF, subject to the conservation easement(s), in accordance with this Consent Decree;

               v.    received   no  consideration  for  the  granting   of   the
conservation easement(s) or the conveyance of title to Property A; and

               vi. entered into the contract with CLF attached hereto as Appendix F, in accordance with this Consent Decree.

     27. Completion Reports

          a. SEP Completion Report. Within thirty (30) days after the deadline for completion of the SEP, Owner Settling Defendants shall submit a SEP Completion Report to the United States, in accordance with Section XX (Notices and Submissions). The SEP Completion Report shall contain the following information:

               i.  a detailed description of the SEP as implemented;

               ii. a description of any problems encountered in completing the SEP and the solutions thereto; -

               iii.an  itemized  list  of  all  Eligible  SEP  Costs  spent   in
connection with the SEP;

               iv. certification that all aspects of the SEP have been fully implemented pursuant to the provisions of this Consent Decree; and

               v. a description of the environmental and public health benefits resulting from implementation of the SEP (with a quantification of the benefits, if feasible).

          b. WLP Completion Report. Within thirty (30) days after the deadline for completion of the WLP set forth in the WLP SOW, Owner Settling Defendants, by and through CLF or another EPA-approved Conservation Organization, shall submit a WLP Completion Report to the United States, in accordance with Section XX (Notices and Submissions). This WLP Completion Report shall contain the following information:

               i.  a detailed description of the WLP as implemented;

                    ii. a description of any problems encountered in completing the WLP and the solutions thereto;

               iii.an itemized list of all Eligible WLP Costs spent in connection with the WLP;

               iv. certification that all aspects of the WLP, except future maintenance, have been fully implemented pursuant to the provisions of this Consent Decree (including, without limitation, the WLP SOW, and the OSLMP, the WRP, the IFP and the FFP); and

               v. a description of the environmental and public health benefits resulting from implementation of the WLP (with a quantification of the benefits, if feasible).

     28. In itemizing Eligible SEP Costs in the SEP Completion Report pursuant to Paragraph 27(a), and in itemizing Eligible WLP Costs in the WLP Completion Report pursuant to Paragraph 27(b), Owner Settling Defendants, or its agents, shall clearly identify and provide documentation for all Eligible WLP Costs and Eligible SEP Costs to EPA, including, at a minimum, invoices, purchase orders, or other documentation that specifically identifies and itemizes the individual costs of the goods and services for which payment is being made. If the WLP Completion Report includes costs not included in the definition of Eligible WLP Costs, and if the SEP Completion Report includes costs not included in the definition of Eligible SEP Costs, those costs must be clearly identified as such. Canceled drafts do not constitute acceptable documentation unless such drafts specifically identify and itemize the individual costs of the goods and services for which payment is being sought.

     29. EPA may, in its sole, unreviewable discretion, require the submission of information related to the funding or performance of the SEP or WLP in addition to that described above, in order to determine the adequacy of SEP or WLP completion or the qualification of costs as Eligible SEP Costs or Eligible WLP Costs.

     30. After receiving each Completion Report, the United States will notify Owner Settling Defendants whether or not Owner Settling Defendants have achieved Satisfactory Completion of the SEP or Satisfactory Completion of the WLP, including all of the payments they are required to make and all of the actions they are required to perform with respect to the SEP or WLP, in accordance with this Consent Decree (including, without limitation, the WLP SOW, and the OSLMP, the WRP, the IFP and the FFP). If Owner Settling Defendants' payments and actions do not constitute Satisfactory Completion of the SEP or Satisfactory Completion of the WLP, in accordance with all applicable plans and schedules, Owner Settling Defendants shall be deemed out of compliance with this Consent Decree and may be subject to Stipulated Penalties under Section X below. Owner Settling Defendants may submit their WLP Completion Report in two parts - one pertaining to Property C and the other pertaining to Property D - each containing all information required by Paragraph 27(b) above for the subject Property, and EPA may issue its notice of Satisfactory Completion of the WLP in two parts - one pertaining to Property C and the other pertaining to Property D.

     31. Disputes concerning the achievement of Satisfactory Completion of the SEP or WLP, and disputes concerning the amount of Eligible SEP Costs or Eligible WLP Costs, shall be resolved under Section XII (Dispute Resolution). No other disputes arising under this Consent Decree shall be subject to Dispute Resolution.

     32. Each report and certification required under this Section IX shall be signed by an official of the submitting party with knowledge of the subject matter of the submission and shall bear the certification language below:

     I certify under penalty of law that I have examined and am familiar with the information submitted in this document and all attachments and that this document and its attachments were prepared either by me personally or under my direction or supervision in a manner designed to ensure that qualified and knowledgeable personnel properly gathered and presented the information contained therein. I further certify, based on my personal knowledge or on my inquiry of those individuals immediately responsible for obtaining the information, that the information is true, accurate and complete. I am aware that there are significant penalties for submitting false information, including the possibility of fines and imprisonment for knowing and willful submission of a materially false statement.

     33. Any public statement, oral or written, in print, film, or other media, made by Settling Defendants making reference to the SEP or WLP under this Decree, or to any portion thereof, shall include the following language: "This project was undertaken in connection with the settlement of Civil Action No. 02-2077 (D.N.J.), taken on behalf of the U.S. Environmental Protection Agency under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601-9675(c)."

     34. Subject to the requirements of Paragraph 35 below, the members of the WMI Group that have the obligation, pursuant to the 1990 UAO, to restore and maintain wetlands on Block 400, Lots 49, 59 and 70, shall be relieved of their obligation on September 1, 2005. This Paragraph does not extend to, and shall have no effect upon the obligations of, any other Settling Defendant.

     35. If EPA determines in its sole, unreviewable discretion that the Satisfactory Completion of the WLP, as it pertains to Block 400, Lots 49, 59 and 70, will not be achieved by Owner Settling Defendants, or by any Conservation Organization selected to perform the WLP pursuant to this Consent Decree, all Defendants shall be jointly and severally obligated under this Consent Decree to restore and maintain the wetlands on Block 400, Lots 49, 59 and 70 in accordance with the 1990 UAO Work Plan; provided, however, that unless otherwise agreed in writing by the United States and the WMI Group, any obligation of the WMI Group with respect to Block 400, Lots 49, 59 and 70, which may arise under this Paragraph, shall cease on September 1, 2010, unless the Army Corps of Engineers ("ACOE") implements a wetlands restoration project pursuant to the Owner Settling Defendants' pending application for a Recognizance Investigation, as more particularly described in the WLP SOW, and such project includes the maintenance of the wetlands in Block, 400, Lots 49, 59 and 70, and begins prior to September 1, 2010, in which events any obligation of the WMI Group with respect to such lots shall cease upon commencement of such project.

     X.    FAILURE TO COMPLY WITH REQUIREMENTS OF CONSENT DECREE

     36. Interest on Late Payments. In addition to the interest required pursuant to Section V (Reimbursement of Response Costs) and Section VI (Civil Penalty), in the event that any payment required by Section VII (Supplemental Environmental Project), Section VIII (Additional Relief) or this Section X is not received when due, Superfund Interest shall accrue on the unpaid balance from the due date through the date of payment.

     37. Stipulated Penalties

          a. Settling Defendants shall be liable, jointly and severally, for Stipulated Penalties for violations of this Consent Decree in the amounts set forth in this Section X, unless excused under Section XI (Force Majeure); provided that (i) members of the WMI Group shall not be liable for violations by Owner Settling Defendants of requirements of this Consent Decree applicable solely to Owner Settling Defendants (or their agents), and (ii) Owner Settling Defendants shall not be liable for violations by members of the WMI Group of requirements of this Consent Decree applicable solely to the WMI Group (or their agents); and provided that (i) Owner Settling Defendants shall be liable, jointly and severally, for violations of requirements applicable solely to Owner Settling Defendants (or their agents), and (ii) members of the WMI Group shall be liable, jointly and severally, for violations of requirements applicable solely to the WMI Group (or their agents). A violation includes failing to comply with any obligation required by the terms of this Decree, including inter alia any work plan or schedule established by or approved under this Decree, according to all applicable requirements of this Decree and within the specified time schedules established by or approved under this Decree. "Compliance" shall mean completion of the requirements of this Consent Decree, in accordance with all terms of this Consent Decree and within the time schedules established by and approved under this Consent Decree.

          b. SEP Noncompliance. If Owner Settling Defendants grant conservation easement(s) covering less of Property A, or convey title to less of Property A, than is required under Section VU (Supplemental Environmental Project), then Owner Settling Defendants shall pay a stipulated penalty equal to either the difference between the value of the deed(s) actually granted and the deed(s) required to be granted, or the difference between the value of the title actually conveyed and the title required to be conveyed under the Decree, as applicable. For purposes of this Paragraph, the value of Property A, and any interest therein, shall be calculated based on the assumption that the value of the fee-simple interest in each acre of Property A is $8,900.

          c. WLP Abandonment. If Owner Settling Defendants halt or abandon work on the WLP required by Section VIII (Additional Relief), Owner Settling Defendants shall pay a stipulated penalty of $100,000, in addition to any other penalties required under this Section X. The penalty in this Paragraph shall accrue as of the deadline for completion of the WLP, provided in the WLP SOW, or the date performance ceases, whichever is earlier. Owner Settling Defendants shall not be required to pay such stipulated penalty in the event that they are forced, through no fault of their own, to halt or abandon WLP work as a result of a force majeure event, as determined pursuant to Section XI (Force Majeure) below, or any other event outside of Owner Settling Defendants' control, as provided in Paragraph 38(g) below.

          d. Compliance Milestones. If Owner Settling Defendants fail to comply with any schedule for implementing the WLP sot forth in Section VIII (Additional Relief), including without limitation the schedule(s) established by or approved under the WLP SOW, and the OSLMP, the WRP, the IFP and the FFP, Owner Settling Defendants shall pay Stipulated Penalties for each failure to meet a deadline or milestone of $500 per day. Such penalties shall accrue from the date Owner Settling Defendants were required to meet each such deadline or milestone, until the date compliance with such deadline or milestone is achieved, except that such penalties shall not accrue after the date Owner Settling Defendants pay the full stipulated penalty for halting or abandoning work on the WLP, as provided in Paragraph 37(c) above.

          e. Reporting Requirements. Stipulated Penalties shall accrue for each violation of the certification and reporting requirements of this Consent Decree, including without limitation Section IX (Certifications and Reports), the WLP SOW, the OSLMP, the WRP, the IFP and the FFP, in the amount of $500 per violation per day, except that such penalties shall not accrue after the date Owner Settling Defendants pay the full stipulated penalty for halting or abandoning work on the WLP, as provided in Paragraph 37(c) above.

          f. All Other Violations. For all other violations of this Consent Decree, each Settling Defendant shall pay Stipulated Penalties of $500 for each violation of any requirement imposed upon it for each day such violation continues. Such Stipulated Penalties shall accrue from the date the violation first occurred until the day compliance is achieved.

     38. General Provisions

          a. Stipulated Penalties are due and payable within thirty (30) days of the date of the demand for payment of the penalties by EPA. All payments to EPA under this Section shall be made by certified or cashier's check made payable to "EPA Hazardous Substance Superfund" and shall be sent to:

                    EPA-Region II
                    Attn: Superfund Accounting
                    P.O. Box 360188M
                    Pittsburgh, PA 15251

All payments shall indicate that the payment is for Stipulated Penalties and shall reference the name and address of the Party making payment and the violation(s) for which the payment is being tendered, the EPA Region and Site Spill ID Number NJD049860836, Civil Action Number 02-2077 (D.N.J.), and DOJ Case Number 90-11-3-1563/1. Copies of any check paid pursuant to this Paragraph, the information specified above, and any accompanying transmittal letter, shall be sent to EPA and DOJ as provided in Section XX (Notices and Submissions) and to the Chief, Financial Management Branch, U.S. EPA Region II, 290 Broadway, 29th Floor, New York, New York 10007-1866.

          b. Stipulated Penalties shall accrue as provided in this Section X regardless of whether EPA has notified Settling Defendants of the violation or made a demand for payment, but need only be paid upon demand. All penalties shall begin to accrue on the day after performance is due or the day a violation occurs, whichever is applicable, and shall continue to accrue until performance is satisfactorily completed or until the violation ceases. Nothing herein shall prevent the simultaneous accrual of separate penalties for separate violations of this Consent Decree.

          c. If the United States institutes a proceeding to enforce this Consent Decree against one or more Settling Defendant(s), the Settling Defendant(s) whose act or omission caused the United States to seek enforcement of this Consent Decree shall reimburse the United States for all costs of such action, including but not limited to costs of attorney time.

          d. Payments made under this Section X shall be in addition to any other remedies or sanctions available to Plaintiff by virtue of any Settling Defendant's failure to comply with the requirements of this Consent Decree.

         e. Payment of Stipulated Penalties shall not excuse any Settling Defendant from complying with any other requirement of this Consent Decree.

          f. The obligations of Owner Settling Defendants to achieve Satisfactory Completion of the SEP and Satisfactory Completion of the WLP, and each portion thereof, as defined in Paragraphs 11 and 18(a), respectively, are joint and several among the Owner Settling Defendants. In the event of the failure of any one or more Owner Settling Defendants to achieve Satisfactory Completion of the SEP or Satisfactory Completion of WLP, or any portion thereof, as provided in this Consent Decree, the remaining Owner Settling Defendants shall be jointly and severally responsible for such Satisfactory Completion.

          g. Provided that Owner Settling Defendants otherwise remain in full compliance with all terms of the Consent Decree, Owner Settling Defendants shall not be liable for the payment of Stipulated Penalties accruing under Paragraph 37, during: (1.) excusable days of noncompliance in which Owner Settling Defendants were late in meeting a deadline or milestone required pursuant to this Consent Decree solely as a result of a force majeure event, as provided by
Section XI; (2) days of noncompliance due solely to a breach by CLF of the CLF Contract not caused by Owner Settling Defendants, which is not remedied despite Owner Settling Defendants' compliance with Paragraphs 24 through 27 of the WLP SOW, requiring Owner Settling Defendants to enforce the CLF Contract and, if possible, find a substitute for CLF; or (3) the failure of a third party (i.e., a person not a Party to this Consent Decree) to provide funding for WLP work, to provide access to property it owns or controls, or to act as a substitute for CLF, where such failure is not caused by Owner Settling Defendants and is not remedied despite Owner Settling Defendants' compliance with Paragraphs 24 through 27 of the WLP SOW and any other applicable provisions of this Consent Decree.

          h.  Stipulated Penalties shall continue to accrue as provided in this
Section X, during any Dispute Resolution, with interest on accrued penalties payable and calculated at the rate established by the Secretary of the Treasury, pursuant to 28 U.S.C. 1961 ("Penalty Interest"), but need not be paid until the following:

               i. if the dispute is resolved by agreement or by a decision of EPA that is not appealed ,to this Court, accrued penalties determined to be owing, together With Penalty Interest, shall be paid to the United States within thirty (30) days of the effective date of the agreement or the receipt of EPA's decision or order;

               ii. if the dispute is appealed to this Court and the United States prevails, in whole or in part, all accrued penalties determined by the Court to be owing, together with Penalty Interest, shall be paid within sixty
(60) days of receiving the Court's decision or order, except as provided in Paragraph 38(h)(iii) below;

               iii.if any Party appeals the District Court's decision, Defendant shall pay all accrued penalties determined to be owing, together with Penalty Interest, within fifteen (15) days of receiving the final appellate court decision.

          i. If any Settling Defendant liable hereunder, either jointly and severally with all Settling Defendants or jointly and severally with all members of a Settling Defendant group (i.e., with Owner Settling Defendants or with WMI Group members), for Stipulated Penalties fails to pay Stipulated Penalties when due, the United States may institute proceedings against such Settling Defendant, and any other Settling Defendant(s) that are jointly and severally liable therefor, to collect the penalties, as well as Penalty Interest thereon. Any Settling Defendant, or group of Settling Defendants, liable hereunder for Stipulated Penalties shall pay Penalty Interest on the unpaid balance, which shall begin to accrue on the date of demand made pursuant to Paragraph 38(b).

          j. Nothing in this Consent Decree shall be construed as prohibiting, altering, or in any way limiting the ability of the United States to seek any other remedies or sanctions available by virtue of any one or more Settling Defendants' violation of this Decree or of the statutes and regulations upon which it is based, including, but not limited to, penalties pursuant to Section 122(1) of CERCLA, subject to Section XIII (Covenant Not to Sue by Plaintiff); provided, however, that the United States shall not seek civil penalties pursuant to Section 122(1) of CERCLA for any violation for which a stipulated penalty is provided herein, except in the case of a willful violation of the Consent Decree.

          k. Notwithstanding any other provision of this Section X, the United States may, in its unreviewable discretion, waive payment of any portion of the Stipulated Penalties that have accrued pursuant to this Consent Decree.

                        XI. FORCE MAJEURE

     39. A "force majeure event" is any event beyond the control of a Settling Defendant, its contractors, or any entity controlled by a Settling Defendant that delays the performance of any obligation under this Consent Decree for which such Settling Defendant is liable, either jointly and severally among all Settling Defendants or jointly and severally within a Settling Defendant group, despite such Settling Defendant's best efforts to fulfill the obligation. For purposes of this Section XI only, "best efforts" includes anticipating any potential force majeure event and addressing the effects of any such event (a) as it is occurring and (b) after it has occurred, to prevent or minimize any resulting delay to the greatest extent possible. "Force majeure" does not include the financial inability to perform any obligation under this Consent Decree.

     40. Any Settling Defendant(s) wishing to invoke the "force majeure" provision of this Consent Decree shall provide notice orally and by electronic or facsimile transmission as soon as possible, but not later than 72 hours after the time such-Settling Defendant(s) first knew of, or by the exercise of due diligence, should have known of, a force majeure event. Such Settling Defendant(s) shall also provide written notice, as provided in Section XX (Notices and Submissions), within seven (7) days of the time the Settling Defendant(s) first knew of, Or by the exercise of due diligence, should have known of the event. The notice shall state the anticipated duration of any delay; its cause(s); the Settling Defendant's past and proposed actions to prevent or minimize any delay; a schedule for carrying out those actions; and the Settling Defendant's rationale for attributing any delay to a force majeure event. Failure to provide the notices required by this Paragraph shall preclude the Settling Defendant from asserting any claim of force majeure.

     41. If the United States agrees that a force majeure event has occurred, the United States may agree in writing to extend the time for performance of the affected requirements for the time necessary to complete those obligations. An extension of time to perform the obligations affected by a force majeure event shall not, by itself, extend the time to perform any other obligation. Where the United States agrees to an extension of time, the appropriate modification shall be made pursuant to Section XXIII (Modification).

     42. If the United States does not agree that a force majeure event has occurred, or does not agree to the extension of time sought by one or more Settling Defendant(s), the United States' position shall be binding, unless the Settling Defendant(s) invoke(s) Dispute Resolution under Section XII. In any such dispute, the Settling Defendant(s) bears the burden of proving, by a preponderance of the evidence: that each claimed force majeure event is a force majeure event; that the Settling Defendant(s) gave the notice required by Paragraph 40; that the force majeure event caused any delay the Settling Defendant(s) claim(s) was attributable to that event; and that the Settling Defendant(s) exercised best efforts to prevent or minimize any delay caused by the event.

                      XII.  DISPUTE RESOLUTION

     43. Unless otherwise expressly provided for in this Consent Decree, the dispute resolution procedures of this Section XII shall be the exclusive mechanism to resolve disputes arising under or with respect to this Consent Decree. However, such procedures shall not apply to actions by the United States to enforce obligations of Settling Defendants that have not been disputed in accordance with this Section XII.

     44. Informal Dispute Resolution. Any dispute subject to dispute resolution under this Consent Decree shall first be the subject of informal negotiations. The dispute shall be considered to have arisen when one or more Settling Defendant(s) send(s) the United States a written Notice of Dispute. Such Notice of Dispute shall state clearly the matter in dispute. The period of informal negotiations shall not exceed twenty (20) days from the date the dispute arises, unless that period is modified by written agreement. If the Parties cannot resolve a dispute by informal negotiations, then the position advanced by the United States shall be considered binding unless, within seven (7) days after the conclusion of the informal negotiation period, one or more Settling Defendant(s) invoke(s) formal dispute resolution procedures as set forth below.

     45. Formal Dispute Resolution. In any dispute under this Section XII that is not resolved informally, the Settling Defendant(s) that invoked the informal dispute resolution procedures shall invoke formal dispute resolution procedures, within the time period provided in the preceding Paragraph 44, by serving on the United States, in accordance with Section XX (Notices and Submissions), a written Statement of Position on the matter in dispute, including any supporting factual data, analysis, opinion, or documentation.

     46. Within forty-five (45) days after receipt of one or more Settling Defendant(s) Statement of Position, EPA will serve on the Settling Defendant(s) its Statement of Position, including any supporting factual data, analysis, opinion, or documentation. Within ten (10) days after receipt of EPA's Statement of Position, the Settling Defendant(s) may submit a Reply.

     47. An administrative record of the dispute shall be maintained by EPA and shall contain all statements of position, including supporting documentation.

     48. The Chief of EPA's New Jersey Remediation Branch, Emergency and Remedial Response Division, EPA Region 2 ("Remediation Branch Chief"), will issue a final decision resolving the matter in dispute. The decision of the Remediation Branch Chief shall be binding upon the Settling Defendant(s) that invoked dispute resolution, and any other Settling Defendants that are jointly and severally liable for the Consent Decree obligation(s) addressed in the decision, subject only to the right to seek judicial review within ten (10) days after issuance of such decision, in accordance with the following Paragraph 49.

     49. The Settling Defendant(s) that invoked dispute resolution, or that are jointly and severally liable for the obligation(s) addressed in a decision resolving the dispute, may seek judicial review of the dispute by filing with the Court and serving on the United States, in accordance with Section XX (Notices and Submissions), a motion requesting judicial resolution of the dispute. The motion must be filed within ten (10) days of receipt of the decision of the Remediation Branch Chief pursuant to the preceding Paragraph 48. The motion shall contain a written statement of the position of the Settling Defendant(s) on the matter in dispute, including any supporting factual data, analysis, opinion, or documentation, and shall set forth the relief requested and any schedule within which the dispute must be resolved for orderly implementation of the Consent Decree.

     50. The United States shall respond to the motion of the Settling Defendant(s) within the time period allowed by the Local Rules of this Court. The Settling Defendant(s) may file a reply memorandum, to the extent permitted by the Local Rules.

     51. In any judicial proceeding reviewing a decision of the Remediation Branch Chief under this Section XII, the Settling Defendant(s) that sought such review shall have the burden of demonstrating that such decision was arbitrary or capricious or otherwise not in accordance with the law. Judicial review of such decision shall be on the administrative record compiled in accordance with the preceding Paragraph 50. In all other disputes, Settling Defendants shall bear the burden of demonstrating that their position complies with and furthers the objectives of this Consent Decree and CERCLA, and, where applicable, the State Decree and Spill Act, and that Settling Defendants are entitled to relief under applicable law.

     52. The invocation of dispute resolution procedures under this Section XII shall not, by itself, extend, postpone, or affect in any way any obligation of a Settling Defendant under this Consent Decree, unless and until final resolution of the dispute so provides. Stipulated Penalties with respect to the disputed matter shall continue to accrue from the first day of noncompliance, but payment shall be stayed pending resolution of the dispute as provided in Paragraph 38(h), above. If the Settling Defendant(s) do(es) not prevail on the disputed issue, Stipulated Penalties shall be assessed and paid as provided in Section X.

               XIII.COVENANT NOT TO SUE BY PLAINTIFF

     53. Except as specifically provided in Section XIV (Reservation of Rights by United States), the United States covenants not to sue Settling Defendants pursuant to Section 107(a) of CERCLA, 42 U.S.C. 9607(a), to recover Past Response Costs, and pursuant to Section 106(b) of CERCLA, 42 U.S.C. 9606(b), for civil penalties for past noncompliance, occurring prior to December 12, 2003, with the 1990 UAO or 1992 UAO. This covenant not to sue shall take effect upon receipt by EPA of all payments required by Section V (Reimbursement of Response Costs) and Section VI (Civil Penalty). This covenant not to sue is conditioned upon the satisfactory performance by Settling Defendants of all their obligations under this Consent Decree; provided, however, that if the WMI Group has satisfied all of the conditions required of it in order for the covenant not to sue in this Paragraph to become and remain effective, the WMI Group shall not be denied this covenant not to sue merely because Owner Settling Defendants have failed to comply with an obligation applicable exclusively to Owner Settling Defendants under this Consent Decree, This covenant not to sue extends only to Settling Defendants and does not extend to any other person.

            XIV.    RESERVATION OF RIGHTS BY UNITED STATES

     54. The covenant not to sue set forth in Paragraph 53 does not pertain to any matters other than those expressly specified therein. The United States reserves, and this Consent Decree is without prejudice to, all rights against Settling Defendants with respect to all other matters, including but not limited to:

          a. liability for failure of Settling Defendants to meet a requirement of this Consent Decree;

          b. liability for damages for injury to, destruction of, or loss of natural resources, and for the costs of any natural resource damage assessments;

          c.  criminal liability;

          d. liability for injunctive relief or administrative order enforcement under Section 106 of CERCLA, 42 U.S.C. 6906, except liability under Section 106(b) of CERCLA, 42 U.S.C. 6906(b), for civil penalties for violations of the 1990 UAO or the 1992 UAO for acts or omissions occurring prior to December 12, 2003; and

          e. liability for costs incurred or to be incurred by the United States that are not within the definition of Past Response Costs.

     55. Notwithstanding any other provision of this Consent Decree, the United States reserves, and this Consent Decree is without prejudice to, the right to reinstitute or reopen this action, or to commence a new action seeking relief other than as provided in this Consent Decree, if any certification made by Settling Defendants in Section IX, is false or, in any material respect, inaccurate.

          XV.COVENANT NOT TO SUE BY SETTLING DEFENDANTS

     56. Settling Defendants covenant not to sue and agree not to assert any claims or causes of action against the United States, or its contractors or employees, with respect to Past Response Costs, Past Response Actions, the SEP or WLP Work, or this Consent Decree, including but not limited to:

          a. any direct or indirect claim for reimbursement from the Hazardous Substance Superfund based on Sections l06(b)(2), 107, 111, 112, or 113 of CERCLA, 42 U.S.C. 9606(b)(2), 9607, 9611, 9612, or 9613, or any other provision of law;

          b. any claim arising out of response actions in connection with the Site for which the Past Response Costs were incurred;

          c. any claim against the United States pursuant to Sections 107 and 113 of CERCLA, 42 U.S.C. 9607 and 9613, relating to Past Response Costs; and

          d. any claim arising out of response or Work activities at the Site, including claims based on EPA's selection of SEP and WLP Work, oversight of such Work, or approval of plans for such activities.

     57. Nothing in this Consent Decree shall be deemed to constitute approval or preauthorization of a claim within the meaning of Section 111 of CERCLA, 42 U.S.C. 9611, or 40 C.F.R. 300.700(d).

          XVI.EFFECT OF SETTLEMENT/CONTRIBUTION PROTECTION

     58. Nothing in this Consent Decree shall be construed to create any rights in, or grant any cause of action to, any person not a Party to this Consent Decree. Each of the Parties expressly reserves any and all rights (including, but not limited to, any right to contribution), defenses, claims, demands, and causes of action which each Party may have with respect to any matter, transaction, or occurrence relating in any way to the Site against any person not a Party hereto.

     59. The Parties agree, and by entering this Consent Decree this Court finds, that Settling Defendants are entitled, as of the effective date of this Consent Decree, to protection from contribution actions or claims pursuant to
Section 113(f)(2) of CERCLA, 42 U.S.C. 9613(f)(2), for "matters addressed" in this Consent Decree. For purposes of this Paragraph, the "matters addressed" in this Consent Decree are Past Response Costs.

     60. Each Settling Defendant agrees that, with respect to any suit or claim for contribution brought by it for matters related to this Consent Decree, it will notify EPA and DOJ in writing no later than sixty (60) days prior to the initiation of such suit or claim. Each Settling Defendant also agrees that, with respect to any suit or claim for contribution brought against it for matters related to this Consent Decree, it will notify EPA and DOJ in writing within fifteen (15) business days of service, in accordance with the applicable rules of civil procedure, of the complaint or any demand or claim upon it. In addition, each Settling Defendant shall notify EPA and DOJ within fifteen (15) business days of service or receipt of any Motion for Summary Judgment, and within fifteen (15) business days of receipt of any order from a court setting a case for trial, for matters related to this Consent Decree, provided that service of the underlying complaint has been made in accordance with applicable rules of civil procedure.

     61. In any subsequent administrative or judicial proceeding initiated by the United States for injunctive relief, recovery of response costs or other relief related to the Site, Settling Defendants shall not assert, and may not maintain, any defense or claim based upon the principles of waiver, res judicata, collateral estoppel, issue preclusion, claim-splitting, or other defenses based upon any contention that the claims raised by the United States in the subsequent proceeding were or should have been brought in the instant case; provided, however, that nothing in this Paragraph affects the enforceability of the covenant not to sue by Plaintiff set forth in Section
XIII. Nothing in this Paragraph is intended to waive any rights Settling Defendants may have to assert or maintain a statute of limitations defense in potential future litigation.

              XVII.   SITE ACCESS/INSTITUTIONAL CONTROLS

     62. Commencing upon the date of lodging of this Consent Decree, Settling Defendants agree to provide the United States and its representatives, including EPA and its contractors, access at all reasonable times to the Site, to Property A, and to any other property owned or controlled by Settling Defendants (except to the extent access by EPA to property in Block 399, Lots 6, 9, 28, 30, 31, 32, 44, 45, 50 and 51A, and Block 400, Lot 69, is prohibited by the express, lawful terms of a lease agreement executed prior to the date of execution of this Consent Decree) to which access is determined by EPA to be required for the implementation of this Consent Decree, or for the purpose of conducting any response activity related to the Site, including but not limited to:

          a. monitoring of investigation, removal, remedial or other activities at the Site;

          b. verifying any data or information submitted to the United States;

          c. conducting investigations relating to contamination at or near the Site;

         d.   obtaining samples;

          e. assessing the need for, planning, or implementing response actions at or near the Site;

         f. inspecting and copying records, operating logs, contracts, or other documents maintained or generated by Settling Defendants or their agents, consistent with Section XVIII (Access to Information); and

          g.       assessing Settling Defendants' compliance with this Consent
Decree.

     63. Notwithstanding any provision of this Consent Decree, the United States retains all of its access authorities and rights, including enforcement authorities related thereto, under CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. 6927, and any other applicable statutes or regulations.

     64. Notice of Obligations to Successors-in-Title.

         a. Within fifteen (15) days after entry of this Consent Decree, Owner Settling Defendants shall record a certified copy of this Consent Decree (including appendices) with the Recorder's Office or Registry of Deeds or other appropriate office of Middlesex County, State of New Jersey. Thereafter, each deed, title, or other instrument conveying an interest in the property included in the Site or in Property A as specified herein shall contain a notice stating that the property is subject to this Consent Decree and any Superfund liens, and shall reference the recorded location of the Consent Decree and any restrictions applicable to the property under this Consent Decree.

         b. The obligations of each Owner Settling Defendant with respect to the provision of access under Section XVII (Site Access/Institutional Controls) shall be binding upon any and all persons who subsequently acquire any ownership or possessory interest in the Site property or portion thereof from such Owner Settling Defendant ("Successors-in-Title"). Within fifteen (15) days after entry of this Consent Decree, each Owner Settling Defendant shall record at the Recorder's Office or Registry of Deeds or other appropriate office where land ownership and transfer records are maintained for Middlesex County, State of New Jersey, a notice of obligation to provide access under Section XVII (Site Access/Institutional Controls) and related covenants, if any. Each subsequent instrument conveying an interest to any such property included in the Site shall reference the recorded location of such notice and covenants applicable to the property.

         c. Any Owner Settling Defendant and any Successor-in-Title shall, at least thirty (30) days prior to the conveyance of any interest in Properties A, B, C or D, shall give written notice of this Consent Decree to any grantee of a title or possessory interest and written notice to EPA of the proposed conveyance, including -the name and address of the grantee, and the date on which notice of the Consent Decree was given to the grantee. In the event of any such conveyance, the Settling Defendants' obligations under this Consent Decree, including their obligation to provide or secure access pursuant to this Section XVII (Site Access/Institutional Controls), shall continue to be met by Settling Defendants. In no event shall the conveyance of an interest in property that includes, or is a portion of, the Site or Property A or D as specified herein release or otherwise affect the liability of Settling Defendants to comply with this Consent Decree.

                        XVIII. ACCESS TO INFORMATION

          65. Settling Defendants shall provide to EPA, upon request, copies of all documents and information within their possession or control or that of their contractors or agents relating to activities at the Site or to the implementation of this Consent Decree, including, but not limited to, sampling, analysis, chain of custody records, manifests, trucking logs, receipts, reports; sample traffic routing, correspondence, or other documents or information related to the Site, to Property A or D, or to any portion thereof.

          66. Confidential Business Information and Privileged Documents

               a. Settling Defendants may assert business confidentiality claims covering part or all of the documents or information submitted to Plaintiff under this Consent Decree to the extent permitted by and in accordance with Section 104(e)(7) of CERCLA, 42 U.S.C. 9604(e)(7), and
     40 C.F.R. 2.203(b). Documents or information determined to be confidential by EPA will be accorded the protection specified in 40 C.F.R. Part 2, Subpart B. If no claim of confidentiality accompanies documents or information when they are submitted to EPA, or if EPA has notified Settling Defendants that the documents or information are not confidential under the standards of Section 104(e)(7) of CERCLA, the public may be given access to such documents or information without further notice to Settling Defendants.

          b. Settling Defendants may assert that certain documents, records or other information are privileged under the attorney-client privilege or any other privilege recognized by federal law. If Settling Defendants assert such a privilege in lieu of providing documents, they shall provide Plaintiff with the following: (1) the title of the document, record, or information; (2) the date of the document, record, or information; (3) the name and title of the author of the document, record, or information; (4) the name and title of each addressee and recipient; (5) a description of the subject of the document, record, or information; and (6) the privilege asserted. However, no documents, reports or other information created or generated pursuant to the requirements of this or any other consent decree with the United States shall be withheld on the grounds that they are privileged. If a claim of privilege applies only to a portion of a document, the document shall be provided to Plaintiff in redacted form to mask the privileged information only. Settling Defendants shall retain all records and documents that they claim to be privileged until the United States has had a reasonable opportunity to dispute the privilege claim and any such dispute has been resolved in the Settling Defendants' favor.

     67. No claim of confidentiality shall be made with respect to any data, including but not limited to, all sampling, analytical, monitoring, hydrogeologic, scientific, chemical, or engineering data, or any other documents or information evidencing conditions at or around the Site, including Properties A and D.

                    XIX.RETENTION OF RECORDS

     68, Until 10 years after entry of this Consent Decree, or the conclusion of the Operation and Maintenance period required by the UAOs, whichever is later, each Settling Defendant shall preserve and retain all records and documents now in its possession or control, or which come into its possession or control, that relate in any manner to response actions taken at the Site, SEP or WLP implementation, or the liability of any person for response actions conducted and to be conducted at the Site, regardless of any corporate retention policy to the contrary.

     69. After the conclusion of the document retention period in the preceding Paragraph 68, Settling Defendants shall notify EPA and DOJ at least ninety (90) days prior to the destruction of any such records or documents, and, upon request, by EPA or DOJ within such 90-day period, Settling Defendants shall deliver any such records or documents to EPA. Settling Defendants may assert that certain documents, records, or other information are privileged under the attorney-client privilege or any other privilege recognized by federal law. If Settling Defendants assert such a privilege, they shall provide Plaintiff with the following: (1) the title of the document, record, or information; (2) the date of the document, record, or information; (3) the name and title of the author of the document, record, or information; (4) the name and title of each addressee and recipient; (5) a description of the subject of the document, record, or information; and (6) the privilege asserted. However, no documents, reports, or other information created or generated pursuant to the requirements of this or any other consent decree with the United States shall be withheld on the grounds that they are privileged. If a claim of privilege applies only to a portion of a document, the document shall be provided to Plaintiff in redacted form to mask the privileged information only. Settling Defendants shall retain all records and documents that they claim to be privileged until the United States has had a reasonable opportunity to dispute the privilege claim and any such dispute has been resolved in the Settling Defendants' favor.

       70.By signing this Consent Decree, each Settling Defendant certifies individually that, to the best of its knowledge and belief, it has:

           a. fully complied with any and all EPA requests for information regarding the Site pursuant to Sections 104(e) and 122(e) of CERCLA, 42 U.S.C.
 9604(e) and 9622(e), and Section 3007 of RCRA, 42 U.S.C.  6927; and

           b. not altered, mutilated, discarded, destroyed or otherwise disposed of any records, documents or other information relating to its potential liability regarding the Site, after notification of potential liability or the filing of a suit against the Settling Defendant regarding the Site.

                   XX. NOTICES AND SUBMISSIONS

       71.Whenever, under the terms of this Consent Decree, notice is required to be given or a document is required to be sent by one Party to another, it shall be directed to the individuals at the addresses specified below, unless those individuals or their successors give notice of a change to the other Parties in writing. Written notice as specified herein shall constitute complete satisfaction of any written notice requirement of the Consent Decree with respect to the United States, EPA, DOJ, and Settling Defendants, respectively.

As to the United States:

As to DOJ:

Chief, Environmental Enforcement Section
Environment and Natural Resources Division
U.S. Department of Justice (DJ # 90-11-3-1563/1)
P.O. Box 7611 - Ben Franklin Station
Washington, D.C. 20044-7611
ATTN: David L. Weigert, Esq.

As to EPA:

William C. Tucker, Esq.
Senior Assistant Regional Counsel
New Jersey Superfund Branch
U.S. Environmental Protection Agency
290 Broadway, 19th Floor
New York, NY 10007

John Prince
Chief, Central New Jersey Remediation Section
New Jersey Remediation Branch
Emergency and Remedial Response Division
U.S. Environmental Protection Agency - Region II
290 Broadway, 19th Floor
New York, NY 10007

As, to Settling Defendants:

As to Chemical Waste Management, Inc.; Earthline Company; SCA Services, Inc.; SCA Services of Passaic, Inc.; Wastequid, Inc.; Waste Management Holdings, Inc.; and Waste Management, Inc.:

Antoinette R. Stone, Esq.
BUCHANAN INGERSOLL, PC
1835 Market Street, 14th Floor
Philadelphia, PA 19103-2985

As to Transtech Industries, Inc.; Filcrest Realty; and Kin-Buc, Inc.:

James M. Andrews, Esq.
BLANK ROME COMISKY & MCCAULEY LLP
Woodland Falls Corporate Park
210 Lake Drive East, Suite 200
Cherry Hill, NJ 08002-1164

As to Inmar Associates, Inc.:

Michael K. Mullen, Esq.
SCHENCK, PRICE, SMITH & KING, LLP
10 Washington Street, P.O. Box 905
Morristown, NJ 07963-0905

As to Anthony Gaess:

James O'Toole, Esq.
SAUL EWING LLP
Centre Square West
1500 Market Street, 38th Floor
Philadelphia, PA l9102-2l86

                  XXI.RETENTION OF JURISDICTION

     72. This Court shall retain jurisdiction over this matter for the purpose of interpreting and enforcing the terms of this Consent Decree.

                    XXII.    INTEGRATION/APPENDICES

     73. The Consent Decree (as defined in Paragraph 3(f)), including without limitation all appendices to this Consent Decree, as well as any work plans, schedules or other documents that are attached hereto or expressly incorporated by reference herein, constitutes the final, complete and exclusive agreement and understanding among the Parties with respect to the settlement embodied in this Consent Decree. The Parties acknowledge that there are no representations, agreements or understandings relating to the settlement other than those expressly contained in the Consent Decree. The following appendices are attached to and incorporated into the Consent Decree:

     "Appendix A" is a description of Properties A, B, C and D.

     "Appendix B" is a map generally depicting the Site and Properties A, B, C and D.

     "Appendix C" is the deeds transferring title to Property A.

     "Appendix D" is the WLP SOW.

     "Appendix E" is two Conservation Easements.

     "Appendix F" is the contractbetween CLF and Owner Settling Defendants.

                               XXIII. MODIFICATION

     74. Schedules established by or approved under this Consent Decree for completion of the WLP may be modified by agreement of EPA and the Owner Settling Defendants. All such modifications shall be made in writing.

     75. No material modifications shall be made to the WLP SOW without the written approval of the United States, the Owner Settling Defendants, and the Court. No material modifications shall be made to the CLF Contract without the written approval of the United States and Owners Settling Defendants. Owner Settling Defendants shall notify the WMI Group of any such approved material modification of the WLP SOW or the CLF Contract. Modifications to the WLP SOW and CLF Contract that do not materially alter that document may be made by written agreement between EPA and the Owner Settling Defendants, without notice to other Parties. Notwithstanding the foregoing, if Owner Settling Defendants propose any modification to the WLP, SOW or the CLF Contract that includes any new requirement to perform wetland restoration or other work on any lot subject to ongoing or future remedial action required pursuant to the UAOs or 1990 UAO Work Plan, or any modification thereof, or on any lot subject to ongoing or future work required pursuant to the NRD Project, or any modification thereof, including without limitation Block 400, Lots 2-A, 3-B, 3-C, 8, 35, 36, 37, 38, 40, 41, 42, 43, 44, 45, 46,47, 48, 49, 50, 52, 53, 56, 57, 58, 59, 60, 61 or 70,
or if any such proposed modification changes or affects in any way the payment requirements of Paragraph 18, then Owner Settling Defendants shall provide the WMI Group with notice of such proposed modification and an opportunity to comment thereon within fifteen (15) business days after receipt of such notice; provided, however, that the United States and Owner Settling Defendants are not required to accept or adopt any such comment. Owner Settling Defendants shall provide the WMI Group with notice of any proposed modifications to the CLF Contract and an opportunity to comment thereon within fifteen (15) business days after receipt of such notice; provided, however, that the United States and Owner Settling Defendants are not required to accept or adopt any such comment.

     76. Nothing in this Consent Decree shall be deemed to alter the Court's power to enforce, supervise or approve modifications to this Consent Decree.

                XXIV.  LODGING AND OPPORTUNITY FOR PUBLIC COMMENT

     77. This Consent Decree shall be lodged with the Court for a period of not less than thirty (30) days for public notice and comment. The United States reserves the right to withdraw or withhold its consent if the comments regarding the Consent Decree disclose facts or considerations which indicate that this Consent Decree is inappropriate, improper, or inadequate. Settling Defendants consent to the entry of this Consent Decree without further notice,

     78. If for any reason this Court should decline to approve this Consent Decree in the form presented, this agreement is voidable at the sole, unreviewable discretion of any Party and the terms of the agreement may not be used as evidence in any litigation between the Parties.

                       XXV. EFFECTIVE DATE

     79. The effective date of this Consent Decree shall be the date upon which it is entered by the Court.


                            XXVI. SIGNATORIES/SERVICE

   80. Each undersigned representative of a Settling Defendant to this Consent Decree and the Assistant Attorney General for the Environment and Natural Resources Division of the United States Department of Justice certifies that he or she is authorized to enter into the, terms and conditions of this Consent Decree and to execute and bind legally such Party to this document.

     81. Each Settling Defendant hereby agrees not to oppose entry of this Consent Decree by this Court or to challenge any provision of this Consent Decree, unless the United States has notified Settling Defendants in writing that it no longer supports entry of the Consent Decree.

     82. Each Settling Defendant shall identify, on the attached signature page, the name and address of an agent who is authorized to accept service of process by mail on behalf of that Party with respect to all matters arising under or relating to this Consent Decree. Settling Defendants hereby agree to accept service in that manner and to waive the formal service requirements set forth in Rule 4 of the Federal Rules of Civil Procedure and any applicable local rules of this Court, including but not limited to, service of a summons.

                              XXVII. FINAL JUDGMENT

     83. Upon approval and entry of this Consent Decree by the Court, this Consent Decree shall constitute a final judgment of the Court as to the United States and Defendants. The Court finds that there is no just reason for delay and therefore enters this judgment as a final judgment under Fed. R. Civ. P. 54 and 58.

          SO ORDERED THIS ____ DAY OF ____, 2004.





                             UNITED STATES DISTRICT JUDGE




THE UNDERSIGNED PARTIES enter into this Consent Decree in the matter of United States v. Chemical Waste Management. et al., Civil Action NO. 02-2077 (D.N.J.), relating to the Kin-Buc Landfill Superfund Site, in Edison Township, Middlesex County, New Jersey.

                             FOR THE UNITED STATES OF AMERICA



Date: ________               __________________________________
                             THOMAS L. SANSONETTI
                             Assistant Attorney General
                             Environment and Natural Resources
                              Division
                             U.S. Department of Justice



Date: _________              ________________________________
                             DAVID L. WEIGERT (DW 8862)
                             KATHERINE M. KANE (KK 3776)
                             Trial Attorneys
                             Environmental Enforcement Section
                             Environment and Natural Resources
                              Division
                             U.S. Department of Justice
                             P.O. Box 7611, Ben Franklin Station
                             Washington, D.C. 20044-7611
                             (202) 514-0133





                             CHRISTOPHER J. CHRISTIE
                             United States Attorney
                             District of New Jersey




Date:________                 ________________________________
                             SUSAN J. STEELE (SJS 7042)
                             Assistant U.S. Attorney
                             Chief, Civil Division
                             U.S. Attorney's Office
                             970 Broad Street, Suite 700
                             Newark, NJ 07101
                             (973) 645-2920




Date: ________               ______________________________________
                             WILLIAM MCCABE
                             Acting Director
                             Emergency and Remedial Response Division
                             U.S. Environmental Protection
                              Agency, Region II
                             290 Broadway
                             New York, NY 10007-1866



Date: ________               ___________________________
                             WILLIAM C. TUCKER
                             Assistant Regional Counsel
                             U.S. Environmental Protection
                              Agency, Region II
                             290 Broadway
                             New York, NY 10007-1866





THE UNDERSIGNED PARTIES enter into this Consent Decree in the matter of United States v. Chemical Waste Management et al., Civil Action NO. 02-2077 (D.N.J.), relating to the Kin-Buc Landfill Superfund Site, in Edison Township, Middlesex County, New Jersey.

                             FOR DEFENDANTS CHEMICAL WASTE
                             MANAGEMENT, INC., for itself and as successor to EARTHLINE COMPANY; SCA SERVICES OF PASSAIC, INC.; and WASTEQUID, INC.; SC HOLDINGS, INC. successor to SCA SERVICES, INC., and WASTE MANAGEMENT HOLDINGS,INC.;

Date:    12/30/04            /s/ Antoinette R. Stone, Esq.
                                  Antoinette R. Stone, Esq.
                                  BUCHANAN INGERSOLL PC
                             1835 Market St., 14th Fl.
                              Philadelphia PA 19103




     Agent Authorized to Accept Service of Papers Filed in this Action on Behalf of Above- Signed Party:

                             Steven M. Morgan, Esq.
                             Vice President and
                             Assistant General Counsel-Regulatory/HSE
                             WASTE MANAGEMENT, INC.
                             1001 Fannin, Suite 4000
                             Houston, TX 77002




THE UNDERSIGNED PARTY enters into this Consent Decree in the matter of United States v. Chemical Waste Management. Inc.. et al., Civil Action NO. 02-2077 (D.N.J.), relating to the Kin-Buc relating to the Kin Buc Landfill Superfund Site, in Edison Township, Middlesex County, New Jersey.

                               FOR DEFENDANT
                               WASTE MANAGEMENT, INC.


                               /s/ Linda J. Smith
                               Linda J. Smith
                               Secretary
                               Waste Management, Inc.
Date:  12/29/04




Agent Authorized to Accept Service on Behalf of Above-Signed Party:.


Date:_________

                               Steven M. Morgan, Esquire
                               Vice President & Assistant
                               General Counsel-Regulatory/HSE
                               Waste Management, Inc.
                               1001 Fannin, Suite 4000
                               Houston, TX 77002
                               (713) 512-6200




THE UNDERSIGNED PARTIES enter into this Consent Decree in the matter of United States v. Chemical Waste Management. et al., Civil Action NO. 02-2077 (D.N.J.), relating to the Kin-Buc Landfill Superfund Site, in Edison Township, Middlesex County, New Jersey.

                            FOR DEFENDANTS TRANSTECH INDUSTRIES, INC.;
                             FILCREST REALTY; AND
                             KIN-BUC, INC.:



Date: 12/30/04                /s/ James M. Andrews, Esq.
                              James M. Andrews, Esq.
                             BLANK ROME COMISKY & MCCAULEY LLP
                             Woodland Falls Corporate Park
                             210 Lake Drive. East, Suite 200
                             Cherry Hill, NJ 08002-1164



     Agent Authorized to Accept Service on Behalf of Above-Signed Party:

                             Andrew Mayer
                             Chief Financial Officer
                             TRANSTECH INDUSTRIES, INC.
                             200 Centennial Avenue, Suite 202
                             Piscataway, NJ 08854







THE UNDERSIGNED PARTY enters into this Consent Decree in the matter of United States v. Chemical Waste Management. et al., Civil Action NO. 02-2077 (D.N.J.), relating to the Kin-Buc Landfill Superfund Site, in Edison Township, Middlesex County, New Jersey.

                             FOR DEFENDANT INMAR ASSOCIATES:

Date:   12/30/04              /s/ Michael K. Mullen, Esq.
                             Michael K. Mullen, Esq.
                             SCHENCK, PRICE, SMITH & KING LLP
                             10 Washington Street
                             P.O. Box 905
                             Morristown, NJ 07963-0905


     Agent Authorized to Accept Service on Behalf of Above-Signed Party:

                             Michael K. Mullen, Esq.   -
                             SCHENCK, PRICE, SMITH & KING LLP
                             10 Washington Street
                             P.O. Box 905
                             Morristown, NJ 07963-0905





THE UNDERSIGNED PARTIES enter into this Consent Decree in the matter of United States v. Chemical Waste Management. et al., Civil Action NO. 02-2077 (D.N.J.), relating to the Kin-Buc Landfill Superfund Site, in Edison Township, Middlesex County, New Jersey.

                             FOR DEFENDANT ANTHONY GAESS:


Date:12-30-04                 /s/ James O'Toole, Esq.
                              James O'Toole, Esq.
                              SAUL EWING LLP
                              Centre Square West
                             1500 Market Street, 38th Floor
                             Philadelphia, PA 19102-2186



     Agent Authorized to Accept Service on Behalf of Above-Signed Party:

                             James O'Toole, Esq.
                             SAUL EWING LLP
                             Centre Square West
                             1500 Market Street, 38th Floor
                             Philadelphia, PA 19102-2186


                                   APPENDIX A

Description of Property A, B. C and D

     For purposes of this Consent Decree, the terms "Property A," "Property B," "Property C" and "Property D" shall mean the following four categories of real property in and near the Site, as shown on the Tax Map for the Township of Edison, Middlesex County, New Jersey (revised Jan. 1, 2004), pages 205-207:

     1. Property A: The first category ("Property A") includes the following real property which shall be preserved as Open Space through the Satisfactory Completion of the SEP by Owner Settling Defendants, pursuant to the Consent
Decree:
          Block 399, Lots 14, 59,61, 63, 65, 68, 73, 76, 78, 80, 84, 91, 106,
     107, and 108.

          Block 400, Lots 3-C, 26, 31, 37, 43, 44, 45, 47, 49, 56, 59, 60, 61,
     63, 67, 68, 70, and that portion of Lot 46 owned by Filcrest Realty, Inc.

     2. Property B: The second category ("Property B") includes the following real property on which wetlands shall be identified, restored and maintained through performance by the WMI Group of the NRD Project, pursuant to the State
Decree:
     Block  400, Lots 2-A, 3-B, 3-C, 8, 35, 36, 37, 38, 40, 41, 42, 43, 44,  45,
     46, 47, 48, 50, 52, 53, 56, 57, 58, 60, and 61.

     3. Property C: The third category ("Property C") includes the following real property on which wetlands shall be identified, restored and maintained through the Satisfactory Completion of the WLP by Owner Settling Defendants, pursuant to the Consent Decree:

     Block 399, Lots 14, 59, 61, 63, 65, 68, 73, 76, 78, 80, 84, 91, 106, 107,
     and 108. Block 400, Lots 26, 31, 49, 59, 63, 67, 68, and 70.

     4. Property D: The fourth category ("Property D") includes the following real property which shall be preserved in perpetuity as Open Space, if possible, and on which additional wetlands shall be identified, restored and maintained, if possible, through the Satisfactory Completion of the WLP by Owner Settling Defendants, pursuant to the Consent Decree:

     Block 399, Lots 6, 8, 9, 28, 30, 31, 32, 44, 45, 49, 50, 51A, and 55, and
     all other Lots in. Block 399 not owned by Owner Settling Defendants.

     Block 400, Lots 69, and 71, Inc., and all other Lots in Block 400 not owned by Owner Settling Defendants, except that the Lots included in the NRD Project (i.e., Block 400 Lots 2-A, 3-B, 8, 35, 36, 38, 40, 41, 42, 48,
     50, 52, 53, 57 and 58) shall be subject only to the Open Space provisions, not the wetland restoration provisions, of this Consent Decree.


                                   APPENDIX B

                   Map of Kin-Buc Landfill Superfund Site and
                            Properties A. B. C and D


                                   APPENDIX C

                     Deeds Transferring Title to Property A

                                                 This Instrument Prepared By:

                                  ________________________
                                  Stacy L. Asbell

                                      DEED

     THIS DEED is made on ______________, 200_,

          BETWEEN KIN-BUC, INC., a New Jersey corporation, having an address at 200 Centennial Avenue, Piscataway, New Jersey 08854, referred to as "Grantor", and the CLEAN LAND FUND, a tax exempt, not-for-profit organization formed pursuant to 26 U.S.C.A. 501(c)(3), incorporated in Rhode Island, having an address at 815 Beacon Hill Road, P.O. Box 725, Block Island, RI 02087, referred to as "Grantee". The words "Grantor" and "Grantee" shall mean all Grantors and Grantees listed above.

     1.   Transfer of Ownership.   The Grantor grants and conveys (transfers
ownership of) the property described below ("Property") to the Grantee. This transfer is made for the sum of One Dollar ($1.00). Grantor acknowledges receipt of this money.

          2.  Tax  Map  Reference.   (N.J.S.A. 46:15-1.1)  Township  of  Edison,
Block No. 400, Lot 3-C.

     3. Property. The Property consists of the land and all the buildings and structures on the land in the Township of Edison, County of Middlesex and State of New Jersey. The legal description is:

          All that certain tract or parcel of land and premises situate, lying and being in the Township of Edison, County of Middlesex and State of New Jersey, and more particularly described on the legal description attached hereto as Exhibit "A" and made a part hereof.

          BEING the same property conveyed to the Grantor by Deed from ____________, dated ____________ and recorded in the Middlesex County Clerk's Office in Deed Book ___ at Page _____.

     SUBJECT TO a right of reversion as set forth in that certain unrecorded CLF Contract, dated _________, as amended from time to time which states that in the event Grantee, known as "CLF" under the CLF Contract, is unable to complete any of the tasks required by the CLF Contract, title to the Property previously conveyed to Grantee shall revert back to the Grantor;

     FURTHER SUBJECT TO the rights of access and other obligations as set forth in the Consent Decree filed in the United States District Court for the District of New Jersey, in the action styled "United States et al. v. Chemical Waste Management, Inc., et al., Civil Action No. 02-2077 (the "Federal Consent
Decree") and all restrictions on such Property as is set forth in the Conservation Easement from Grantor to Grantee, held in trust for the benefit of its assignee, dated ________, and recorded ________ in Book ___, Page _____ (the "Conservation Easement") which is incorporated in this Deed by reference as if filly set forth herein.

          4. Environmental Conditions Disclosure. The Property described herein was previously used as a sanitary landfill and a hazardous waste disposal site and has been and remains subject to remediation activities required by the federal government pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and the State Consent Decree which is referenced at the Paragraph 3.2 in the Conservation Easement. This Deed contains no general or specific warranties with respect to the Property in regard to the environmental conditions that are present or that may result from the prior use of the Property as a sanitary landfill and hazardous waste disposal site.

     5. No Extinguishment through Merger. The parties acknowledge that pursuant to the Federal Consent Decree, Grantor has previously granted to Grantee, in trust for the benefit of its assignee, the Conservation Easement. It is the express intention of the parties that: (i) in view of the public interest in its enforcement, the Conservation Easement shall survive such simultaneous ownership of fee and Conservation Easement interests in the Property, and shall not be extinguished notwithstanding any otherwise applicable legal doctrine under which such property interests would or might be merged, and (ii) said Grantee shall, as promptly as practicable, either assign its interests in the Conservation Easement to an EPA-approved Conservation Organization or governmental entity, or convey its fee interest in the Property to an EPA-approved Conservation Organization or governmental entity, in accordance with the requirements of the Federal Consent Decree, the CLF Contract and the Conservation Easement. Any instrument of transfer of this Deed or the rights conveyed herein shall refer to the provisions of this paragraph, and shall contain language necessary to continue it in force.

     6.   Signatures.    This Deed is signed and attested to by Grantor as of
the date first above written.

WITNESS/ATTEST:                   GRANTOR:

                              KIN-BUC, INC.,
                              a New Jersey corporation

/s/ Donna Woodward            By: /s/ Andrew J. Mayer, Jr.

                              Name: Andrew J. Mayer, Jr.

                              Title: VP


WITNESS/ATTEST:                   GRANTEE:

                              KIN-BUC, INC.,
                              a New Jersey corporation

                              By:

                              Name:

                              Title:

WITNESS/ATTEST:               GRANTEE:

                              KIN-BUC, INC.,
                              a New Jersey corporation

/s/ Mark L. Manewitz          By:   /s/ William J. Penn

                              Name: William J. Penn

                              Title:President

                                    EXHIBIT A


                               (Legal Description)

         DEED
Kin-Buc, Inc.                 Dated:
         Grantor,
                                        Record and return to:

         TO


                              Clean Land Fund

                    Grantee.



  STATE OF NEW YORK     :
                             :SS.
COUNTY OF NEW YORK      :

          BE IT REMEMBERED that on this 22 day of Dec., 2004, before me, the undersigned witnessing authority, personally appeared William J. Penn, who, I am satisfied is the person who signed the within instrument as the President of CLEAN LAND FUND, a non-profit corporation incorporated in the State of Rhode Island, and, thereupon he/she did acknowledge that he/she (i) signed and delivered such instrument as his/her act and deed and as the act and deed of the corporation, pursuant to a Resolution of the Board of Directors of the corporation, for the uses and purposes therein expressed and (ii) made this deed for $1.00 as the full and actual consideration paid or to be paid for the transfer of title. (Such consideration is defined in N.J.S.A. 46:15-5.)

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                       /s/ Idalia M. Collado
                       Notary Public

                       My commission expires:

                           Idalia M. Collado
                           Notary Public, State of New York
                           No. 01CO5042232
                           Qualified in County of Queens
                           Commission Expires April, 2007

[SEAL]

  STATE OF NEW JERSEY        :
                             :SS.
COUNTY OF MIDDLESEX     :

          BE IT REMEMBERED that on this 29th day of December, 2004, before me, the undersigned witnessing authority, personally appeared Andrew Mayer, who, I am satisfied is the person who signed the within instrument as the VP of KIN-BUC, INC., a New Jersey corporation, and, thereupon he/she did acknowledge that he/she (i) signed and delivered such instrument as his/her act and deed and as the act and deed of the corporation, pursuant to a Resolution of the Board of Directors of the corporation, for the uses and purposes therein expressed and
(ii) made this deed for $1.00 as the full and actual consideration paid or to be paid for the transfer of title. (Such consideration is defined in N.J.S.A. 46:15
- 5.)

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                       /s/ Donna Woodward
                       Notary Public

                       My commission expires:
                       Donna Woodward
                       A Notary Public of New Jersey
                       My Commission Expires April 6, 2008

[SEAL]

                                               This Instrument Prepared By:


                                Stacy L. Asbell

                                      DEED


          THIS DEED is made on ______________, 200_,

          BETWEEN FILCREST REALTY, INC., a New Jersey corporation, having an address at c/o Transtech Industries, Inc., 200 Centennial Avenue, Piscataway, NJ 08854, referred to as "Grantor", and the CLEAN LAND FUND, a tax exempt, not-for-profit organization formed pursuant to 26 U.S.C.A. 501(c)(3), incorporated in Rhode Island, having an address at 815 Beacon Hill Road, P.O. Box 725, Block Island, RI 02087; referred to as "Grantee". The words "Grantor" and. "Grantee" shall mean all Grantors and Grantees listed above.

     1.   Transfer of Ownership.   The Grantor grants and conveys (transfers
ownership of) the property described below ("Property") to the Grantee, This transfer is made for the sum of One Dollar ($1.00). Grantor acknowledges receipt of this money.

          2. Tax Map Reference. (N.J.S.A. 46:15-1.1) Township of Edison: (1) Block No. 399, Lots Nos. 14, 59, 61, 63, 65, 68,73; 76, 78, 80, 84, 91, 106,
107, & 108; and (2) Block 400; lots 26, 31, 37, 43, 44, 45, 47, 49, 56, 59,  60,
61, 63, 67, 68, 70 and a portion of lot 46.

     3. Property. The Property consists of the land and all the buildings and structures on the land in the Township of Edison, County of Middlesex and State of New Jersey. The legal description is:

          All that certain tract or parcel of land and premises situate, lying and being in the Township of Edison, County of Middlesex and State of New Jersey, and more particularly described on the legal description attached hereto as Exhibit "A" and made a part hereof.

          BEING the same property conveyed to the Grantor by Deed from Josephine Al Ibrahim and Mustafa Al Ibrahim, dated March 14, 1969 and recorded in the Middlesex County Clerk's Office in Deed Book 2654 at Page 452.

          SUBJECT TO a right of reversion as set forth in that certain unrecorded CLF Contract, dated _________, as amended from time to time which states that in the event Grantee, known as "CLF" under the CLF Contract, is unable to complete any of the tasks required by the CLF Contract, title to the Property previously conveyed to Grantee shall revert back to the Grantor;

          FURTHER SUBJECT TO the rights of access and other obligations as set forth in the Consent Decree filed in the United States District Court for the District of New Jersey, in the action styled "United States et al. v. Chemical Waste Management, Inc., et al., Civil Action No. 02-2077 (the "Federal Consent Decree") and all restrictions on such Property as is set forth in the Conservation Easement from Grantor to Grantee, held in trust for the benefit of its assignee, dated ________, and recorded ___________in Book ______, Page _____ (the "Conservation Easement") which is, incorporated in this Deed by reference as if filly set forth herein.

          4. Environmental Conditions Disclosure. The Property described herein was previously used as a sanitary landfill and a hazardous waste disposal site and has been and remains subject to remediation activities required by the federal government pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and the State Consent Decree which is referenced at the Paragraph 3.2 in the Conservation Easement. This Deed contains no general or specific warranties with respect to the Property in regard to the environmental conditions that are present or that may result from the prior use of the Property as a sanitary landfill and hazardous waste disposal site.

          5. No Extinguishment through Merger. The parties acknowledge that pursuant to the Federal Consent Decree, Grantor has previously granted to Grantee, in trust for the benefit of its assignee, the Conservation Easement. It is the express intention of the parties that: (i) in view of the public interest in its enforcement, the Easement shall survive such simultaneous ownership of fee and Easement interests in the Property, and shall not be extinguished notwithstanding any otherwise applicable legal doctrine under which such property interests would or might be merged, and (ii) said Grantee shall, as promptly as practicable, either assign its interests in the Easement to an EPA-approved Conservation Organization or governmental entity ,or convey its fee interest in the Property to an EPA-approved Conservation Organization or governmental entity, in accordance with the requirements of the Federal Consent Decree, the CLF Contract and the Conservation Easement. Any instrument of transfer of this Deed or the rights conveyed herein shall refer to the provisions of this paragraph, and shall contain language necessary to continue it in force.

     6. Signatures. This Deed is signed and attested to by Grantor as of the date first above written.

WITNESS/ATTEST:               GRANTOR:

                              FILCREST REALTY, INC.
                              a New Jersey corporation

/s/ Donna Woodward            By:  /s/ Andrew J. Mayer, Jr.

                              Name: Andrew J. Mayer, Jr.

                              Title:VP

WITNESS/ATTEST:               GRANTEE:

                              CLEAN LAND FUND

                              By:

                              Name:

                              Title:


WITNESS/ATTEST:               GRANTEE:

                              CLEAN LAND FUND

/s/ Mark L. Manewitz          By:    /s/ William J. Penn

                              Name:  William J. Penn

                              Title: President



                                    EXHIBIT A


                               (Legal Description)

         DEED
Filcrest Realty,  Inc.        Dated:
         Grantor,
                                        Record and return to:

         TO


                              Clean Land Fund

                    Grantee.



  STATE OF NEW JERSEY        :
                             :SS.
COUNTY OF MIDDLESEX     :

          BE IT REMEMBERED that on this 29th day of December, 2004, before me, the undersigned witnessing authority, personally appeared Andrew Mayer, who, I am satisfied is the person who signed the within instrument as the VP of FILCREST REALTY, INC., a New Jersey corporation, and, thereupon he/she did acknowledge that he/she (i) signed and delivered such instrument as his/her act and deed and as the act and deed of the corporation, pursuant to a Resolution of the Board of Directors of the corporation, for the uses and purposes therein expressed and (ii) made this deed for $1.00 as the full and actual consideration paid or to be paid for the transfer of title. (Such consideration is defined in N.J.S.A. 46:15-5.)

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                       /s/ Donna Woodward
                       Notary Public

                       My commission expires:

                       Donna Woodward
                       A Notary Public of New Jersey
                       My Commission Expires April 6, 2008

  [SEAL]
  STATE OF NEW YORK     :
                             :SS.
COUNTY OF NEW YORK      :

          BE IT REMEMBERED that on this 22 day of Dec., 2004, before me, the undersigned witnessing authority, personally appeared William J. Penn, who, I am satisfied is the person who signed the within instrument as the President of CLEAN LAND FUND, a non-profit corporation incorporated in the State of Rhode Island, and, thereupon he/she did acknowledge that he/she (i) signed and delivered such instrument as his/her act and deed and as the act and deed of the corporation, pursuant to a Resolution of the Board of Directors of the corporation, for the uses and purposes therein expressed and (ii) made this deed for $1.00 as the full and actual consideration paid or to be paid for the transfer of title. (Such consideration is defined in N.J.S.A. 46:15-5.)

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                           /s/ Idalia M. Collado
                           Notary Public

                           My commission expires:

                           Idalia M. Collado
                           Notary Public, State of New York
                           No. 01CO5042232
                           Qualified in County of Queens
                           Commission Expires April, 2007

[SEAL]



                                   APPENDIX D

                 Kin-Buc Wetland Restoration and Land Management
                      Project Statement of Work ("WLP SOW")

                                   APPENDIX D

            KIN-BUC WETLANDS RESTORATION AND LAND MANAGEMENT PROJECT
                                STATEMENT OF WORK
I.   INTRODUCTION
     1. This Kin-Buc Wetlands Restoration and Land Management Project Statement of Work ("WLP SOW") more fully describes those actions that must be performed by Owner Settling Defendants in order to comply with Section VIII of the body of the Consent Decree ("Additional Relief'). In the event of a conflict between this WLP SOW and the body of the Consent Decree, the Consent Decree shall control. Unless otherwise expressly provided for herein, terms used in this WLP SOW, which are defined in CERCLA or in regulations promulgated under CERCLA, or in the Consent Decree shall have the meaning assigned to them therein. Unless otherwise expressly provided, the term Paragraph shall mean a portion of this WLP SOW identified by an Arabic numeral or an upper or lower case letter.

     2. Owner Settling Defendants are jointly and severally obligated to attain Satisfactory Completion of each task and action (collectively, "Actions") described in this WLP SOW, subject to Section XI (Force Majeure) of the body of the Consent Decree. Owner Settling Defendants may use contractors or consultants, including the Clean Land Fund, a tax exempt not-for-profit organization under Section 501(c)(3) of the Internal Revenue Code incorporated in Rhode Island, with principal offices currently located at 815 Beacon Hill Road, P.O. Box 725, Block Island, RI 02807 ("CLF"), as their agents to implement all or a portion of the WLP.

     3. Prior to execution of the Consent Decree, Owner Settling Defendants prepared Conservation Easements covering all of Property A (as defined in Paragraph 3(y) of the body of the Consent Decree), attached to the Consent Decree as Appendix E ("Conservation Easements"), which run with the land and prohibit all development on Property A in perpetuity, subject to certain exceptions as specified therein.

     4. Prior to execution of the Consent Decree, Owner Settling Defendants proposed, and EPA approved, CLF as a Conservation Organization qualified and willing to acquire, and to monitor and ensure compliance with, the Conservation Easements ("Easement Holder").

     5. Prior to execution of the Consent Decree, Owner Settling Defendants granted the Conservation Easements to CLF to hold in trust for the benefit of CLF's assignee. Owner Settling Defendants, CLF, and the EPA acknowledge and agree that CLF intends to transfer these Conservation Easements to a different Conservation Organization, qualified and willing to acquire, and to monitor compliance with, the Conservation Easements, ("Easements Holder"). Owner Settling Defendants or their agent, CLF, shall have one hundred twenty (120) days from the date of entry of the Consent Decree to locate and propose such a substitute conservation organization to the EPA. The EPA will review and consider such proposed substitute Conservation Organizations and advise Owner Settling Defendants and their agent, CLF, of its decision to approve or disapprove such organization. If it approves, CLF shall transfer the Conservation Easement to such organization. If it disapproves, CLF shall continue to retain the Conservation Easement and shall submit another proposed Conservation Organization within ninety days (90) thereafter. Until such substitute is found and approved, or, the final conveyance is completed, CLF shall continue to retain the Conservation Easement.

     6. Prior to execution of the Consent Decree, Owner Settling Defendants conveyed title to Property A to the CLF. EPA determined that, at the time of the conveyance of Property A, CLF was a Conservation Organization qualified to accept and hold title to Property A, in accordance with the SEP and WLP provisions of the Consent Decree ("Interim Titleholder") utilizing the deeds attached to the Consent Decree as Appendix C.

     7. Prior to execution of the Consent Decree, Owner Settling Defendants entered into a contract with CLF, attached to the Consent Decree as Appendix F ("CLF Contract). The CLF Contract specifically provides that the United States is a third-party beneficiary thereto with all of the enforcement rights of any Owner Settling Defendant. The CLF Contract also provides that the WMI Group is a limited third-party beneficiary thereof with limited enforcement rights, as specified therein.

     8. As provided by the Consent Decree, including this WLP SOW, Owner Settling Defendants are required, among other things, to attain Satisfactory Completion of the following in accordance with the specifications and schedules provided for in the Consent Decree:

          a. Conveyance of title to Property A, and development rights therein, to CLF;

          b. Payments to CLF into an interest bearing restricted account (the "WLP Restricted Account"), pursuant to Sections VII (Supplemental Environmental Project) and VIII (Additional Relief) of the body of the Consent Decree;

          c. Entry into an EPA-approved contract with CLF or EPA approved substitute;

          d. Enforcement of the CLF Contract in the event of a breach by CLF pursuant to Paragraph 25 of this WLP SOW;

          e. The taking of steps to obtain a substitute for CLF in the event that enforcement efforts are unsuccessful, as required by Paragraphs 26 through 28 of this WLP SOW;

          f. Through their agent, CLF or an EPA-approved substitute, preparation of an Open Space Land Management Plan ("OSLMP");

          g. Through their agent, CLF or an EPA-approved substitute, preparation and implementation of an Initial Financing Plan;

          h. Through their agent, CLF or an EPA-approved substitute, preparation and implementation of a Final Financing Plan and, to the greatest extent possible, a Wetland Restoration Plan ("WRP");

          i. Through their agent, CLF or an EPA-approved substitute, expenditure of $83,000 to $98,000 according to Paragraph 18 of the body of the Consent Decree in Eligible WLP Costs; and

          j. Through their agent, CLF or an EPA-approved substitute, preparation of reports and certifications as required by the Consent Decree and this WLP SOW.

     9. If, after Owner Settling Defendants take the steps required by Paragraph 25 of this WLP SOW, to enforce the Contract between Owner Settling Defendants and CLF attached to the Consent Decree as Appendix F ("CLF Contract") in the event of a breach by CLF, and the steps required by Paragraphs 26 through 28 of this WLP SOW to find a substitute for CLF in the event such attempts to enforce the CLF Contract have been unsuccessful, Owner Settling Defendants are nevertheless unable to locate a qualified organization approved by EPA willing to act as such a substitute as determined by EPA, then Owner Settling Defendants shall not be required:

          a. to substitute themselves, in whole or in part, for CLF to complete the tasks required exclusively of CLF pursuant to the CLF Contract; or

          b. to act as a guarantor of the performance of the tasks required exclusively of CLF pursuant to the CLF Contract.

II.  Wetland Restoration and Land Management Project (WLP)

     10. Task 1: Open Space Land Management Plan (OSLMP). Within six (6) months after entry of the Consent Decree, Owner Settling Defendants or their agent CLF shall submit to EPA a proposed OSLMP for all property within Property A, as that term is defined in Paragraph 3(y) of the body of the Consent Decree. Owner Settling Defendants or their agent CLF shall, if possible, obtain the agreement of owners of lots in Property D to be included in the OSLMP. If this agreement is obtained, Owner Settling Defendants or their agent CLF shall include such lots in the OSLMP.

          a.  The OSLMP shall consist of three major components:

               i. an inventory of the flora and fauna existing on, and in the immediate vicinity of, the subject property;

               ii. a plan for the stewardship of the flora and fauna on the subject property; and

               iii.a plan for public access rights and restrictions with respect to the subject property.

          b. The OSLMP shall be consistent in all respects with the other provisions of the Consent Decree, including the Conservation Easements, the other Appendices thereto, and any modifications thereof.

          c.  Community Outreach Program

               i. Owner Settling Defendants or their agent CLF, shall develop the OSLMP through a community outreach program ("Community Outreach Program").

               ii. The goal of the Community Outreach Program is to enfranchise all stakeholders in the open space management planning process, including local community and environmental organizations, local property owners, local chambers of commerce, local, state and federal governments, including without limitation officials of the New Jersey Department of Environmental Protection and the Township of Edison, New Jersey, and other affected citizens, corporations and organizations (collectively, "Stakeholders"), and to obtain the financial and other support of such Stakeholders in the design and implementation of the OSLMP.

               iii.Through the Community Outreach Program, Owner Settling Defendants, or their agent CLF, shall:

                    (a) within thirty (30) days after execution of the Consent Decree, contact authorized representatives of all Stakeholders, in accordance with the criteria for community involvement and notification in EPA's guidance document, entitled "Proposal Guidelines for Brownfields Assessment, Revolving Loan Fund, and Cleanup Grants," dated September 2004 (Document No. EPA-560-F-04-253, available at www.epa.gov/brownfields);

                    (b) inform all of the Stakeholders of the nature and purpose of the SEP and of the WLP; and

                     (c)solicit and record all Stakeholders' opinions on the nature and extent of public access, passive recreation and land management on Property A and, if possible, Property D. Such solicitation may be done through phone calls, notices in local newspapers, and public meetings. Owner Settling Defendants or their agent CLF shall make initial contacts with all Stakeholders within thirty (30) days of the execution of the Consent Decree.

          d. Owner Settling Defendants or their agent CLF shall submit the proposed OSLMP to EPA for its review.

          e. EPA will review the proposed OSLMP, and any modification thereof, submitted by Owner Settling Defendants or their agent CLF and notify Owner Settling Defendants or their agent CLF in writing whether it: (I) approves the OSLMP or modification without (further) modifications; (2) approves the OSLMP or modification with (further) modifications; or (3) disapproves the OSLMP or modification altogether.

          f. If EPA approves the OSLMP, or any modification thereof, with (further) modifications, EPA may make such modifications itself and notify Owner Settling Defendants or their agent CLF thereof, or EPA may direct Owner Settling Defendants or their agent CLF to submit proposed modifications in accordance with EPA instructions, which Owner Settling Defendants or their agent CLF shall do within thirty (30) days after receipt thereof. Any such modification of the OSLMP shall be implemented only after the prior written approval of EPA.

          g. If EPA disapproves a proposed OSLMP or proposed modification thereof, submitted by Owner Settling Defendants or their agent CLF, EPA may draft a new OSLMP or modification and provide a copy thereof to Owner Settling Defendants or their agent CLF, or EPA may direct Owner Settling Defendants or their agent CLF to submit a new proposed OSLMP or modification in accordance with EPA instructions which Owner Settling Defendants or their agent CLF shall do within thirty (30) days of receipt thereof Any such new OSLMP or modification shall be implemented only after the prior written approval of EPA.

          h. Within 20 days after the exchange of documents to which reference is made in this Paragraph 10, between EPA and Owner Settling Defendants or their agent CLF, Owner Settling Defendants or their agent CLF shall provide copies thereof to the WMI Group.

          i. Owner Settling Defendants or their agent CLF shall implement the OSLMP, including any EPA-approved modification thereof, in accordance with the schedule set forth therein, subject to Section XI (Force Majeure) of the body of the Consent Decree and subject to receiving funding therefor through implementation of the Initial Financing Plan.

          j. Preservation of Property D. If in the course of implementing this WLP SOW, or at any other time, Owner Settling Defendants or their agent CLF acquire title to all or a portion of Property D, then Owner Settling Defendants or their agent CLF shall ensure that such property is preserved as Open Space through the recording and granting to an EPA-approved Conservation Organization of a Conservation Easement, running with the land, preventing, inter al/a, development and certain other uses of such property in perpetuity. Such Conservation Easement shall be in substantially the same form as the Conservation Easements attached to the Consent Decree as Appendix E. Owner Settling Defendants or their agent CLF shall ensure that title to such property is conveyed to at least one other Conservation Organization or government agency approved by EPA, pursuant to Paragraph 13, below.

     11. Task 2: Financing Plans

          a. Initial Financing Plan. Within six (6) months after execution of the Consent Decree, Owner Settling Defendants or their agent CLF shall submit to EPA a proposed initial plan for financing which shall include financing of (1)
the wetland maintenance on Lots 49, 59, and 70 in Block 400 pursuant to the Consent Decree as described in Paragraph 11(i) below, (2) the implementation of the OSLMP, and (3) the preparation of the Wetlands Restoration Plan ("WRP"). The Initial Financing Plan will not include funding for the implementation of the Wetlands Restoration Plan which shall be provided by the Final Financing Plan. At a minimum, the Initial Financing Plan shall:

               i. identify potential sources of funding from governmental grant programs, philanthropic foundations, and in-kind service providers;

               ii. identify dollar amounts to be applied for;

               iii.describe the strategy for obtaining such funding; and

               iv. set forth a schedule for making formal requests for such funding from each potential source.

          b. Final Financing Plan. Within twelve (12) months after entry of the Consent Decree, Owner Settling Defendants or their agent CLF shall submit to EPA a proposed final plan for financing the implementation and maintenance of the WRP ("Final Financing Plan"). At a minimum, the Final Financing Plan shall:

               i. identify potential sources of funding from governmental grant programs, philanthropic foundations, and in-kind service providers;

               ii. identify dollar amounts to be applied for;

               iii.describe the strategies for obtaining such funding; and

               iv. set forth a schedule for making formal requests for such funding from each potential source.

          c. Owner Settling Defendants or their agent CLF shall submit the proposed Initial Financing Plan and Final Financing Plan (collectively, "Financing Plans"), and any proposed modification thereof, to the EPA for its review to ensure that such plan includes the components listed in Paragraphs a. and b. immediately above.

          d. EPA will review the proposed Initial Financing Plan and Final Financing Plan (collectively, "Financing Plans"), and any proposed modification thereof, submitted by Owner Settling Defendants or their agent CLF and notify Owner Settling Defendants in writing whether it: (I) approves the Financing Plan or modification without further modifications; (2) approves the Financing Plan or modification with further modifications; or (2) disapproves the Financing Plan or modification altogether.

          e. If EPA approves the Financing Plan, or any modification thereof, with (further) modifications, EPA may make such modifications itself and notify Owner Settling Defendants or their agent CLF thereof, or EPA may direct Owner Settling Defendants or their agent CLF to submit proposed modifications in accordance with EPA instructions, which Owner Settling Defendants or their agent CLF shall do within thirty (30) days after receipt thereof. Any such modification of the Financing Plan shall be implemented only after the prior written approval of EPA.

          f. If EPA disapproves a proposed Financing Plan or proposed modification thereof, submitted by Owner Settling Defendants or their agent CLF, EPA may draft a new Financing Plan or modification and provide a copy thereof to Owner Settling Defendants or their agent CLF, or EPA may direct Owner Settling Defendants or their agent CLF to submit a new proposed Financing Plan or modification in accordance with EPA instructions which Owner Settling Defendants or their agent CLF shall do within thirty (30) days of receipt thereof Any such new Financing Plan or modification shall be implemented only after the prior written approval of EPA.

          g. Within 20 days after the exchange of documents to which reference is made in this Paragraph 11, between EPA and Owner Settling Defendants, Owner Settling Defendants or their agent CLF shall provide copies thereof to the WMI Group.

          h. Owner Settling Defendants or their agent CLF shall implement the Financing Plans, including any EPA-approved modification thereof, in accordance with the schedules set forth therein, subject to Section XI (Force Majeure) of the body of the Consent Decree.

          i. Any funds raised to perform the WLP shall be placed in the WLP Restricted Account and shall be used exclusively for the preparation and implementation of the WLP; provided, however, the first $20,000 of such funds including any Net Sales Proceeds from the Sale of Property A, shall be spent exclusively on the maintenance of wetlands in Block 400, Lots 49, 59, and 70, pursuant to the Consent Decree, unless otherwise approved in writing by EPA.

          j. The WMI Group shall make an additional payment of $5000 to CLF which CLF shall deposit in the WLP Restricted Account, in the event that:

               i. the first $15,000 of such $20,000 is raised after the fall of 2005 but in time to finance the performance of such wetland maintenance in the fall of 2006, and Owner Settling Defendants or their agent CLF actually performs such wetland maintenance in the fall of 2006; or

               ii. the Army Corps of Engineers ("ACOE") commits, before September 1, 2006, to perform such wetland maintenance in 2006, 2007, 2008 and 2009, and actually performs such wetland maintenance in the fall of 2006.

          k. The WMI Group shall make an additional payment of $10,000 to CLF which CLF shall deposit in the WLP Restricted Account, in the event that:

               i. the first $25,000 of funds raised by or on behalf of Owner Settling Defendants or their agent CLF is raised on or before September 1, 2005, and CLF deposits such funds in the WLP Restricted Account for use exclusively in performing such wetland maintenance, and actually performs such wetland maintenance in the fall of 2005; or

               ii. the ACOE commits, before September 1,2005, to perform such wetland maintenance in 2005, 2006, 2007, 2008 and 2009, and actually performs such wetland maintenance in the fall of 2005.

          1. Paragraphs 11.11.j and 11.11.k do not require the WMI Group to make additional payments to CLF in excess of $l0,000. Any additional payment to CLF by the WMI Group shall be spent on Eligible WLP Costs.

          m. In the event that the United States decides not to move the Court for entry of the Consent Decree, or that the Court denies such a motion to enter, all funds remaining in the WLP Restricted Account shall be returned to the donors thereof, in amounts proportionate to those donors' relative contributions to the account.

     12. Task 3: Wetland Restoration Plan (WRP)

          a. Within eighteen (18) months after entry of the Consent Decree, Owner Settling Defendants or their agent CLF shall submit to EPA a comprehensive Wetlands Restoration Plan ("WRP") for Property C and, if possible, Property D (defined in Paragraph 3(y) of the body of the Consent Decree). The Parties acknowledge and agree that the ability of Owner Settling Defendants or their agent CLF to obtain funding and the cooperation of other persons that own land within Property D may affect the nature and completeness of the WRP as it applies to such land. Nevertheless, Owner Settling Defendants or their agent CLF shall include Property D within the WRP to the greatest extent possible.

          b. The goal of the WRP shall be to permanently restore all wetlands (except for those wetlands included in the WMI Group's NRD Project), initially in and on Property C and, if possible, Property D by, among other things, identifying, restoring, maintaining and making self-sustaining all historic and current wetlands on Property C and, if possible, Property D.

          c. The means to achieve that goal shall include, without limitation, removing phragmites and other invasive species, regularly applying herbicides and/or taking other measures to prevent such invasive species from recolonizing, and systematically planting spartina to the extent necessary to ensure its sustainable recolonization, in accordance with the definition of "self-sustaining" in Paragraph 15 of the body of the Consent Decree. The Parties recognize that such recolonization may not be self-sustaining without a revision in site topography and hydrology that creates an aquatic environment with cyclic inundation and slow drainage.

          d. The WRP shall include a feasibility study to determine the means necessary to achieve a self-sustaining wetland ecosystem on Property C and, if possible, Property D ("Feasibility Study").

          e. The WRP shall include plans and schedules for the implementation of all investigation, design, construction and maintenance tasks required for completion of the restoration of all wetlands on Property C and, if possible, Property D. Such tasks shall include:

               i.  Investigation

                    (a) a survey and delineation of all wetland and upland areas within Property C and, if possible, Property D;

                    (b) the depiction of such wetland and upland areas on a map of Property C and, if possible, Property D drawn to scale;

                    (c) the identification and description of the current condition of such wetlands and the requirements (if any) for the restoration thereof;

                    (d) the identification and description of any necessary modifications to the area's hydrology and topography.

               ii. Design

                    (a) detailed descriptions of all tasks to be performed in order to permanently restore all wetlands within Property C and, if possible, Property D, including without limitation the removal of phragmites and other invasive species, the regular application of herbicides, the systematic planting of spartina to the extent necessary for its sustainable recolonization, and, if necessary, the taking of other measures, including modification of the area's topography and/or hydrology, to prevent such invasive species from recolonizing;

                     (b)detailed descriptions of all tasks to be performed in order to improve and extend the nature walk along the portion of Property C and, if possible, Property D that abuts or is in close proximity to the Raritan River;

                    (c) the identification and description of any additional plans, reports, or other deliverables to be submitted to EPA for its review and approval in order to facilitate completion of the WRP; and

                    (d) a schedule for completion of all tasks, plans and reports identified under (1), (2) and (3) above, including interim dates.

                    (e) Identification of the permits required for the Satisfactory Completion of the WRP, and their sources (e.g., federal, state, or local governmental agencies or entities).

               iii.Construction

                    (a) obtaining all necessary permits before construction commences; and

                    (b) performance of tasks necessary for restoration of wetlands within Property C and, if possible, Property D, including without limitation the removal of invasive species, the systematic planting of spartina, changes to the property's hydrology and/or topography to the extent necessary to ensure sustained recolonization;

                    (e) performance of tasks to improve and extend the nature walk along the portion of Property C and, if possible, Property D that abuts and is in close proximity to the Raritan River, and

                     (d)completion and submission to EPA of any additional plans, reports, or other deliverables identified above;

               iv. Maintenance: performance of activities necessary to avoid new growth of invasive plant species and otherwise maintain Property C and, if possible, Property D wetlands in a restored condition.

               v. The WRP shall require the Satisfactory Completion of the WRP construction within three (3) years after approval of the WRP by EPA. The WRY shall identify any contingencies or obstacles that may delay completion of the WRP. Owner Settling Defendants or their agent CLF shall notify EPA of the progress in implementation of the WRP and shall update the status of any known and newly encountered obstacles to timely, satisfactory completion in the quarterly reports pursuant to Paragraph 14, below.

          f. Owner Settling Defendants or their agent CLF shall submit the proposed WRP and any modifications thereof to the EPA for its review.

          g. EPA will review the proposed WRP, and any modification thereof, submitted by Owner Settling Defendants or their agent CLF and notify Owner Settling Defendants or their agent CLF in writing whether it: (1) approves the WRP or modification without (further) modifications; (2) approves the WRP or modification with (further) modifications; or (3) disapproves the WRP or modification altogether.

          h. If EPA approves the WRP, or any modification thereof, with (further) modifications, EPA may make such modifications itself and notify Owner Settling Defendants or their agent CLF thereof, or EPA may direct Owner Settling Defendants or their agent CLF to submit proposed modifications in accordance with EPA instructions, which Owner Settling Defendants or their agent CLF shall do within thirty (30) days after receipt thereof Any such modification of the WRP shall be implemented only after the prior written approval of EPA.

          i. If EPA disapproves a proposed WRP or proposed modification thereof, submitted by Owner Settling Defendants or their agent CLF, EPA may draft a new WRY or modification and provide a copy thereof to Owner Settling Defendants or their agent CLF, or EPA may direct Owner Settling Defendants or their agent CLF to submit a new proposed WRY or modification in accordance with EPA instructions which Owner Settling Defendants or their agent CLF shall do within thirty (30) days of receipt thereof. Any such new WRP or modification shall be implemented only after the prior written approval of EPA.

          j. Within 20 days after the exchange of documents to which reference is made in this Paragraph 12, between EPA and Owner Settling Defendants or their agent CLF, Owner Settling Defendants or their agent CLF shall provide copies thereof to the WMI Group.

          k. Owner Settling Defendants or their agent CLF shall implement the WRP, including any EPA-approved modification thereof, in accordance with the schedule set forth therein, subject to Section XI (Force Majeure) of the body of the Consent Decree.

          1. Owner Settling Defendants or their agent CLF shall ensure that at least seventy-five (75) percent of all funds raised by or on behalf of Owner Settling Defendants or their agent CLF to implement the WLP, over and above the amount allocated to wetland maintenance as provided in Paragraph 11(i) of
Section II herein, shall be spent on preparation and implementation of the WRP.

          m.  Relief from WRP Obligations

               i. On August 6, 2004, Owner Settling Defendants, through CLF, submitted an application to the ACOE to sponsor a Recognizance Investigation, of the Environmental Degradation along the Raritan River Basin, adjacent to the Kin
- Buc Landfill, in Edison, New Jersey ("RI Application"), pursuant to the Continuing Authorities Program ("CAP"), authorized by Section 206 of the Water Resources Development Act of 1996, as amended, 33 U.S.C. 2330. As of the date of execution of the Consent Decree, the RI Application was pending.

               ii. Nothing in the Consent Decree, including this WLP SOW, shall be construed as obligating the ACOE to participate in any way in the WLP. The involvement of the ACOE, as set forth in this WLP SOW, is subject to the discretion of the ACOE.

               iii.In the event that the ACOE grants the RI Application, Owner Settling Defendants or their agent CLF shall be relieved of their obligations to prepare, submit and implement a WRY pursuant to this WLP SOW; provided, however, that if Owner Settling Defendants or their agent CLF halt or abandon their participation in the ACOE's CAP program, or otherwise fail to comply with the requirements of CAP, then Owner Settling Defendants or their agent CLF shall not be relieved of such WRP obligations.

     13. Task 4: Final Conveyance

              a. Within thirty (30) days after the Satisfactory Completion of the tasks set forth in the WRP, and any EPA-approved modification thereof, Owner Settling Defendants or their agent CLF shall notify EPA of the name, address and phone number of the principal offices of, and the name and qualifications of the chief executive officer of a Conservation Organization ("Final Titleholder"), different from the Interim Titleholder and Easement Holder, that is qualified and willing to:

               i. acquire title to Property A and any portions of Property D that Owner Settling Defendants or its agent CLF may have acquired;

               ii. manage such property in perpetuity, in accordance with the restrictions set forth in the Conservation Easements; and

               iii.assume the Interim Titleholder's obligations under the CLF Contract, or any EPA-approved modification thereof or successor thereto; provided that Owner Settling Defendants shall remain a party to the CLF Contract after such assignment, and provided that the CLF Contract shall be assigned without modification unless otherwise approved by EPA.

          b. After receiving notification of the proposed Final Titleholder, EPA will issue to Owner Settling Defendants or their agent CLF a written notice of approval or disapproval of such proposed Final Titleholder. If EPA disapproves of the proposed Final Titleholder, Owner Settling Defendants or their agent CLF shall, within sixty (60) days after the date of such disapproval notice, notify EPA of one or more alternative Final Titleholders.

          c. Within sixty (60) days after the date of EPA's notice of approval of a Final Titleholder, Owner Settling Defendants and the Interim Titleholder shall complete the Final Conveyance.

          d. Within 20 days after the exchange of documents to which reference is made in this Paragraph 13 between EPA and CLF, CLF shall provide copies thereof to the WMI Group.

          e. The Interim Title Holder or its EPA approved substitute may nevertheless retain title so long as it continues to adhere to all of the provisions of the Consent Decree, this SOW, and the CLF Contract including all such provisions as they relate to the "Final Titleholder".

III. Reporting and Certification Requirements

     14. Quarterly Status Reports. Beginning on the first day of the first quarter after entry of the Consent Decree, and continuing every quarter thereafter up to and including the final date of certification of compliance with the requirements of the Consent Decree, Owner Settling Defendants or their agent CLF shall submit to EPA and the WMI Group quarterly reports on the status of the performance of the WLP ("Status Reports"). Each Status Report shall at a minimum contain:

          a. a description of the specific actions taken by or on behalf of Owner Settling Defendants, or their agents, the Easement Holder, the Interim Titleholder, and the Final Titleholder (including CLF, its substitutes, successors, agents and assigns), relating to completion of actions required under the WLP provisions of the Consent Decree, including this WLP SOW, accomplished since the previous report, and the dates (including year, month and day) on which such actions were taken;

          b. a description of any impediments encountered in meeting the requirements of the Consent Decree, including scheduling requirements, and the steps taken to overcome such impediments; and

                          c. the identification of the specific actions remaining to be performed in order to comply with all terms of this WLP SOW and the Consent Decree, including citations to the numbers and/or letters of Paragraphs requiring such actions, an assessment of the Owner Settling Defendants', and their agents', ability to perform those remaining actions, and the anticipated date on which performance of each such action is expected to be completed.

     15. Financial Statements. Owner Settling Defendants or their agent CLF shall submit to EPA and the WMI Group annual audited financial statements, including an independent auditor's certification as to the use of funds placed in the WLP Restricted Account, and any supporting documentation that EPA may request. The Auditor shall also verify that at least seventy-five percent (75%) of all funds raised to implement the WLP, over and above the amount allocated to wetland maintenance as provided in Paragraph 11(i) of Section II herein, has been spent on the preparation and implementation of the WRP.

     16. Certifications of Completion

          a. In addition to the Status Reports, Owner Settling Defendants or their agent CLF shall submit to EPA written certifications that each and every action that Owner Settling Defendants or their agent CLF will have been required to complete during the preceding quarter, pursuant to the Consent Decree, was in fact completed. Each such certification shall contain at least: (i) a written description of the completed action; (ii) the number and/or letter of the Paragraph requiring the completed action; and (iii) the date (including year, month and day) of the action's completion.

          b. All reports, certifications and other submissions required pursuant to this WLP SOW shall be signed by a responsible official of Owner Settling Defendants or their agent CLF and shall contain the following certification:

      "I certify under penalty of law that I have examined and am familiar with the information submitted in this document and all attachments and that this document and its attachments were prepared either by me personally or under my direction or supervision in a manner designed to ensure that qualified and knowledgeable personnel properly gathered and presented the information contained therein. I further certify, based on my personal knowledge or on my inquiry of those individuals immediately responsible for obtaining the information, that the information is true, accurate and complete. I am aware that there are significant penalties for submitting false information, including the possibility of fines and imprisonment for knowing and willful submission of a materially false statement."

     17. Nothing in this Section III. amends or changes in any way the certification and reporting requirements of Section IX of the body of the Consent Decree.

IV.  GENERAL PROVISIONS

     18. At least twenty-one (21) days prior to the granting of a conservation easement on, or conveyance of title to, any lots in Property D by Owner Settling Defendants or their agent CLF, Owner Settling Defendants or their agent CLF shall provide notice thereof to EPA and the WMI Group, which notice shall include a description of the conservation easement or conveyance, the identity of the grantee or purchaser, the terms of the easement or conveyance, any consideration to be paid, and a copy of the deed of conservation easement or deed conveying title to the property. Owner Settling Defendants or their agent CLF shall notify EPA and the WMI Group of the granting of such conservation easement or conveyance of such title within ten (10) days after the date of closing and shall include with such notification a copy of the closing binder, including final executed documentation and a work sheet setting forth costs incurred and any consideration paid (or to be paid) therefor.

     19. No Settling Defendant shall act as the broker, dealer or agent for the grant of any conservation easement or conveyance of any property pursuant to the Consent Decree, including this WLP SOW.

     20. The deadlines in this WLP SOW shall not be extended except with the prior written approval of EPA.

     21. Owner Settling Defendants certify that they have not claimed and will not claim a federal, state or city income tax deduction for the granting of a conservation easement on or conveyance of title to Property A, or any related expenses, made under Section VII or Section VIII of the body of the Consent Decree or this WLP SOW.

     22. Owner Settling Defendants or their agent CLF shall be responsible for obtaining all permits, licenses, approvals and variances, and meeting any other federal, state or local government requirements, necessary for the timely performance of the WLP, including without limitation any approval of the conveyance of title to all or a portion of the WLP Property that may be required pursuant to the New Jersey Industrial Site Recovery Act of 1993, NJ.S.A. 13:IK-6 et seq., and its implementing regulations, or any other federal, state or local statute, regulation or law.

23. As set forth in Paragraph 21 of the body of the Consent Decree, all Parties acknowledge that: (1) UAO Respondents (as defined in Paragraph 3(ee) of the body of the Consent Decree) continue to have obligations to perform remedial activities at the Site pursuant to the requirements of the UAOs, including, among other things, the operation and maintenance of the landfill cap, the treatment plant, gas flares, above-ground piping and slurry wall (the "UAO Installations"); and (2) the WMI Group has obligations to perform the NRD Project pursuant to the State Consent Decree. Therefore, all Parties agree not to obstruct, impede or interfere with the performance of the remedy at the Site or the UAO Installations, as required by the UAOs or any modification thereof, with implementation of the NRD Project or any modification thereof at the Site, performance of the WLP or any modification thereof, pursuant to this Consent Decree, or implementation of any other governmental order or directive issued with respect to the Site, as provided in Paragraph 21 of the body of the Consent Decree.

     24. CLF shall submit copies of each and every communication it sends to or receives from the EPA, the ACOE and the WMI Group pursuant to the Consent Decree, this WLP SOW and/or the CLF Contract, to the Owner Settling Defendants.

                       25. In the event of a breach of the CLF Contract, Owner Settling Defendants shall enforce the CLF Contract. Within ten (10) days after discovering a breach of the CLF Contract, Owner Settling Defendants shall notify EPA and WMI in writing of such breach and timely implement the measures required in the event of a breach by the CLF Contract. Commencing thirty
                  (30) days after the deadline for the notice of breach required by this Paragraph, above, and continuing until the breach of the CLF Contract has been resolved, either through sixty (60) days of continuous compliance by Owner Settling Defendants or their agent CLF or through the selection of an EPA-approved substitute for CLF pursuant to Paragraph 26, below, Owner Settling Defendants shall submit to EPA and WMI monthly reports describing the status of their enforcement efforts, including the enforcement measures they have taken in the prior month, and those they plan to take in the subsequent month, in order to enforce the CLF Contract. If the breach of the CLF Contract is causing a delay in the performance of this WLP SOW and Owner Settling Defendants remain in compliance with this Paragraph 25 and, Paragraph 26 below, and if Owner Settling Defendants satisfy the criteria set forth in Paragraph 38(g) and/or Section XI of the body of the Consent Decree ("Force Majeure"), stipulated penalties as provided in Section X of the body of the Consent Decree, ("Failure to Comply with Requirements of Consent Decree"), will not accrue for the delay caused by said breach.

                      26. If Owner Settling Defendants have complied frilly with the terms of Paragraph 25, above, but through no fault of their own CLF fails to comply with or to cure a material breach of the CLF Contract, or if the Interim Titleholder, Easement Holder or Final Titleholder loses its status as an EPA-approved Conservation Organization or otherwise fails to satisfactorily complete its obligations or responsibilities under the Conservation Easements, the CLF Contract, or any other contract or agreement to implement all or a portion of the actions required under the Consent Decree, then Owner Settling Defendants shall take the following steps to obtain a substitute therefor: (a) contact and discuss such substitution with authorized representatives of any and all qualified organizations it can locate and of any organizations identified for that purpose by EPA, and (b) attempt to convince such qualified organizations to act as such a substitute. The substitution of any such organization is subject to the prior written consent of EPA, copies of which shall be sent to Owner Settling Defendants and to the WMI Group. Any such substitute for CLF must agree to be bound by the terms of the CLF Contract and any modifications thereto. If and when EPA has issued a written notice of approval of a substitute for Owner Settling Defendants or its agent CLF, Owner Settling Defendants shall be relieved of any further obligation to enforce the CLF Contract against its agent CLF, pursuant to Paragraph 25, above. If the breach of the CLF Contract is causing a delay in the performance of this WLP SOW and Owner Settling Defendants remain in compliance with this Paragraph 26 and Paragraph 27, and if Owner Settling Defendants satisfy the criteria set forth in Paragraph 38(g) and/or Section XI ("Force Majeure") of the body of the Consent Decree stipulated penalties as provided in Section X of the body of the Consent Decree ("Failure to Comply with Requirements of Consent Decree") will not accrue for the delay caused by said breach.

     27. If at the end of ninety (90) days, Owner Settling Defendants have not obtained a substitute for CLF which is acceptable to the EPA, then the Owner Settling Defendants shall submit a report to the EPA which will set forth in detail their efforts to obtain a substitute for CLF. The ninety (90) day period shall run from the date that CLF breached the contract as set forth in Paragraph 25 above. In response to this report, the EPA will choose one of two options as follows:


          a. The EPA after review of the report will acknowledge that the Owner Settling Defendants have expended their best efforts to obtain a substitute and although unsuccessful, are relieved of the obligation to find a substitute.

          b. The EPA after review of the report will determine that the Owner Settling Defendants have not utilized their best efforts to find a substitute and will provide directions to the Owner Settling Defendants as to the steps they must take to complete their attempts to find such a substitute.

     28. The determination that the Owner Settling Defendants have exercised or not exercised their best efforts in finding a substitute for CLF shall be made by the EPA with the understanding that it may not unreasonably withhold its determination that a best efforts standard has been reached. If the EPA determines in accordance with this Paragraph that the Owner Settling Defendants have not met that standard and the Owner Settling Defendants at that point halt or abandon work on the project, then the Owner Settling Defendants will be subject to the stipulated penalty of $100,000 as set forth in Section X of the Consent Decree.



                                   APPENDIX E

                             Conservation Easements


                              CONSERVATION EASEMENT

          THIS CONSERVATION EASEMENT ("Easement") is made this _________ day of _______________ 2004, by and between FILCREST REALTY, INC. having an address at c/o Transtech Industries, Inc., 200 Centennial Avenue, Piscataway, NJ 08854 (hereinafter referred to, together with its assignees, as "Grantor") and the CLEAN LAND FUND, a tax exempt, not-for-profit organization formed pursuant to 26 U.S.C. 501(c)(3), incorporated in Rhode Island, having an address at 815 Beacon Hill Road, P.O. Box 725, Block Island, RI 02087, held in trust for the benefit of its assignee and for the purposes set forth herein (hereinafter referred to, together with its assignees, as "Grantee").

                                    RECITALS

          WHEREAS:

          A. Grantor is an owner in fee of certain lands (the "Property") designated on the Township of Edison Tax Map as: (1) Block 399, Lots 14, 59, 61, 63, 65, 68, 73, 76, 78, 80, 84, 91, 106, 107 and 108; and (2) Block 400, Lots
26, 31, 37, 43, 44, 45, 47, 49, 56, 59, 60, 61, 63, 67, 68, 70 and a portion  of
Lot 46 in the Township of Edison, County of Middlesex, State of New Jersey.

          B. Grantee intends to accept this Easement as "grantee" in trust for a temporary period until such time as Grantee assigns this Easement to an organization, approved by the EPA, with the primary purposes of promoting and securing the protection, preservation and enhancement of ecologically significant lands, open spaces, natural resources, farmlands and areas of scenic and historical importance, and which organization has the resources to enforce the restrictions herein set forth.

          C. The Property is predominantly used for open space. The physical features, vegetation, and other characteristics of the Property have been or will be catalogued in the Baseline Documentation (defined in Paragraph 9, below) compiled in connection with the transfer of this Easement.

          P. The Property possesses significant natural, scenic, aesthetic, open-space, plant and wildlife habitat, watershed, wetland, forest, resource conservation and similar features and conservation values that are of great importance to Grantor, Grantee, and the people of the State of New Jersey and the United States, the preservation and protection of which will yield a significant public benefit.

          E. The Legislature of the State of New Jersey has declared that the retention of land for open space purposes is important to the present and future economy of the State and the welfare of the citizens of the State,

          F. Grantor intends, as owner of the Property, to convey to Grantee the right to preserve and protect the conservation values of the Property in perpetuity.

          G. Grantor desires to reserve the right to conduct those activities expressly reserved to Grantor in this Easement.

          H. For all of the purposes and subject to all the terms and conditions herein set forth, Grantor desires to give and grant to Grantee, in trust, and Grantee desires to accept, as trustee for the benefit of its assignees, the conservation easement hereinafter described.

                           GRANT OF PERPETUAL EASEMENT

          NOW, THEREFORE, in consideration of the foregoing, the sum of ____________________________ (S_________) Dollars, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to the laws of the state of New Jersey, including the New Jersey Conservation Restriction and Historic Preservation Restriction Act, N.J.S.A. 13:8B-1, et seq., Grantor does hereby grant, bargain, transfer and convey unto Grantee, as trustee for the benefit of its assignee, an easement and interest in perpetuity (the "Easement") on, over and upon the Property, said Property being in the Township of Edison, County of Middlesex, State of New Jersey, of the nature and character, to the extent, and on the terms hereinafter set forth, with which the Grantor and Grantee in their respective capacities for themselves and their respective heirs, administrators, executors, successors and assigns, agree to comply and Grantee by its acceptance of this grant of Easement undertakes to enforce until such time as Grantee assigns this Easement.

1.   DECLARATION OF COVENANTS, RESTRICTIONS AND OTHER TERMS

          1.1. Definitions. The following terms shall have the following meanings when used herein, unless the context clearly requires otherwise. Terms defined in the singular shall have a correlative meaning when used in the plural and vice versa, and other inflected forms of such defined terms shall likewise have correlative meanings. Unless otherwise expressly provided for herein, capitalized terms used in this Easement shall have the same meaning assigned to them in the CLF Contract and the Federal Consent Decree.

          The term "building" means any structure or portion thereof or addition thereto having a roof supported by such things as columns, posts, piers, walls or air and intended for the shelter, business, housing or enclosing of persons, animals or property, but excluding temporary structures (such as tents and portable sanitary facilities) installed for and during special occasions or events and removed immediately thereafter.

          The term "CLF Contract" means that certain contract by and between Transtech Industries, Inc., Filcrest Realty, Inc., Kin-Buc, Inc., Inmar Associates, Inc. and the Clean Land Fund which is dated December 30, 2004, and a copy of which is attached as Appendix "F" to the Federal Consent Decree.

          The term "Conservation Values" means all those natural, scenic, aesthetic, open space, ecological, plant and wildlife habitat, soil and water resource quality, watershed, floodplain, wetland, and similar features and values that characterize or are associated with the Property. Specific conservation values of the Property are documented in the Baseline Documentation to be kept on file at the offices of the Grantee, and which is incorporated herein by reference.

          The term "construct" means to construct, build, install, place, erect, alter, enlarge, manufacture, assemble, or fabricate by any means or method.

          The term "Easement" means this Conservation Easement.

          The term "Environmental Law" means any federal, state and local law, statute, rule, order, regulation, ordinance, code, requirement or ruling now or hereafter in effect, imposed by any governmental authority regulating, relating to, or imposing liability or standards of conduct relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), public health and safety or employee health and safety, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
 9601 et seq.

          The term "Existing Facilities" means structures that are located on, above or under the Property as of the date of this Easement.

          The term "Federal Consent Decree" means that certain consent decree entered into by the plaintiff United States and the defendants in the action styled "United States and New Jersey Department of Environmental Protection v. Chemical Waste Management, Inc. et al., C.A. No. 02-2077 (DNJ).

          The term "Hazardous Material" means each and every material or substance that, whether by its nature or use, is now or hereafter defined as a pollutant, dangerous substance, toxic substance, hazardous waste, Hazardous Material, hazardous substance or contaminant under any Environmental Law, or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and which is now or hereafter regulated under any Environmental Law.

          The term "maintain" means to keep in good condition, appearance and repair, and to renovate without any increase in exterior dimensions.

          The term "NJDEP" means the New Jersey Department of Environmental Protection.

          The term "NRD Lots" means those certain lots numbered 3-C, 37, 43, 44, 45, 46, 47, 56, 60 and 61 in Block 400, Township of Edison, Middlesex County, New Jersey, which are some of the lots on which the WMI Group will perform the NIRD Project.

          The term "NRD Project" means those certain activities that the WMI Group is required to perform under the State Consent Decree.

          The term "Passive Recreational Uses" shall mean low-impact outdoor recreational pursuits that do not involve the use, placement, construction or installation of any structure or items of fixed or semi-fixed equipment, or result in any alteration of the land, other than those trail related structures and surface alterations expressly permitted in Para. 6.2 below. By way of example, and without limiting the generality of the foregoing, Passive Recreational Uses shall not include such things as playing fields, playgrounds, racquet courts, golf courses, skating rinks, tracks, sports stadiums, downhill ski runs and lifts, water parks, shooting ranges, and similar installations.

          The Term "SCA Easement" means that certain easement granted on April 25, 1994, to SCA Services, Inc., n/k/a SC Holdings, Inc., a member of the WMI Group, by Filcrest Realty, Inc., on certain lots included in the Property, and recorded in the Deed Records of the Middlesex County Clerk on May 6, 1994, in Deed Book 4147, pages 575 et seq.

          The term "State Consent Decree" means that certain consent decree entered into by the Plaintiff New Jersey Department of Environmental Protection and the defendants in the action styled "United States and New Jersey Department of Environmental Protection . v. Chemical Waste Management, Inc., et al., C.A.No. 02-4610 (DNJ).

          The term "structure" means any combination of materials to form a construction or fabrication for temporary or permanent occupancy, use or ornamentation, whether constructed on, above or below the surface of the land comprising the Property, including, but not limited to: (i) houses, cabins, mobile homes, trailers, barns, stables, sheds, silos, greenhouses, outhouses, cabanas, and other buildings and similar items of every kind and description,
(ii) swimming pools, fences, docks, bridges, decks, satellite dishes and antennae, cellular telephone and other towers, billboards, signs, storage tanks and other accessory structures and fixed items of equipment; (iii) water, sewer, power, fuel and communication lines, other utility systems and related facilities; (iv) culverts, detention basins, and other stormwater or groundwater storage and control facilities; and (v) pads, patios, playing courts, riding rings, paddocks, corrals, pens, walkways, roads, driveways, parking areas and other areas constructed of or surfaced with wood, concrete, macadam, brick, paving stones, cinder block, gravel, clay, stone dust or other impervious or semi-pervious material.

          The term "UAO Lots" means those certain lots numbered 3-C, 49, 59, and 70 in Block 400, Township of Edison, Middlesex County, New Jersey, among others, on which certain work is required under the UAOs.

          The term "UAOs" means those certain EPA, Region 2, unilateral administrative orders, numbered II-CERCLA-30102, II-CERCLA-60105, II-CERCLA-00114 and II-CERCLA- 93-0101, issued to Grantor and certain members of the WMI Group, among others, and requiring the performance of certain activities on Lots 3-C, 49, 59 and 70 on the Property, among other lots.

          The  term  "EPA"  means  the  United States  Environmental  Protection
Agency.

          The   term  `United  States"  means  the  United  States  of  America, including its departments, agencies and instrumentalities.

          The term "WMI Group" means Waste Management, Inc. Waste Management Holdings, Inc., Chemical Waste Management, Inc., SCA Services, Inc. n/k/a SC Holdings, Inc., SCA Services of Passaic, Inc., Earthline Company, Wastequid, Inc., and Anthony Gaess.

          The terms "wetlands" and "wetland areas" mean wetlands as defined by the January 1989 edition of the Federal Manual For Identifying and Delineating Jurisdictional Wetlands, or such other criteria for identifying and delineating wetland areas as may from time to time be promulgated by an appropriate state or federal governmental agency, provided that such other criteria have been adopted by Grantee for purposes of this Easement by resolution of its governing board.

2. TERM, FUTURE INSTRUMENTS, NOTICE OF TRANSFER, RELATIONSHIP TO PRIOR EASEMENTS AND CONSENT DECREES.

    2.1   Perpetual Term.     This Easement shall be perpetual and run with the
land and shall be binding upon all future owners of any interest in the Property, thus creating open space, easements and restrictions in perpetuity.

          2.2 Reference to Easement in Future Instruments & Notice of Transfer. This Easement shall be recorded in the Office of the Clerk of Middlesex County and a reference to the Easement shall be contained in any future deed, lease or document of transfer or conveyance affecting the Property. Grantor shall give written notice to the Grantee and the WMI Group of any such transfer or conveyance of any interest in the Property within ten (10) days following the date of such transfer or conveyance, which shall include the name and address of the Grantee of such interest. Grantor shall provide a copy of this Easement to all subsequent grantees of the fee simple interest in any part or all of the Property. The failure of the Grantor to perform any act required by this Paragraph shall not impair the validity of this Easement or limit its enforceability in any way.

          3.1 Purposes. The purposes of this Easement include, but are not limited to, the following: (a) that the lands subject to this Easement be protected in their natural, scenic, open and existing state in perpetuity, subject only to the specific rights expressly reserved to the Grantor herein,
(b) that the natural features of the Property and the Conservation Values associated with the Property be respected and preserved to the maximum extent consistent with Grantor's exercise of the rights expressly reserved to Grantor by the terms of this Easement; that the Natural Area be forever protected and preserved in its natural, scenic and existing state free from all activities that might damage, compromise or interfere with its ecological diversity, natural beauty or resource quality, or with the natural processes occurring therein; and that future uses of the Property be confined to such activities as are not inconsistent with the said purposes or with the terms and conditions of this Easement.

          3.2 (A) Grantor and Grantee agree and acknowledge that Grantor previously conveyed the SCA Easement, annexed hereto as Exhibit "A" and made a part hereof to SCA Services, Inc., n/k/a SC Holdings, Inc. ("SCA"), a member of the WMI Group, to allow and enable SCA to perform certain remedial and restoration activities on several lots in the Property, including, but not limited to, the UAO Lots in Block 400. Grantor and Grantee agree and acknowledge that this Conservation Easement is conveyed subject to the SCA Easement. Grantor and Grantee also agree and acknowledge that the USEPA issued the UAOs, annexed hereto as Exhibit B and made a part hereof, to Grantor and certain members of the WMI Group, among other parties, which require the recipients of those UAOs to perform certain remedial activities on several lots in the Property, including the UAO Lots. This Conservation Easement is also subject to the UAOs and will be construed and implemented so as to allow the Grantor and those certain members of the WMI Group to complete the activities required of them by the UAOs, all of which are permitted by the SCA Easement. Grantor and Grantee also agree and acknowledge that the Grantor and the WMI Group, among other parties, have entered into the State Consent Decree, annexed hereto as Exhibit C and made a part hereof, which requires the WMI Group to perform certain restoration activities on several lots including, but not limited to, the NIRD Lots. This Conservation Easement is also subject to the State Consent Decree and will be construed and implemented so as to allow the WMI Group to complete the activities required of them by the State Consent Decree, all of which are permitted by the SCA Easement. Grantor and Grantee also agree and acknowledge that the Grantor and the WMI Group, among other parties, have entered into the Federal Consent Decree, annexed hereto as Exhibit D and made a part hereof, which requires the Grantor and the WMI Group to perform certain activities on the Property. This Conservation Easement is also subject to the Federal Consent Decree and will be construed and implemented so as to allow Grantor and the WMI Group to complete activities required of them under the Federal Consent Decree.

          (b)If there is a conflict between this Easement and the Federal Consent Decree, then the Federal Consent Decree shall control. If there is a conflict between this Easement and the State Consent Decree, then the State Consent Decree shall control. If there is a conflict between this Easement and the UAOs, then the UAOs shall control.

4. Rights of Grantee. To accomplish the purposes of this Easement, the following rights are hereby conferred upon Grantee and its employees, agents and representatives in trust for the benefit of its assignee:

     (a) to have access to and enter upon the Property for the purpose of inspecting the Property, including, if necessary, the right to enter upon and cross over other lands owned by Grantor, or over which Grantor has a right of ingress and egress, to:

          (i) monitor compliance with and otherwise enforce the terms of this Easement;

          (ii) conduct scientific research and biological inventories;

          (iii) preserve and protect the Conservation Values and the natural features of the Property (subject to Grantor's reserved rights hereunder), and in connection therewith, to determine the consistency of any activity or use for which no express provision is made herein with the purposes of this Easement and the Conservation Values; provided, however, that, except in cases in which Grantee determines that immediate entry is required to prevent, terminate or mitigate any violation of this Easement, such entry shall be upon prior reasonable notice to Grantor and, with respect to the NRD Lots and the UAO Lots, to the WMI Group; and further provided, however, that Grantee shall not unreasonably interfere with Grantor's use and quiet enjoyment of the Property;

     (b) to prevent Grantor or any third persons (whether or not claiming by, through, or under Grantor) from conducting any activity on or use of the Property that is inconsistent with the purposes, terms and conditions of this Easement; to enforce this Easement in the case of any breach or violation by Grantor or by third persons (whether or not claiming by, through, or under Grantor) by means of any remedy provided for herein or otherwise available at law or in equity; to require of Grantor or third persons the restoration of such areas or features of the Property as may be damaged by any inconsistent activity or use, and, if Grantor shall fail to do so and if Grantee shall so elect, to carry out reasonable and appropriate restoration activities on the Property following a violation of this Easement, and

     (c) subject to the prior approval of Grantor, as to their size, design and location, which approval shall not be unreasonably withheld, to erect signs identifying Grantee as the holder of this Easement.

     5. Prohibited Uses and Activities. Activities on and uses of the Property that are inconsistent with the purposes of this Easement are prohibited. Without limiting the generality of the foregoing, from and after the date of this Easement the following activities and uses are expressly forbidden on, over, or under the Property, except as provided in Paragraph 6 and except as necessary to implement the Federal Consent Decree, and the State Consent Decree, and to comply with the UAOs:

          (a) construction, building, installation, placement, erection, assembly, manufacture, fabrication, alteration, enlargement, maintenance, repair, renovation or replacement of any structure or structures (as defined herein) on, above or beneath the surface of the Property, unless expressly authorized by this Easement;

          (b) commercial or industrial uses of the Property;

          (c) processing, storage, disposal, spreading, placing or dumping of refuse, rubbish, debris, garbage, ashes, sawdust, bark, trash, dredge spoil, chemicals, Hazardous Materials, animal waste, fertilizers, abandoned vehicles, appliances, or machinery, or of any other substance or material that has the potential to cause significant harm or damage to plants, wildlife, the scenic quality of the Property or other Conservation Values;

          (d) excavation or removal of materials, including, but not limited to, dredging, mining, slant mining, drilling, quarrying or other extraction of loam, peat, turf, soil, gravel, sand, coal, rock, minerals, petroleum, or natural gas, or other natural resource from the Property;

          (e) disturbance or alteration of the surface topography or natural features of the Property, except if: (i) the disturbance or surface alteration is reasonably necessary in order to carry out an activity that is expressly permitted by this Easement, (ii) the circumstances are such that no feasible alternatives are available that would avoid the need for such disturbance or alteration, and (iii) appropriate measures are taken to minimize and mitigate any adverse impacts on the Property or the Conservation Values;

          (f) draining, dredging, filling, diking, or other disturbance of Wetland Areas;

          (g) alteration, or manipulation of the course, flow, size other characteristics of any streams, rivers, lakes or other water bodies (other than artificially-created farm ponds) located on the Property;

          (h) cutting, destruction or removal of trees, limbs, shrubs, native plants, leaf litter, detritus, or other plant material, vegetation or naturally occurring substance (collectively, "vegetation"), whether alive, standing-dead, or fallen, and regardless of its characteristics, except: (i) control of non-native vegetation through responsible application of herbicides and/or biological control measures; and (ii) trimming or removal of dead, fallen, diseased or infected trees, tree limbs and other vegetation that pose a health or safety hazard or that obstruct passage on paths, trails, roads or drives lawfully existing on the Property;

          (i) planting, cultivation or propagation of any invasive or non-native species;

          (j) use of chemical or biological pesticides, herbicides, fungicides, rodenticides, or other biocides on the Property except in a responsible manner to control one or more species generally acknowledged to be a pest or invasive species, and provided that: (i) all applicable Environmental Laws, governmental policies and recommendations concerning the proper use and application of the substance in question are complied with, and (ii) the substance in question does not pose any significant risk of harm to any threatened or endangered species or rare community types as identified by the New Jersey Natural Heritage Database or similar compendium;

          (k) use of trucks, all-terrain vehicles, trail bikes and other motorized off-road vehicles except: (i) vehicles, machinery and equipment used for maintenance and cultivation of lawns and gardens in the open areas; and (ii) use of vehicles for emergency purposes and to carry out required management actions on the Property;

          (1) except as expressly permitted herein, the conduct of any other activities on or uses of the Property that are likely to have a significant and demonstrable adverse impact on drainage, flood control, water conservation, soil conservation and erosion control, plant and wildlife habitat or any of the Conservation Values;

          (m) partition, division or subdivision, legal or de facto, of the Property, or any portion thereof, into more than one ownership, including along any existing interior lot lines; provided, however, that Grantee may, in Grantee's reasonable discretion, grant approval for a subdivision or boundary line adjustment as long as the same would not compromise any of the conservation purposes of this Easement or result in increased development on the Property or on any adjoining lands, and that the deed transferring any subdivided parcel conspicuously discloses the existence of this Easement; and

    6.1 Acts and Uses Not Otherwise Prohibited. Grantor reserves all rights inherent in the ownership of the Property that are not prohibited by, or inconsistent with, the terms and purposes of, this Easement.

    6.2  Passive Recreational Use.

          Except as prohibited herein, Grantor may use and allow the Property to be used for Passive Recreational Uses (as defined in Para. 1.1), such as: nature study and observation, hiking, picnicking, sledding, cross-country skiing, and bicycling. Recreational activities other than Passive Recreational Uses shall not be permitted. The scope and frequency of, number of participants in, and manner of carrying out such Passive Recreational Uses shall be limited as necessary to ensure that they do not result in significant and demonstrable damage to, or degradation of, the Property or the Conservation Values. In connection with, and to enhance and support, the foregoing permitted Passive Recreational Uses, Grantor may maintain existing trails and, with prior notice to and approval of Grantee, which approval shall not be unreasonably withheld, clear and maintain additional trails, provided that no trail shall be improved with macadam, gravel, paving stones or other impervious or semi-pervious material. Grantor may also (i) construct and maintain minor rustic boundary markers, trail markers, trail-related improvements, reasonably necessary to their safe enjoyment, or the control of runoff and trail-related damage such as steps, bog bridges, erosion bars and railings, small unlighted informational and interpretive signs, registration boxes, and wildlife observation blinds, provided that they shall be constructed of rustic natural colored materials that blend in with the natural surroundings and complement the natural and scenic features of the landscape; and (ii) install barriers and low fences where necessary to prevent use or access by motor vehicles or to protect fragile natural resources.

          6.3 Soil and Water Conservation. Grantor may engage in such soil and water conservation practices or habitat restoration projects as may be necessary or appropriate, provided that such activities further the goals intended to be achieved by this Easement and protect the Conservation Values.

          6.4 Signs. Grantor reserves the right to install signs stating the name and address of the Property and the names of persons living on the Property, advertising the Property for sale or rent, posting the Property to control unauthorized entry or use, and advertising or regulating on-site activities expressly permitted by the terms of this Easement; provided, however, that: (a) no sign shall exceed sixteen (16) square feet in area, and (b) Grantor shall not design or locate such signs in such a way as to significantly diminish the scenic character of the Property.

          7. Intentionally Omitted.

          8. Transfer and Extinguishment of Development Rights. Except as specifically reserved to Grantor in this Easement, and subject to the terms and conditions of this Easement, the SCA Easement, the State Consent Decree, the Federal Consent Decree, the UAOs and Environmental Law, Grantor hereby grants to Grantee, in trust for the benefit of its assignee, (a) all rights to construct, install, erect, or enlarge structures upon, develop or in any other manner improve or alter the Property in a manner that would violate the terms, or be inconsistent with the purposes, of this Easement, and (b) all development credits and all transferable, cluster or other development rights, howsoever designated, that are or may hereafter be allocated to, associated with, implied, reserved, or inherent in the Property. Grantor and Grantee agree that such rights are terminated and extinguished, and may not be used on any portion of the Property, transferred to any other property, or used for the purpose of calculating permissible size, height, bulk or number of structures, development density, lot yield or any similar development variable pertaining to the Property or any other property. All of Grantor's right, title and interest in and to any such rights that may hereafter be created shall automatically be vested in Grantee and extinguished immediately upon their becoming legally effective. Grantor hereby appoints Grantee as Grantor's attorney-in-fact for, and only for, the limited purpose of executing and recording such further instruments as may be necessary or appropriate to effectuate the extinguishment of such rights. Grantor acknowledges that the power of attorney herein granted is coupled with an interest in the subject matter and is irrevocable. If Grantee shall have occasion to exercise the power of attorney herein granted, Grantee shall notify Grantor within a reasonable time following such exercise specifying the action taken and shall provide to Grantor copies of all instruments evidencing such action.

          9. Baseline Documentation. In order to establish the uses and condition of the Property as of the date of this Easement so as to be able to properly monitor its future uses and condition and assure compliance with the terms hereof, Grantor will make available to Grantee all existing maps, photographs, surveys, plans, reports, studies and other documentation in Grantor's possession that describe or depict the current uses and condition of the Property. In addition, Grantee shall have the right to prepare such additional documentation, such as surveys, maps, drawings, photographs, on-site delineations, plant and wildlife inventories, and soil, water and air quality tests, as it deems appropriate. Grantee, its agents, employees, and consultants, shall have the right to enter upon the Property at reasonable times and by prior appointment for this purpose. The aforementioned documentation shall constitute an inventory of the Property's relevant features and conditions (the "Baseline Documentation"). The Baseline Documentation shall be kept on file at Grantee's offices and shall be accessible to Grantor upon reasonable notice during normal business hours. The parties agree that if a controversy arises about the condition or uses of the Property as of the date of this Easement, the parties may use other relevant or material documents, surveys, reports, and other evidence to assist in the resolution of the controversy. Grantor and Grantee shall each provide to the other, without charge, a copy of all additional documentation concerning the Property prepared by or for Grantor or Grantee, from time to time. The Baseline Documentation shall include a map and description of all the installations maintained under the UAOs , together with a description of the activities that the recipients of the UAOs must undertake under the UAOs, and a map and description of the NRD Project, together with a description of the activities that the WMI Group must undertake to complete the NIRD Project.

10. REMEDIES AND ENFORCEMENT

     10.1 Notice of Violation and Opportunity to Cure. If Grantee determines that a violation of this Easement by Grantor has occurred, is occurring, or is threatened, Grantee shall give a written notice thereof (a "Notice of Violation") to Grantor, EPA and the WMI Group, summarizing the facts in Grantee's possession concerning the nature of the violation. Upon receipt of a Notice of Violation, Grantor shall immediately (a) cease those actions that have given rise to the alleged violation, and (b) take such actions as may be necessary to prevent any further harm or damage to the Property or the Conservation Values. Within sixty (60) days after the date of the Notice of Violation, Grantor shall cure those violations by Grantor of this Easement and restore the Property to the condition that would have existed had there been no violation, provided, however, that if the violation is such that it cannot reasonably be cured within such sixty (60) day period, Grantor shall commence to cure such violation within the sixty (60) day period and shall thereafter diligently pursue the same to completion, and the period for cure shall be extended for such time as is reasonably necessary in order to permit the actions required to effect such cure to be diligently completed. If Grantee, in its sole judgment, believes that circumstances are such that immediate action is required to prevent or mitigate significant harm or damage to the Property or the Conservation Values, Grantee may pursue its remedies without waiting for any period provided for cure to expire, and without prior notice to Grantor (except as may be required by law).

          10.2 Remedies. Subject to the notice and opportunity to cure provisions set forth above, Grantee shall be entitled to preliminary restraints, and to injunctive and other equitable relief to prevent threatened or continuing violations of this Easement, and to otherwise enforce the terms of this Easement and including, without limitation, relief requiring Grantor to remove offending structures and otherwise restore the Property to the condition that would have existed had there been no violation of this Easement. Grantor agrees that Grantee's remedies at law for violation of this Easement will be inadequate and that Grantee shall be entitled to the injunctive relief described herein, and to specific performance of the terms of this Easement, without the necessity of proving either actual damages or the inadequacy of otherwise available legal remedies. Grantee shall also be entitled to recover damages for violation of this Easement, including, but not limited to: (a) damages for harm to, and degradation, impairment, disturbance and loss of, natural or scenic features of the Property and the Conservation Values associated with the Property; (b) all costs necessary to restore the Property to the condition that would have existed had there been no violation of this Easement; and (c) the value of minerals, soil, sand, timber, or other natural resources sold or removed from the Property in violation of this Easement. The remedies described herein shall be cumulative and shall be in addition to all remedies now or hereafter existing at law or in equity.

          10.3 Costs of Enforcement. Grantor shall bear all reasonable costs incurred by Grantee if Grantee prevails in any proceeding commenced by Grantee to enforce this Easement including, but not limited to, court costs, reasonable attorneys' fees and fees of expert witnesses, and all costs of restoration necessitated by the violation.

          10.4 Forbearance. Any forbearance by Grantee to exercise its rights under this Easement in the event of any breach of any term of this Easement by Grantor shall not be deemed or construed to be a waiver by Grantee of such term or of any subsequent breach of the same or any other term of this Easement or of any of Grantee's rights under this Easement. No delay or omission by Grantee in the exercise of any right or remedy upon any breach by Grantor shall impair such right or remedy or be construed as a waiver; nor shall Grantor be entitled to assert any defense based upon laches, estoppel or prescription with respect to any violation of this Easement as to which Grantee was not specifically notified by Grantor in writing.

          10.5 Acts Beyond Grantor's Control. Nothing contained in this Easement shall be construed to entitle Grantee to bring any action against Grantor for any injury to or change in the Property resulting from causes beyond Grantor's control, including, without limitation, fire, flood, storm, earth movement, or from any prudent action taken by Grantor under emergency conditions to prevent, abate, or mitigate significant harm or damage to the Property resulting from such causes.

     10.6 Restoration Plans. If restoration work is required as a result of a violation, Grantor shall submit a detailed restoration plan to Grantee for its approval prior to undertaking restoration activities on the Property. All restoration shall be carried out in accordance with property restoration guidelines and standards adopted by Grantee from time to time.

11. INDEMNIFICATION

     11.1By Grantor. Grantor hereby release and agree to hold harmless, indemnify and defend Grantee and its members, trustees, officers, employees, agents, and contractors and the heirs, personal representatives, successors and assigns of each of them (collectively "Indemnified Parties") from and against any and all liabilities, penalties, fines, charges, costs, losses, damages, expenses, claims, demands, orders, judgments or administrative actions, including, without limitation, reasonable attorneys' fees, arising from or in any way connected with: (a) injury to or the death of any person, or physical damage to any property, resulting from any act, omission, condition or other matter related to or occurring on or about the Property, regardless of cause, unless due to the negligence or wrongful acts of any of the Indemnified Parties,
(b) the obligations specified in this Article, (c) the representations and warranties contained in Paragraph 14.1, and (d) the presence or release upon or about the Property of any Hazardous Material or the violation or alleged violation of any Environmental Law unless caused by any of the Indemnified Parties.

     11.2By Grantee. Grantee hereby releases and agrees to hold harmless, indemnify and defend Grantor and its employees, agents, and contractors and the heirs, personal representatives, successors and assigns of each of them from and against any and all liabilities, penalties, fines, charges, costs, losses, damages, expenses, claims, demands, orders, judgments or administrative actions, including, without limitation, reasonable attorneys' fees, arising from or in any way connected with injury to or the death of any person, or physical damage to any property (other than damage necessarily associated with restoration activities), resulting from any act or omission of Grantee or its members, trustees, officers, employees, agents, and contractors while on the Property in connection with the exercise of any monitoring, enforcement or other rights conferred upon Grantee by this Easement.

12. ASSIGNMENT

     12.1Right to Assign. Grantee intends to transfer and assign, and any future assignee of this Easement, may at any time, upon thirty (30) days' notice to Grantor, EPA and the WMI Group, transfer and assign this Easement and the rights and obligations created hereby, in whole or in part, to one or more EPA-approved Conservation Organizations or governmental entities pursuant to the Federal Consent Decree; provided, however, that the assignee shall simultaneously with such assignment assume the obligation to carry out the conservation purposes for which this Easement is granted. A copy of such assignment shall be provided to EPA and the WMI Group within ten (10) days of the effective date of such assignment.

12.2 Executory Limitation. If Grantee shall cease to function as a non-profit corporation with one of its primary purposes being the preservation of natural resources and open space (other than as the result of a merger into or consolidation with any other non-profit corporation with similar purposes), or shall be liquidated or dissolved, upon the occurrence of such event, Grantee shall assign all of its rights and interest in the Property and delegate all of its responsibilities under this Easement to one or more EPA-approved Conservation Organizations or governmental entities pursuant to the federal Consent Decree.


    12.3 Release of Grantee's Further Obligations. The holder of this Easement immediately before any such assignment shall thereafter have no further obligation to monitor compliance with, or enforce the provisions of, this Easement; provided that the assignee meets the requirements set forth above and has assumed the obligation to monitor, abide by the terms of and enforce this Easement.

13. CONDEMNATION; TERMINATION

    13.1 Condemnation Proceedings. Should all or part of the Easement Property be taken in exercise of the power of eminent domain, or acquired by purchase in lieu of condemnation, by any public, corporate, or other authority so as to terminate, abrogate or limit the restrictions created by this Easement, in whole or in part, Grantor and Grantee shall join in appropriate actions to challenge such taking. In the event Grantor and Grantee are unable to prevent a taking notwithstanding their reasonable and appropriate efforts to the contrary, Grantor and Grantee shall join in appropriate actions to recover the full value of the interests in the Easement Property subject to the taking or in lieu purchase, and all direct and incidental damages, costs and fees occasioned thereby. All expenses incurred jointly by Grantor and Grantee in connection with such actions shall be borne by them in the same proportion set forth below with respect to the sharing of the proceeds of a condemnation award, sale, lease, exchange or other disposition of the Property.

    13.2 Judicial and Statutory Termination Proceedings. This Easement is intended to be of perpetual duration and therefore may not be terminated by mutual agreement of the Grantor and the Grantee. However, in the event an unexpected change in circumstances arises in the future that makes it impossible to accomplish the purposes of this Easement, this Easement may be extinguished in whole or in part through an appropriate judicial proceeding (and only through a judicial proceeding). In such event the Grantor shall also satisfy all other applicable legal requirements, including those set forth in the New Jersey Conservation Restriction and Historic Preservation Restriction Act, N.J.S.A. 13:8B-1, et seq., as amended (or any successor provision). Grantor and Grantee acknowledge the possibility that uses prohibited by the terms of this Easement may become more economically valuable than permitted uses, that neighboring properties may in the future be put entirely to such prohibited uses, and that Grantor may not be able in the future to conduct or implement any or all of the uses permitted under the terms of this Easement. However, such circumstances shall not be deemed to justify the termination or extinguishment of this Easement.

    13.3 Division of Proceeds; Valuation of Easement. Grantee shall be entitled to receive, from the net proceeds of a condemnation award or of a sale, lease, exchange or other disposition of all or any portion of the Property following termination or extinguishment of this Easement, an amount equal to the stipulated fair market value of the Easement, or proportionate part thereof, determined as provided herein. This Easement constitutes a real property interest which the parties stipulate to have a fair market value determined by multiplying (a) the fair market value of the Property unencumbered by the Basement (minus any increase in value after the date of this grant attributable solely to permitted improvements by Grantor), by (b) the ratio of the value of the Easement at the time of this grant to the value of the Property, without deduction for the value of the Easement, at the time of this grant. The ratio of the value of the Easement to the value of the Property unencumbered by the Easement shall remain constant. The Grantee shall use its share of the proceeds in a manner consistent with the conservation purposes set forth herein.


14. REPRESENTATIONS AND WARRANTIES

    14.1 By Property Owners. Grantor represents and warrants to Grantee that, to the best of Grantor's knowledge and belief,: (i) it owns the Property in fee simple, free and clear of all liens and mortgage interests that have not been legally subordinated to this Easement, subject to the SCA Easement, the State Consent Decree, the Federal Consent Decree and the UAOs identified in paragraph
3.2 above; (ii) it has sole possession of the Property, has not entered into any contract to sell or lease the Property to someone else, and has not given anyone else any right of refusal, option or other rights concerning the purchase or lease of the Property; (iii) no person or entity possesses the right to remove any vegetation, mineral or other material from the Property, or carry out any other activity which is inconsistent with the purposes and terms of this Easement; (iv) the Property complies with all federal, state and local laws, regulations and requirements applicable to the Property and its use; (v) there is no litigation or other judicial, quasi-judicial or administrative proceeding pending or threatened that in any way affects or relates to the Property; (vi) there are no judgments, liens or other legal obligations that may be enforced against the Property; (vii) no Hazardous Material is present, or has been generated, treated, stored, disposed of or transported in, on or across the Property, and there are no underground storage tanks on the Property; and (viii) no civil or criminal proceedings or investigations have been instigated, and no notices, claims, demands or orders have been received, arising out of any violation or alleged violation of any federal, state or local law, regulation or requirement applicable to the Property or its use; except as set forth in this Easement.

    14.2 By Grantee. Grantee represents and warrants to Grantor that: (i) it is a charitable nonprofit corporation exempt from income tax under section 50l(c)(3) of the Code; (ii) it is a "qualified organization" within the meaning of section 170(h) of the Code; (iii) it is a "charitable conservancy" as defined in the New Jersey Conservation Restriction and Historic Preservation Restriction Act, N.J.S.A. 13:8B-1, et seq.; and (iv) it is a Conservation Organization.

15. MISCELLANEOUS PROVISIONS

    15.1 Notice to Grantee Before Undertaking Certain Permitted Actions.
Grantor shall notify Grantee, EPA and the WMI Group in writing before exercising any reserved right, the exercise of which may have an adverse impact on the Conservation Values associated with this Easement. Whenever notice is required to be given with respect to an activity permitted hereunder, Grantor shall notify Grantee, EPA and the WMI Group in writing not less than thirty (30) days prior to the date Grantor intends to undertake the activity in question. The notice shall describe the nature, scope, design, location, timetable and any other material aspect of the proposed activity in sufficient detail to permit Grantee, EPA and the WMI Group to make an informed judgment as to its consistency with the purposes of this Easement and all standards contained herein that are applicable to the activity in question.

    15.2 Approval By Grantee. Where Grantee's approval is required by any provision of this Easement, Grantee shall grant or withhold its approval in writing within a reasonable time considering the nature of the activity for which approval is sought; the complexity and extent of the documents, plans, drawings reports and studies to be reviewed; and the degree of the potential impact on the Conservation Values or agricultural requirements. Unless otherwise provided with respect to a particular approval requirement, the granting of approval shall be within Grantee's sole discretion, and Grantee's determination with respect thereto shall be final and binding. In any case in which this Easement provides that Grantee may not unreasonably withhold its approval, then, provided Grantee has received a written notice of the request for approval and all of the information required by this Easement to be submitted with such a notice, and that the request is bona fide and made in good faith, a failure by Grantee to respond to such request for approval within sixty (60) days following Grantee's receipt of same shall be deemed an approval of the request by Grantee.

          15.3 Use by Third Parties. Grantor may not authorize, allow or permit any third party to use the Property in a manner inconsistent with the terms of this Easement. Accordingly, no right to use the Property, whether in the form of a right-of-way, easement, license, oil, gas or mineral lease, or other right or interest in, on or through the Property, may be conveyed or permitted to be established in, on or through the Property, unless the right or interest is consistent with the terms of this Easement. (These prohibitions do not apply to a right to use the Property that was in existence prior to this Easement unless said right was subordinated to this Easement.) Grantor shall take reasonable and appropriate steps to avoid unauthorized inconsistent activities by third parties. Notwithstanding the foregoing, (a) Grantee may approve, in writing, a grant of a right to use the Property that benefits permitted uses or structures, such as a utility easement, for reasons that Grantee determines, in its sole discretion, are sufficiently extraordinary to justify an exception to the prohibitions, provided that EPA shall be given fifteen (15) days prior notice in order to object to such use, and if EPA does object within such fifteen (15) day time period, such use shall not be permitted; (b) the WMI Group may use the Property as permitted by the SCA Easement, and as required by the Federal Consent Decree, the State Consent Decree, the UAOs and Environmental Law; and
(e) the United States may have access to the Property for any reason allowed pursuant to the Federal Consent Decree or Environmental Law.

     15.4No Public Access. Although this Easement has been created for the benefit of the general public through the protection and preservation of water and land resources and natural beauty, nothing herein contained shall be construed to convey to the general public any right of access to or use of the Property. Grantor shall retain the exclusive right of access to and use of the Property unless otherwise expressly provided in this Easement.

     15.5Easement Binding Upon Successors. The covenants, terms, conditions and restrictions of this Easement shall be binding upon, and inure to the benefit of, the parties hereto and their respective personal representatives, heirs, successors and assigns, and shall continue as a servitude running in perpetuity with the Property. The terms "Grantor" and "Grantee," wherever used herein, and any pronouns used in place thereof, shall include, respectively, the above-named Grantor and his, her, their or its agents, employees, invitees, licensees, tenants, contractors, personal representatives, heirs, successors and assigns, and the above-named Grantee and its representatives, agents, employees, successors and assigns.

     15.6Manner of Giving Notices. All notices pertaining to this Easement shall be in writing delivered to the parties personally or by private courier, or by registered or certified mail, return receipt requested and postage prepaid, at the addresses set forth above or such other addresses as the parties may specifically designate in writing, and with respect to EPA and the WMI Group, at the addresses set forth below, and shall be deemed delivered and effective upon actual receipt in the event of personal or private courier delivery or deposit with the U.S. Postal Service in the event of mail delivery:

       Address of EPA:

                   William C. Tucker, Esq.
                   Senior Assistant Regional Counsel
                   New Jersey Superfund Branch
                   U.S. Environmental Protection Agency
                   290 Broadway, 19th Floor
                   New York, NY 10007

                   John Prince
                   Chief, Central New Jersey Remediation Section
                   New Jersey Remediation Branch
                   Emergency and Remedial Response Division
                   U.S. Environmental Protection Agency - Region II 290 Broadway, 19th Floor
                   New York, NY 10007



       Address of WMI Group:

                   General Counsel
                   SC Holdings, Inc.
                   1001 Fannin, Suite 4000
                   Houston, TX 77002

       With a copy to:

                   Antoinette R. Stone, Esq.
                   Buchanan Ingersoll, PC
                   1835 Market St., 14th Fl.
                   Philadelphia, PA 19103

    15.7 Captions. The captions in this instrument have been inserted solely for convenience of reference, are not a part of this instrument, and shall have no effect upon construction or interpretation.

    15.8 Controlling Law. The laws of the State of New Jersey shall govern the interpretation and performance of this Easement.

    15.9 Counterparts. The parties may execute this instrument in two or more counterparts, which shall, in the aggregate, be signed by both parties; and each counterpart shall be deemed an original instrument as against any party who has signed it. In the event of any disparity between the counterparts produced, the recorded counterpart shall be controlling.

    15.10Entire Agreement. This instrument sets forth the entire agreement of the parties with respect to the Easement and supersedes all prior discussions, negotiations, understandings or agreements relating to the Easement, all of which are merged herein.

    15.11Liberal Construction. Any general rule of construction to the contrary notwithstanding, this Easement shall be liberally construed in favor of the grant, to effectuate the purposes of this Easement and to preserve and protect the Conservation Values to the maximum possible extent. If any provision in this instrument is found to be ambiguous, an interpretation consistent with the purposes of this Easement that would render the provision valid shall be favored over any interpretation that would render it invalid.

    15.12No Extinguishment through Merger.

        (a) Pursuant to the Federal Consent Decree and the CLF Contract, Grantor and Grantee acknowledge that Grantor will convey fee simple title to the Property to Grantee. When Grantee acquires fee simple title to the Property, it is the express intention of the parties that: (i) Grantee, as successor in title to Grantor, shall observe and be bound by the obligations of Grantor and the restrictions imposed upon the Property by this Easement, (ii) in view of the public interest in its enforcement, this Easement shall survive such simultaneous ownership of fee and Easement interests in the Property, and shall not be extinguished notwithstanding any otherwise applicable legal doctrine under which such property interests would or might be merged, and (iii) said Grantee shall, as promptly as practicable, but in any event, in accordance with the CLF Contract and the Federal Consent Decree, either assign its interests in this Easement to another EPA-approved Conservation Organization or governmental entity or convey its fee interest in the Property to an EPA-approved Conservation Organization or governmental entity, in accordance with the requirements of the CLF Contract, the Federal Consent Decree and this Easement, including without limitation the provisions of this paragraph. Any instrument of assignment of this Easement or the rights conveyed herein shall refer to the provisions of this paragraph, and shall contain language necessary to continue it in force.

        (b) Notwithstanding anything to the contrary in this Easement, if, despite the clear and express intention of the parties, this Easement is extinguished upon the acquisition by Grantee of fee simple title to the Property, Grantee acknowledges and agrees that it shall immediately grant, bargain, transfer and convey unto an EPA-approved Conservation Organization or governmental entity, an easement and interest in perpetuity in the same form and substance as this Easement, on, over and upon the Property.

    15.13Forfeiture. Pursuant to the terms of the CLF Contract, a breach of the CLF Contract by Grantee will result in a forfeiture or reversion of this Easement to Grantor.

          15.14 Severability. If any provision of this Easement, or the application thereof to any person or circumstance, is found to be invalid, the remainder of the provisions of this Easement, or the application of such provision to persons or circumstances other than those as to which it is found to be invalid, as the case may be, shall not be affected thereby.

          15.15 Termination of Rights and Obligations. A party's personal rights and obligations under this Easement, but not the Easement itself, terminate upon transfer of the party's interest in the Easement or Property, except that liability for acts or omissions occurring prior to transfer shall survive transfer, and that the party's rights and obligations shall continue with respect to any portion of the Property or any interest in the Easement retained by that party.

    15.16Certificate Concerning Compliance. Upon written request by Grantor or EPA, Grantee shall deliver to Grantor and EPA, or to any prospective purchaser, transferee, mortgagee, lessee or other interested party designated by Grantor, an appropriate document certifying to the best of Grantee's knowledge, the status of Grantor's compliance with any obligation of Grantor contained in this Easement. Grantee shall provide such certification within forty-five (45) days after Grantee's receipt of the written request. Such certification shall be limited to the condition of the Property as of the date of Grantee's most recent monitoring inspection and may be appropriately limited or qualified by Grantee to reflect such constraints and limitations upon the quality or completeness of the monitoring data as may have existed at the time of such inspection. If (i) Grantor requests a certification based upon more current documentation, or (H) Grantee reasonably concludes, based upon relevant facts and circumstances, that a new inspection is necessary in order to issue such a certification, then Grantee shall conduct a new inspection, at Grantor' expense, within thirty (30) days of Grantee's receipt of Grantor' written request.

    15.17Additional Enforcement Rights.

        (a) The United States, the State of New Jersey Green Acres Program, and any EPA-approved Conservation Organization or governmental entity that provides funds in connection with the acquisition of this Easement shall have the power to enforce any or all of the terms and conditions of this Easement in the same manner and to the same extent as could be done by Grantee.

        (b) The Grantor and the Grantee agree and acknowledge that: (1) the United States and the WMI Group have an interest in the parties' compliance with the terms of this Easement; (2) the United States and the WMI Group are third-party beneficiaries hereunder; and (3) the United States and the WMI Group have any and all rights to enforce the terms of this Easement as if they were signatories hereof.

     15.18 Recording. As soon as possible following the granting of this Easement, the Grantor shall record such Easement in the Office of the County Clerk, Middlesex County, New Jersey, or other appropriate state or local records office. The parties shall cooperate with each other to carry out any such recording

16. SCHEDULES AND EXHIBITS

     The following exhibits are annexed to and shall form a part of this
Easement:
Exhibit "A":                  SCA Easement
Exhibit "B":                  UAOs
Exhibit "C":                  State Consent Decree
Exhibit "D":                  Federal Consent Decree





     IN WITNESS WHEREOF, Grantor and Grantee have duly executed this instrument as of the date first above written.


                         GRANTOR: FILCREST REALTY, INC.,
                                a New Jersey corporation

                                By:/s/Andrew J. Mayer, Jr.

                                Name: Andrew J. Mayer, Jr.
                                Title:   VP




                         GRANTEE: CLEAN LAND FUND
                                a not for profit corporation

                                By:_________________

                                Name: ________________________

                                Title: ________________________



ACKNOWLEDGMENTS

STATE OF NEW JERSEY )
COUNTY OF MIDDLESEX     SS.:

     On this, the 29th day of  December, 2004, before me, the undersigned
notary public, personally appeared  Andrew Mayer,   who acknowledged himself to
be a VP of FILCREST REALTY, INC., a New Jersey corporation, and that he/she, as such _______________, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                         /S/Donna Woodward
                         Notary Public

                       My commission expires:
                       DONNA M. WOODWARD
                       A Notary Public of New Jersey
                       My Commission Expires April 6, 2008

                                  [SEAL]


STATE OF NEW JERSEY )
                   )    SS.:
COUNTY OF          )

     On this, the ____ day of____, 2004, before me, the undersigned notary public, personally appeared ___________________________________________, who acknowledged himself to be a _______________ of CLEAN LAND FUND, a not for profit corporation, and that he/she, as such _______________, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                  Notary Public

                       My commission expires:

                                  [SEAL]



     IN WITNESS WHEREOF, Grantor and Grantee have duly executed this instrument as of the date first above written.

                      GRANTEE: CLEAN LAND FUND
                      a not for profit corporation

                      By: /s/ William J. Penn

                      Name: William J. Penn

                      Title:  President



STATE OF NEW YORK )
                   )    SS.:
COUNTY OF NEW YORK )

     On this, the 22 day of December, 2004, before me, the undersigned notary public, personally appeared William J. Penn, who acknowledged himself to be a President of CLEAN LAND FUND, a not for profit corporation, and that he/she, as such President ,being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                         /s/ Isalia M. Collado
                         Notary Public, State of New York
                         No. G1COP5042232
                         Qualified in County of Queens
                         Commission Expires April, 2007

                                  [SEAL]



                              CONSERVATION EASEMENT

     THIS CONSERVATION EASEMENT ("Easement") is made this _________ day of ________________ 2004, by and between KIN-BUC, INC. having an address at e/o Transtech Industries, Inc., 200 Centennial Avenue, Piscataway, NJ 08854 (hereinafter referred to, together with its assignees, as "Grantor") and the CLEAN LAND FUND, a tax exempt, not-for-profit organization formed pursuant to 26 U.S.C. 501(c)(3), incorporated in Rhode Island, having an address at 815 Beacon Hill Road, P.O. Box 725, Block Island, RI 02087, held in trust for the benefit of its assignee and for the purposes set forth herein (hereinafter referred to, together with its assignees, as "Grantee").


                                    RECITALS

     WHEREAS:

          A. Grantor is an owner in fee of certain lands (the "Property") designated on the Township of Edison Tax Map as Block 400, Lots 3-C in the Township of Edison, County of Middlesex, State of New Jersey.

          B. Grantee intends to accept this Easement as "grantee" in trust for a temporary period until such time as Grantee assigns this Easement to an organization, approved by the EPA, with the primary purposes of promoting and securing the protection, preservation and enhancement of ecologically significant lands, open spaces, natural resources, farmlands and areas of scenic and historical importance, and which organization has the resources to enforce the restrictions herein set forth.

          C. The Property is predominantly used for open space. The physical features, vegetation, and other characteristics of the Property have been or will be catalogued in the Baseline Documentation (defined in Paragraph 9, below) compiled in connection with the transfer of this Easement.

          D. The Property possesses significant natural, scenic, aesthetic, open-space, plant and wildlife habitat, watershed, wetland, forest, resource conservation and similar features and conservation values that are of great importance to Grantor, Grantee, and the people of the State of New Jersey and the United States, the preservation and protection of which will yield a significant public benefit.

          E. The Legislature of the State of New Jersey has declared that the retention of land for open space purposes is important to the present and future economy of the State and the welfare of the citizens of the State.

          F. Grantor intends, as owner of the Property, to convey to Grantee the right to preserve and protect the conservation values of the Property in perpetuity.

          G. Grantor desires to reserve the right to conduct those activities expressly reserved to Grantor in this Easement.

          H. For all of the purposes and subject to all the terms and conditions herein set forth, Grantor desires to give and grant to Grantee in trust and Grantee desires to accept as trustee for the benefit of its assignee the conservation easement hereinafter described.

                           GRANT OF PERPETUAL EASEMENT

     NOW, THEREFORE, in consideration of the foregoing, the sum of ______________________________ ($_________) Dollars, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to the laws of the state of New Jersey, including the New Jersey Conservation Restriction and Historic Preservation Restriction Act, N.J.S.A. 13:8B-l, et seq., Grantor does hereby grant, bargain, transfer and convey unto Grantee, as trustee for the benefit of its assignee, an easement and interest in perpetuity (the "Easement") on, over and upon the Property, said Property being in the Township of Edison, County of Middlesex, State of New Jersey, of the nature and character, to the extent, and on the terms hereinafter set forth, with which the Grantor and Grantee in their respective capacities for themselves and their respective heirs, administrators, executors, successors and assigns, agree to comply and Grantee by its acceptance of this grant of Easement undertakes to enforce until such time as Grantee assigns this Easement.

1. DECLARATION OF COVENANTS, RESTRICTIONS AND OTHER TERMS

          1.1. Definitions. The following terms shall have the following meanings when used herein, unless the context clearly requires otherwise, Terms defined in the singular shall have a correlative meaning when used in the plural and vice versa, and other inflected forms of such defined terms shall likewise have correlative meanings. Unless otherwise expressly provided for herein, capitalized terms used in this Easement shall have the same meaning assigned to them in the CLF Contract and the Federal Consent Decree.

     The term "building" means any structure or portion thereof or addition thereto having a roof supported by such things as columns, posts, piers, walls or air and intended for the shelter, business, housing or enclosing of persons, animals or property, but excluding temporary structures (such as tents and portable sanitary facilities) installed for and during special occasions or events and removed immediately thereafter.

     The term "CLF Contract" means that certain contract by and between Transtech Industries, Inc., Filcrest Realty, Inc., Kin-Buc, Inc., Inmar Associates, Inc. and the Clean Land Fund which is dated December 30, 2004, and a copy of which is attached as Appendix "F" to the Federal Consent Decree.

     The term "Conservation Values" means all those natural, scenic, aesthetic, open space, ecological, plant and wildlife habitat, soil and water resource quality, watershed, floodplain, wetland, and similar features and values that characterize or are associated with the Property. Specific conservation values of the Property are documented in the Baseline Documentation to be kept on file at the offices of the Grantee, and which is incorporated herein by reference.

     The term "construct" means to construct, build, install, place, erect, alter, enlarge, manufacture, assemble, or fabricate by any means or method.

     The term "Easement" means this Conservation Easement.

     The term "Environmental Law" means any federal, state and local law, statute, rule, order, regulation, ordinance, code, requirement or ruling now or hereafter in effect, imposed by any governmental authority regulating, relating to, or imposing liability or standards of conduct relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), public health and safety or employee health and safety, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
 9601 et seq.

     The term "Existing Facilities" means structures that are located on, above or under the Property as of the date of this Easement.

     The term "Federal Consent Decree" means that certain consent decree entered into by the plaintiff United States and the defendants in the action styled "United States and New Jersey Department of Environmental Protection v. Chemical Waste Management, Inc. et al., C.A. No. 02-2077 (USDC, DNJ)."

     The term "Hazardous Material" means each and every material or substance that, whether by its nature or use, is now or hereafter defined as a pollutant, dangerous substance, toxic substance, hazardous waste, Hazardous Material, hazardous substance or contaminant under any Environmental Law, or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and which is now or hereafter regulated under any Environmental Law.

     The term "maintain" means to keep in good condition, appearance and repair, and to renovate without any increase in exterior dimensions.

     The term "NJDEP" means the New Jersey Department of Environmental Protection. The term "NRD Lots" means those certain lots numbered 3-C, 37, 43, 44, 45, 46, 47, 56, 60, and 61 in Block 400, Township of Edison, Middlesex County, New Jersey, which are some of the lots on which the WMI Group will perform the NRD Project.

     The term "NRD Project" means those certain activities that the WMI Group is required to perform under the State Consent Decree.

     The term "Passive Recreational Uses" shall mean low-impact outdoor recreational pursuits that do not involve the use, placement, construction or installation of any structure or items of fixed or semi-fixed equipment, or result in any alteration of the land, other than those trail related structures and surface alterations expressly permitted in Para. 6.2 below. By way of example, and without limiting the generality of the foregoing, Passive Recreational Uses shall not include such things as playing fields, playgrounds, racquet courts, golf courses, skating rinks, tracks, sports stadiums, downhill ski runs and lifts, water parks, shooting ranges, and similar installations.

     The term "State Consent Decree" means that certain consent decree entered into by the plaintiff New Jersey Department of Environmental Protection and the defendants in the action styled "United States and New Jersey Department of Environmental Protection et al. v. Chemical Waste Management, Inc., et al., C.A.No. 02-4610(USDC, DNJ).

     The term "structure" means any combination of materials to form a construction or fabrication for temporary or permanent occupancy, use or ornamentation, whether constructed on, above or below the surface of the land comprising the Property, including, but not limited to: (i) houses, cabins, mobile homes, trailers, barns, stables, sheds, silos, greenhouses, outhouses, cabanas, and other buildings and similar items of every kind and description,
(ii) swimming pools, fences, docks, bridges, decks, satellite dishes and antennae, cellular telephone and other towers, billboards, signs, storage tanks and other accessory structures and fixed items of equipment; (iii) water, sewer, power, fuel and communication lines, other utility systems and related facilities; (iv) culverts, detention basins, and other stormwater or groundwater storage and control facilities; and (v) pads, patios, playing courts, riding rings, paddocks, corrals, pens, walkways, roads, driveways, parking areas and other areas constructed of or surfaced with wood, concrete, macadam, brick, paving stones, cinder block, gravel, clay, stone dust or other impervious or semi-pervious material.

     The term "UAO Lots" means those certain lots numbered 3-C, 49, 59 and 70 in Block 400, Township of Edison, Middlesex County, New Jersey, among others, on which certain work is required under the UAOs.

     The term "UAOs" means those certain EPA, Region 2, unilateral administrative orders, numbered II-CERCLA-30l02, II-CERCLA-60l05, II-CERCLA-00114 and II-CERCLA- 93-0101, issued to Grantor and certain members of the WMI Group, among others, and requiring the performance of certain activities on Lots 3-C, 49, 59 and 70 on the Property, among other lots.

     The term "EPA" means the United States Environmental Protection Agency.

     The term "United States' means the United States of America, including its departments, agencies and instrumentalities.

     The term "WMI Group" means Waste Management, Inc. Waste Management Holdings, Inc., Chemical Waste Management, Inc., SCA Services, Inc. n/k/a SC Holdings, Inc., SCA Services of Passaic, Inc., Earthline Company, Wastequid, Inc., and Anthony Gaess.

     The terms "wetlands" and "wetland areas" mean wetlands as defined by the January 1989 edition of the Federal Manual For Identifying and Delineating Jurisdictional Wetlands, or such other criteria for identifying and delineating wetland areas as may from time to time be promulgated by an appropriate state or federal governmental agency, provided that such other criteria have been adopted by Grantee for purposes of this Easement by resolution of its governing board.


2. TERM, FUTURE INSTRUMENTS, NOTICE OF TRANSFER, RELATIONSHIP TO PRIOR EASEMENTS AND CONSENT DECREES.
    2.1   Perpetual Term.     This Easement shall be perpetual and run with the
land and shall be binding upon all future owners of any interest in the Property, thus creating open space, easements and restrictions in perpetuity.

     2.2 Reference to Easement in Future Instruments & Notice of Transfer. This Easement shall be recorded in the Office of the Clerk of Middlesex County and a reference to the Easement shall be contained in any future deed, lease or document of transfer or conveyance affecting the Property. Grantor shall give written notice to the Grantee and the WMI Group of any such transfer or conveyance of any interest in the Property within ten (10) days following the date of such transfer or conveyance, which shall include the name and address of the Grantee of such interest. Grantor shall provide a copy of this Easement to all subsequent grantees of the fee simple interest in any part or all of the Property. The failure of the Grantor to perform any act required by this Paragraph shall not impair the validity of this Easement or limit its enforceability in any way.

    3.1Purposes. The purposes of this Easement include, but are not limited to, the following: (a) that the lands subject to this Easement be protected in their natural, scenic, open and existing state in perpetuity, subject only to the specific rights expressly reserved to the Grantor herein, (b) that the natural features of the Property and the Conservation Values associated with the Property be respected and preserved to the maximum extent consistent with Grantor's exercise of the rights expressly reserved to Grantor by the terms of this Easement; that the Natural Area be forever protected and preserved in its natural, scenic and existing state free from all activities that might damage, compromise or interfere with its ecological diversity, natural beauty or resource quality, or with the natural processes occurring therein; and that future uses of the Property be confined to such activities as are not inconsistent with the said purposes or with the terms and conditions of this Easement.

     3.2 (A) Grantor and Grantee agree and acknowledge that the USEPA issued the UAOs, annexed hereto as Exhibit A and made a part hereof, to Grantor and certain members of the WMI Group, among other parties, which require the recipients of those UAOs to perform certain remedial activities on several lots in the Property, including the UAO Lots. This Conservation Easement is also subject to the UAOs and will be construed and implemented so as to allow the Grantor and those certain members of the WMI Group to complete the activities required of them by the UAOs. Grantor and Grantee also agree and acknowledge that the Grantor and the WMI Group, among other parties, have entered into the State Consent Decree, annexed hereto as Exhibit B and made a part hereof, which requires the WMI Group to perform certain restoration activities on several lots including, but not limited to, the NRD Lots. This Conservation Easement is also subject to the State Consent Decree and will be construed and implemented so as to allow the WMI Group to complete the activities required of them by the State Consent Decree. Grantor and Grantee also agree and acknowledge that the Grantor and the WMI Group, among other parties, have entered into the Federal Consent Decree, annexed hereto as Exhibit C and made a part hereof, which requires the Grantor and the WMI Group to perform certain activities on the Property. This Conservation Easement is also subject to the Federal Consent Decree and will be construed and implemented so as to allow Grantor and the WMI Group to complete activities required of it under the Federal Consent Decree.

          (b) In the event of a conflict between this Easement and the Federal Consent Decree, the Federal Consent Decree shall control. In the event of a conflict between this Easement and the State Consent Decree, the State Consent Decree shall control. In the event of a conflict between this Easement and the UAOs, the UAOs shall control.

          4. Rights of Grantee. To accomplish the purposes of this Easement, the following rights are hereby conferred upon Grantee and its employees, agents and representatives in trust for the benefit of its assignee:

          (a) to have access to and enter upon the Property for the purpose of inspecting the Property, including, if necessary, the right to enter upon and cross over other lands owned by Grantor, or over which Grantor has a right of ingress and egress, to:

               (i) monitor compliance with and otherwise enforce the terms of this Easement;

               (ii)conduct scientific research and biological inventories;;

               (c) preserve and protect the Conservation Values and the natural features of the Property (subject to Grantor's reserved rights hereunder), and in connection therewith, to determine the consistency of any activity or use for which no express provision is made herein with the purposes of this Easement and the Conservation Values;

provided, however, that, except in cases in which Grantee determines that immediate entry is required to prevent, terminate or mitigate any violation of this Easement, such entry shall be upon prior reasonable notice to Grantor and, with respect to the NRD Lots and the UAO Lots, to the WMI Group; and further provided, however, that Grantee shall not unreasonably interfere with Grantor's use and quiet enjoyment of the Property;

          (b) to prevent Grantor or any third persons (whether or not claiming by, through, or under Grantor) from conducting any activity on or use of the Property that is inconsistent with the purposes, terms and conditions of this Easement; to enforce this Easement in the case of any breach or violation by Grantor or by third persons (whether or not claiming by, through, or under Grantor) by means of any remedy provided for herein or otherwise available at law or in equity; to require of Grantor or third persons the restoration of such areas or features of the Property as may be damaged by any inconsistent activity or use, and, if Grantor shall fail to do so and if Grantee shall so elect, to carry out reasonable and appropriate restoration activities on the Property following a violation of this Easement, and

          (c) subject to the prior approval of Grantor, as to their size, design and location, which approval shall not be unreasonably withheld, to erect signs identifying Grantee as the holder of this Easement.

     5. Prohibited Uses and Activities. Activities on and uses of the Property that are inconsistent with the purposes of this Easement are prohibited. Without limiting the generality of the foregoing, from and after the date of this Easement the following activities and uses are expressly forbidden on, over, or under the Property, except as provided in Paragraph 6 and except as necessary to implement the Federal Consent Decree, and the State Consent Decree, and to comply with the UAOs:

          (a) construction, building, installation, placement, erection, assembly, manufacture, fabrication, alteration, enlargement, maintenance, repair, renovation or replacement of any structure or structures (as defined herein) on, above or beneath the surface of the Property, unless expressly authorized by this Easement;

          (b) commercial or industrial uses of the Property;

          (c) processing, storage, disposal, spreading, placing or dumping of refuse, rubbish, debris, garbage, ashes, sawdust, bark, trash, dredge spoil, chemicals, Hazardous Materials, animal waste, fertilizers, abandoned vehicles, appliances, or machinery, or of any other substance or material that has the potential to cause significant harm or damage to plants, wildlife, the scenic quality of the Property or other Conservation Values;

          (d) excavation or removal of materials, including, but not limited to, dredging, mining, slant mining, drilling, quarrying or other extraction of loam, peat, turf, soil, gravel, sand, coal, rock, minerals, petroleum, or natural gas, or other natural resource from the Property;

          (e) disturbance or alteration of the surface topography or natural features of the Property, except if: (i) the disturbance or surface alteration is reasonably necessary in order to carry out an activity that is expressly permitted by this Easement, (ii) the circumstances are such that no feasible alternatives are available that would avoid the need for such disturbance or alteration, and (iii) appropriate measures are taken to minimize and mitigate any adverse impacts on the Property or the Conservation Values;

          (1) draining, dredging, filling, diking, or other disturbance of Wetland Areas;

          (g) alteration, or manipulation of the course, flow, size other characteristics of any streams, rivers, lakes or other water bodies (other than artificially-created farm ponds) located on the Property;

          (h) cutting, destruction or removal of trees, limbs, shrubs, native plants, leaf litter, detritus, or other plant material, vegetation or naturally occurring substance (collectively, "vegetation"), whether alive, standing-dead, or fallen, and regardless of its characteristics, except; (i) control of non-native vegetation through responsible application of herbicides and/or biological control measures; and (ii) trimming or removal of dead, fallen, diseased or infected trees, tree limbs and other vegetation that pose a health or safety hazard or that obstruct passage on paths, trails, roads or drives lawfully existing on the Property;

          (i) planting, cultivation or propagation of any invasive or non-native species;

          (j) use of chemical or biological pesticides, herbicides, fungicides, rodenticides, or other biocides on the Property except in a responsible manner to control one or more species generally acknowledged to be a pest or invasive species, and provided that: (i) all applicable Environmental Laws, governmental policies and recommendations concerning the proper use and application of the substance in question are complied with, and (ii) the substance in question does not pose any significant risk of harm to any threatened or endangered species or rare community types as identified by the New Jersey Natural Heritage Database or similar compendium;

          (k) use of trucks, all-terrain vehicles, trail bikes and other motorized off-road vehicles except: (i) vehicles, machinery and equipment used for maintenance and cultivation of lawns and gardens in the open areas; and (ii) use of vehicles for emergency purposes and to carry out required management actions on the Property;

          (1) except as expressly permitted herein, the conduct of any other activities on or uses of the Property that are likely to have a significant and demonstrable adverse impact on drainage, flood control, water conservation, soil conservation and erosion control, plant and wildlife habitat or any of the Conservation Values;

          (m) partition, division or subdivision, legal or de facto, of the Property, or any portion thereof, into more than one ownership, including along any existing interior lot lines; provided, however, that Grantee may, in Grantee's reasonable discretion, grant approval for a subdivision or boundary line adjustment as long as the same would not compromise any of the conservation purposes of this Easement or result in increased development on the Property or on any adjoining lands, and that the deed transferring any subdivided parcel conspicuously discloses the existence of this Easement; and

          (n) Notwithstanding anything set forth in this Paragraph 5, no Passive Recreational Uses or other active or passive uses of any kind or nature whatsoever are to be permitted, or are to occur, on Lot 3-C, Block 400, during the period in which the UAOs are in effect, without the express prior written approval of USEPA and NJDEP, notice of which approval shall be provided to the WMI Group.

    6.1 Acts and Uses Not Otherwise Prohibited. Grantor reserves all rights inherent in the ownership of the Property that are not prohibited by, or inconsistent with, the terms and purposes of, this Easement.

    6.2  Passive Recreational Use.

          Except as prohibited herein, Grantor may use and allow the Property to be used for Passive Recreational Uses (as defined in Para. 1.1), such as: nature study and observation, hiking, picnicking, sledding, cross-country skiing, and bicycling. Recreational activities other than Passive Recreational Uses shall not be permitted. The scope and frequency of, number of participants in, and manner of carrying out such Passive Recreational Uses shall be limited as necessary to ensure that they do not result in significant and demonstrable damage to, or degradation of, the Property or the Conservation Values. In connection with, and to enhance and support, the foregoing permitted Passive Recreational Uses, Grantor may maintain existing trails and, with prior notice to and approval of Grantee, which approval shall not be unreasonably withheld, clear and maintain additional trails, provided that no trail shall be improved with macadam, gravel, paving stones or other impervious or semi-pervious material. Grantor may also (i) construct and maintain minor rustic boundary markers, trail markers, trail-related improvements, reasonably necessary to their safe enjoyment, or the control of runoff and trail-related damage such as steps, bog bridges, erosion bars and railings, small unlighted informational and interpretive signs, registration boxes, and wildlife observation blinds, provided that they shall be constructed of rustic natural colored materials that blend in with the natural surroundings and complement the natural and scenic features of the landscape; and (ii) install barriers and low fences where necessary to prevent use or access by motor vehicles or to protect fragile natural resources.

    6.3 Soil and Water Conservation. Grantor may engage in such soil and water conservation practices or habitat restoration projects as may be necessary or appropriate, provided that such activities further the goals intended to be achieved by this Easement and protect the Conservation Values.

    6.4Signs. Grantor reserves the right to install signs stating the name and address of the Property and the names of persons living on the Property, advertising the Property for sale or rent, posting the Property to control unauthorized entry or use, and advertising or regulating on-site activities expressly permitted by the terms of this Easement; provided, however, that: (a) no sign shall exceed sixteen (16) square feet in area, and (b) Grantor shall not design or locate such signs in such a way as to significantly diminish the scenic character of the Property.

     7.  Intentionally Omitted.

     8. Transfer and Extinguishment of Development Rights. Except as specifically reserved to Grantor in this Easement, and subject to the terms and conditions of this Easement, the State Consent Decree, the Federal Consent Decree, the UAOs and Environmental Law, Grantor hereby grants to Grantee, in trust for the benefit of its assignee, (a) all rights to construct, install, erect, or enlarge structures upon, develop or in any other manner improve or alter the Property in a manner that would violate the terms, or be inconsistent with the purposes, of this Easement, and (b) all development credits and all transferable, cluster or other development rights, howsoever designated, that are or may hereafter be allocated to, associated with, implied, reserved, or inherent in the Property. Grantor and Grantee agree that such rights are terminated and extinguished, and may not be used on any portion of the Property, transferred to any other property, or used for the purpose of calculating permissible size, height, bulk or number of structures, development density, lot yield or any similar development variable pertaining to the Property or any other property. All of Grantor's right, title and interest in and to any such rights that may hereafter be created shall automatically be vested in Grantee and extinguished immediately upon their becoming legally effective. Grantor hereby appoints Grantee as Grantor's attorney-in-fact for, and only for, the limited purpose of executing and recording such further instruments as may be necessary or appropriate to effectuate the extinguishment of such rights. Grantor acknowledges that the power of attorney herein granted is coupled with an interest in the subject matter and is irrevocable. If Grantee shall have occasion to exercise the power of attorney herein granted, Grantee shall notify Grantor within a reasonable time following such exercise specifying the action taken and shall provide to Grantor copies of all instruments evidencing such action.

     9. Baseline Documentation. In order to establish the uses and condition of the Property as of the date of this Easement so as to be able to properly monitor its future uses and condition and assure compliance with the terms hereof, Grantor will make available to Grantee all existing maps, photographs, surveys, plans, reports, studies and other documentation in Grantor's possession that describe or depict the current uses and condition of the Property. In addition, Grantee shall have the right to prepare such additional documentation, such as surveys, maps, drawings, photographs, on-site delineations, plant and wildlife inventories, and soil, water and air quality tests, as it deems appropriate. Grantee, its agents, employees, and consultants, shall have the right to enter upon the Property at reasonable times and by prior appointment for this purpose. The aforementioned documentation shall constitute an inventory of the Property's relevant features and conditions (the "Baseline Documentation"). The Baseline Documentation shall be kept on file at Grantee's offices and shall be accessible to Grantor upon reasonable notice during normal business hours. The parties agree that if a controversy arises about the condition or uses of the Property as of the date of this Easement, the parties may use other relevant or material documents, surveys, reports, and other evidence to assist in the resolution of the controversy. Grantor and Grantee shall each provide to the other, without charge, a copy of all additional documentation concerning the Property prepared by or for Grantor or Grantee, from time to time. The Baseline Documentation shall include a map and description of all the installations maintained under the UAOs , together with a description of the activities that the recipients of the UAOs must undertake under the UAOs, and a map and description of the NRD Project, together with a description of the activities that the WMI Group must undertake to complete the NRD Project.

10.       REMEDIES AND ENFORCEMENT

     10.1 Notice of Violation and Opportunity to Cure. If Grantee determines that a violation of this Easement by Grantor has occurred, is occurring, or is threatened, Grantee shall give a written notice thereof (a "Notice of Violation") to Grantor, EPA and the WMI Group, summarizing the facts in Grantee's possession concerning the nature of the violation. Upon receipt of a Notice of Violation, Grantor shall immediately (a) cease those actions that have given rise to the alleged violation, and (b) take such actions as may be necessary to prevent any further harm or damage to the Property or the Conservation Values. Within sixty (60) days after the date of the Notice of Violation, Grantor shall cure those violations by Grantor of this Easement and restore the Property to the condition that would have existed had there been no violation, provided, however, that if the violation is such that it cannot reasonably be cured within such sixty (60) day period, Grantor shall commence to cure such violation within the sixty (60) day period and shall thereafter diligently pursue the same to completion, and the period for cure shall be extended for such time as is reasonably necessary in order to permit the actions required to effect such cure to be diligently completed. If Grantee, in its sole judgment, believes that circumstances are such that immediate action is required to prevent or mitigate significant harm or damage to the Property or the Conservation Values, Grantee may pursue its remedies without waiting for any period provided for cure to expire, and without prior notice to Grantor (except as may be required by law).

     10.2Remedies. Subject to the notice and opportunity to cure provisions set forth above, Grantee shall be entitled to preliminary restraints, and to injunctive and other equitable relief to prevent threatened or continuing violations of this Easement, and to otherwise enforce the terms of this Easement and including, without limitation, relief requiring Grantor to remove offending structures and otherwise restore the Property to the condition that would have existed had there been no violation of this Easement. Grantor agrees that Grantee's remedies at law for violation of this Easement will be inadequate and that Grantee shall be entitled to the injunctive relief described herein, and to specific performance of the terms of this Easement, without the necessity of proving either actual damages or the inadequacy of otherwise available legal remedies, Grantee shall also be entitled to recover damages for violation of this Easement, including, but not limited to: (a) damages for harm to, and degradation, impairment, disturbance and loss of, natural or scenic features of the Property and the Conservation Values associated with the Property; (b) all costs necessary to restore the Property to the condition that would have existed had there been no violation of this Easement; and (c) the value of minerals, soil, sand, timber, or other natural resources sold or removed from the Property in violation of this Easement. The remedies described herein shall be cumulative and shall be in addition to all remedies now or hereafter existing at law or in equity.

     10.3Costs of Enforcement. Grantor shall bear all reasonable costs incurred by Grantee if Grantee prevails in any proceeding commenced by Grantee to enforce this Easement including, but not limited to, court costs, reasonable attorneys' fees and fees of expert witnesses, and all costs of restoration necessitated by the violation.

     10.4 Forbearance. Any forbearance by Grantee to exercise its rights under this Easement in the event of any breach of any term of this Easement by Grantor shall not be deemed or construed to be a waiver by Grantee of such term or of any subsequent breach of the same or any other term of this Easement or of any of Grantee's rights under this Easement. No delay or omission by Grantee in the exercise of any right or remedy upon any breach by Grantor shall impair such right or remedy or be construed as a waiver; nor shall Grantor be entitled to assert any defense based upon laches, estoppel or prescription with respect to any violation of this Easement as to which Grantee was not specifically notified by Grantor in writing.

     10.5 Acts Beyond Grantor's ControL Nothing contained in this Easement shall be construed to entitle Grantee to bring any action against Grantor for any injury to or change in the Property resulting from causes beyond Grantor's control, including, without limitation, fire, flood, storm, earth movement, or from any prudent action taken by Grantor under emergency conditions to prevent, abate, or mitigate significant harm or damage to the Property resulting from such causes.

    10.6 Restoration Plans. If restoration work is required as a result of a violation, Grantor shall submit a detailed restoration plan to Grantee for its approval prior to undertaking restoration activities on the Property. All restoration shall be carried out in accordance with property restoration guidelines and standards adopted by Grantee from time to time.

11.  INDEMNIFICATION

    11.1 By Grantor. Grantor hereby release and agree to hold harmless, indemnify and defend Grantee and its members, trustees, officers, employees, agents, and contractors and the heirs, personal representatives, successors and assigns of each of them (collectively "Indemnified Parties") from and against any and all liabilities, penalties, fines, charges, costs, losses, damages, expenses, claims, demands, orders, judgments or administrative actions, including, without limitation, reasonable attorneys' fees, arising from or in any way connected with: (a) injury to or the death of any person, or physical damage to any property, resulting from any act, omission, condition or other matter related to or occurring on or about the Property, regardless of cause, unless due to the negligence or wrongful acts of any of the Indemnified Parties,
(b) the obligations specified in this Article, (c) the representations and warranties contained in Paragraph 14.1, and (d) the presence or release upon or about the Property of any Hazardous Material or the violation or alleged violation of any Environmental Law unless caused by any of the Indemnified Parties.

    11.2 By Grantee. Grantee hereby releases and agrees to hold harmless, indemnify and defend Grantor and its employees, agents, and contractors and the heirs, personal representatives, successors and assigns of each of them from and against any and all liabilities, penalties, fines, charges, costs, losses, damages, expenses, claims, demands, orders, judgments or administrative actions, including, without limitation, reasonable attorneys' fees, arising from or in any way connected with injury to or the death of any person, or physical damage to any property (other than damage necessarily associated with restoration activities), resulting from any act or omission of Grantee or its members, trustees, officers, employees, agents, and contractors while on the Property in connection with the exercise of any monitoring, enforcement or other rights conferred upon Grantee by this Easement.

12.  ASSIGNMENT

     12.1Right to Assign. Grantee intends to transfer and assign, and any future assignee of this Easement, may at any time, upon thirty (30) days' notice to Grantor, EPA and the WMI Group, transfer and assign, this Easement and the rights and obligations created hereby, in whole or in part, to one or more EPA-approved Conservation Organizations or governmental entities pursuant to the Federal Consent Decree; provided, however, that the assignee shall simultaneously with such assignment assume the obligation to carry out the conservation purposes for which this Easement is granted. A copy of such assignment shall be provided to EPA and the WMI Group within ten (10) days of the effective date of such assignment.

     12.2 Executory Limitation. If Grantee shall cease to function as a non-profit corporation with one of its primary purposes being the preservation of natural resources and open space (other than as the result of a merger into or consolidation with any other non-profit corporation with similar purposes), or shall be liquidated or dissolved, upon the occurrence of such event, Grantee shall assign all of its rights and interest in the Property and delegate all of its responsibilities under this Easement to one or more EPA-approved Conservation Organizations or governmental entities.

    12.3 Release of Grantee's Further Obligations. The holder of this Easement immediately before any such assignment or judicial re-vesting shall thereafter have no further obligation to monitor compliance with, or enforce the provisions of, this Easement; provided that the assignee meets the requirements set forth above and has assumed the obligation to monitor, abide by the terms of and enforce this Easement.

13.  CONDEMNATION; TERMINATION

    13.1 Condemnation Proceedings. Should all or part of the Easement Property be taken in exercise of the power of eminent domain, or acquired by purchase in lieu of condemnation, by any public, corporate, or other authority so as to terminate, abrogate or limit the restrictions created by this Easement, in whole or in part, Grantor and Grantee shall join in appropriate actions to challenge such taking. In the event Grantor and Grantee are unable to prevent a taking notwithstanding their reasonable and appropriate efforts to the contrary, Grantor and Grantee shall join in appropriate actions to recover the full value of the interests in the Easement Property subject to the taking or in lieu purchase, and all direct and incidental damages, costs and fees occasioned thereby. All expenses incurred jointly by Grantor and Grantee in connection with such actions shall be borne by them in the same proportion set forth below with respect to the sharing of the proceeds of a condemnation award, sale, lease, exchange or other disposition of the Property.

     13.2 Judicial and Statutory Termination Proceedings. This Easement is intended to be of perpetual duration and therefore may not be terminated by mutual agreement of the Grantor and the Grantee. However, in the event an unexpected change in circumstances arises in the future that makes it impossible to accomplish the purposes of this Easement, this Easement may be extinguished in whole or in part through an appropriate judicial proceeding (and only through a judicial proceeding). In such event the Grantor shall also satisfy all other applicable legal requirements, including those set forth in the New Jersey Conservation Restriction and Historic Preservation Restriction Act, N.J.S.A. 13:8B-l, et seq. as amended (or any successor provision). Grantor and Grantee acknowledge the possibility that uses prohibited by the terms of this Easement may become more economically valuable than permitted uses, that neighboring properties may in the future be put entirely to such prohibited uses, and that Grantor may not be able in the future to conduct or implement any or all of the uses permitted under the terms of this Easement. However, such circumstances shall not be deemed to justify the termination or extinguishment of this Easement.

     13.3 Division of Proceeds; Valuation of Easement. Grantee shall be entitled to receive, from the net proceeds of a condemnation award or of a sale, lease, exchange or other disposition of all or any portion of the Property following termination or extinguishment of this Easement, an amount equal to the stipulated fair market value of the Easement, or proportionate part thereof, determined as provided herein. This Easement constitutes a real property interest which the parties stipulate to have a fair market value determined by multiplying (a) the fair market value of the Property unencumbered by the Easement (minus any increase in value after the date of this grant attributable solely to permitted improvements by Grantor), by (b) the ratio of the value of the Easement at the time of this grant to the value of the Property, without deduction for the value of the Easement, at the time of this grant. The ratio of the value of the Easement to the value of the Property unencumbered by the Easement shall remain constant. The Grantee shall use its share of the proceeds in a manner consistent with the conservation purposes set forth herein.

14. REPRESENTATIONS AND WARRANTIES

    14.1 By Property Owners. Grantor represents and warrant to Grantee that, to the best of its knowledge and belief: (i) it owns the Property in fee simple, free and clear of all liens and mortgage interests that have not been legally subordinated to this Easement, the State Consent Decree, the Federal Consent Decree and the UAOs identified in paragraph 3.2 above; (ii) it has sole possession of the Property, has not entered into any contract to sell or lease the Property to someone else, and has not given anyone else any right of refusal, option or other rights concerning the purchase or lease of the Property; (iii) no person or entity possesses the right to remove any vegetation, mineral or other material from the Property, or carry out any other activity which is inconsistent with the purposes and terms of this Easement;
(iv) the Property complies with all federal, state and local laws, regulations and requirements applicable to the Property and its use; (v) there is no litigation or other judicial, quasi-judicial or administrative proceeding pending or threatened that in any way affects or relates to the Property; (vi) there are no judgments, liens or other legal obligations that may be enforced against the Property; (vii) there are no underground storage tanks on the Property; and (viii) no civil or criminal proceedings or investigations have been instigated, and no notices, claims, demands or orders have been received, arising out of any violation or alleged violation of any federal, state or local law, regulation or requirement applicable to the Property or its use; except as set forth in this Easement.

    14.2 By Grantee. Grantee represents and warrants to Grantor that: (i) it is a charitable nonprofit corporation exempt from income tax under section 501(c)(3) of the Code; (ii) it is a "qualified organization" within the meaning of section 170(h) of the Code; (iii) it is a "charitable conservancy" as defined in the New Jersey Conservation Restriction and Historic Preservation Restriction Act, N.J.S.A. 13:8B-1, et seq.; and (iv) it is a Conservation Organization.

15. MISCELLANEOUS PROVISIONS

    15.1 Notice to Grantee Before Undertaking Certain Permitted Actions.
Grantor shall notify Grantee, EPA and the WMI Group in writing before exercising any reserved right, the exercise of which may have an adverse impact on the Conservation Values associated with this Easement. Whenever notice is required to be given with respect to an activity permitted hereunder, Grantor shall notify Grantee, EPA and the WMI Group in writing not less than thirty (30) days prior to the date Grantor intends to undertake the activity in question. The notice shall describe the nature, scope, design, location, timetable and any other material aspect of the proposed activity in sufficient detail to permit Grantee, EPA and the WMI Group to make an informed judgment as to its consistency with the purposes of this Easement and all standards contained herein that are applicable to the activity in question.

    15.2 Approval By Grantee. Where Grantee's approval is required by any provision of this Easement, Grantee shall grant or withhold its approval in writing within a reasonable time considering the nature of the activity for which approval is sought; the complexity and extent of the documents, plans, drawings reports and studies to be reviewed; and the degree of the potential impact on the Conservation Values or agricultural requirements. Unless otherwise provided with respect to a particular approval requirement, the granting of approval shall be within Grantee's sole discretion, and Grantee's determination with respect thereto shall be final and binding. In any case in which this Easement provides that Grantee may not unreasonably withhold its approval, then, provided Grantee has received a written notice of the request for approval and all of the information required by this Easement to be submitted with such a notice, and that the request is bona fide and made in good faith, a failure by Grantee to respond to such request for approval within sixty (60) days following Grantee's receipt of same shall be deemed an approval of the request by Grantee.

     15.3Use by Third Parties. Grantor may not authorize, allow or permit any third party to use the Property in a manner inconsistent with the terms of this Easement. Accordingly, no right to use the Property, whether in the form of a right-of-way, easement, license, oil, gas or mineral lease, or other right or interest in, on or through the Property, may be conveyed or permitted to be established in, on or through the Property, unless the right or interest is consistent with the terms of this Easement. (These prohibitions do not apply to a right to use the Property that was in existence prior to this Easement unless said right was subordinated to this Easement.) Grantor shall take reasonable and appropriate steps to avoid unauthorized inconsistent activities by third parties. Notwithstanding the foregoing, (a) Grantee may approve, in writing, a grant of a right to use the Property that benefits permitted uses or structures, such as a utility easement, for reasons that Grantee determines, in its sole discretion, are sufficiently extraordinary to justify an exception to the prohibitions, provided that EPA shall be given fifteen (15) days prior notice in order to object to such use, and if EPA does object within such fifteen (15) day time period, such use shall not be permitted; (b) the WMI Group may use the Property as required by the Federal Consent Decree, the State Consent Decree, the UAOs and Environmental Law, and (c) the United States may have access to the Property for any reason allowed pursuant to the Federal Consent Decree or Environmental Law.

    15.4 No Public Access. Although this Easement has been created for the benefit of the general public through the protection and preservation of water and land resources and natural beauty, nothing herein contained shall be construed to convey to the general public any right of access to or use of the Property. Grantor shall retain the exclusive right of access to and use of the Property unless otherwise expressly provided in this Easement.

     15.5 Easement Binding Upon Successors. The covenants, terms, conditions and restrictions of this Easement shall be binding upon, and inure to the benefit of, the parties hereto and their respective personal representatives, heirs, successors and assigns, and shall continue as a servitude running in perpetuity with the Property. The terms "Grantor" and "Grantee," wherever used herein, and any pronouns used in place thereof, shall include, respectively, the above-named Grantor and his, her, their or its agents, employees, invitees, licensees, tenants, contractors, personal representatives, heirs, successors and assigns, and the above-named Grantee and its representatives, agents, employees, successors and assigns.

    15.6 Manner of Giving Notices. All notices pertaining to this Easement shall be in writing delivered to the parties personally or by private courier, or by registered or certified mail, return receipt requested and postage prepaid, at the addresses set forth above or such other addresses as the parties may specifically designate in writing, and with respect to EPA and the WMI Group, at the address set forth below, and shall be deemed delivered and effective upon actual receipt in the event of personal or private courier delivery or deposit with the U.S. Postal Service in the event of mail delivery:

        Address of EPA:

                    William C. Tucker, Esq.
                    Senior Assistant Regional Counsel
                    New Jersey Superfund Branch
                    U.S. Environmental Protection Agency
                    290 Broadway, 19th Floor
                    New York, NY 10007

                    John Prince
                    Chief, Central New Jersey Remediation Section
                    New Jersey Remediation Branch
                    Emergency and Remedial Response  Division
                    U.S. Environmental Protection Agency -     Region II
                    290 Broadway, 19th Floor
                    New York, NY 10007

        Address of WMI Group:

                    General Counsel
                    SC Holdings, Inc.
                    1001 Fannin, Suite 4000
                    Houston, TX 77002

        With a copy to:
                    Antoinette R. Stone, Esq.
                    Buchanan Ingersoll PC
                    1835 Market Street, 14th Floor
                    Philadelphia, PA 19103

     15.7 Captions. The captions in this instrument have been inserted solely for convenience of reference, are not a part of this instrument, and shall have no effect upon construction or interpretation.

     15.8 Controlling Law. The laws of the State of New Jersey shall govern the interpretation and performance of this Easement.

     15.9 Counterparts. The parties may execute this instrument in two or more counterparts, which shall, in the aggregate, be signed by both parties; and each counterpart shall be deemed an original instrument as against any party who has signed it. In the event of any disparity between the counterparts produced, the recorded counterpart shall be controlling.

    15.10Entire Agreement. This instrument sets forth the entire agreement of the parties with respect to the Easement and supersedes all prior discussions, negotiations, understandings or agreements relating to the Easement, all of which are merged herein.

    15.11Liberal Construction. Any general rule of construction to the contrary notwithstanding, this Easement shall be liberally construed in favor of the grant, to effectuate the purposes of this Easement and to preserve and protect the Conservation Values to the maximum possible extent. If any provision in this instrument is found to be ambiguous, an interpretation consistent with the purposes of this Easement that would render the provision valid shall be favored over any interpretation that would render it invalid.

    15.12No Extinguishment through Merger.

        (a) Pursuant to the Federal Consent Decree and the CLF Contract, Grantor and Grantee acknowledge that Grantor will convey fee simple title to the Property to Grantee. When Grantee acquires fee simple title to the Property, it is the express intention of the parties that: (i) Grantee, as successor in title to Grantor, shall observe and be bound by the obligations of Grantor and the restrictions imposed upon the Property by this Easement, (ii) in view of the public interest in its enforcement, this Easement shall survive such simultaneous ownership of fee and Easement interests in the Property, and shall not be extinguished notwithstanding any otherwise applicable legal doctrine under which such property interests would or might be merged, and (iii) said Grantee shall, as promptly as practicable, but in any event, in accordance with the CLF Contract and the Federal Consent Decree, either assign its interests in this Easement to another EPA-approved Conservation Organization or governmental entity , or convey its fee interest in the Property to an EPA-approved Conservation Organization or governmental entity, in accordance with the requirements of the CLF Contract, the Federal Consent Decree and this Easement, including, without limitation, the provisions of this paragraph. Any instrument of assignment of this Easement or the rights conveyed herein shall refer to the provisions of this paragraph, and shall contain language necessary to continue it in force.

        (b) Notwithstanding anything to the contrary in this Easement, if, despite the clear and express intention of the parties, this Easement is extinguished upon the acquisition by Grantee of fee simple title to the Property, Grantee acknowledges and agrees that it shall immediately grant, bargain, transfer and convey unto an EPA-approved Conservation Organization or governmental entity, an easement and interest in perpetuity in the same form and substance as this Easement, on, over and upon the Property.

     15.13 Forfeiture. Pursuant to the terms of the CLF Contract, a breach of the CLF Contract by Grantee will result in a forfeiture or reversion of this Easement to Grantor.

     15.14 Severability. If any provision of this Easement, or the application thereof to any person or circumstance, is found to be invalid, the remainder of the provisions of this Easement, or the application of such provision to persons or circumstances other than those as to which it is found to be invalid, as the case may be, shall not be affected thereby.

    15.15Termination of Rights and Obligations. A party's personal rights and obligations under this Easement, but not the Easement itself, terminate upon transfer of the party's interest in the Easement or Property, except that liability for acts or omissions occurring prior to transfer shall survive transfer, and that the party's rights and obligations shall continue with respect to any portion of the Property or any interest in the Easement retained by that party.

    15.16Certificate Concerning Compliance. Upon written request by Grantor or EPA, Grantee shall deliver to Grantor and EPA, or to any prospective purchaser, transferee, mortgagee, lessee or other interested party designated by Grantor, an appropriate document certifying to the best of Grantee's knowledge, the status of Grantor's compliance with any obligation of Grantor contained in this Easement. Grantee shall provide such certification within forty-five (45) days after Grantee's receipt of the written request. Such certification shall be limited to the condition of the Property as of the date of Grantee's most recent monitoring inspection and may be appropriately limited or qualified by Grantee to reflect such constraints and limitations upon the quality or completeness of the monitoring data as may have existed at the time of such inspection. If (i) Grantor requests a certification based upon more current documentation, or (ii) Grantee reasonably concludes, based upon relevant facts and circumstances, that a new inspection is necessary in order to issue such a certification, then Grantee shall conduct a new inspection, at Grantor' expense, within thirty (30) days of Grantee's receipt of Grantor' written request.

    15.17Additional Enforcement Rights.

        (a) The United States, the State of New Jersey Green Acres Program, and any EPA-approved Conservation Organization or governmental entity that provides funds in connection with the acquisition of this Easement shall have the power to enforce any or all of the terms and conditions of this Easement in the same manner and to the same extent as could be done by Grantee.

        (b) The Grantor and the Grantee agree and acknowledge that: (1) the United States and the WMI Group have an interest in the parties' compliance with the terms of this Easement; (2) the United States and the WMI Group are third-party beneficiaries hereunder; and (3) the United States and the WMI Group have any and all rights to enforce the terms of this Easement as if they were signatories hereof.

     15.18 Recording. As soon as possible following the granting of this Easement, the Grantor shall record such Easement in the Office of the County Clerk, Middlesex County, New Jersey, or other appropriate state or local records office. The parties shall cooperate with each other to carry out any such recording

16.  SCHEDULES AND EXHIBITS
     The following exhibits are annexed to and shall form a part of this
Easement:
     Exhibit "A":             UAOs
     Exhibit "B":             State Consent Decree
     Exhibit "C":             Federal Consent Decree





     IN WITNESS WHEREOF, Grantor and Grantee have duly executed this instrument as of the date first above written.



                      GRANTOR:    KIN-BUC, INC.,
                                a New Jersey corporation

                                By: /s/ Andrew J. Mayer, Jr.

                                Name:  Andrew J. Mayer, Jr.

                                Title:  VP

                      GRANTEE:    CLEAN LAND FUND
                                a not for profit corporation
                                By:__________________

                                Name:______________________

                               Title:_____________________



ACKNOWLEDGMENTS

STATE OF NEW JERSEY )
                        SS.:
COUNTY OF MIDDLESEX


     On this, the 29th of December, 2004, before me, the undersigned notary public, personally appeared Andrew Mayer, who acknowledged himself to be a VP of KIN-BUC, INC., a New Jersey corporation, and that he/she, as such _______________, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                       /s/ Donna Woodward
                       Notary Public
                       My commission expires:

                       DONNA M. WOODWARD
                       A Notary Public of New Jersey
                       My Commission Expires April 6, 2008


                                  [SEAL]





STATE OF NEW JERSEY )
                   )    SS.:
COUNTY OF          )

     On this, the ____ day of,2004, before me, the undersigned notary public, personally appeared ___________________________________________, who acknowledged himself to be a _______________ of CLEAN LAND FUND, a not for profit corporation, and that he/she, as such _______________,being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                  Notary Public

                       My commission expires:

                                  [SEAL]




     IN WITNESS WHEREOF, Grantor and Grantee have duly executed this instrument as of the date first above written.

                    GRANTEE:      CLEAN LAND FUND
                              a not for profit corporation

                              By:  /s/ William J. Penn

                              Name: William J. Penn
                              Title:  President




STATE OF NEW YORK )
                   )  ss.:
COUNTY OF NEW YORK  )

    On this, the 22 day of December, 2004, before me, the undersigned notary public, personally appeared William J. Penn, who acknowledged himself to be a President of CLEAN LAND FUND, a not for profit corporation, and that he/she, as such President, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                           /s/ Idalia M. Collado
                           Notary Public


                           My commission expires:

                           IDALIA M. COLLADO
                           NOTARY PUBLIC, State of New York
                           No. 01CO5042232
                           Qualified in County of Queens
                           Commission Expires April 2007

                               [SEAL]


                             EXHIBIT A TO APPENDIX E
                                     UAOs

UNITED STATES ENVIRONNENTAL PROTECTION AGENCY

                                    REGION II



IN THE MATTER OF
                                         ADMINISTRATIVE ORDER
Kin-Buc Landfill, Edison,
         New Jersey:                        Index No.
                                            II-CERCLA-00114

Anthony Gaess,
Marvin Mahan,
Robert Meagher,
Earthline Company,
Chemical Waste Management, Inc.,
Filcrest Realty, Inc.,
Inmar Associates, Inc.,
Kin-Buc Inc.,
SCA Services, Inc.,
SCA Services of Passaic, Inc.,
Transtech Industries, Inc., f/k/a Scientific Inc., and
Wastequid, Inc.

               Respondents.

Proceeding Pursuant to 106(a)
of the Comprehensive Environmental
Response, Compensation, and
Liability Act of 1980, as amended,
42 U.S1C. 9606(a).



                         I. JURISDICTION

A. This Amended Administrative ORDER ("Amended ORDER" or "ORDER") is issued to the above-captioned Respondents pursuant to the authority vested in the President of the United States under Section 106(a) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (CERCLA), 42 U.S.C. 9606(a), which authority was delegated to the Administrator of the United States Environmental Protection Agency (EPA) by Executive order 12580, dated January 23, 1987, and duly redelegated to the Regional Administrator of EPA, Region II. Notice of this Amended ORDER has been provided to the New Jersey Department of Environmental Protection ("DEP") pursuant to
Section 106(a) of CERCLA, 42 U.S.C. 9606(a).

B. This Amended ORDER amends (portions of the Administrative Orders bearing Docket Nos. II CERCLA-30102 and II-CERCLA-60105 issued September 23, 1983 and March 25, 1986, respectively, by the Regional Administrator, EPA Region II. This Amended ORDER amends those portions of EPA Order No. II-CERCLA-30102 which are inconsistent with the requirements of this ORDER. This Amended ORDER also amends those portions of EPA Order II-CERCLA-60l05 which are inconsistent with the provisions of this ORDER. Provided, that, for purposes of enforcement of the requirements of EPA Orders Nos. II-CERCLA-30102 and II-CERCLA-6Ol05, including accrual of penalties pursuant to 42 U.S.C 9606(a) with respect to those Orders, the specification of a date in this Amended ORDER for the performance of any task does not, and is not intended to, negate, supercede, abolish, or otherwise excuse any deadlines, schedules, or performance requirements in effect prior to the effective date of this Amended ORDER (including dates by which performance was to have been achieved) specified in EPA Order No. II-CERCLA-3O102, EPA Order No. II-CERCLA-60105, the Operable Unit II RD/RA Work Plan, or the Operable Unit II RI/FS Work Plan.

                         II.DEFINITIONS

As used in this ORDER, unless the context clearly requires some other meaning, the following terms shall have the following meanings:

A. CERCLA shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601 et seq.

B. EPA shall mean the United States Environmental Protection Agency, Region II.

C. The Kin-Buc Site or the Site shall mean the facility, as that term is defined in Section 101(9) of CERCLA, 42 U.S.C. Section 9601(9) (including the real property and all Structures, soil and containers thereon) which is located at 383 Meadow Road, Edison, New Jersey, and commonly known as the Kin-Buc Sanitary Landfill.

D. DEP shall mean the New Jersey Department of Environmental Protection.

E. Hazardous substance shall mean any substance that falls within the definition of a "hazardous substance" as that term is defined in section 101(14) of CERCLA, 42 U.S.C. 9601(14), and shall also mean any mixture(s) containing any such hazardous substance(s) at any concentration.

F. Facility Coordinator shall mean the person designated by the Respondents who will be charged with the duty of being at all times knowledgeable of the performance of all work performed pursuant to this ORDER.

G. National Contingency Plan or NCP shall mean the National Oil and Hazardous Substances Pollution Contingency Plan promulgated by EPA pursuant to Section 105 of CERCLA, 42 U.S.C. 9605, at 40 C.F.R. Part 300 et seq., and all amendments or modifications thereto.

H. Operable Unit I ROD shall mean the Record of Decision for the First Operable Unit at the Site, specifying remedial measures for source control, which was signed by the Regional Administrator of EPA Region II on September 28, 1988, and which selected the remedy for the First Operable Unit at the Site.

I. Operable Unit I RD/RA shall mean the Remedial Design and Remedial Action for the First Operable Unit at the Site, consisting of design and construction of source control measures and post-remedial monitoring, operation and maintenance in accordance with the Operable Unit I ROD.

J. Operable Unit II RI/FS shall mean the Remedial Investigation and Feasibility Study for the Second Operable Unit to determine the nature and extent of contamination at the Site and any off-site impacts resulting from contaminant migration from the Site.

K. Respondents shall mean each individual and corporation named in the caption to this ORDER, including each corporation's officers, employees, agents, assigns, and successors.

L. Unless otherwise specified herein, all terms used herein shall have their ordinary meanings except that those terms defined under Section 101 of CERCLA, 42 U.S.C. Section 9601, shall have the meanings specified therein.

                               III. PARTIES BOUND

A. This ORDER shall apply to and be binding upon each and every Respondent, its principals, officers, agents, directors, employees, assigns, and Successors. Respondents are jointly and severally responsible for carrying out all activities required by this ORDER. No change in the ownership, corporate status, or other control of any Respondent shall alter any of that Respondent's obligations under this ORDER.

B. Respondents shall provide a copy of this ORDER to any prospective owner or successor before a controlling interest in any Respondent's assets, property rights or stock are transferred to that prospective owner or successor. Respondents shall provide a copy of this ORDER to each contractor, sub-contractor, laboratory, or consultant retained to perform any services under this ORDER, within fifteen (15) calendar days after the effective date of this ORDER or on the date of such retainer, whichever date occurs later. Respondents shall also provide a copy of this ORDER to each person representing any Respondent with respect to the Site or response action conducted pursuant to this ORDER, and shall condition all contracts and subcontracts entered into hereunder upon performance of all such response actions in conformity with the terms of this ORDER. With regard to the activities undertaken pursuant to this ORDER, each contractor and subcontractor shall be deemed to be related by contract to the Respondents within the meaning of section 107(b) (3) of CERCLA, 42 U.S.C. Section 9607(b)(3). Notwithstanding the terms of any contract, Respondents are responsible for compliance with this ORDER and for ensuring that their contractors, subcontractors and agents comply with this ORDER, and perform all activities in accordance with this ORDER.

C. Within fifteen (15) calendar days after the effective date of this ORDER each Respondent that owns real property, comprising all or part of the Site shall record a copy or copies of this ORDER in the appropriate governmental office where land ownership and transfer records are filed or recorded, and shall ensure that the recording of this ORDER is indexed to the titles of each and every property at the Site so as to provide notice to third parties of the issuance and terms of this ORDER with respect to those properties. Respondents shall, within twenty (20) calendar days of the effective date of this ORDER, send notice of such recording and indexing to EPA.

D. Not later than sixty (60) calendar days prior to any transfer by any Respondent of any real property interest in any property included within the Site, Respondents shall submit a true: and correct copy of all transfer documents to EPA, and shall identify the transferee by name, principal business address and effective date of the transfer.


                         IV.FINDINGS

1. This Amended ORDER incorporates by reference the findings of EPA Order Docket No. II-CERCLA 30102 and EPA Order Docket No. II-CERCLA 60105 in their entirety.

2. The Site consists of two major mounds and one minor mound. The larger of the two major mounds, designated Kin-Buc I, covers approximately 3O acres and rises to a maximum elevation of 93 feet. The other major mound, designated Kin-Buc II, covers approximately 12 acres, rises to a maximum elevation of 51 feet and is located just north of Kin-Buc I. The low lying minor mound covers approximately 9 acres,' rises 15 to 20 feet high and is designated as Mound B. Mound B lies west-southwest of Kin-Buc I, across the Edison Township Municipal Landfill access road and adjacent to the Raritan River. Three pits of black, oily leachate have developed at the southeastern edge of Kin-Buc I and are known as Pits A, B, and C. Adjacent to the pits is an impounded area of tidally affected water referred to as Pool C. A fenced storage area currently utilized as part of an on-going removal action is next to Pool C. Marsh land to the east of Pool C is cut by numerous mosquito drainage channels, with its major drainage feature being Edmonds Creek, a tidally affected shallow stream that flows into the Raritan River to the south of Kin-Buc I. Pool C is connected to Edmonds Creek by a small channel. Mill Brook, located northwest of the Site, flows into Martins Creek, which has been partially filled in by Kin-Buc II. Flowing west, Martins Creek runs into the Raritan River just north of Mound B.

3. EPA has determined that the Site shall be remediated in operable units. Operable Unit I addresses source control measures for the Site. Operable Unit II addresses on-site or off-site impacts, including any soil, groundwater, or aquifer contamination, resulting from contaminant migration at or from the site.

4. In September 1988, EPA issued. a Record of Decision selecting a remedy for operable Unit I (hereinafter "Operable Unit I ROD") which is attached hereto as Appendix A and incorporated by reference as if fully set forth herein.

5. Oily phase leachate containing polychlorinated biphenyls ("PCBs") has migrated from Kin-Buc I into the refuse in the low lying area between Kin-Buc I and the Edison Landfill, and flow patterns indicate the potential for the continued migration of this leachate toward the marsh area to the east and to the Raritan River west of the Site.

6. Pool C is the source of PCB contamination found in the sediments of Edmonds Creek, and the primary source of contamination in Pool C is Kin-Buc I. Leachate at the Site can be separated into two phases: an oily phase and an aqueous phase. Sampling and analysis of these two phases of leachate indicate that the oily phase leachate is contaminated with PCB5 (up to 5,822 parts per million ("ppm")), and the aqueous phase contains hazardous substances including, but not limited to, metals, volatile organics, base neutral compounds, acid extractable compounds, PCBs, pesticides, and cyanide.

7. There are five stratigraphic units of concern at the Site:
the first unit is the solid waste/fill material of the landfill itself; the second is the meadow marsh mat which immediately underlies the southern two-thirds of Kin-Buc I; and third is the sand and gravel layer which lies under the meadow marsh mat and also underlies the southern two-thirds of Kin-Buc I. Finally, two bedrock formations lie below the sand and gravel layer. Only the sand and gravel and the bedrock formations are considered aquifers.

8. Contaminant concentration ranges developed from 84 samples taken between 1976 and 1984 from the sand and gravel aquifer reveal the following:

a. the presence of heavy metals including, but not limited to, lead (up to 2.7 ppm), chromium (up to 0.64 ppm), and zinc (up to 137 ppm); and

b. the presence of 39 organic priority pollutants including, but not limited to benzene, chlorobenzene, 4-methyl-2-pentanone, phenol, and, toluene which were detected at concentrations greater than 10 ppm; other compounds detected include but are not limited to vinyl chloride (up to 190 parts per billion or "ppb"), tetrachloroethene (up to 1.8 ppm), and 1,2-trans-dichloroethene (up to 5.4 ppm).

9. At the time of issuance of the Operable Unit I ROD, a limited number of wells had been screened in the bedrock aquifer. Comparison of the upgradient versus downgradient wells in this aquifer indicates an increase in the number, and frequency of organic priority pollutants detected (i.e., two contaminants in upgradient wells versus nine contaminants in downgradient wells). Benzene, chloroethane, l,1-dichloroethane, ethyl benzene, tetrachloroethene, toluene, and trichloroethene were detected in downgradient wells, but not detected in upgradient wells.

10. The Operable Unit I ROD states that "the nature and extent of bedrock aquifer contamination is not adequately characterized based on the data gathered to date. The nature and extent of contamination in this aquifer will be a subject of the Supplemental Remedial Investigation" (hereinafter "Operable Unit II RI/FS").

11. The health effects of some of the contaminants identified at the Site are summarized as follows:

a. Benzene is a known human carcinogen, causing leukemia in exposed individuals. Benzene also adversely affects the human blood producing system. In both humans and animals, benzene exposure is associated with chromosomal damage. Benzene is fetotoxic and causes embryolethality in experimental animals.

b. PCBs are very persistent in the natural environment and are readily bioaccumulated. PCBs are carcinogenic in rats and mice. In humans, exposure to PCBs has been associated with chloracne, impairment of liver function, minor birth abnormalities, and an increased incidence of cancer. Experimental animals exposed to PCBs experienced an increased incidence of cancer; reproductive problems, neurobehavioral degradation; pathological changes in the liver, stomach, skin, and other organs; and suppression of immunological function.

c. Tetrachloroethene (PCE) induced liver tumors when administered orally to mice and was found to be mutagenic using a microbial assay system. Reproduction toxicity was observed in pregnant rats and mice when exposed to high concentrations. Animals exposed by inhalation to PCE exhibited liver, kidney, and central nervous system damage.

d. Trichloroethene (TCE) induced hepatocellular carcinomas in mice and was mutagenic when tested using several microbial assay systems. Chronic inhalation exposure to high concentrations caused liver, kidney, and neural damage and dermatological reactions in animals.

e. Vinyl chloride is a human carcinogen that causes angiosarcomas of the liver and tumors of the brain, lung, and hemolymphopoietic system. Chronic human exposure to vinyl chloride is associated with multiple systemic disorders, including a sclerotic syndrome, acro-osteolysis, and liver damage. Chronic exposure by animals can result in lesions of the liver, kidneys, spleen, and lungs.

12. Chromium, benzene, PCBs, tetrachloroethene,l,1-dichloroethane, trichloroethene, ethylbenzene, vinyl chloride, and toluene are "hazardous substances" within the meaning of Section 101(14) of CERCLA, 42 U.S.C. 9601(14).

13. The potential exists for future migration of hazardous substances from the Site into Edmonds Creek, Mill Brook/Martins Creek, the Raritan River, and into the soil, groundwater and aquifers at, adjacent to and beneath the Site.

14. Potential pathways of exposure to hazardous substances at the Site by human or other receptors include soil ingestion, surface and groundwater, ingestion, and consumption of biota due to bioaccumulation of site contaminants. Exposure to such hazardous substances may lead to the adverse health effects listed above.

15. In order to fully determine the nature and extent of contamination at the Site and to evaluate appropriate remedial alternatives for the Second Operable Unit at the Site, EPA has determined that a Remedial Investigation and Feasibility Study for Operable Unit II ("Operable Unit II RI/FS") must be conducted in conformance with CERCLA, including but not limited to sections 104 and 121, 42 U.S.C. 9604 and 9621, and the National Oil and Hazardous Substance Pollution Contingency Plan ("National Contingency Plan" or "NCP"), 40 CFR Part 300 et seq, and amendments thereto.

16. A response action of the type contemplated by the NCP is required for the First Operable Unit at the Site to prevent and/or mitigate the actual or potential threat of harm to human health or welfare or the environment caused by the release and threatened release of hazardous substances from the Site. A remedial alternative for response action to address source control at the Site has been selected and documented in the Operable Unit I ROD.

17. On or about February 20, 1989, Respondents submitted through their consultant, Wehran Engineering Corporation (hereinafter "Wehran" or the "consultant") the "Preliminary Draft Work Plan for the Kin-Buc Landfill Operable Unit II Remedial Investigation/Feasibility Study" (hereinafter the "February Draft RI/FS Work Plan").

18. In January 1989, Respondents submitted through Wehran the "Preliminary Draft Work Plan for Operable Unit I Remedial Design/Remedial Action" (hereinafter the "January Draft RD/RA Work Plan").

19. By letter dated February 24, 1989, EPA transmitted comments concerning the January Draft RD/RA Work Plan to Respondents and requested that the revised Work Plan incorporating EPA's comments be submitted by March 17, 1989.

20. By letter dated March 29, 1989 EPA transmitted comments concerning the February Draft RI/FS Work Plan to Respondents. EPA requested the Work Plan be revised and submitted by April 14, 1989.

21. At a meeting on April 4, 1989, Respondents agreed to submit the following documents: the Operable Unit I Revised RD/RA Work Plan, to be submitted by April 14, 1989; the Operable Unit II Revised RI/FS Work Plan, to be submitted by May 1, 1989; and the Sampling & Analysis Plan (for Operable Units I and II), to be submitted by May 15, 1989.

22. On May 2, 1989 Wehran submitted the April 1989 "Draft Work Plan for Operable Unit II RI/FS" (hereinafter the "April 1989 Draft RI/FS Work Plan").

23. By letter dated June 15, 1989, EPA transmitted comments concerning the April 1989 Draft RI/FS Work Plan and requested a revised Work Plan incorporating EPA's comments be submitted.

24. By letter dated July 14, 1989, Wehran submitted a Revised Work Plan for the Operable Unit II RI/FS (hereinafter "July 1989 Draft RI/FS Work Plan").
                    -
25. By letter dated September 22, 1989, EPA approved the July 1989 Draft Work Plan, subject to certain revisions and conditions specified in that letter. Such revisions included, but were not limited to, dates by which the Draft RI Report and the Draft FS Report for Operable Unit II were to be submitted. By that letter, EPA requested that the Draft FS Report be submitted within twelve weeks of the date the Draft RI Report was due.

26. By letter dated October 31, 1989, EPA approved Respondents' proposal to submit the Draft FS Report within seventeen weeks following the date the Draft RI Report is to be submitted to EPA.

27. Respondents prepared and submitted through Wehran the "Final Work Plan for Kin-Buc Landfill Operable Unit II Remedial Investigation and Feasibility Study" by letter dated October 20, 1989 (hereinafter the "Final Operable Unit II RI/FS Work Plan" or "RI/FS Work Plan"). Certain amendments to the schedule contained in the RI/FS Work Plan were later made by EPA at the request of Respondents. The RI/FS Work Plan, as amended, is hereby incorporated by reference as if fully set forth herein.

28. By letter dated June, 29, 1989, Wehran submitted on behalf of Respondents the "Draft Sampling and Analysis Plan for Operable Unit II Remedial Investigation/Feasibility Study and Operable Unit I Remedial Design/Remedial Action" (hereinafter "Draft SAP").

29. By letter dated August 18, 1989, EPA transmitted comments concerning the Draft SAP.

30. By letter dated September 22, 1989, Wehran submitted to EPA the "Draft Sampling and Analysis Plan for Kin-Buc Landfill Operable Unit II Remedial Investigation/Feasibility Study and Operable Unit I Remedial -Design/Remedial Action, June 1989 (Revised September 1989)" (hereinafter "September Draft SAP").

31. By letter dated October 24, 1989, EPA approved the September 1989 Draft SAP subject to certain revisions and conditions as specified in that letter.

32. By letter dated December 1, 1989, Respondents submitted through Wehran the Final Sampling and Analysis Plan (hereinafter the "Final SAP" or "SAP"). The SAP is hereby incorporated by reference as if fully set forth herein.

33. On April 13, 1989, Wehran submitted on behalf of Respondents the "Preliminary Draft Work Plan for Operable Unit I RD/RA" (hereinafter "April Draft RD/RA Work Plan").

34. On May 18, 1989, EPA transmitted comments concerning the April Draft RD/RA Work Plan. By, that letter, EPA required that Respondents revise certain portions of the work plan in accordance with EPA'S comments and submit them with a cover letter to EPA for review. EPA'S letter further stated that, following its review,' EPA would approve the plan with the appropriate changes, at which time Respondents would be required to submit a Final RD/RA Work Plan to EPA, incorporating all changes required by EPA.

35. In June 1989, Wehran submitted on behalf of Respondents the "Draft Work Plan for Operable Unit I RD/RA. (hereinafter the "June Draft RD/RA Work Plan").

36. On August 30, 1989, EPA met with Respondents and Wehran to discuss the schedule contained in the June Draft RD/RA Work Plan. As a result of that meeting, on September 18, 1989, Respondents submitted through Wehran a revised schedule detailing the completion of RD/RA activities. As noted in Wehran's cover letter, the schedule reflected the revisions discussed and agreed to during the August 30, 1989 meeting and constituted a revision to the June Draft RD/RA Work Plan.

37. By letter dated March 5, 1990, EPA transmitted approval of the June Draft RD/RA Work Plan, as revised by Wehran by letters dated October 26, 1989 and January 20, 1990.

38. Respondents prepared and submitted through Wehran the "Final Work Plan for Kin-Buc Landfill Operable Unit I Remedial Action/Remedial Design" in March 1990 (hereinafter the "Final Operable Unit I RD/RA Work Plan" or "RD/RA Work Plan"). The RD/RA Work Plan is hereby incorporated by reference as if fully set forth herein.

39. Respondents either failed to submit or submitted excessively late, without any time extensions having been granted by EPA, a number of documents' required by schedules approved by EPA or contained in the RI/FS Work Plan or the RD/RA Work Plan, including those listed in paragraphs 40 through 51, below.

40. The "Subsurface Investigation Along Clay Cut-Off Wall Alignment," due on November 1, 1989, was not submitted by Respondents until July 16, 1990.

41. The report addressing the task to "Evaluate the Suitability of on-site Clay for Cap Material," due on December 15, 1989, was not submitted by Respondents until July 16, 1990.

42. The report addressing the task to "Evaluate the Areal Extent of Contamination to Select the Horizontal Wall Alignment," due on' June 15, 1990, was not submitted by Respondents until August 9, 1990.

43. The report addressing the task to "Evaluate Pumping Requirements for Sand and Gravel Aquifer," due on May 15, 1990, has never been submitted by Respondents.

44. The report addressing the task to "Refine Aqueous and Oil Collection Estimates," due on July 1, 1990, has never been submitted by Respondents.

45. The report addressing the task to "Evaluate the Integrity of the Existing Kin-Buc I Final Cover/Cap," due on January 15, 1990, has never been submitted by Respondents.

46. The report addressing the task to "Determine Location of On-Site Treatment Facility," due on May 15, 1990, has never been submitted by Respondents.

47. The report addressing the task to "Evaluate Alternatives and Prepare Plan for Treatability Study," due on August 1, 1990, has never been submitted by Respondents.

48. The report addressing the task to "Assess the Potential Impact to Wetlands from Remedial Construction," due on May 15, 1990, has never been submitted by Respondents.

49. The Clay Cut-Off Wall Remedial Design Preliminary Construction Plans and Specifications, due on October 15, 1989, has never been submitted by Respondents.

50. The "Description of Current Situation and Remedial Action Objectives" (Chapter 1 of the FS), due on August 31, 1990, has never been submitted by Respondents.

51. The Draft Remedial Investigation Report, due on August 31, 1990, has never been submitted by Respondents.

                         V. CONCLUSIONS

A. The Site is a "facility" within the meaning of that term as defined in section 101(9) of CERCLA, 42 U.S.C. 9601(9).

B. Many of the chemicals and substances referred to in the FINDINGS section, above, which are located at or migrating from the Site are "hazardous substances" within the meaning of that term as defined in section 101(14) of CERCLA, 42 U.S.C. 9601(14).

C. The presence of hazardous substances at the Site and the migration of hazardous substances at or from the Site, as described in the FINDINGS, above, are "releases" of a hazardous substance within the meaning of Sections 101(22) and 104(a) of CERCLA, 42 U.S.C. Sections 9601(22) and 96O4(a). Each such release of each hazardous substance at and from the Site is also an "actual. . .release of a hazardous substance from a facility" as that phrase is used in section 106(a) of CERCLA, 42 U.S.C. 9606(a).

D. The actual or potential migration of hazardous substances at or from the Site into Edmonds Creek, Mill Brook/Martins Creek, the Raritan River, and into the soils, groundwater, and aquifers at, adjacent to, or beneath the site, as described in the FINDINGS, above, constitutes a "threatened release of a hazardous substance from a facility" within the meaning of Section 101(22) and 106(a) of CERCLA, 42 U.S.C. Sections 9601(22) and 9606(a). Each such actual or potential migration of a hazardous substance at or from the Site also constitutes a "substantial threat" of a release of a hazardous substance into the environment, within the meaning of Section l04(a)(1)(A) of CERCLA, 42 U.S.C.
Section 9604 (a) (1) (A).

E. Each and every Respondent to this ORDER is a "person" as that term is defined in Section 101(21) of CERCLA, 42 U.S.C. 9601(21).

F. Each and every Respondent to this ORDER is jointly and severally liable, under one or more subsections of Section 107(a) of CERCLA, 42 U.S.C. 9607(a), for all EPA response costs incurred by the Federal government relating to the Site.


                               VI. DETERMINATIONS

A. Based upon the FINDINGS set forth above, EPA has determined that the release and threatened, release of hazardous substances into the environment at and from the Site may present an imminent and substantial endangerment to the public health or welfare or, the environment within the meaning of Section 106(a) of CERCLA, 42 U.S.C. 9606(a).

B. Response actions of the types contemplated by the NCP, 40 C.F.R. Part 300, Subpart E, are required at the Site to fully determine the nature and extent of contamination at and from the Site and to prevent or mitigate any actual or potential threat of harm to human health or welfare or the environment caused by the release and threatened release of hazardous substances at and from the Site.

C. The response actions described in and which are the subject of the Final Operable Unit I RD/RA Work Plan and the Final Operable Unit II RI/FS Work Plan (both incorporated herein by reference) are cost effective and are consistent with achieving a permanent remedy at the Site.

                                   VII. ORDER

Based on the foregoing FINDINGS, CONCLUSIONS and DETERMINATIONS, it is hereby ordered that each and every Respondent identified in the caption of this ORDER undertake response actions at the Site in accord with all of the terms, provisions and schedules stated below. It is hereby ordered that Respondents shall undertake a Remedial Investigation and Feasibility Study ("RI/FS") for Operable Unit II and Remedial Design and Remedial Action ("RD/RA") for Operable Unit I with respect to the Site in accordance with the requirements set forth below. All activities required by this ORDER shall be completed as soon as possible even though maximum time periods for their completion are set forth in Attachments A and B to this ORDER.

A.  Facility Coordinator and EPA Remedial Project Manager.

1. A qualified Facility Coordinator, designated by Respondents, shall be available for contact by EPA throughout all phases of the work required by this ORDER and until all the actions required by this ORDER are completed.

2. The Facility Coordinator shall be responsible for oversight of the implementation of this ORDER, including all activities required herein. The Facility Coordinator shall also be the primary contact person for communications with EPA and DEP technical personnel. All communications transmitted by EPA to the Facility Coordinator shall be deemed received by and shall be deemed to be notice to all of the Respondents who perform the actions required by this ORDER. Copies of all correspondence and writings from the Respondents to EPA shall also be directed to the Facility Coordinator.

3. The Respondents shall submit the name, title, address, and telephone number of the Facility Coordinator and a description of his or her professional experience and qualifications for this position in writing to the EPA Project Manager for the Site and the state contact identified below within ten calendar
(10) days of the effective date of this ORDER. The Facility Coordinator shall have sufficient technical and managerial expertise and qualifications to adequately oversee and manage all aspects of the work contemplated by this ORDER. The Facility Coordinator shall not be an attorney nor shall he or she be a counsel for any or all of the Respondents.

4. EPA reserves the right to reject any Facility Coordinator proposed by the Respondents if it judges him or her to be unqualified for that position. In that event, the Respondents shall submit to EPA the name and qualifications of a new Facility Coordinator within ten (10) calendar days of EPA's notice of rejection of Respondents' Facility Coordinator.

5. EPA has the unreviewable right to select, and, at any tine, to change a Remedial Project Manager ("RPM") for the Site. If EPA changes its RPM, EPA will inform Respondents in writing of the name, business address, and telephone number of the new RPM. EPA's RPM is Kimberly O'Connell, Emergency and Remedial Response Division, U.S. Environmental Protection Agency, 26 Federal Plaza, Room 747, New York, New York 10278; telephone: (212) 264-8127.

6. EPA's RPM shall have all the authority vested in a Remedial Project Manager ("RPM") and On-Scene Coordinator ("OSC") by the National Contingency Plan ("NCP"), 40 C.F.R. Part 300. EPA's RPM shall have the authority, consistent with the NCP, to halt any work required by or performed pursuant to this ORDER, and to take or direct any necessary response action.

B. Written Commitment to Comply

1. Within ten (10) calendar days of the effective date of this ORDER, Respondents shall submit to EPA a signed, unconditional and unequivocal written commitment to comply with and to perform all of the work required under this ORDER, including implementation of all components of the Operable Unit I RD/RA and the Operable Unit II RI/FS in accordance with the schedules set forth in this ORDER and any and all attachments or amendments thereto.

2. Such written commitment shall contain, in addition, the following:

a. The names, addresses and telephone numbers of all general contractors, subcontractors and all other major contractors who will be performing work at the Site pursuant to the terms of this ORDER, to the extent they are known as of the date the commitment is sent to EPA, and an identification of the tasks that each will be performing at the Site;

b. A Health and Safety Plan which is in accord with all applicable federal regulations;

c. The curriculum vitae of all non-attorney professionals who will be performing work for the Respondents under this ORDER, including all professional engineers, geologists, soil and foundation specialists, architects, civil engineers and design engineers;

d. A commitment by Respondents to obtain a performance bond or provide other financial assurance in accordance with 40 C.F.R. 264.143 and acceptable to EPA, which shall be adequate to ensure that all of the response actions required by this ORDER will be satisfactorily completed in the event of any default in performance by any or all of the Respondents. Such performance bond or financial assurance shall be provided to EPA within thirty (30) calendar days of the effective date of this ORDER.

3. If Respondents fail or refuse to unequivocally and unconditionally commit to comply with this ORDER as specified in this provision, Respondents shall be deemed to be in violation of this provision of this ORDER for such failure or refusal, and to be subject to penalties pursuant to Section 106(b) of CERCLA for each day thereafter that Respondents continue to violate this provision, in addition to penalties for noncompliance with any other provision of this ORDER and liability for treble damages pursuant to Section 107(c) of CERCLA.

C. Implementation of RD/RA Work Plan.

1. The Respondents shall implement the work specified in the RD/RA Work Plan. The RD/RA Work Plan shall be deemed incorporated into and made an enforceable part of this ORDER. All work shall be conducted in accordance with the National Contingency Plan, the EPA Superfund Remedial Design and Remedial Action Guidance, the Final SAP, and other applicable guidance or guidelines, and the requirements of this ORDER, including the standards and specifications contained in the RD/RA Work Plan, and the schedules contained in Attachment A to this ORDER, which is hereby incorporated as if fully set forth herein. All documents, reports or other deliverables past due in accordance with schedules contained in the RD/RA Work Plan which have not been submitted to EPA by the effective date of this ORDER, shall be submitted to EPA by Respondents within fifteen (15) days of the effective date of this ORDER.

2. Within thirty (30) days of completion of all construction components of the Operable Unit I Remedial Action, the Respondents shall submit to EPA the "as built" engineering drawings which depict all of the facilities and systems constructed under this ORDER.

3. Within sixty (60) days of completion of construction, the Respondents shall submit a Draft Remedial Action Report to EPA which includes a Notice of Completion by the Respondents that all components of the Operable Unit I Remedial Action (except for operation and maintenance and long-term monitoring) have been completed in compliance with the terms set forth in the Final Operable Unit I RD/RA Work Plan, the Final Design, and this ORDER.

4. The Draft Remedial Action Report submitted to EPA by the Respondents shall also include, but shall not necessarily be limited to, the following:

a. Verification that all remedial equipment has been dismantled and removed from the Site;

b. The results of all verification sampling and analysis to document that the Site has been remediated according to the specifications in the Final Design, the ROD, and this ORDER;

c. Verification that the Site has been graded and revegetated according to the specifications in the Final Operable Unit I RD/RA Work Plan; and

d. Documentation that all other terms or specifications contained in the Final Design have been conducted satisfactorily in accordance with the ROD and this ORDER.

5. EPA will review the Draft Remedial Action Report in accordance with the submissions review procedures of this ORDER.

D. Performance of the RI/FS

1. Respondents shall perform the Operable Unit II RI/FS in conformance with the RI/FS Work Plan, the Final SAP, the National Contingency Plan, the EPA Superfund Remedial Investigation and Feasibility Study Guidance, and other applicable guidance or guidelines, and the schedules contained in Attachment B to this ORDER, which is hereby incorporated as if fully set forth herein. The RI/FS Work Plan shall be deemed incorporated into and made an enforceable part of this ORDER. All documents, reports or other deliverables past due in accordance with the schedules contained in the RI/FS Work Plan which have not been submitted to EPA by the effective date of this ORDER, shall be submitted to EPA by Respondents within fifteen (15) days of the effective date of this ORDER.

2. Respondents shall complete all activities specified in the approved Final SAP and, in conformance with the schedule contained in Attachment B hereto, shall submit to EPA for review and approval a draft report detailing the results of the RI ("Draft RI Report").

3. EPA will review the Draft RI Report in accordance with the submissions review procedures set forth in this ORDER.

4. In accordance with the schedule contained in Attachment B, hereto, Respondents shall submit to EPA for review an FS report ("Draft FS Report") which shall include a recommended remedial alternative and a conceptual design of that alternative.

5. EPA will review the Draft FS Report in accordance with the submissions review procedures set forth in this ORDER.

6. Following its approval or approval with unilateral modifications of the Draft Final RI Report and Draft Final FS Report, EPA will announce the availability of the reports to the public for review and comment. Following the public comment period (which may involve both written and oral comments), EPA will determine if the Final Draft RI Report and/or the Final Draft FS Report should be approved, disapproved, or modified, and will notify Respondents in writing of EPA's determination. In the event that EPA determines that either or both of the reports needs to be modified, EPA may either modify the report(s) unilaterally or request in writing that Respondents make such modifications. If EPA requests that Respondents make such modifications, within thirty (30) calendar days of receipt of EPA's notification, Respondents shall modify the report(s) as directed by EPA and shall submit the modified documents to EPA. Failure to do so shall be deemed a violation of this ORDER. Upon approval or unilateral modification by EPA, the modified documents shall be deemed the Final RI Report and the Final FS Report. EPA shall remain the final arbiter in any dispute regarding the sufficiency or acceptability of both the Final RI Report and Final FS Reports.

7. The Draft FS Report, Final Draft FS Report, and the Final FS Report shall not select a remedial alternative. EPA will make the final selection of the remedial alternative(s) to be implemented with respect to the Site.

E. Public Participation.

Respondents shall cooperate with EPA in providing information regarding the work to be performed pursuant to this ORDER to the public. As requested by EPA, Respondents shall participate in the preparation of such information for distribution to the public and in public meetings which may be held or sponsored by EPA to explain activities at or relating to the Site.

                            VIII. GENERAL PROVISIONS

A. Access. Document Availability, and Retention of Records.

1. Copies of all work plans, reports and any other documents required to be submitted to EPA under this ORDER shall be sent by certified mail or express mail to the following addresses:

four (4) copies:  U. S. Environmental Protection Agency Emergency and Remedial
                  Response Division
                  New Jersey Compliance Branch
                  26 Federal Plaza
                  New York, New York 10278
                       Attn.:Project Manager - Kin-Buc Site

three (3) copies: Chief, Bureau of Federal Case Management
                   Division of Hazardous Waste Management
                   N.J. Department of Environmental Protection
                   CN 028
                   401 East State Street - Floor 5
                -  Trenton, New Jersey 08625
                       Attn.:Case Manager - Kin-Buc Site

2. All documents produced by the Respondents and submitted to EPA or DEP in the course of implementing this ORDER shall be available to the public unless Respondents claim they are confidential using the procedures described in 40 C.F.R. Part 2. If such a claim is made with regard to any of the records or any other documents produced by the Respondents or their contractors, EPA will release such documents in accordance with the procedures stated in 40 C.F.R Part 2, Subpart B and Section 104(e)(7) of CERCLA, 42 U.S.C. 96O4(e)(7). No sampling, hydrological, geological, soil chemical analyses, groundwater quality data, or information specified under Section 104(e)(7)(F)(i)-(viii) of CERCLA, relating to the Site shall be considered confidential.

3. The Respondents shall allow EPA and EPA contractors and agents to have access to all records relating to implementation of the work under this ORDER. All such records shall be stored at a location in the State of New Jersey which is accessible to EPA officials. The Respondents shall make all such records available for any EPA or DEP official to review and copy within three days after receiving a request from EPA or DEP for access to such records. All employees and contractors of the Respondents who engage in any activity under this ORDER shall be available to and shall cooperate with EPA and EPA agents and contractors.

4. All data and information relating to the implementation of this ORDER shall be retained by Respondents for a period of ten (10) years after the effective date of this ORDER. The Respondents shall inform the EPA Project Manager and DEP contact in writing within ten (10) days of the effective date of this order of the name and address of the person who will be charged with retaining these records and where they will be located during this ten (10) year period. Any and all such records are to be made available to EPA upon request during any business day throughout that period of time.

5. The Respondents shall allow unimpeded access to all areas of the Site and into all structures thereon by all EPA and DEP representatives, agents, contractors and consultants. The Respondents shall permit such EPA and DEP agents to enter and move about the Site at will at all times and shall allow such officials or agents of EPA or DEP to undertake any observations, response actions or any other activities which EPA or DEP elects to undertake at the Site at its option, including but not limited to the following:

a. Monitoring the progress of activities taking place;

b. Verifying any data or information submitted to EPA or DEP;

c. Conducting investigations relating to contamination at or near the site;

d. Obtaining samples at the Site; and

e. Inspecting and copying records, operating logs, contracts, or other documents required to assess the Respondents' compliance with this ORDER.

6. Respondents shall make available to EPA and DEP as promptly as reasonably possible, the results of all sampling and/or tests or other data generated by Respondents with respect to the implementation of this ORDER.

7. At the request of EPA or DEP, the Respondents shall provide split or duplicate samples to EPA and DEP or allow split or duplicate samples to be taken by EPA or DEP or their authorized representatives of any samples collected by Respondents pursuant to the implementation of this ORDER. Respondents shall notify EPA and DEP not less than ten (10) days in advance of any sample collection activity. In addition, EPA and DEP representatives shall have the right to take any additional samples that they deem necessary.

8. Nothing in this ORDER shall be construed to limit EPA's or DEP's rights of access or rights to obtain information pursuant to applicable law.

9. The Respondents shall use their best efforts to obtain all access agreements which are needed to implement the terms of this ORDER. If, despite such best efforts, the Respondents cannot obtain any particular access agreement or access which is required for implementation of the terms of this ORDER, the Respondents shall so notify the EPA Project Manager in writing and shall specify the real property in question and the efforts which the Respondents have taken to obtain entry onto the property in question. If EPA determines that access onto any such property is needed to implement any of the terms of this ORDER and that Respondents have used their best efforts to obtain such access to no avail, EPA in its sole discretion may make reasonable efforts to facilitate access by the Respondents to that property. In that event, the Respondents shall continue to implement all terms of this ORDER which, in the view of EPA, can still be implemented regardless of any failure to obtain access to any property. However, fai1ure of Respondents to gain access shall not be construed as excusing performance by the Respondents of any of their obligations under this ORDER.

B. EPA Review of Submissions.

1. After review of any deliverable, plan, report or other item which is required to be submitted for review and approval pursuant to this ORDER, EPA may: (a) approve the submission; (b) approve the submission with modifications made unilaterally by EPA; (c) disapprove the submission and direct Respondents to re submit the document after modifying the document in accord with EPA's comments and as directed by EPA; or (d) disapprove the submission and assume responsibility for performing all or any part of the response action. In the event of EPA disapproval pursuant to subsection (d), above, Respondents shall be deemed to be in violation of the relevant provisions of this ORDER for failure to make an adequate submission beginning on the day following the date the deliverable, plan, report or other item is due and on each and every day thereafter.

2. In the event of approval or approval with unilateral modifications by EPA of any submission or re-submission pursuant to this Section VIII.B, EPA will notify Respondents of such approval or approval with modifications, and the submission or re-submission shall be deemed final and effective the date EPA's notice of approval is signed. Following receipt of EPA's notice of approval, Respondents shall proceed to take any action required by the plan, report, or other item, as approved or modified by EPA. EPA shall remain the final arbiter in any dispute regarding the sufficiency or acceptability of any such plan, report or other item, and EPA may modify it unilaterally at any time by notifying Respondents of such modification.

3. In the event that EPA disapproves any submission and directs Respondents to re-submit such submission with modifications pursuant to Paragraph B.1(c), above, Respondents shall modify the submission in accord with EPA'S comments and as directed by EPA, and shall submit the modified document to EPA within fifteen
(15) calendar days of receipt of EPA's comments or within such other time period as EPA may specify in writing. Failure to make a timely and conforming re-submission in compliance with this Paragraph shall constitute a separate violation of this ORDER for each day such re-submission is late or remains deficient.

4. EPA may approve, approve with unilateral modifications, disapprove with a requirement for further modification, or disapprove any re-submission made pursuant to Paragraph B.3, above, in accordance with the procedures of this
Section VIII.B, except that any EPA action in approving with unilateral modifications, disapproving, or disapproving with a requirement for further modification any such re-submission shall under no circumstances be construed as relieving Respondents of liability for daily penalties and treble damages for failure to make a timely and conforming first re-submission pursuant to Paragraph B.3, above. Each subsequent late or deficient re-submission shall constitute a separate violation of Paragraph B.3, above.

5. EPA's comments pursuant to Paragraph B.1(c) and B.3, above, may require Respondents to perform such additional investigatory work, verification sampling, evaluations, or other response action as EPA may find necessary. Any such additional investigatory work or other response action, including any necessary work plans and reports, shall be performed by Respondents as directed by EPA and in accordance with any schedules specified by EPA. A requirement by EPA for additional investigatory work or other response action pursuant to this paragraph shall not excuse performance of any other obligation under this
Section VIII.B and shall not be construed to alter in any way Respondents' obligations to make timely and conforming re-submissions pursuant to Paragraph B.3, above.

C. Amendments and Scope of Order Generally.

1. All reports, the SAP, EPA-approved Work Plans and other writings or amendments required under the terms of this ORDER shall, upon approval by EPA, be deemed incorporated into this ORDER and may be enforced as any other provision in this ORDER.

2. No informal advice, guidance, suggestions or comments by EPA or DEP officials shall be construed to relieve Respondents of any of their obligations under this ORDER.

3. Any and all modifications to this ORDER, approvals or disapprovals of submissions, or other communications from EPA to Respondents required by this ORDER, must be in writing and signed by the chief, New Jersey Compliance Branch, Emergency and Remedial. Response Division, U.S. EPA, Region II.

a. EPA shall have sole authority to make any modifications to the Final Operable Unit I RD/PA Work Plan and the Final Operable Unit II RI/FS Work Plan and any work plans or schedules submitted pursuant thereto, and EPA may unilaterally make any such modifications at any time prior to the completion of all work required by this ORDER.

b. EPA alone shall be the final arbiter of all issues and disputes concerning:
i) any work plan, or other plan, deliverable or schedule which EPA approves or which the Respondents propose under the terms of this ORDER, and ii) all work which shall be required or performed under this ORDER or under any work plan, or other document which EPA approves pursuant to the terms of this ORDER.

D. Insurance and indemnification

All contractors and subcontractors the Respondents use for work at the site must have adequate liability coverage or must be indemnified by the Respondents for any and all liability which may result from any activities at the Site pursuant to this ORDER.

E. Professional Standards, Permits and Compliance with other
   Laws

1. All work conducted pursuant to this ORDER shall be performed in accordance with prevailing professional standards.

2. All activities carried out by Respondents pursuant to this ORDER shall be done in accordance with all applicable federal, state and local laws, regulations, ordinances and other requirements.

3. All activities conducted by Respondents pursuant to this ORDER shall comply with the requirements of CERCLA, the NCP, and all applicable OSHA regulations for worker health and safety as found in 29 C.F.R. 1910 et seq., and elsewhere.

4. All materials removed from the Site shall be disposed of or treated at a facility approved by EPA'S RPM and in accordance with Section 121(d)(3) of CERCLA, 42 U.S.C. Section 9621(d)(3), with the EPA "Revised Off-Site Policy," OSWER Directive 9834.11 (November 13, 1987) and/or any subsequent final EPA "off site" guidance or policy documents, and with all other applicable federal, state and local requirements. All disposal of materials conducted by the Respondents pursuant to performing any work under this ORDER shall comply with all provisions of the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901 et seq., the Toxic Substances Control Act ("TSCA"}, 15 U.S.C. 2601 et seq., all regulations promulgated pursuant to both RCRA and TSCA, and all applicable state laws and regulations.

5. Respondents shall be responsible for obtaining all necessary federal, state and local permits, licenses and other governmental and private authorizations, including access agreements, needed to carry out the work required by this ORDER.

F.   United States not Liable.

The United states Government and any and all agencies thereof shall not be liable for any injury or damage to any person or-property resulting from any acts or omissions of any of the Respondents and any employees, contractors, or agents of the Respondents while performing any activity related to this ORDER; the United States Government and any and all agencies thereof shall not be a party to any contract entered into by Respondents in carrying out any activity pursuant to this ORDER, and the Respondents shall not represent to anyone that the United States Government or any agency thereof is or may be a party to any such contract.

G.                                             Noncompliance

1. Respondents shall use their best efforts to avoid or minimize any delay or prevention of performance of their obligations under this ORDER.

2. Any failure by Respondents to carry out any terms of this ORDER may result in EPA unilaterally taking or funding the actions required under this ORDER, pursuant to section 104 of CERCLA, 42 U.S.C. 9604.

3. Any failure by Respondents to comply with any provision in this ORDER or any provision or schedule in any work plan or other document incorporated by reference or attached to this ORDER, including failure of any Respondent to cooperate with or assist any other Respondent in carrying out its obligations under this ORDER, shall be considered a violation of this ORDER.

4. If the Respondents violate any provisions of this ORDER, EPA may elect to:

a. Demand that the Respondents cease work at the Site; and/or

b. Use federal funds to complete the work required by this ORDER; and/or

c. Initiate an action against any or all of the Respondents under sections 106(b), 107(a) and/or 107(c) of CERCLA, 42 U.S.C. 9606(b), 9607(a), and/or
9607(c), respectively; and/or

d. Take any other actions authorized under federal laws or regulations.

5. Nothing stated in this ORDER shall preclude EPA from taking any additional enforcement actions, and/or any actions as it may deem necessary for any purpose, including the prevention or abatement of an imminent and substantial endangerment to the public health or welfare or the environment arising at or in the vicinity of the Site.

6. If EPA incurs any response costs as a result of the failure of the Respondents to comply with any schedules, terms or provisions of this ORDER, the Respondents shall be liable pursuant to 107(c) of CERCLA for treble damages for each and every dollar in response costs incurred by EPA as result of such failure to comply.

7. If the Respondents fail to comply with any of the provisions or schedules set forth in this ORDER each Respondent named in this ORDER shall be liable pursuant to 106(b) of CERCLA for a penalty of up to $25,000 per day for each and every day of each violation of each provision of this ORDER in addition to the treble damages liability stated in Paragraph 6, above.

8. If Respondents fail to fully implement and satisfactorily complete all of the work set forth in this ORDER and in all EPA approved workplans and schedules attached hereto or incorporated herein on or before the date specified for such completion pursuant to this ORDER, each Respondent named in this ORDER shall be liable for a penalty of up to $25,000 per day for such failure pursuant to 106(b) of CERCLA for each and every day after that date until all such work is completed by the Respondents to EPA's satisfaction.

H. Reservations of Rights

1. Nothing contained in this ORDER shall affect the right of EPA to initiate an action for civil penalties against any entity, including any of the Respondents, pursuant to Section 106(b) of CERCLA, 42 U.S.C. 9606(b).

2. Nothing contained in this ORDER shall affect the right of EPA to pursue an action against any entity, including any one or more of the Respondents (or any other responsible party), pursuant to Section 107(a) of CERCLX, 42 U.S.C. 9607(a), for recovery of any costs incurred by EPA relating to this ORDER and/or for any other response costs which have been incurred or will be incurred by the United States relating to the site.

3. Nothing contained in this ORDER shall affect the right of EPA to enter into any Consent Decree, to issue any Consent Order or to issue any other Orders unilaterally to any or all of the Respondents (or to any other responsible parties for the Site) pursuant to CERCLA, or to initiate a judicial action to require the performance of any additional response actions which EPA determines are necessary for the site.

4. Nothing contained in this ORDER shall act as a bar to, a release of, a satisfaction of, or a waiver of any claim or cause of action which EPA has at present or which EPA may have in the future against any entity, including any or all of the Respondents, on any matters relating to the Site.

5. Nothing contained in this ORDER shall be construed to mean that the Respondents are the only potentially responsible parties with respect to the release and threatened release of hazardous substances at the Site.

6. Nothing contained in this ORDER shall affect any right, claim, interest, defense, or cause of action of EPA or the Respondents with respect to any entity which is not a party to this ORDER. Nothing in this ORDER constitutes a decision by EPA on preauthorization or on any approval of funds under Section 111(a)(2)of CERCLA, 42 U.S.C. 9611(a) (2).

7. This ORDER and all EPA-approved work plans, specifications, and other documents approved by EPA, prepared in compliance herewith, shall be enforceable pursuant to Sections 106(b) and 113(b) of CERCLA, 42 U.S.C. 9606(b) and 9613(b), respectively.

8. Nothing contained in this ORDER shall preclude the State of New Jersey or any agency or department thereof from taking or maintaining any enforcement action or litigation relating to the Site, including issuing any directive pursuant to State law relating to the Site.

I.   Notification and Reporting Requirements.

1. Respondents shall provide monthly progress reports to EPA and DEP as provided herein by the tenth (10th) day of every month following the effective date of this ORDER. At a minimum, the progress reports shall: (1) describe all activities undertaken by the Respondents pursuant to the terms of this ORDER during the month immediately preceding the date of submission of the report; (2) identify all activities which will be undertaken by the Respondents in the next month in order to comply with all terms of this ORDER; (3) identify potential delays, if any, which the Respondents foresee, in completing the work required by this ORDER; (4) include all the results of sampling and tests and all other data received by Respondents in the preceding month; and (5) provide a quantified estimate of the percentage of work which is required by the ORDER which has been completed as of the date of submission of the progress report to EPA.

2. Upon the completion of all of the work required by this ORDER, the Facility Coordinator designated by the Respondents shall notify the EPA Project Manager and the state contact in writing by registered mail that all of the work required by this ORDER has been completed.

J.   EPA Periodic Review.

Under section 121(c) of CERCLA, 42 U.S.C. Section 9621(c), and any applicable regulations promulgated thereunder, EPA may review the Site to assure that the work performed pursuant to this ORDER adequately protects human health and the environment. Until such time as EPA certifies completion of the work performed pursuant to this ORDER for which such certification is appropriate, Respondents shall conduct the requisite studies, investigations, or other response actions as determined necessary by EPA in order to permit EPA to conduct reviews under section 121(c) of CERCLA. As a result of any review performed under this paragraph, Respondents may be required to perform additional response actions or to modify work previously performed or to be performed pursuant to this ORDER.

K.   Additional Response Action.

EPA may determine at any time that in addition to the response action required by this ORDER and all attachments hereto or documents incorporated herein by reference, additional response action, including but not limited to additional investigatory work or additional response action (whether or not identified during the review process under Section 121(c) of CERCLA), is necessary to meet relevant performance standards, protect human health or the environment, or determine the nature and extent of contamination related to the Site. At such time as EPA makes such a determination, EPA may notify the Respondents. Respondents shall submit to EPA a written, unequivocal and unconditional commitment to perform such additional response action within seven (7) calendar days after receipt of EPA's notice of the necessity for additional response action. Within thirty (30) calendar days of receipt of EPA's notice Or within such other time period as EPA may specify, the Respondents shall submit a work plan, including a schedule, for performance of such additional response action. EPA will review the work plan in accordance with the procedures set forth herein for EPA review of submissions. Respondents shall implement the work plan following EPA's approval or EPA's approval with unilateral modifications in accordance with those procedures.

L.   Endangerment and Emergency Response.

1. In the event of any action or occurrence during the performance of Respondents' obligations under this ORDER which causes or threatens to cause a release of a hazardous substance or which may present an immediate threat to public health or welfare or the environment, Respondents, shall immediately take all appropriate response action to prevent, abate, or minimize the threat, and shall immediately notify EPA's Remedial Project Manager (RPM). If EPA's RPM is not available, Respondents shall notify the Emergency Response Unit, EPA Region II

2. Respondents shall take such response action in consultation with EPA'S RPM and in accordance with all applicable provisions of this ORDER, including but not limited to the Health and Safety Plan and the contingency Plan.

3. Nothing in this Section shall be deemed to limit any authority of the United states to take, direct, or order all appropriate action to protect human health and the environment, or to prevent, abate, or minimize an actual or threatened release of hazardous substances on, at, or from the Site

                            IX. OPPORTUNITY TO CONFER

Respondents may confer with EPA to discuss this ORDER, including its applicability, the FINDINGS upon which the ORDER is based, the appropriateness of any action or activity required to be undertaken herein, or any other relevant issues or contentions which the Respondents may have with regard to this ORDER at the conference with EPA which has been scheduled as noted in the transmittal letter which accompanies this ORDER. This conference is not and shall not be deemed to be an adversary proceeding or part of a proceeding to challenge this ORDER

                                X.EFFECTIVE DATE

This ORDER shall become effective on the tenth (10th) day following the date it is signed by the Regional Administrator as indicated below

IT IS SO ORDERED

        U.S. ENVIRONNENTAL PROTECTION AGENCY

        CONSTANTINE SIDAMON-ERISTOFF              DATE 9/21/90
        Regional Administrator
        U.S. Environmental Protection Agency
        Region II
        New York, New York 10278

Attachment A to Administrative Order Index No. II-CERCLA-00114

          SCHEDULE FOR THE KIN-BUC LANDFILL SITE OPERABLE UNIT 1 RD/RA


1.  Project Schedule for Additional Studies


TASK                                    REQUIREMENT

1.0  Subsurface Investigation along     Report due November 1, 1989 (Actual
     Clay Cut-off Wall Alignment        submission on July 16, 1990

2.0  Evaluate Pumping Requirements for  Report due 15 days after the effective
     Sand and Gravel Aquifier,          date of the Order (Administrative Order
     including;                         Index No. II-CERCLA-00114)

     2.1  Determine Existing and
          Potential Future Site
          Hydraulic Relationships
     2.2  Evaluate Existing Water
          Quality in the Sand and
          Gravel & Bedrock
     2.3  Assess the Potential Future
          Impact to Water Quality in
          the Sand and Gravel Bedrock
          Units

3.0  Evaluate the Areal Extent of       Report due June 15, 1990 (Actual
     Contamination to Select the        submission on August 9, 1990)
     Horizontal Wall Alignment

4.0  Refine Aqueous and Oil Collection  Report due 15 days after the effective
     Estimates                          date of the Order (Administrative Order
                                        Index No. II-CERCLA-00114)

5.0  Evaluate the Integrity of the      Report due 15 days after the effective
     Existing Kin-Buc I Final Cover/    date of the Order (Administrative Order
     Cap                                Index No. II-CERCLA-00114)

6.0  Evaluate the Suitability of On-    Report due December 15, 1989 (Actual
     site Clay for Cap Material         submission on July 16, 1990)

7.0  Determine Location of On-site      Report due 15 days after the effective
     Treatment Facility, including;     date of the Order (Administrative Order
                                        Index No. II-CERCLA-00114
     7.1  Siting Evaluation
     7.2  Soils Investigation

8.0  Aqueous Treatment Evaluation,
     including;

     8.1  Representative Leachate
          Sample Collection, Analysis
          & Evaluation

     8.2  Evaluate Alternatives and     Plan due 15 days after the effective
          Prepare Plan for              date of the Order (Administrative Order
          Treatability Study            Index No. II-CERCLA-00114)

     8.3  Treatability Study            This Subtask is to be initiated within
                                        7 days of EPA's approval of the
                                        Treatability Study Work Plan.  The
                                        Treatability Study is to be completed
                                        within 75 days of initiation.

     8.4  Results Evaluation and        This Subtask is to be completed and a
          Treatment Option Selection    report submitted to EPA within 45 days
                                        of completion of the Treatability Study

9.0  Assess the Potential Impact to     Report due within 30 days of receipt of
     Wetlands from Remedial             EPA's comments on the report to
     Construction                       Determine Location of On-site Treatment
                                        Facility (Task 7.0)

10.0 Compatibility Testing of Proposed Report due January 15, 1991 Slurry Wall Backfill-Bentonite
     Materials with Landfill Leachate

11.0 Site Reconnaissance Along the      This task is to be initiated within 15
     Proposed Wall Alignment            days of receipt of EPA's comments on
                                        the Evaluation of the Areal Extent of
                                        Contamination to Select the Horizontal
                                        Wall Alignment.  This Task is to be
                                        completed within 15 days of initiation.

12.0 Borings Along the Slurry Wall      This Task is to be initiated within 15
     Alignment                          days of receipt of EPA's comments on
                                        the Evaluation of the Areal Extent of
                                        Contamination to Select the Horizontal
                                        Wall Alignment.  This Task is to be
                                        completed and a report submitted to EPA
                                        within 60 days of initiation.



II  Project Schedule for Clay Cut-off Wall Remedial Design

TASK                                    REQUIREMENT

1.0  Preliminary Submission, including;

     1.1 Evaluation of the Results      November 1, 1989 (Actual submission
         of Field Investigation         on August 9, 1990)

     1.2 Construction Plans and         Report due 15 days after the effective
         Specifications                 date of the Order (Administrative Order
                                        Index No. II-CERCLA-00114)

2.0  Prefinal Submission, including;    The Prefinal Submission is due within
                                        15 days of receipt of EPA's comments on
                                        the Preliminary Submission (Task 1.0)

     2.1 Construction Plans and
         Specifications
     2.2 Cost Estimates
     2.3 Operation & Maintenance Plan
     2.4 Quality Assurance Project
         Plan for Construction
     2.5 Site Safety Plan for
         Construction

3.0  Final Submission, including;       The Final Submission is due within 15
                                        days of receipt of EPA's comments on
                                        the Prefinal Submission (Task 2.0)

     3.1 Construction Plans and
         Specifications
     3.2 Cost Estimates
     3.3 Operation & Maintenance
         Plan
     3.4 Quality Assurance Project
         Plan for Construction
     3.5 Site Safety Plan for
         Construction


III. Project Schedule for Slurry Wall Containment and Collection System Remedial Design

TASK                                    REQUIREMENT

1.0  Preliminary Submission -           Preliminary Submission is due within 30
     Construction Plan and              of receipt of EPA's comments on the
     Specifications                     Evaluation of the Areal Extent of
                                        Contamination to Select the Horizontal
                                        Wall Alignment

2.0  Intermediate Submission -          Intermediate Submission is due within
     Construction Plans and             60 days of completion of Borings Along
     Specifications                     the Slurry Wall Alignment

3.0  Prefinal Submission, including;    The Prefinal Submission is due within
                                        60 days of receipt of EPA's comments on
                                        the Intermediate Submission (Task 2.0)

     3.1 Construction Plans and
         Specifications
     3.2 Cost Estimates
     3.3 Operation & Maintenance Plan
     3.4 Quality Assurance Project
         Plan for Construction
     3.5 Site Safety Plan for
         Construction

4.0  Final Submission, including;       The Final Submission is due within 60
                                        days of receipt of EPA's comments on
                                        the Prefinal Submission (Task 3.0)

     4.1 Construction Plans and
         Specifications
     4.2 Cost Estimates
     4.3 Operation & Maintenance Plan
     4.4 Quality Assurance Project
         Plan for Construction
     4.5 Site Safety Plan

5.0  Permits/Approval Assistance        Identification and application for all
                                        necessary permits/approvals is to be
                                        initiated within 15 days of this Order
                                        (Administrative Order Index No. II-
CERCLA-00114


IV   Project Schedule For Aqueous Pretreatment/Treatment Facilities Design


TASK                                    REQUIREMENT

1.0  Preliminary Submission -           The Preliminary Submission is due
Construction Plans and                  within 30 days of receipt of EPA's
     Specifications                     comments on the Results Evaluation and
                                        Treatment Option Selection Report

2.0  Intermediate Submission -          The Intermediate Submission is due
     Construction Plans and             within 30 days of receipt of EPA's
     Specifications                     comments on the Preliminary Submission
                                        (Task 1.0)

3.0  Prefinal Submission, including;    The Prefinal Submission is due within
                                        45 days of receipt of EPA's comments on
                                        the Intermediate Submission (Task 2.0)

     3.1 Construction Plans and
         Specifications
     3.2 Cost Estimates
     3.3 Operation & Maintenance
         Plan
     3.4 Quality Assurance Project
         Plan for Construction
     3.5 Site Safety Plan for
         Construction

4.0  Final Submission, including;       The Final Submission is due within
                                        45 days of receipt of EPA's comments
                                        on the Prefinal Submission (Task 3.0)

     4.1 Construction Plans and
         Specifications
     4.2 Cost Estimates
     4.3 Operation & Maintenance
         Plan
     4.4 Quality Assurance Project
         Plan for Construction
     4.5 Site Safety Plan for
         Construction

5.0  Permit/Approvals Assistance        This Task will continue as necessary
                                        throughout the RD


Attachment B to Administrative Order Index No. II-CERCLA-00114

II.  Project Schedule for the Feasibility Study

TASK                                    REQUIREMENTS

1.0  Description of Current Situation   Submission due within 15 days of the
     and Remedial Action Objectives     effective date of the Order
(Chapter 1.0)                           (Administrative Order Index No. II-
CERCLA-00114)

2.0  Identification and Screening of    Submission due within 21 days of the
     Remedial Action Technologies       effective date of the Order
     (Chapter 2.0)                      (Administrative Order Index No. II-
                                        CERCLA-00114)

3.0  Development and Screening of       Submission due within 42 days of the
     Alternatives (Chapter 3.0)         effective date of the Order
                                        (Administrative Order Index No. II-
                                        CERCLA-00114)

4.0  Detailed Analysis of Alternatives  Submission due within 84 days of the
     (Chapter 4.0)                      effective date of the Order
                                        (Administrative Order Index No. II-
                                        CERCLA-00114)

5.0  Draft Final Feasibility Study      Submission due within 105 days of the
     Report                             effective date of the Order
                                        (Administrative Order Index No. II-
                                        CERCLA-00114)

6.0  Revised Draft Feasibility Study    Submission due 15 days after receipt of
     Report                             EPA's comments on the Draft Final
Feasibility Study Report



UNITED STATES ENVIRONMENTAL PROTECTION AGENCY

                                    REGION II


IN THE MATTER OF
                                          ADMINISTRATIVE ORDER
Kin-Buc Landfill, Edison,
         New Jersey:                         Index No.
                                              II-CERCLA-93-0101
Anthony Gaess,
Marvin Mahan,
Robert Meagher,
Earthline Company,
Chemical Waste Management, Inc.
Filcrest Realty, Inc.,
Inmar Associates, Inc.,
Kin-Buc Inc.,
SCA Services, Inc.,
SCA. Services of Passaic, Inc.,
Transtech Industries, Inc.,
  f/k/a Scientific Inc., and
Wastequid, Inc.
              Respondents.

Proceeding Pursuant to 106 (a)
of the Comprehensive Environmental
Response, Compensation, and
Liability Act of 1980, as amended,
42              U.S.C. 9606(a).


                                 I. JURISDICTION

A. This Administrative Order (the "ORDER") is issued to the above-captioned Respondents pursuant to the authority vested in the President of the United States under section 106(a) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), 42 U.S.C. 9606(a), which authority was delegated to the Administrator of the United States Environmental Protection Agency (EPA) by Executive Order 12580, dated January 23, 1987, and duly redelegated to the Regional Administrator of EPA, Region II. Notice of this ORDER has been provided to the New Jersey Department of Environmental Protection and Energy ("NJDEPE") pursuant to section 106(a) of CERCLA, 42 U.S.C. 9606(a).

B. This ORDER is not intended to, nor does it, supersede, rescind, nullify, modify or affect in any manner any of the terms or provisions stated in any of the following three (3) Administrative Orders ("the pre-existing Orders") which have been issued by EPA relating to this Site on the dates noted below:

Order Docket Number     Date Signed by EPA
II-CERCLA-30102          September 23, 1983
II-CERCLA-60105          March 25, 1986
II-CERCLA-00l14          September 21, 1990

This ORDER does not modify any of the obligations of the Respondents under the pre-existing Orders. The Respondents shall finance, perform and complete all of the activities required of them as set forth in these pre-existing Orders. The Respondents shall also comply with all of their obligations of any type which are set forth in the pre-existing Orders, including their obligation to design, construct and implement the remedial actions selected for the Site in the Record of Decision which was signed by the Regional Administrator of EPA - Region II on September 28, 1988.

Nothing contained in this ORDER shall affect any claim EPA may have at present or may have in the future for civil penalties against any or all of the Respondents, pursuant to Section 106(b) of CERCIA, 42 U.S.C. 9606(b), for any failure to comply with any of the terms of the pre-existing Orders.

                         II. DEFINITIONS

          1. Unless noted to the contrary, the terms in this ORDER shall have the same meaning assigned to them in CERCLA, 42 U.S.C. 9601 et seq., and the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Part
300. As used in this ORDER, the following terms shall have the following meanings:

          a. CERCLA shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601 et seq.

          b. Construction shall mean all construction activities of any type which are required to implement the Selected Remedial Alternative.

          c. Contractor shall mean the entities or individuals retained by the Respondents to perform any of the Work required by this ORDER.

          d.     Day shall mean calendar day.

          e.   EPA shall mean the United States Environmental Protection Agency.

          f. Facility Coordinator shall mean the person designated by the Respondents who will be charged with the duty of being at all times knowledgeable of the performance of all Work required pursuant to this ORDER.

          g. Hazardous Substance shall mean any substance that falls within the definition of a "hazardous substance" as that term is defined in Section 101(14) of CERCLA, 42 U.S.C.960l (l4), and shall also mean any mixture(s) containing any such hazardous substance(s) at any concentration(s).

          h. NCP shall mean the National Oil and Hazardous Substances Pollution Contingency Plan promulgated by EPA pursuant to Section 105 of CERCLA, 42 U.S.C. 9605, at 40 C.F.R. Part 300, and all amendments or modifications thereto.

           i. NJDEPE shall mean the New Jersey Department of Environmental Protection and Energy.

          j. Operable Unit I ROD shall mean the first Record of Decision for the Site which was signed by the Regional Administrator for EPA Region II on September 28, 1988, and all attachments thereto.

           k. Operable Unit I RD/HA shall mean the remedial design and remedial action needed to implement the remedy selected in the Operable Unit I ROD, including the design and construction of source control measures, post-remedial monitoring, and operation and maintenance.

           1. Operable Unit II RI/FS shall mean the second remedial investigation and feasibility study which determined the nature and extent of contamination at the Site and any off-Site impacts resulting from contaminant migration from the Site, and evaluated remedial response actions for contaminated sediments found in the Edmonds Creek/Marsh area.

          m. Operable Unit II ROD shall mean the second EPA Record of Decision which was signed by the Regional Administrator of EPA Region II on September 28, 1992, and all attachments thereto. The Operable Unit II ROD is appended to this ORDER as Attachment A and is enforceable as part of this ORDER.

          n. Operable Unit II RD/HA shall mean the remedial design and remedial actions needed to implement the remedy selected in the Operable Unit II ROD, including the design and construction of sediment removal from the Edmonds Creek wetlands and the subsequent restoration and mitigation of the wetlands.

          o. Paragraph shall mean a portion of this ORDER identified by an Arabic numeral.

          p. Respondents shall mean the parties as named in the caption to this ORDER, and includes their officers, agents, subsidiaries, assigns and successors.

          q. Section shall mean a portion of this ORDER identified by a Roman numeral, which may include one or more Paragraphs.

          r. Selected Remedy or Selected Remedial Alternative shall mean the remedy selected for Operable Unit II of the Kin-Buc Landfill Site in the Record of Decision signed by the Regional Administrator of EPA-Region II on September 28, 1992.

         s. Site or Kin-Buc Site shall mean the facility, as that term is defined in Section 101(9) of CERCLA, 42 U.S.C. 9601(9), (including the real property and all structures, soil and containers thereon) which is located at 383 Meadow Road, Edison, New Jersey, and which is commonly known as the Kin-Buc Landfill. The terms "Site" and "Kin-Buc Site" also includes any real property located outside the boundaries of the Kin-Buc Landfill into which hazardous substances or contaminants may have migrated or threaten to migrate from the above-mentioned facility.

          t.  State shall mean the State of New Jersey.

          u. SOW shall mean the Statement of Work which is attached to this ORDER, labeled Attachment B. The Statement of Work is incorporated into this ORDER and is an enforceable part of this ORDER.

         v. United states shall mean the United States of America, including the United States Environmental Protection Agency.

          w. Work shall mean all activities of any type required by the terms of this ORDER, including all activities of any type which are necessary prerequisites or corequisites for the performance of any action required by this ORDER.

                    III.PARTIES BOUND

A. This ORDER shall apply to and be binding upon each and every Respondent, its principals, officers, agents, directors, assigns and successors. Respondents are jointly and severally responsible for carrying out all activities required by this ORDER. No change in the ownership, corporate status, or other control of any Respondent shall alter any of that Respondent's obligations under this ORDER.

B. Respondents shall provide a copy of this ORDER to any prospective owner or successor before a controlling interest in any Respondent's assets, property rights or stock are transferred to that prospective owner or successor. Respondent shall provide a copy of this ORDER to each contractor, sub-contractor, laboratory, or consultant retained to perform any services under this ORDER, within ten (10) calendar days after the effective date of this ORDER or on the date of such retainer, whichever date occurs later. Respondents shall also provide a copy of this ORDER to each person representing any Respondent with respect to the Site or response action conducted pursuant to this ORDER, and shall condition all contracts and subcontracts entered into hereunder upon performance of all such response actions in conformity with the terms of this ORDER. With regard to the activities undertaken pursuant to this ORDER, each contractor and subcontractor shall be deemed to be related by contract to the Respondents within the meaning of Section 107(b) (3) of CERCLA, 42 U.S.C.
Section 9607(b)(3). Notwithstanding the terms of any contract, Respondents are responsible for compliance with this ORDER and for ensuring that their contractors, subcontractors and agents comply with this ORDER, and perform all activities in accordance with this ORDER.

C. Within ten (10) calendar days after the effective date of this ORDER each Respondent that owns real property comprising all or part of the Site shall record a copy or copies of this ORDER in the appropriate governmental office where land ownership and transfer records are filed or recorded, and shall ensure that the recording of this ORDER is indexed to the titles of each and every property at the Site so as to provide notice to third parties of the issuance and terms of this ORDER with respect to those properties. Respondents shall, within twenty (20) calendar days of the effective date of this ORDER, send notice of such recording and indexing to EPA.

D. Not later than sixty (60) calendar days prior to any transfer by any Respondent of any real property interest in any property included within the Site, Respondents shall submit a true and correct copy of all transfer documents to EPA, and shall identify the transferee by name, principal business address and effective date of the transfer.

                         IV. FINDINGS OF FACT

A. This ORDER incorporates by reference all of the FINDINGS stated in the Administrative Orders issued by EPA having Docket Numbers II-CERCLA-001l4, II-CERCLA-30l02 and II-CERCLA-60l05.

B. The Site contains two major mounds and one minor mound, the low-lying area between Kin-Buc I and the Edison Landfill, Edmonds Creek and the hydrologically related wetlands, and Mill Brook/Martins Creek. The larger of the two major mounds, designated Kin-Buc I, covers approximately 30 acres and rises to a maximum elevation of 93 feet. The other major mound, designated Kin-Buc II, covers approximately 12 acres, rises to a maximum elevation of 51 feet and is located just north of Kin-Buc I. The low lying minor mound covers approximately 9 acres, rises 15 to 20 feet high and is designated as Mound B. Mound B lies west-southwest of Kin-Buc I, across the Edison Township Municipal Landfill access road and adjacent to the Raritan River. At the southeastern edge of Kin-Buc I, oily and aqueous phase leachate drains into an impounded area of tidally affected water referred to as Pool C. A fenced storage area currently utilized as part of an on-going removal action is next to Pool C. Marsh land to the east of Pool C is cut by numerous mosquito drainage channels, with its major drainage feature being Edmonds Creek, a tidally affected shallow stream that flows into the Raritan River to the south of Kin-Buc I. Pool C is connected to Edmonds Creek by a small channel. Mill Brook, located northwest of the Site, flows into Martins Creek, which has been partially filled in by Kin-Buc II. Flowing west, Martins Creek runs into the Raritan River just north of Mound B.

C. EPA has determined that the Site shall be remediated in operable units. On September 28, 1988, EPA issued a Record of Decision selecting a remedy for Operable Unit I, which called for source control measures for the landfill mounds, as well as the performance of the Operable Unit II RI/FS. On September 28, 1992, EPA issued the Operable Unit II ROD. The Operable Unit II ROD provides for the excavation and disposal of PCB-contaminated sediments from the Edmonds Creek/Marsh area and the subsequent mitigation of the wetlands areas impacted by excavation.

D. Leachate at the Site can be separated into two phases: an oily phase and an aqueous phase. Both the oily and aqueous phase leachates have migrated from the landfill into the surrounding environmental media, including ground water and sediments in Edmonds Creek and the associated tidal wetlands. The oily phase leachate, which contains polychlorinated biphenyls (PCBs) has migrated from Kin-Buc I into the refuse layer in the low-lying area between Kin-Buc I and the Edison Landfill, and into Pool C. From Pool C, the leachate has migrated into Edmonds Creek and the wetlands, as demonstrated by the distribution of contaminants such as PCBs, as well as certain metals and polyaromatic hydrocarbons (PAHs).

E. Sediments in the Edmonds Creek channel and in the surrounding wetlands contain PCBs, PAHs and metals. PCBs were found in concentrations less than 10 ppm on average throughout the wetlands, but portions of the Edmonds Creek channel contained concentrations as high as 81 ppm, and areas immediately adjacent to Pool C exhibited concentrations between 100 ppm and 290 ppm. Distribution of these compounds, primarily Arochlors 1248 and 1254, indicates that PCBs migrated from Pool C via the connecting channel to Edmonds Creek.

F. PCBs and metals were detected in tissue samples taken from resident aquatic wildlife in Edmonds Creek. Results of the tissue analysis indicate that bioaccumulation of PCBs, as well as cadmium, chromium, copper, mercury and zinc, is occurring in fiddler crabs and some fish from Edmonds Creek which come into direct contact with contaminated sediment or ingest species which come into such contact.

G. PCBs are very persistent in the natural environment and are readily bioaccumulated. PCBs are carcinogenic in rats and mice. In humans, PCBs are associated with birth defects, an increased incidence of cancer, chloracne, and impaired liver function. Experimental animals exposed to PCBs have experienced increased incidence of cancer, neurobehavioral degradation, pathological changes in the liver, stomach, skin and other organs, and suppression of immunological function.

H. PCBs in aquatic wildlife may pose an unacceptable threat to human health if local fish or crustaceans are consumed as part of the diet. PCBs in sediments may adversely affect aquatic wildlife directly, or indirectly affect Species such as predatory birds, as these contaminants continue to migrate from sediments into and upwards in the food chain.

I. A response action of the type contemplated by the NCP is required for contaminated sediments in Edmonds Creek and the wetlands in order to prevent and/or mitigate the actual or potential threat of harm to human health or welfare or the environment caused by the release and threatened release of hazardous substances from the Site. A remedial alternative for response action to address the migration of PCBs and other contaminants from sediments into the aquatic food chain has been selected and documented in the Operable Unit II ROD.
                              V. CONCLUSIONS of LAW

A. The Site is a "facility" within the meaning of that term as defined in
Section 101(9) of CERCLA, 42 U.S.C. 9601(9).

B. Many of the chemicals and substances referred to in the FINDINGS, above, which are located at or migrating from the Site are "hazardous substances" within the meaning of that term as defined in Section 101(14) of CERCLA, 42 U.S.C. 9601(14).

C. The presence of hazardous substances at the Site and the migration of hazardous substances at or from the Site, as described in the FINDINGS, above, are "releases" of a hazardous substance within the meaning of Sections 101(22) and 104(a) of CERCLA, 42 U.S.C. 9601(22) and 9604(a), respectively. Each such release of each hazardous substance at and from the Site is also an "actual. . . release of a hazardous substance from a facility" as that phrase is used in section 106(a) of CERCLA, 42 U.S.C. 9606(a).

D. The actual or potential migration of hazardous substances at or from the Site into the sediments of Edmonds Creek and the surrounding wetlands, and into local aquatic biota via bioaccumulation, as described in the FINDINGS, above, constitutes a "threatened release of a hazardous substance from a facility" within the meaning of sections 101(22) and 106(a) of CERCLA, 42 U.S.C. 9601(22) and 9606(a), respectively. Each such actual or potential migration of a hazardous substance at or from the Site also constitutes a "substantial threat" of a release of a hazardous substance into the environment, within the meaning of Section 104(a) (1) (A) of CERCLA, 42 U.S.C. Section 9604(a) (1) (A).

E. Each and every Respondent to this ORDER is a "person" as that term is defined in Section 101(21) of CERCLA, 42 U.S.C. 9601(21).

F. Each and every Respondent to this ORDER is a person who is jointly and. severally liable, under one or more subsections of Section 107(a) of CERCLA, 42 U.S.C.- 9607(a), for all EPA response costs incurred by the Federal government relating to the Site.

                    VI. DETERMINATIONS

A. Based upon the FINDINGS set forth above, EPA has determined that the release and threatened release of hazardous substances into the environment at and from the Site may present an imminent and substantial endangerment to the public health or welfare or the environment within the meaning of section 106(a) of CERCLA, 42 U.S.C. 9606(a).

B. Response actions of the types contemplated by the NCP, 40 C.F.R. Part 300, Subpart E, are required at the Site to prevent or mitigate any actual or potential threat of harm to human health or welfare or the environment caused by the release and threatened release of hazardous substances at and from the Site.

C. The response actions described in and which are the subject of the Operable Unit II ROD and the SOW appended to this ORDER (Attachments A and B, respectively) are cost effective and are consistent with achieving a permanent remedy at the Site.


                                   VII. ORDER

Based on the foregoing FINDINGS, CONCLUSIONS and DETERMINATIONS, it is hereby ORDERED that each and every Respondent identified in the caption of this ORDER undertake and complete all response actions needed to implement the Selected Remedy for the Site. All response actions required by this ORDER shall be performed and completed in accordance with all of the terms, provisions and schedules stated below and in the SOW. All activities required by this ORDER shall be completed as soon as possible even though maximum time periods for their completion are set forth in Attachments A and B to this ORDER.

A.  Facility Coordinator and EPA Remedial Project Manager

1. A qualified Facility coordinator, designated by Respondents, shall be available for contact by EPA throughout all phases of the Work required by this ORDER and until all the actions required by this ORDER are completed.

2. The Facility Coordinator shall be responsible for oversight of the implementation of this ORDER, including all activities required herein. The Facility Coordinator shall also be the primary contact person for communications with EPA and NJDEPE technical personnel. All communications transmitted by EPA to the Facility coordinator shall be deemed received by and shall be deemed to be notice to all of the Respondents who perform the actions required by this ORDER. Copies of all correspondence and writings from the Respondents to EPA shall also be directed to the Facility coordinator.

3. The Respondents shall submit the name, title, address, and telephone number of the Facility coordinator and a description of his or her professional experience and qualifications for this position in writing to the EPA Remedial Project Manager ("RPM") for the Site and the state contact identified below within ten (10) calendar days of the effective date of this ORDER. The Facility Coordinator shall have sufficient technical and managerial expertise and qualifications to adequately oversee and manage all aspects of the Work contemplated by this ORDER. The Facility Coordinator shall not be an attorney nor shall he or she be a counsel for any or all of the Respondents.

4. EPA reserves the right to reject any Facility Coordinator proposed by the Respondents if it judges him or her to be unqualified for that position. In that event, the Respondents shall submit to EPA the name and qualifications of a new Facility Coordinator within ten (10) calendar days of EPA'S notice of rejection of Respondents' Facility Coordinator.

5. EPA has the unreviewable right to select, and, at any time, to change, the RPM for the Site. If EPA changes its RPM, EPA will inform Respondents in writing of the name, business address, and telephone number of the new RPM. EPA'S RPM is Alison Barry, Emergency and Remedial Response Division, U.S. Environmental Protection Agency, 26 Federal Plaza, Room 747, New York, New York 10278; telephone: (212) 264-8678.

6. EPA's RPM for the Site shall have all the authority vested in a Remedial Project Manager and an On-Scene Coordinator by the NCP. EPA'S RPM shall have the authority, consistent with the NCP, to halt any of the Work required by or performed pursuant to this ORDER, and to take or direct any necessary response action.

B. Written Commitment to Comply

1. Within ten (10) calendar days of the effective date of this ORDER, each Respondent shall submit to EPA a signed, unconditional and unequivocal written commitment to comply with and to perform all of the Work required under this ORDER, including implementation of all components of the Operable Unit II RD/RA in accordance with the schedules and conditions set forth in this ORDER and any and all attachments or amendments thereto.

2. Within thirty (30) days of the effective date of this ORDER, Respondents shall also provide the following:

     a. The names, addresses and telephone numbers of all general contractors, subcontractors and all other major contractors who will be performing any of the Work required by the terms of this ORDER, to the extent they are known as of the date the information is sent to EPA, and an identification of the tasks that each will be performing at the Site;

     b. The curriculum vitae of all non-attorney professionals who will be performing any of the Work for the Respondents under this ORDER, including all professional engineers, ecologists, biologists, geologists, soil and foundation specialists, architects, civil engineers and design engineers;

3. Within thirty (30) days of the effective date of this ORDER, the Respondents shall establish and maintain financial security in the amount sufficient to complete the Work in one of the following forms:

     a.  a surety bond;

     b. one or more irrevocable letters of credit equalling the total estimated cost of the Work;

     c.  a trust fund;


     d. a guarantee to perform the Work by one or more parent corporations . or subsidiaries, or by one or more unrelated corporations that have a substantial business relationship with at least one of the Respondents; or

    e.   a guarantee to perform the Work by the Respondents.

If the Respondents seek to demonstrate the ability to complete the Work through a guarantee by a third party pursuant to subparagraph (d) above, the Respondents shall demonstrate that the guarantor satisfies the requirements of 40 C.F.R.
Part 264.143 (f). If the Respondents seek to demonstrate their ability to complete the Work by means of the financial test and the corporate guarantee pursuant to subparagraph (d) or (e), they shall resubmit sworn statements conveying the information required by 40 C.F.R. Part 264.143(f) annually, on the anniversary of the effective date of this ORDER. In the event that EPA, after a reasonable opportunity for review and comment by the State, determines at any time that the financial assurances provided pursuant to this Section are inadequate, the Respondents shall, within thirty (30) days of receipt of notice of EPA's determination, obtain and present to EPA for approval one of the other forms of financial assurance listed in this paragraph. Respondents' inability to demonstrate financial ability to complete the Work shall not excuse performance of any activities required under this ORDER.

4. Respondents must obtain written approval from EPA of the adequacy of their financial assurance in order to comply with the provisions of this section.

5. If Respondents fail or refuse to unequivocally and unconditionally commit to comply with this ORDER as specified in this provision, Respondents shall be deemed to be In violation of this provision of this ORDER for such failure or refusal, and to be subject to penalties pursuant to Section 106(b) of CERCLA for each day thereafter that Respondents continue to Violate this provision, in addition to penalties for noncompliance with any other provision of this ORDER and liability for treble damages pursuant to section 107(c) of CERCLA.

C.   Implementation of the Work

1. The Respondents shall finance, perform and complete all Work required by this ORDER including all activities specified in the SOW. The SOW is incorporated into and is enforceable as part of this ORDER. All Work shall be conducted in accordance with the NCP, the EPA Superfund Remedial Design and Remedial Action Guidance, the Final SAMP, and other applicable guidance or guidelines, and the requirements of this ORDER, including the standards and specifications contained in the SOW, and the schedules contained therein. No Work conducted under the terms of this ORDER shall delay or otherwise interfere with the performance of the Operable Unit I RD/RA, as specified in Section A, Paragraph 3 of the SOW.

D. Public Participation

1. Respondents shall cooperate with EPA in providing information regarding the Work to be performed pursuant to this ORDER to the public. As requested by EPA, Respondents shall participate in the preparation of such information for distribution to the public and in public meetings which may be held or sponsored by EPA to explain activities at or relating to the Site.


                    VIII. GENERAL PROVISIONS

A. Access, Document Availability, and Retention of Records

1. Copies of all work plans, reports and any other documents required to be submitted to EPA under this ORDER shall be sent by certified mail or express mail to the following addresses:

four (4) copies:

          Chief, New Jersey Superfund Branch II
          U. S. Environmental Protection Agency
          Emergency and Remedial Response Division
           26 Federal Plaza, 7th Floor
          New York, New York 10278
                    Attn.:  Project Manager - Kin-Buc Site

three (3) copies:

          Chief, Bureau of Federal Case Management
          Division of Responsible Party Site
                Remediation
          New Jersey Department of Environmental
                Protection and Energy
          CN 028
           401 East State Street-Floor 5
          Trenton, New Jersey 08625
                    Attn.:Case Manager - Kin-Buc Site

In the event that EPA requests more than the number of copies stated above of any report or documents required by this ORDER for itself or the State, Respondents shall provide the number of copies requested.

2. All documents produced by the Respondents and submitted to EPA or NJDEPE in the course of implementing this ORDER shall be available to the public unless Respondents claim they are confidential using the procedures described in 40 C.F.R. Part 2. Respondents may assert a claim of business confidentiality covering part or all of the information submitted to EPA under 40 CFR Section 2.203, provided such claim is not inconsistent with Section 104(e) (7) of CERCLA, 42 U.S.C. 9604(e) (7) or other provisions of law. This claim shall be substantiated by Respondents at the time the claim is made. If such a substantiated claim is made with regard to any of the records or any other documents produced by the Respondents or their contractors, EPA will release such documents in accordance with the procedures stated in 40 C.F.R Part 2, Subpart B and Section 104(e) (7) of CERCLA, 42 U.S.C. 9604(e)(7). No sampling, hydrological, geological, soil chemical analyses, groundwater quality data, or information specified under section 104(e) (7) (F) (i)-(viii) of CERCLA, relating to the Site shall be considered confidential.

3. The Respondents shall allow EPA and EPA contractors and agents to have access to all records in the possession or control of the Respondents of their agents which relate in any manner to the Site or to the Work required under this ORDER. All such records shall be stored at a location in the State of New Jersey which is accessible to EPA officials. The Respondents shall make all such records available for any EPA or NJDEPE official to review and copy within three days after receiving a request from EPA or NJDEPE for access to such records. All employees and contractors of the Respondents who engage in any activity under this ORDER shall be available to and shall cooperate with EPA and EPA agents and contractors.

4. All data and information relating to the implementation of this ORDER shall be retained by Respondents for a period of ten (10) years after the effective date of this ORDER. The Respondents shall inform the EPA Project Manager and NJDEPE contact in writing within ten 10 days of the effective date of this ORDER of the name and address of the person who will be charged with retaining the records and where they will be located during this ten (10) year period. Any and all such records are to be made available to EPA upon request during any business day throughout that period of time.

5. The Respondents shall allow unimpeded access to all areas of the Site and into all structures thereon by all EPA and NJDEPE representatives, agents, contractors and consultants. The Respondents shall permit such EPA and NJDEPE agents to enter and move about the Site at will at all times and shall allow such officials or agents of EPA or NJDEPE to undertake any observations, response actions or any other activities which EPA or NJDEPE elects to undertake at the Site at its option, including but not limited to the following:

     a.    Monitoring the progress of activities taking place;

     b. Verifying any data or information submitted to EPA or NJDEPE;

     c. Conducting investigations relating to contamination at or near the Site;

     d. Obtaining samples at the site; and

     e. Inspecting and copying records, operating logs, contracts, or other documents required to assess the Respondents' compliance with this ORDER.

6. Respondents shall make available to EPA and NJDEPE as promptly as reasonably possible, the results of all, sampling and/or tests or other data generated by Respondents with respect to the implementation of this ORDER.

7. At the request of EPA or NJDEPE, the Respondents shall provide split or duplicate samples to EPA and NJDEPE or allow split or duplicate samples to be taken by EPA or NJDEPE or their authorized representatives of any samples collected by Respondents pursuant to the implementation of this ORDER. Respondents shall notify EPA and NJDEPE not less than ten (10) days in advance of any sample collection activity. - In addition, EPA and NJDEPE representatives shall have the right to take any additional samples that they deem necessary.

8. Nothing in this ORDER shall be construed to limit EPA's or NJDEPE's rights of access or rights to obtain information pursuant to applicable law.

9. The Respondents shall use their best efforts to obtain all access agreements which are needed to implement the terms of this ORDER. Such access agreements will also provide access for EPA, its contractors and oversight officials, the State and its contractors, and Respondents or Respondents' authorized representatives and contractors. Such agreements shall specify that the Respondents are not EPA's representatives with respect to liability associated with Site activities. Respondents' best efforts shall include, but not be limited to, reasonable efforts to identify, locate and contact (in writing) the owner of the property, seeking judicial assistance, and providing reasonable compensation to any off-Site property owner. Copies of such agreements shall be provided to EPA prior to Respondents' initiation of field activities. If, despite such best efforts, the Respondents cannot obtain any particular access agreement or access which is required for implementation of the terms of this ORDER, the Respondents shall so notify the EPA RPM in writing and shall specify the real property in question and the efforts which the Respondents have taken to obtain entry onto the property in question. If EPA determines that access onto any such property is needed to implement any of the terms of this ORDER and that Respondents have used their best efforts to obtain such access to no avail, EPA in its sole discretion may use its legal authorities to facilitate access for the Respondents to that property. In that event, the Respondents shall continue to implement all terms of this ORDER which, in the view of EPA, can still be implemented regardless of any failure to obtain access to any property. However, failure of Respondents to gain access shall not be construed as excusing performance by the Respondents of any of their obligations under this ORDER.

B.         EPA Review of Submissions.

1. After review of any deliverable, plan, report or other item which is required to be submitted for review and approval pursuant to this ORDER, EPA may:

        (a)          approve the submission;

        (b) approve the submission with modifications made unilaterally by EPA;

        (c) disapprove the submission and direct Respondents to resubmit the document after modifying the document in accord with EPA's comments and as directed by EPA; or

        (d) disapprove the submission and assure responsibility for performing all or any part of the response action.

In the event of EPA disapproval pursuant to subsection (d), above, Respondents shall be deemed to be in violation of the relevant provisions of this ORDER for failure to make an adequate submission beginning on the day following the date the deliverable, plan, report or other item is due and on each and every day thereafter.

2. In the event of approval or approval with unilateral modifications by EPA of any submission or re-submission pursuant to this Section VIII.B, EPA will notify Respondents of such approval or approval with modifications, and the submission or re-submission shall be deemed final and effective the date EPA's notice of approval is signed. Upon receipt of EPA's notice of approval, Respondents shall proceed to take any action required by the plan, report, or other item, as approved or modified by EPA. EPA shall remain the final arbiter in any dispute regarding the sufficiency or acceptability of any such plan, report or other item, and EPA may modify it unilaterally at any time by notifying Respondents of such modification.


3. In the event that EPA disapproves any submission and directs Respondents to re-submit such submission with modifications pursuant to Paragraph B.1(c), above, Respondents shall modify the submission in accord with EPA's comments and as directed by EPA, and shall submit the modified document to EPA within fifteen
(15) calendar days of receipt of EPA'S comments or within such other time period as EPA may specify in writing. Failure to make a timely and conforming re-submission in compliance with this Paragraph shall constitute a separate violation of this ORDER for each day such re-submission is late or remains deficient.

4. EPA may approve, approve with unilateral modifications, disapprove with a requirement for further modification, or disapprove any re-submission made pursuant to Paragraph B.3, above, in accordance with the procedures of this
Section VIII.B, except that any EPA action in approving with unilateral modifications; disapproving, or disapproving any such re-submission with a requirement for further modification shall under no circumstances be construed as relieving Respondents of liability for daily penalties and treble damages for failure to make a timely and conforming first re-submission pursuant to Paragraph B.3, above. Each subsequent late or deficient re-submission shall constitute a separate violation of Paragraph B.3, above.

5. EPA's comments pursuant to Paragraphs B.1(c) and B.3, above, may require Respondents to perform such additional investigatory Work, verification sampling, evaluations, or other response action as EPA may find necessary. Any such additional investigatory work or other response action, including any necessary work plans and reports, shall be performed by Respondents as directed by EPA and in accordance with any schedules specified by EPA. A requirement by EPA for additional investigatory work or other response action pursuant to this paragraph shall not excuse performance of any other obligation under this section VIII.B and shall not be construed to alter in any way Respondents' obligations to make timely and conforming re-submissions pursuant to Paragraph B.3, above.

C.        Amendments and Scope of ORDER Generally

1. All reports, the SAMP, EPA-approved Work plans and other writings or amendments required under the terms of this ORDER shall, upon approval by EPA, be deemed incorporated into this ORDER and may be enforced as any other provision in this ORDER.

2. No informal advice, guidance, suggestions or comments by EPA or NJDEPE officials shall be construed to relieve Respondents of any of their obligations under this ORDER.

3. Any and all modifications to this ORDER, all approvals or disapprovals of submissions provided to EPA by the Respondents pursuant to this ORDER, or other communications from EPA to Respondents required by this ORDER, must be in writing and signed by the Chief, New Jersey Superfund Branch II, Emergency and Remedial Response Division, U.S. EPA, Region II.

    a. EPA shall have sole authority to make any modifications to the Final Operable Unit II Remedial Design (RD) Work Plan, as described in Section C, Paragraph 2 in the SOW, and any work plan or schedules submitted pursuant thereto, and EPA may unilaterally make any such modifications at any time prior to the completion of all Work required by this ORDER.

     b. EPA alone shall be the final arbiter of all issues and disputes concerning: i) any work plan, or other plan, deliverable or schedule which EPA approves or which the Respondents propose under the terms of this ORDER, and ii) all Work which shall be required or performed under this ORDER or under any work-plan, or other document which EPA approves pursuant to the terms of this ORDER.


D. Insurance and Indemnification

1. All contractors and subcontractors the Respondents use for work at the Site must have adequate, liability coverage or must be indemnified by the Respondents for any and all liability which may result from any activities at the Site pursuant to this ORDER.

E.Professional Standards. Permits and Compliance with other Laws

1. All of the Work conducted pursuant to this ORDER shall be performed in accordance with prevailing professional standards.

2. All activities carried out by Respondents pursuant to this ORDER shall be done in accordance with all applicable federal, state and local laws, regulations, ordinances and other requirements.

3. All activities conducted by Respondents pursuant to this ORDER shall comply with the requirements of CERCLA, the NCP, and all applicable OSHA regulations for worker health and safety as found in 29 C.F.R. 1910 et seq., and elsewhere.

4. All materials removed from the Site shall be disposed of or treated at a facility approved by EPA's RPM and in accordance with section 121(d)(3) of CERCLA, 42 U.S.C. Section 9621(d)(3), with the EPA Procedures for Planning and Implementing Off-Site Response Actions, OSWER Directive 9834.11 (November 13,
1987) and/or any subsequent final EPA "off-site" guidance or policy documents, and with all other applicable federal, state and local requirements. Respondents shall conduct off-site disposal activities in conformity with the NCP and any amendments thereto. All disposal of materials conducted by the Respondents pursuant to performing any of the Work under this ORDER shall comply with all provisions of the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901 et seq., the Toxic Substances Control Act ("TSCA"), 15 U.S.C. 2601 et seq., and all regulations promulgated pursuant to both RCRA and TSCA, as well as any other -applicable or relevant and appropriate federal laws or regulations.

5. Respondents shall also be responsible for compliance with all applicable requirements relating to off-Site waste management under the New Jersey Solid Waste Management Act, N.J.S.A. l3:1E-1 et seq., including the standards for generators and transporters of hazardous waste promulgated under 40 C.F.R. Parts 262 and 263. Respondents must also comply with local requirements, as identified by the municipalities.

6. Respondents shall also use and sign manifest forms for all hazardous wastes transported from the site. Respondents shall also designate all destination facilities that they propose to use for such off-Site transfer, storage, treatment or disposal in the Site Management Plan for Remedial Construction which is required by the SOW.

7. Respondents shall be responsible for obtaining all necessary federal, state and local permits, licenses and other governmental and private authorizations, including access agreements, needed to carry out the Work required by this ORDER.

8. Pursuant to section 121(e) of CERCLA and the NCP, no permit shall be required for any portion of the Work conducted entirely on-Site. For any portion of the Work performed on-Site which would, but for section 121(e) of CERCLA, require a federal or state permit or approval, Respondents shall meet the substantive requirements of any permit applications in a timely manner as specified by EPA, and take all other actions necessary to obtain and to comply with all such permit equivalents or approvals.

9. This ORDER is not, and shall not be construed to be, a permit issued pursuant to any federal or state statute or regulation.

F.  United States Not Liable

1. The United States Government and any and all agencies thereof shall not be liable for any injury or damage to any person or property resulting from any acts or omissions of any of the Respondents and any employees, contractors, or agents of the Respondents while performing any activity related to this ORDER; the United States Government and any and all agencies thereof shall not be a party to any contract entered into by Respondents in carrying out any activity pursuant to this ORDER, and the Respondents shall not represent to anyone that the United States Government or any agency thereof is or may be a party to any such contract.

2. Notwithstanding approvals which may be granted by the United States, the State, or other governmental entities, the Respondents shall assume any and all liability arising from or relating to Respondents' acts or omissions or the acts or omissions of any of Respondents' contractors, subcontractors or any other person acting on behalf of Respondents in the performance of the Work, or Respondents' failure to perform properly or completely the requirements of this ORDER.

G. Noncompliance

1. Respondents shall use their best efforts to avoid or minimize any delay or prevention of performance of their obligations under this ORDER.

2. Any failure by Respondents to carry out any terms of this ORDER may result in EPA unilaterally taking or funding the actions required under this ORDER, pursuant to Section 104 of CERCLA, 42 U.S.C. 9604.

3. Any failure by Respondents to comply with any provision in this ORDER or any provision or schedule in the SOW or any work plan or other document incorporated by reference or attached to this ORDER, including failure of any Respondent to cooperate with or assist any other Respondent in carrying out its obligations under this ORDER, shall be considered a violation of this ORDER.

4. If the Respondents violate any provisions of this ORDER, EPA may elect to:

     a. Demand that the Respondents cease work at the Site; and/or

     b. Use federal funds to complete the Work required by this ORDER; and/or

     c. Initiate an action against any or all of the Respondents under Sections 106(b), 107(a) and/or 107(c) of CERCLA, 42 U.S.C. 9606(b), 9607(a), and/or
     9607(c), respectively; and/or

     d. Take any other actions authorized under federal laws or regulations.

  5.Nothing stated in this ORDER shall preclude EPA from taking any additional enforcement actions, and/or any actions as it may deem necessary for any purpose, including the prevention or abatement of an imminent and substantial endangerment to the public health or welfare or the environment arising at or in the vicinity of the Site.

  6.If EPA incurs any response costs as a result of the failure of the Respondents to comply with any schedules, terms or provisions of this ORDER, the Respondents shall be liable pursuant to section 107(c) of CERCLA for treble damages for each and every dollar in response costs incurred by EPA as result of such failure to comply.

  7.If the Respondents fail to comply with any of the provisions or schedules set forth in this ORDER each Respondent named in this ORDER shall be liable pursuant to 106(b) of CERCLA for a penalty of up to $25,000 per day for each and every day of each violation of each provision of this ORDER in addition to the treble damages liability stated in Paragraph 6, above.

  8.If Respondents fail to fully implement and satisfactorily complete all of the Work set forth in this ORDER, the SOW, and in all EPA approved workplans and schedules attached hereto or incorporated herein on or before the date specified for such completion pursuant to this ORDER, each Respondent named in this ORDER shall be liable for a penalty of up to $25,000 per day for such failure pursuant to 106(b) of CERCLA for each and every day after that date until all such Work is completed by the Respondents to EPA's satisfaction.

 H. Reservations of Rights

  1.Nothing contained in this ORDER shall affect the right of EPA to initiate an action for civil penalties against any entity, including any of the Respondents, pursuant to Section 106(b) of CERCLA, 42 U.S.C. 9606(b).

  2.Nothing contained in this ORDER shall affect the right of EPA to pursue an action against any entity, including any one or more of the Respondents (or any other responsible party), pursuant to Section 107(a) of CERCLA, 42 U.S.C. 9607(a), for recovery of any costs incurred by EPA relating to this ORDER and/or for any other response costs which have been incurred or will be incurred by the United States relating to the site.

3. Nothing contained in this ORDER shall affect the right of EPA to enter into any Consent Decree, to issue any Consent Order or to issue any other Orders unilaterally to any or all of the Respondents (or to any other responsible parties for the Site) pursuant to CERCLA, or to initiate a judicial action to require the performance of any additional response actions which EPA determines are necessary for the Site.

4. Nothing contained in this ORDER shall act as a bar to, a release of, a satisfaction of, or a waiver of any claim or cause of action which EPA has at present or which EPA may have in the future against any entity, including any or all of the Respondents, on any matters relating to the Site.

5. Nothing contained in this ORDER shall be construed to mean that the Respondents are the only potentially responsible parties with respect to the release and threatened release of hazardous substances at the site.

6. Nothing contained in this ORDER shall affect any right, claim, interest, defense, or cause of action of EPA or the Respondents with respect to any entity which is not a party to this ORDER. Nothing in this ORDER constitutes a decision by EPA on preauthorization or on any approval of funds under Section 111(a)(2) of CERCLA, 42 U.S.C. 9611(a)(2).

7. This ORDER and all EPA-approved work plans, specifications, and other documents approved by EPA, prepared in compliance herewith, shall be enforceable pursuant to sections 106(b) and 113(b) of CERCLA, 42 U.S.C. 9606(b) and 9613(b), respectively.

8. Nothing contained in this ORDER shall preclude the State of New Jersey or any agency or department thereof from taking or maintaining any enforcement action or litigation relating to the Site, including issuing any directive pursuant to State law relating to the Site.

I. Notification and Reporting Requirements

1. Respondents shall provide monthly progress reports to EPA and NJDEPE as provided herein by the tenth (10th) day of every month following the effective date of this ORDER. At a minimum, the progress reports shall: (1) describe all activities undertaken by the Respondents pursuant to the terms of this ORDER during the month immediately preceding the date of submission of the report; (2) identify all activities which will be undertaken by the Respondents in the next month in order to comply with all terms of this ORDER; (3) identify potential delays, if any, which the Respondents foresee in completing the Work required by this ORDER; (4) include all the results of sampling and tests and all other data received by Respondents in the preceding month; (5) provide a quantified estimate of the percentage of the Work which is required by the ORDER which has been completed as of the date of submission of the progress report to EPA; and
6) describe all corrective actions taken in response to any violations or problems which occurred during the prior month.

2. EPA will notify the Respondents in writing if EPA determines that a progress report is incomplete or deficient. Respondents shall make the necessary revisions and resubmit the revised report with the next scheduled progress report. If the next scheduled progress report is due less than seven (7) days following Respondents' receipt of the notice of deficiency, the revised report shall be submitted with the subsequently scheduled report. Respondents shall be deemed in violation if EPA determines that the revised progress report is deficient.

3. Respondents shall provide the EPA RPM at least ten (10) days advance notice of the commencement of any field activities undertaken pursuant to the terms of this ORDER at the Site.

4. Upon the completion of all of the Work required by this ORDER, the Facility Coordinator designated by the Respondents shall notify the EPA RPM and the state contact in writing by registered mail that all of the Work required by this ORDER has been completed.

J.  EPA Periodic Review

1. Under Section 121(c) of CERCLA, 42 U.S.C. 9621(c), and any applicable regulations promulgated thereunder, EPA may review the Site to assure that the Work performed pursuant to this ORDER adequately protects human health and the environment. Until such time as EPA certifies completion of the Work performed pursuant to this ORDER for which such certification, as described in the SOW under Section F, Paragraph 3, is appropriate, Respondents shall conduct the requisite studies, investigations, or other response actions as determined necessary by EPA in order to permit EPA to conduct reviews under section 121(c) of CERCLA. As a result of any review performed under this paragraph, Respondents may be required to perform additional response actions or to modify any of the Work previously performed or to be performed pursuant to this ORDER.

K.  Additional Response Action

1. EPA may determine at any time that in addition to the response action required by this ORDER and all attachments hereto or documents incorporated herein by reference, additional response action, including but not limited to additional investigatory work or additional response activities (whether or not identified during the review process under Section 121(c) of CERCLA), is necessary to meet relevant performance standards, protect human health or the environment, or determine the nature and extent of contamination related to the Site. At such time as EPA makes such a determination and notifies the Respondents that such additional investigatory work or response actions are needed, the Respondents shall submit to EPA a written, unequivocal and unconditional commitment to perform such necessary additional Work within seven
(7) calendar days after receipt of EPA's notice of the necessity for additional response action. Within thirty (30) calendar days of receipt of EPA's notice or within such other time period as EPA may specify, the Respondents shall submit a work plan, including a schedule, for performance of such additional response action. EPA will review the work plan in accordance with the procedures set forth herein for EPA review of submissions. Respondents shall implement the work plan following EPA'S approval or EPA's approval with unilateral modifications in accordance with those procedures.

L. Endangerment and Emergency Response

1. In the event of any action or occurrence during the performance of Respondents' obligations under this ORDER which causes or threatens to cause a release of a hazardous substance or which may present an immediate threat to public health or welfare or the environment, Respondents shall immediately take all appropriate response action to prevent, abate, or minimize the threat, and shall immediately notify EPA's Remedial Project Manager (RPM). If EPA's RPM is not available, Respondents shall notify EPA's Response and Prevention Branch in Edison, New Jersey, at (908) 548-8930.

2. Respondents shall take such response action in consultation with EPA's RPM and in accordance with all applicable provisions of this ORDER, including but not limited to the Health and Safety Plan and the Contingency Plan.

3. Nothing in this Section shall be deemed to limit any authority of the United States to take, direct, or order all appropriate action to protect human health and the environment, or to prevent, abate, or minimize an actual or threatened release of hazardous substances on, at, or from the Site.

                        IX.OPPORTUNITY TO CONFER

Respondents may confer with EPA to discuss this ORDER, including its applicability, the FINDINGS upon which the ORDER is based, the appropriateness of any action or activity required to be undertaken herein; or any other relevant issues or contentions which the Respondents may have with regard to this ORDER at the conference with EPA which has been scheduled as noted in the transmittal letter which accompanies this ORDER. This conference is not and shall not be deemed to be an adversarial proceeding or part of a proceeding to challenge this ORDER.

                                X.EFFECTIVE DATE

This ORDER shall become effective on the tenth (10th) day following the date it is signed by the Regional Administrator, as indicated below.

IT IS SO ORDERED:

          U.S ENVIRONNENTAL PROTECTION AGENCY

          /S/ CONSTANTINE SIDAMON-ERISTOFF        DATE 11/19/92
          CONSTANTINE SIDAMON-ERISTOFF
          Regional Administrator
          U.S. Environmental Protection Agency
          Region II
          New York, New York 10278

                                 ATTACHMENT "B"

                                STATEMENT OF WORK

A.   WORK TO BE PERFORMED

1. The Work to be conducted under this ORDER is planned to reduce the risks to human health and the environment caused by the uptake of hazardous substances, pollutants and contaminants into resident wildlife at the Kin-Buc Site from sediments via bioaccumulation. As described in greater detail below, the Work to be performed under this ORDER shall include, but shall not be limited to, the following elements:

a. Remedial Design of the selected alternative (hereinafter referred to as the "Selected Remedial Alternative") as set forth in EPA's Record of Decision dated September 28, 1992 (the Operable Unit II ROD);

b.   Remedial Construction of the Selected Remedial Alternative;

c.   Implementation of a Wetlands Restoration and Mitigation Program; and

d. Operation and Maintenance ("O&M") of the Selected Remedial Alternative including effectiveness monitoring of surface and ground water, sediment, and biota, in order to ensure the continued achievement of the objectives of the Selected Remedial Alternative.

2. The major components of the Selected Remedial Alternative, or Selected Remedy, for Operable Unit II of the Kin-Buc Landfill Site include the following;

a. excavation of approximately 2200 cubic yards of sediments containing PCBs at levels greater than 5 parts per million;

b. consolidation of the excavated sediments within the operable Unit I containment system;

c. restoration and mitigation of wetlands areas impacted by the excavation of contaminated sediments; and

d. long-term monitoring of ground and surface water to ensure the effectiveness of the remedy.

3. If EPA determines, at any time, that the Work to be performed has not been or cannot be conducted according to the schedule described in this ORDER, EPA will notify the Respondents that the selected Remedial Alternative will be modified as described in the Operable Unit II ROD. The Contingency Remedial Alternative, which provides for off-Site disposal of excavated sediments, will replace the primary alternative, which provides for on-site disposal within the Kin-Buc Landfill. Under no circumstances will implementation of the remedy selected in the Operable Unit I ROD be delayed to permit disposal of excavated sediment within the Kin-Buc Landfill containment area.

B.   QUALIFICATIONS OF SUPERVISORY ENGINEER

The Remedial Design Work, Remedial Construction Work, Operation and Maintenance ("O&M") Work, and any other Work performed by Respondents pursuant to this ORDER shall each be performed under the direction and supervision of a qualified, state licensed professional engineer. Prior to the initiation of any such Work, Respondents shall notify EPA and the State, in writing, of the name, title, proposed responsibilities, and qualifications of the supervisory engineer and the names of all contractors and subcontractors proposed to be used in the development and implementation of the remedial Work to be performed by those parties. Selection of any such engineer, contractor or subcontractor shall be subject to approval by EPA.

C.   REMEDIAL DESIGN PLANNING

1. On or before December 11, 1992, Respondents shall award a contract for the performance of the Remedial Design.

2. On or before January 15, 1992, Respondents shall submit a detailed Remedial Design Work P1an to EPA and the State for review and subsequent approval by EPA. The Remedial Design Work Plan shall be in conformance with the EPA document entitled "Superfund Remedial Design and Remedial Action Guidance" (OSWER Directive 9355.O-4A, June 1986) and with any additional guidance documents provided by EPA. To the extent that the requirements of this SOW deviate from such guidance, the requirements of the SOW shall override the conflicting portions of the guidance.

The Remedial Design Work Plan shall include the following items (to the extent that Work will be performed regarding the items):

a.   Site Management Plan

     The Site Management Plan ("SMP") for Remedial Design Activities shall be an overall plan which shall include identification of major contractors and major subcontractors and their respective responsibilities for performance of remedial design activities. The SMP shall include a list of all key responsible employees expected to participate in the Work and the curriculum vitae of each. The respective responsibilities for each key responsible employee shall be described. A provision shall be included for providing EPA and the State with supplemental information prior to any other major contractors, major subcontractors and key responsible employees becoming involved in the Work.

b.   Plan for Additional Studies

     The Plan for Additional Studies shall describe all data collected during the Operable Unit II Remedial Investigation, including the Wetlands Delineation and WET Evaluation, as well as any additional data collected during the Operable Unit I Remedial Design, which is relevant to the implementation of the Operable Unit II Selected Remedy. This data includes, but is not limited to, analyses of sediment and surface water samples and qualitative surveys of wildlife, vegetation, and soil types within the Operable Unit II area. On the basis of this data survey, the Plan shall identify any further data needs and propose any additional studies necessary to satisfy these needs prior to construction of the Selected Remedial Alternative. These studies shall be conducted according to the Sampling, Analysis and Monitoring Plan described below in the following subparagraph.

c.   Sampling, Analysis and Monitoring Plan

(i) The Sampling, Analysis and Monitoring Plan ("SAMP?) shall provide for sampling, testing and analysis to obtain any additional data needed for performing the Remedial Design. The SAMP shall be based upon the sampling and Analysis Plan ("SAP") for the Operable Units I RD/RA and the Operable Unit II RI/FS submitted in June 1989 and revised in September 1989, and as amended by any subsequent correspondence between EPA and the Respondents, and as modified by the requirements of this ORDER and the Selected Remedial Alternative described in the Operable Unit II ROD.

     Field sampling methods utilized shall be selected using the "Region II CERCLA Quality Assurance Manual," EPA, Region II, October 1989, and the "NJDEPE Field Sampling Procedures Manual", revised in May 1992, as guidance. All testing methods and procedures shall be fully documented and, if applicable, referenced to established methods or standards.

     Where appropriate and applicable, analyses will be performed in accordance with the EPA Contract Laboratory Program ("CLP") methods or with methods referenced in the "Test Methods for Evaluating Solid Wastes" (SW-846 3rd Edition, November 1986). CLP methods are those methods contained in "USEPA Contract Laboratory Program Statement of Work, Inorganic Analysis", Document Number ILMO1.O and "USEPA Contract Laboratory Program Statement of Work for Organic Analysis", Document Number OLMO1.6. For analyses performed in accordance with CLP methods, subsequent deliverables must be submitted according to CLP criteria. For those analyses not utilizing CLP methods, the subsequent deliverables must be similar to the CLP deliverables format. An example of each such format must be submitted as part of the SAMP to EPA and the State for review and subsequent approval by EPA prior to use.

(ii)The Sampling, Analysis and Monitoring Plan shall include, but not be limited to, the following items:

    (1) A map depicting proposed sampling locations -with provisions for submitting a - surveyed map depicting actual--sampling locations in the --draft ~Remedia1 Design Report. -

    (2) A detailed description of-all sampling, analysis, testing and monitoring- to be performed in support of the performance of the Remedial Design. The description shall include sampling methods, analytical and testing methods, frequency of sampling and sampling locations.

     (3)A discussion of how the sampling, analysis, testing and monitoring will produce data useful for the Remedial Design or for other purposes.

    (4) A schedule for performance of specific tasks.

    (5) A Quality Assurance Project Plan ("QAPjP"), as described below.

(iii) QAPjP Requirements

    (1) The QAPjP shall be completed in accordance with the "Region II_CERCLA Quality Assurance Manual," EPA, Region II, October 1989. In the event of any conflict between the requirements of that document and other quality assurance or quality control requirements stated or cited below, the requirements of that document shall supersede the conflicting portions of the other requirements. The QAPjP for the Operable Unit II Remedial Design shall be based upon the QA/QC Plan submitted as part of the Operable Units I and II revised SAP submitted by the Respondents in September 1989, as modified by any subsequent correspondence between EPA and the respondents, as well as by the requirements of this ORDER and the Selected Remedial Alternative described in the Operable Unit II ROD.

     (2)In order to provide quality assurance and maintain quality control regarding all samples collected pursuant to this ORDER, Respondents shall ensure that the QAPjP provides for the following:

     (a)  The QAPjP shall include, at a minimum, the following items:

         - Title Page
         - Table of Contents
         - Project Description
         - Project Organization and Responsibility
         - Quality Assurance Objectives
         - Sampling Procedures
       -  Sample Custody
         - Calibration Procedures and Frequency
         - Analytical Procedures
         - Data Reduction, Validation and Reporting
         - Internal Quality Control Checks
         - Performance and Systems Audits
         - Preventive Maintenance
         - Specific Routine Procedures Used to Assess Data Precision, Accuracy and Completeness
        -     Corrective Action
         - Quality Assurance Reports to Management.

  (b) Respondents shall use procedures set forth in the EPA approved SAMP and shall utilize standard EPA Chain of Custody procedures, as set forth in the EPA document entitled "National Enforcement Investigations Center Policies and Procedures Manual", as revised in May 1986.

  (c) All laboratories utilized by Respondents for analysis of samples taken pursuant to this ORDER shall perform all analyses according to the methods contained in the SAMP, which have been approved in writing by EPA.

  (d) All analytical data shall be submitted in a CLP deliverables format, or in a similar approved format, to EPA and the State.

  (e) All analytical data shall be validated according to the procedures contained or referenced in the approved QAPjP. When applicable and appropriate, the validation procedures shall be in accordance with the "Region II CERCLA Quality Assurance Manual", EPA, Region II, October 1989. When not applicable and appropriate, Respondents shall submit other validation procedures with the QAPjP to EPA for approval.

  (f) Prior to engagement, each laboratory utilized by Respondents for analysis of samples taken pursuant to this ORDER shall demonstrate its ability to perform all tasks required for those analyses to be performed by it.

  (g) All contracts with laboratories utilized by Respondents for analysis of samples taken pursuant to this ORDER shall provide for access of EPA and State personnel or their authorized representatives to assure the accuracy of laboratory results related to the Site.

  (h) All contracts with laboratories utilized by Respondents under this ORDER shall require laboratories to analyze samples submitted by EPA or the State for quality assurance purposes.

(iv) The Sampling, Analysis and Monitoring Plan must be approved by EPA prior to the commencement of any activities to which it pertains.

d.  Health and Safety Plan

(i) The Health and Safety Plan ("HASP") for Remedial Design Work shall address the protection of public health and safety and the environment, as well as the response to contingencies which could impact health, safety and the environment during the Remedial Design period. The HASP for the Operable Unit II Remedial Design shall consist of the HASP for the Operable Unit I RD/RA and the Operable Unit II RI/FS submitted in June 1989, as modified by any subsequent correspondence between EPA and the Respondents, as well as by the requirements of the Operable Unit II Selected Remedial Alternative and this ORDER.

(ii) Site activities concerning inspections, investigations, and sample collection must be performed in such a manner as to assure the safety and health of workers so engaged. The HASP shall be developed in accordance with the Occupational Safety and Health Administration, U.S. Department of Labor ("0SHA') requirements cited below, and in accordance with EPA's "Health and Safety Audit Guidelines", EPA/540/G-89/010, December 1989. All Site activities shall be conducted in accordance with all pertinent general industry (29 CFR 1910) and construction (29 CFR 1926) OSHA standards, as well as any other State or municipal codes or ordinances that may apply. All Site activities shall also comply with those requirements set forth in OSHA's interim final rule entitled "Hazardous Waste Operations and Emergency Response", 29 CFR 1910.120, Subpart H, as described in the Federal Register of December 19, 1986, until such time as the final rule takes effect.

(iii)    The HASP shall include, at a minimum, the following items:

     (1)Plans showing the location and layout of any temporary facilities to be constructed on or near the Site.

     (2)Description of the known hazards and evaluation of the risks associated with the Site and the potential health impacts related to the Site activities.

     (3)List of key personnel and alternates responsible for Site safety, response operations and protection of the public.

     (4)Description of levels of protection (based on specified standards) to be utilized by all personnel and a listing of protective equipment to be utilized.

     (5)Delineation of work, decontamination and safe zones, and definitions of the movement of zones including a map showing the location of these zones.

     (6)Description of decontamination procedures for personnel and equipment, and handling/removal of disposable clothing or equipment.

     (7)Incident emergency procedures which address emergency care for personnel injuries and exposure problems, and containment measures. These procedures shall include evacuation routes; internal and external communications procedures and procedures for response to fires and explosions. Local agencies with the capability to respond to emergencies shall be identified and their capabilities shall be described.

     (8)Description of the personnel Medical Surveillance Program(s) in effect.

     (9)Description of monitoring for personnel safety.

     (10) Description of routine and special personnel training programs.

     (11)Description of an air monitoring program to determine concentrations of airborne contaminants to which workers on-Site and to which persons at the Site boundary may be exposed.

(iv) The HASP must be reviewed by EPA (with EPA comments incorporated into the document) prior to commencement of the Work to which the HASP pertains.

e. Remedial Design Schedule and Draft Schedule for Remedial construction and O&M Activities

(i) The Remedial Design Schedule and draft schedule for Remedial construction and 0&M activities shall be in the form of a Task/Subtask activity bar chart or critical path method sequence of events. The Remedial Design Work Plan schedule shall provide for completion and submittal to EPA of the Preliminary Remedial Design Report on or before May 15, 1993 and the Draft Final Design Report on or before August 30, 1993 (See Sections D., E. and F., below, for Remedial Design, Remedial Construction and O&M requirements.)

(ii) The draft schedule for Remedial Construction and O&M activities may be revised during the remedial process. (See Paragraph D.2.d., below.)

f.   Plan for Obtaining Permits, Access Approvals and Other Approvals

     Such plan shall list and address any approvals or permit equivalencies which Respondents will require to comply with this ORDER. The plan shall detail how such approvals or equivalencies will be sought and will include a schedule for obtaining all necessary approvals or equivalencies. Such approvals may include permission of owners of property near the Site for access to install wells, monitoring or other activities; and approvals of off-Site waste management/treatment facilities, as necessary to accept materials from the Site. Permit equivalencies shall include local, state and federal requirements for remedial activities in wetlands and floodplain areas, and other action and location-specific requirements described in the Operable Unit II ROD.

g.   Site Mitigation and Restoration Plan

     The Plan shall discuss the development of a Site Mitigation and Restoration Plan, which shall be submitted as part of the Remedial Design and which shall be implemented during and subsequent to construction of the Selected Remedial Alternative. The discussion should identify technical issues related to restoration or mitigation of wetlands areas which are critical to the successful implementation of the Selected Remedial Alternative, and propose methods for resolving these issues during the design process.

h.  Site Maintenance Plan

     The Site Maintenance Plan shall be a plan for the routine maintenance of the Site during the Remedial Design phase of the Work. It shall address, but not be limited to, inspection and maintenance of Site security systems.

3. EPA will either approve the Remedial Design Work Plan, or will require modification of such plan, in accordance with the procedures set forth in
Section VIII, Paragraph B of this ORDER.

D.  REMEDIAL DESIGN

Respondents shall perform the Remedial Design, in conformance with the approved Remedial Design Work Plan.

1.   Preliminary Remedial Design Report:

The Preliminary Remedial Design Report shall include a description and analysis of various design options for the excavation of contaminated sediments from the Edmonds Creek Marsh, and the restoration/mitigation of wetlands areas impacted by the excavation or construction activities associated with the Operable Unit I and Operable Unit II Selected Remedial Alternatives. The Preliminary Remedial Design Report should recommend a preferred conceptual design. The design analysis shall provide the rationale for recommending a preferred conceptual design, including supporting calculations and documentation of how such design will meet the requirements of the ROD and Selected Remedial Alternative. The design report must also include the following items (to the extent that Work will be performed regarding the items):

a. A preliminary Construction Operations Plan which shall address the methods by which construction operations shall proceed. The discussion of methods shall address the timing of and manner in which activities shall be sequenced.

     The Plan shall include separate components which address, but shall not be limited to, the following:

(i) Preparation of the Site including security, utilities, decontamination facilities, construction trailers, equipment storage, and construction of roadways.

(ii) The sequencing of construction activities, including well installation and treatment system construction.

(iii)     Coordination of construction activities.

(iv) Site inspections and maintenance during the Remedial Construction phase of the Work.

(v) Coordination with local authorities regarding contingency planning and potential traffic obstruction.

b. Preliminary construction drawings, of standard size, of proposed Work, facilities, equipment, improvements, details and all other construction and installation items as well as drawings representing an accurate identification of existing Site conditions. Typical items to be provided on such drawings include, but need not be limited to:

(i) Title sheet bearing at least the title of the project, a key map, the name of the designer, date prepared, sheet index, EPA/NJDEPE Project identification, etc.

(ii) All property data including owners of record for all properties within 200 feet of the Site.

(iii) The distance and bearing of all property lines which identify and define the project Site.

(iv)      All easements, rights-of-way and reservations.

(v) All buildings, structures, wells, facilities, controls, equipment and features, existing and proposed.

(vi) A topographic survey, including existing and proposed contours and spot elevations, based on U.S. Geological Service datum.

(vii)   All utilities, existing and proposed.

(viii) Location and identification of all significant natural features including, but not limited to, wooded areas, water courses, wetlands, flood hazard areas and depressions.

(ix)          Flood hazard data and delineation, if applicable.

(x) North arrow, scale, sheet numbers and the person responsible for preparing each sheet.

(xi) Decontamination areas, staging areas, borrow areas and stockpiling areas

(xii)     Miscellaneous detail sheets.

(xiii)    Definitions of all symbols and abbreviations.

(xiv) Items not typically required to be included in the preliminary phase of design drawings include: electrical drawings: mechanical drawings; HVAC (heating, ventilation and air conditioning) drawings; structural drawings; and miscellaneous construction details.

c. an analysis of the impacts to the Edmonds Creek wetlands posed by construction of the Operable Unit I and Operable Unit II Selected Remedial Alternatives, either as a result of construction or excavation activities or as a result of permanent alteration of the wetlands. This requirement shall incorporate the substantive Work performed under Task 9.0 of the Additional Studies required by Administrative Order No. II-CERCLA-00ll4, and shall relieve the Respondents of obligation to separately revise that deliverable.

d. a preliminary report of the results of any additional studies performed in order to supplement existing data concerning the Edmonds Creek wetlands environment, such as soil, vegetation, and wildlife surveys, sediment sampling, or measurement of surface water levels, pursuant to Section C.2.b above.

e. a Site Restoration/Mitigation Plan, for wetlands areas impacted by implementation of the Operable Unit I and Operable Unit II Selected Remedial Alternatives.

2.  Draft Final Remedial Design Report

The Remedial Design Work shall also include the preparation of a Remedial Design Report. The Remedial Design Report shall include the plans and specifications which have been completed, together with a design analysis. The design analysis shall provide the rationale for the plans and specifications, including supporting calculations and documentation of how these plans and specifications will meet the requirements of the ROD and Selected Remedial Alternative. The design report must also include the following items (to the extent that Work will be performed regarding the items):

a. A Sampling, Analysis and Monitoring Plan for sampling, analysis, testing and monitoring to be performed during the Remedial Construction phase of the Work. The SAMP shall meet the requirements of Paragraph C.2.c., above.

b. The QAPjP for this SAMP shall also address quality assurance requirements and standards relating to construction operations. Quality assurance items to be addressed include, but need not be limited to:

         -    Inspection of the Work
         -    Daily logging
         -  As-built drawings
         - Testing of the Work to establish whether the design specifications are attained.

c. A Health and Safety Plan for the Remedial Construction phase of the Work. The HASP for Remedial Construction shall meet the requirements of Paragraph C.2.d., above. Such Plan shall address health and safety measures to be implemented and observed by construction personnel, as well as recommended health and safety measures for the adjacent community and general public together with a description of the program for informing the community of these recommendations.

d. A schedule far Remedial Construction and O&M activities. (See Paragraph C.2.e, above.) Such schedule shall provide that construction of the Selected Remedial Alternative under this ORDER shall be initiated on or before January 1, 1994 and completed on or before March 30, 1994. Site restoration/mitigation activities shall be initiated by April 15, 1994 and completed by April 15, 1995.

e. An Operation and Maintenance Plan for the 0&M Phase of the Work. The O&M Plan 1 for Operable Unit II shall include, but need not be limited to, the following elements:

(i) A Sampling, Analysis and Monitoring Plan which identifies sampling procedures and locations, analytical parameters, frequency, etc. (See Paragraph C.2.c., above for SAMP requirements.) The SAMP should include provisions for a comprehensive ground water and surface water sampling and analysis program, as described in the Operable Unit II ROD, as well as post-construction effectiveness monitoring of wetlands sediment and biota. The Operable Unit 2 SAMP should be consistent with the provisions of the Operable Unit 1 SAP. Additional monitoring requirements for the contained landfill area are provided by the OU 1 SAP for O&M.

(ii) A Health and Safety Plan addressing both routine procedures and emergency response actions. (See Paragraph C.2.d., above, for HASP requirements.)

(iii) A description of any equipment utilized in the O&M of the Selected Remedial Alternative.

(iv) A description of routine O&M for the components of the selected remedial alternative including a description of tasks for operation, tasks for maintenance, prescribed operating conditions, and a schedule showing the frequency of each O&M task.

      1 O&M activities which will occur prior to the completion of the Remedial Construction should not be addressed in the O&M Plan, but in the Site Maintenance Plan or Construction Operations Plan, as applicable. (See Paragraphs C.2.h. and D.2.g. of this Statement of Work.)

(v) A description of potential operating problems and remedies to such problems.

(vi)     A description of alternative O&M in the event of system failure.

(vii)  A schedule for equipment replacement.

(viii)   A description of the routine O&M activities for the Site.

(ix) An O&M schedule which identifies the frequency of O&M activities for the Site and when those activities will commence.

f. The substantive equivalent of completed permit applications for Work to be performed entirely at the Site (including any required supplements) for Federal and State environmental permits which would be required if the remedial action were not conducted under the authority of CERCLA. Examples of when such applications may be needed include:

              -   Waste water treatment facilities;
              -   All points of contaminant emission to the atmosphere;
              - On-site treatment, storage and/or disposal of hazardous wastes;
              -   Groundwater lowering or diversion;
              -   Groundwater monitoring well installation;
              -  Other permits, as applicable.

g. A Construction Operations Plan which shall address the methods by which construction operations shall proceed. The discussion of methods shall address the timing of and manner in which activities shall be sequenced. The Construction operations Plan shall also address the coordination of operable Unit I and Operable Unit II construction activities, as required by the OU II ROD.

    The Plan shall include separate components which address, but shall not be limited to, the following:

(i) Preparation of the Site including security, utilities, decontamination facilities, construction trailers, equipment storage, and construction of roadways.

(ii)     The sequencing of construction activities.

(iii)    Coordination of construction activities.

(iv) Site inspections and maintenance during the Remedial construction phase of the Work.

(v) post-construction regrading or revegetation of non-wetlands areas of the Site impacted by construction activities, as appropriate.

(vi) Coordination with local authorities regarding contingency planning and potential traffic obstruction.

     Whenever practical, elements of the Construction Operations Plan shall be clearly depicted on the Engineering Plans.

h. A report of efforts made to secure access and obtain other approvals and of the results of those efforts. (See Paragraph C.2.f, above.) Legal descriptions of property or easements to be acquired shall be provided including, but not limited to, property owners, Site operators, addresses and lot and block numbers, and grantors and grantees of easements.

i. Plans for photographic documentation of the Remedial Construction Work. (See Paragraph E.6, below.)

j. A Draft Final Site Mitigation and Restoration Plan which shall address wetlands areas of the Site impacted by construction of the Selected Remedial Alternatives for both Operable Units I and II.

3. The Remedial Design Report shall also include: Construction drawings, of standard size, of proposed Work, facilities, equipment, improvements, details and all other construction and installation items as well as drawings representing an accurate identification of existing Site conditions. Typical items to be provided on such drawings shall include those listed in Paragraph D.1.b.

4.  The Remedial Design Report shall, as appropriate, include the following:

a. A discussion of the design criteria and objectives, with emphasis on the capacity and ability to successfully meet design objectives.

b. Table of Contents for the specifications, including a listing of specification items from the Construction Specifications Institute master format expected to be included in the construction specifications. This master format is presented in the Construction Specifications Institute's "Manual of Practice", 1985 edition, available from the Construction Specifications Institute, 601 Madison Street, Alexandria, Virginia 22314.

c.   Site security measures.

d.   Site safety and emergency measures.

e.   Plan view(s) for Site preparation and layout.

f.   List of drawing sheet titles.

g.   Construction material recommendations.

5. Respondents shall provide surveying services prior to the final design submission. All survey work shall be appropriately marked, recorded and interpreted for mapping, property easements and design completion.

6. The Remedial Design Preliminary and Draft Final Reports shall be submitted to EPA and the State in accordance with the schedule set forth in this ORDER.

7. EPA will either approve the Draft Final Remedial Design Report or will require modification of it, in accordance with the procedures set forth in
Section VIII, Paragraph B of this ORDER. The EPA approved Draft Final Remedial Design Report shall also be referred to as the Final Remedial Design Report.

E. REMEDIAL CONSTRUCTION

1.In accordance with the schedule for Remedial Construction and 0&M activities (see Paragraph D.2.d., above), Respondents shall submit the following items to EPA and the State:

a. Any requests for modification of the approved Final Remedial Design Report based on construction methods identified by the proposed construction contractor(s) or other new information.

b. A Site Management Plan for Remedial Construction activities. (See Section C.2.a., above, for SMP requirements.) The SMP for Remedial Construction activities shall identify all off-site facilities proposed to be used to manage hazardous substances or other materials from the Site resulting from the Remedial Construction and Operation and Maintenance Work. For each facility, the proposed materials and methods of management shall be described.

2. EPA will either approve the Site Management Plan for Remedial Construction and any requests for modification of the Final Remedial Design Report or require modification of them in accordance with the procedures set forth in Section VIII, Paragraph B of this ORDER.

3. On or before November 1, 1993, Respondents shall award the Remedial Construction Contract(s).

4. On or before November 15, 1993, Respondents shall submit to EPA and the State the SMP for Remedial Construction.

5. Respondents shall perform the Remedial Construction Work in accordance with the approved Final Remedial Design Report, the SMP and the approved Remedial Construction schedule.

6. Respondents shall furnish photographs and slides to EPA and the State that record the progress of construction including, but not limited to, the important features of the Site prior to the commencement of the Work, construction activities for the various tasks, and the appearance of the Site after the construction has been completed. Such photographs and slides shall be developed expeditiously and shall be submitted as part of the monthly progress report for the month in which the photographs are developed.

7. Within ten (10) business days of the completion of Remedial Construction for the Selected Remedial Alternative, Respondents shall submit to EPA and the State a Notice of Completion for the Remedial Construction of the Selected Remedial Alternative. The Notice of Completion shall be signed by a State licensed professional engineer and a responsible corporate officer for Respondents and shall certify that the Remedial Construction Work for the Selected Remedial Alternative has been completed in full satisfaction of the requirements of this ORDER. Within thirty (30) days of completion of all construction activities, the Respondents shall submit to EPA a Final Report, which shall summarize the Work performed and which includes the "as-built" engineering drawings depicting all of the facilities and systems constructed under this ORDER. If the Selected Remedial Alternative as implemented differs in any way from the approved plans and specifications of the Final Design Report, such modifications shall be reported and "as built" plans and specifications shall be provided showing all such modifications. The reasons for all such modifications shall be described in detail.

8. Within thirty (30) days of the completion of the wetlands restoration and mitigation activities in the Edmonds Creek Marsh and vicinity, Respondents shall submit to EPA and the State a Notice of Completion and a Final Site Mitigation and Restoration Report. The Notice of Completion shall be signed by a State licensed professional engineer and a responsible corporate officer for the Respondents, and shall certify that the restoration/mitigation activities have been completed in full satisfaction of the requirements of this ORDER. The Final Report shall summarize the Work performed, and include "as-built" drawings or plans and photographic documentation of the Work performed. If the implementation of the restoration/mitigation requirements differs in any way from the approved plans and specifications of the Final Design Report, such modifications shall be reported and "as built" plans and specifications shall be provided showing all such modifications. The reasons for any modifications shall be described in detail.

F.    CERTIFICATION OF COMPLETION OF ALL WORK

  1. Within forty-five (45) business days of completion of all Work required by this ORDER, including excavation, construction, and restoration/mitigation activities, Respondents shall submit to EPA and the State a written report prepared and signed by a State licensed Professional Engineer. This report, entitled the Draft Remedial Action Report, shall certify that the Work, with the exception of performance of long-term monitoring programs and other Operations and Maintenance tasks, has been completed in accordance with the standards and specifications set forth in this ORDER, the ROD, the Final Remedial Design Report required by the SOW, the SOW and any additional reports which may relate to this ORDER. The Draft Remedial Action report shall also include, but shall not necessarily be limited to, the following:

a. Verification that all remedial equipment has been dismantled and removed from the Site;

b. The results of all verification sampling and analysis to document that the Site has been remediated according to the specifications in the Final Remedial Design Report, the ROD, and this ORDER;

c. Verification that the Site has been graded and revegetated according to the specifications in this SOW; and

d. Documentation that all other terms or specifications contained in the Final Design have been conducted satisfactorily in accordance with the ROD and this ORDER.

2. EPA will determine whether the Work or any portion thereof has been completed in accordance with the standards and specifications set forth in this ORDER, the ROD, the Final Remedial Design Report required by the SOW, the SOW and any additional reports which may relate to this ORDER. If not, EPA shall a) notify Respondents in writing of those tasks which must be performed to complete the Work, or b) require re-submission of the Draft Remedial Action Report in accordance with Section VIII of this ORDER. Respondents shall then implement the specified activities and tasks in accordance with the specifications and schedules established by EPA.

3. After EPA determines that the Work required by this ORDER has been fully completed by Respondents, EPA shall so certify in writing. This certification shall constitute the Certification of Completion of the Work for purposes of this ORDER. EPA's certification shall not limit EPA's right to perform periodic reviews pursuant to Section l21(c) of CERCLA, 42 U.S.C. 9621(c), or to take or require any action that in the judgment of EPA ia appropriate at the Site, in accordance with 42 U.S.C. 9604, 9606 or 9607.

4. No portion of any Work performed pursuant to this ORDER shall be deemed completed until it has been reviewed by EPA and EPA has certified in writing that it has been completed.

G.  OPERATION AND MAINTENANCE

Respondents shall perform O&M activities in accordance with the O&M Plan contained in the approved Final Remedial Design Plan, including the O&M schedule. (See Paragraph D.2.e., above.)

                   EASEMENT AGREEMENT


     This EASEMENT AGREEMENT is made this 25th day of April, 1994 by and among KIN-BUC, INC., a New Jersey corporation with its principal office in care of Transtech Industries, Inc., 200 Centennial Avenue, Piscataway, New Jersey 08854, SCA SERVICES, INC., a Delaware corporation with its principal office at 3003 Butterfield Road, Oak Brook, Illinois 60521 and FILCRIST REALTY, INC., a New Jersey corporation with its principal office in care of Transtech Industries, Inc., 200 Centennial Avenue, Piscataway, New Jersey 08854 (hereinafter the "Owner").

     WHEREAS, the United States Environmental Protection Agency has issued certain orders to Kin-Buc, Inc., SCA Services, Inc. and others under Section 106 of the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), requiring Kin-Buc, Inc., SCA Services, Inc. and the others named in those orders to undertake certain environmental remedial response activities at the Kin-Buc Landfill Superfund Site in Edison, New Jersey (hereinafter the "Site"); and

     WHEREAS, the site consists primarily of all or portions of the land in Lot 3-A, Block 376 and Lots 3-B, 3-C, 4, 5, 6, 7 and 9, Block 400, as shown on the Tax Map of the Township of Edison, Middlesex County, New Jersey; and

     WHEREAS, to perform the remedial response activities required under the orders of the United States Environmental Protection Agency, access to land adjacent to the Site is necessary; and

     WHEREAS, the Owner owns land adjacent to the Site and is willing to provide access over the same for the purposes and on the terms and conditions hereinafter set forth;

     NOW, THEREPORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Prepared by:

/S/ Marilynn C. Freund, Esq.
Marilynn C. Freund, Esq.
An attorney at Law in the State of New Jersey

RECEIVED/RECORDED
MIDDLESEX COUNTY   05/06/94  150719
CONSIDERATION        1.00 TAX    1.00
DEED REC. FEE      $31.00
INSTRUMENT DEED      6236     NAME JP

        1. GRANT OF EASEMENT AND ACCESS RIGHTS.

      The Owner HEREBY GRANTS to KIN-BUC, INC. and SCA SERVICES, INC. and their respective successors and assigns and their officers, employees, agents, contractors and subcontractors, severally (hereinafter the "Private Permittees") and to the UNITED STATES ENVIRONMENTAL PROTETION AGENCY and the NEW JERSEY DEPARTMENT OF ENVIRONMENTAL PROTECTION AND ENERGY and their respective employees, agents, contractors and subcontractors, severally (hereinafter the "Governmental Permittees") (hereinafter, for the Private Permittees and the Governmental Permittees, collectively, the "Permittees"), an EASEMENT in, on and under and RIGHTS OF ACCESS to and over all those tracts and parcels of land in Lots 4, 5, 6, 7, 9, 26, 31, 37, 43, 44, 45, 46, 47, 49, 56, 59, 60, 61, 63, 67,
68,  69  and  70,  Block 400, in the Township of Edison, Middlesex  County,  New
Jersey, as shown on the Tax Map of such municipality (hereinafter the "Property"), FOR ALL PURPOSES related to the performance of remedial response activities at or surrounding the Site which are required to be performed under an Amended Administrative Order of the United States Environmental Protection Agency dated September 21, 1990, Index No. II-CERCLA- 00114, recorded in the Office of the Middlesex County Clerk in Deed Book 3882, page 169 et seq. an Administrative Order of the United States Environmental Protection Agency dated November 19, 1992, Index No. II-CERCLA-93-0l0l, recorded in the Office of the Middlesex County Clerk in Deed Book 4025, page 0678 et seq., and all other orders of the United States Environmental Protection Agency or the New Jersey Department of Environmental Protection and Energy in the matter of the Site which amend, supplement or supersede such orders (hereinafter, for such orders, the "Orders"), UNTIL all such remedial response activities required under the Orders shall have been completed to the satisfaction of the United States Environmental Protection Agency and the New Jersey Department of Environmental Protection and Energy.

   Such easement and rights of access shall include, but shall not be limited to the right to enter upon the Property, on foot or with such vehicles, machinery and equipment which the Permittees reasonably deem necessary or appropriate for the performance of remedial response activities under the Orders, as frequently and at all such times as the Permittees reasonably deem necessary or appropriate for the performance of such activities. It shall also include, but shall not be limited to the right to move freely about the Property and to park such vehicles and store such machinery and equipment on the Property for such periods as the Permittees reasonably deem necessary or appropriate for the performance of such activities.

    Further, the Owner HEREBY GRANTS to the Permittees the RIGHT TO USE the Property, during the term of this Easement Agreement, to construct and install all temporary or permanent improvements required to constructed or installed on the Property under the Orders and to perform all remedial response activities required to be performed on the Property under the Orders, all as Permittees reasonably deem necessary or appropriate for the performance of all remedial response activities required to be performed under the Orders, as frequently and at all such times as the Permittees reasonably deem necessary or appropriate for the performance of all such activities, provided that if the Private Permittees use the Property hereunder, they shall restore the Property to substantially the same condition in which it was at the time of the commencement of such use, except that they shall not be liable to the Owner for damage to the Property caused by the Owner, third parties or acts of God, it being understood, however, that the Governmental Permittees may require certain temporary or permanent improvements to remain in place for a period of years after the completion of remedial response activities required under the Orders, in which case, the right to use the Property for such purpose granted hereunder shall continue during such period, and the continued existence of such improvements shall not constitute a violation of this obligation to restore.

      2. INFORMATION ABOUT THE PROPERTY.

      The Owner shall provide the Private Permittees with all the information it may have concerning underground utilities, underground storage tanks or other underground obstructions on the Property, including maps or drawings locating the same, within thirty (30) days of the execution of this Easement Agreement.

      3. NOTICE TO USERS OF THE PROPERTY.

      The Owner shall give all tenants, licensees or other users of the Property notice of the existence of this Easement Agreement and the rights of access and use granted to Permittees hereunder. The Owner shall neither make, nor permit others to make use of the Property in such a -manner as may interfere with or hinder the Permittees' access or use of the Property hereunder.

      4. NOTICE TO PERMITTEES OF ACTIVITY ON THE PROPERTY.

      The Owner shall give the Permittees at least thirty (30) days advance notice of any activity to be undertaken on the Property by the owner or any tenant, licensee or other user thereof.

      5. NOTICE OF DAMAGE.

      The Owner shall notify the Permittees of the existence of any damage to any temporary or permanent improvements on the Property or to any of the Permittees' vehicles, machinery or equipment on the Property immediately upon the Owner's discovery thereof.

      6. EASEMENT AND RIGHTS OP ACCESS AND USE RUN WITH THE LAND.

      The Owner acknowledges that the easement and rights granted hereunder run with the land, and agrees that, in the event of any conveyance by owner, its successors and assigns, of an interest in or to the Property or any portion thereof, the Owner will convey such interest so as to insure Permittees' continued easement in, on and under, and rights of access to and use of the Property or any such portion hereunder, and that any such conveyance shall restrict the use of the Property or any such portion so that such use will not interfere with or hinder, in any way, the Permittees' continued access to and use of the Property or any such portion hereunder. The Owner shall notify the parties involved in any such conveyance of the existence and the terms and conditions of this Easement Agreement, and shall give the Permittees notice of a proposed conveyance at least thirty (30) days prior to the closing thereof.

       This Easement Agreement shall be recorded in the deed records of the Middlesex County Clerk, and the obligations created hereunder shall be binding upon the Owner and its successors in interest to the Property, whether or not such successors in interest had actual notice of the existence of this Easement Agreement or the Owner failed to give the notices required under this Paragraph.

      7. NO LIMITATION OF STATUTORY OR REGULATORY AUTHORITY.

      Nothing herein is intended or shall be construed to limit whatever authority the Permittees may have under federal, state or local environmental or other laws or regulations to obtain rights of access and use of the Property in connection with the performance of remedial response activities at the Site.

      8. NOTICES.

      All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when mailed, by certified mail, and addressed as follows:

        If to the Owner:      Filcrest Realty, Inc.
                              c/o Transtech Industries, Inc.
                              200 Centennial Avenue
                              Piscataway, New Jersey 08854
        If to the           Kin-Buc, Inc.
        Private Permittees: c/o Transtech Industries, Inc.
                            200 Centennial Avenue
                            Piscataway, New Jersey 08854
                                    and
                           SCA Services, Inc.
                           3003 Butterfield Road
                 -         Oak Brook, Illinois 60521
                            Attention: General Counsel

            with a copy to:   Facility Coordinator, Kin-Buc
                            Landfill Superfund Site
                           Waste Management, Inc., Mid-
                            Atlantic
                           Three Greenwood Square
                           P.O. Box 8532
                           Bensalem, PA 19020-8532

      9.  ENTIRE AGREEMENT.

        This Easement Agreement constitutes the entire agreement between the parties concerning the subject matter hereof; and may not be amended, supplemented or terminated except by a writing signed by both parties. At the expiration of all of the Permittees' rights hereunder, and upon the Owner's request, the private Permittees shall sign and record an instrument evidencing such expiration.

       10. GOVERNING LAW.

        This Easement Agreement shall be governed by and construed under the laws of the State of New Jersey unless such laws conflict with federal law applicable to the remediation of the Kin-Buc Landfill, in which case such federal law shall supersede the conflicting New Jersey law.

        IN   WITNESS  WHEREOF,  the  undersigned  have  executed  this  Easement
    Agreement on and as of the date first written above.


                        FILCREST REALTY, INC.


                        By:/s/ Robert V. Silva
                         Robert V. Silva, President


    ATTEST:

    /S/ Andrew J. Mayer, Jr.
    Andrew J. Mayer, Jr., Secretary

      [Corporate Seal]

                        KIN-BUC, INC.

                        By:/s/ Robert V. Silva
                         Robert V. Silva, President


    ATTEST:

    /S/ Andrew J. Mayer, Jr.
    Andrew J. Mayer, Jr., Secretary

      [Corporate Seal]

                         SCA SERVICES, INC.


                         By: /S/ Herbert A. Getz
                             Herbert A. Getz
                         Title: Vice President


    ATTEST:

    /S/ Barbara L. Bier
   Barbara L. Bier, Asst.  Secretary

      [Corporate Seal)

    STATE OF NEW JERSEY
    COUNTY OF MIDDLESEX

     I CERTIFY that on the date set forth below, personally came before me ANDREW J. MAYER, JR., and this person acknowledged under oath, to my satisfaction, that this person is the Secretary of FILCREST REALTY, INC., the corporation named as the Owner herein: this person is the attesting witness to the signing of this instrument by the proper corporate officer, who is ROBERT V. SILVA, the PRESIDENT of the corporation; this instrument was signed and delivered by the corporation as its voluntary act duly authorized by a proper resolution by its board of directors; this person knows the proper seal of the corporation which was affixed hereto; and this person signed this proof to attest to the truth of these facts.

     Signed and sworn to before me-
     on April 5, 1994.

   /S/ Donna M. Woodward

      [Notarial Seal]

   DONNA M. WOODWARD
   A Notary Public of New Jersey
   My Commission Expires April 6, 1998

STATE OF NEW JERSEY
COUNTY OF MIDDLESEX


    I  CERTIFY  that  on  the date set forth below, personally  came  before  me
ANDREW J. MAYER, JR., and this person acknowledged under oath, to my satisfaction, that this person is the Secretary of KIN-BUC, INC., the corporation named herein; this person is the attesting witness to the signing of this instrument by the proper corporate officer, who is ROBERT V. SILVA, the PRESIDENT of the corporation; this instrument was signed and delivered by the corporation as its voluntary act duly authorized by a proper resolution by its board of directors; this person knows the proper seal of the corporation which was affixed hereto: and this person signed this proof to attest to the truth of these facts.
                     /S/ Andrew J. Mayer, Jr.
                     [Signature of attesting witness]

Signed and sworn to before me
on April 5, 1994.

/S/ Donna M. Woodward
[Notarial Seal]

DONNA M. WOODWARD
A Notary Public of New Jersey
My Commission Expires April 6, 1998


STATE OP  Illinois  )
COUNTY OP DuPage  )

    I CERTIFY that on the date set forth-below, personally came before me Barbara L. Bier, and this person acknowledged under oath, to my satisfaction, that this person is the Assistant Secretary of SCA SERVICES, INC., the corporation named herein; this person is the attesting witness to the signing of this instrument by the proper corporate officer, who is Herbert A. Getz, the Vice President of the corporation; this instrument was signed and delivered by the corporation as its voluntary act duly authorized by a proper resolution by its board of directors; this person knows the proper seal of the corporation which was affixed hereto; and this person signed this proof to attest to the truth of these facts.

                           /S/ Barbara L. Bier
                          [Signature of attesting witness]


Signed and sworn to before me
On April 25,   , 1994.

/S/ Carol A. Petrovic
    [Notarial Seal]

                               EASEMENT AGREEMENT

                                      FROM

                              FILCREST REALTY, INC.

                                       TO

                      KIN-BUC, INC. AND SCA SERVICES, INC.

                                 APRIL 25, 1994


                              RECORD AND RETURN TO:

                            Marilynn C. Freund, Esq.
                           Transtech Industries, Inc.
                              200 Centennial Avenue
                                  P.O. Box 1321
                        Piscataway, New Jersey 08855-1321




                                 END OF DOCUMENT





                                   APPENDIX F

Contract Between Clean Land Fund and Owner Settling Defendants

                                  APPENDIX "F"

                                  CLF CONTRACT

    This is a Contract between Transtech Industries, Inc. ("Transtech"), a Delaware corporation, with its principal place of business at 200 Centennial Avenue, Piscataway, New Jersey 08854; Filcrest Realty, Inc. ("Filcrest"), a New Jersey corporation with its principal place of business at 200 Centennial Avenue, Piscataway, New Jersey 08854; Kin-Buc, Inc. ("Kin-Buc"), a New Jersey corporation with its principal place of business at 200 Centennial Avenue, Piscataway, New Jersey 08854; and Inmar Associates, Inc. ("Inmar"), a New Jersey corporation, with its principal place of business in Scotch Plains, New Jersey 07076, (hereafter known as "Owner Settling Defendants") and the Clean Land Fund, a tax exempt, not-for-profit organization under Section 501(c)(3) of the Internal Revenue Code, incorporated in Rhode Island, with principal offices currently located at 815 Beacon Hill Road, RO. Box 725, Block Island, Rhode Island 02807 ("CLF"). The United States is a third party beneficiary of this contract with rights to enforce this contract in all respects. The WMI Group is a limited third party beneficiary of this contract with rights to enforce its rights and entitlements embodied in paragraphs III.A.1.g., IIIA.2.a, III.A.2.g., III.A.2.i-k., III.A.3.j., III.A.4d., III.A.5.a., III.A.6., IV.A, IV.E., V.A.,
V.B.1., V.B.3.b., VI., and VII.

     Unless otherwise expressly provided for herein, terms used in this CLF Contract which are defined in CERCLA or in regulations promulgated under CERCLA or in the body of the Consent Decree shall have the meaning assigned to them therein. Unless otherwise expressly provided, the term Paragraph shall mean a portion of this CLF Contract identified by an Arabic numeral or an upper or lower case letter.

     In the event of a conflict between this CLF Contract and the body of the Consent Decree, the Consent Decree shall control. In the event of a conflict between this CLF Contract and the WLP SOW, the WLP SOW shall control.

     The purpose of this Contract is to identify the rights and obligations of the Owner Settling Defendants and the CLF with regard to certain activities that are to be accomplished by the CLF.

     In consideration of the mutual covenants contained in this agreement, which each of the parties hereto acknowledges as being adequate and sufficient, it is hereby agreed as follows:

I. DESCRIPTION OF PROPERTY

     "Property A," "Property B," "Property C," and "Property D" shall mean the four categories of real property described by block and lot in Appendix A of the Consent Decree.

     1. Property A: The first category ("Property A") includes the following real property which shall be preserved as Open Space through the Satisfactory Completion of the SEP by Owner Settling Defendants, pursuant to the Consent
Decree:

     Block 399, Lots 14, 59, 61, 63, 65, 68, 73, 76, 78, 80, 84, 91, 106, 107,
     and 108.

     Block 400, Lots 3-C, 26, 31, 37, 43,44,45,47,49, 56, 59, 60, 61, 63, 67,
     68, 70, and that portion of Lot 46 owned by Filcrest Realty, Inc.

     2. Property B: The second category ("Property B") includes the following real property on which wetlands shall be identified, restored and maintained through performance by the WMI Group of the NRD Project, pursuant to the State
Decree:

     Block 400, Lots 2-A, 3-B, 3-C, 8, 35, 36, 37, 38, 40,41,42,43,44,45,46,
     47, 48, 50, 52, 53, 56, 57, 58, 60, and 61.

     3. Property C: The third category ("Property C") includes the following real property on which wetlands shall be identified, restored and maintained through the Satisfactory Completion of the WLP by Owner Settling Defendants, pursuant to the Consent Decree:

     Block 399, Lots 14, 59, 61, 63, 65, 68, 73, 76, 78, 80, 84, 91, 106, 107,
     and 108.

     Block 400, Lots 26, 31, 49, 59, 63, 67, 68, and 70.

     4. Property D: The fourth category ("Property D") includes the following real property which shall be preserved in perpetuity as Open Space, if possible, and on which additional wetlands shall be identified, restored and maintained, if possible, through the Satisfactory Completion of the WLP by Owner Settling Defendants, pursuant to the Consent Decree:

     Block 399, Lots 6, 8, 9, 28, 30, 31, 32, 44, 45, 49, 50, 51A and 55, and
     all other Lots in Block 399 not owned by Owner Settling Defendants.

     Block 400, Lot 69 and 71, and all other lots in Block 400 not owned by Owner Settling Defendants, except that the Lots included in the NRD Project, (i.e., Block 400, Lots 2-A, 3-B, 8, 35, 36, 38, 40, 41, 42, 48,
     50, 52, 53, 57, and 58), shall be subject only to the Open Space provisions, not the wetland restoration provisions, of this Consent Decree.

II. TASKS TO BE PERFORMED BEFORE THE EXECUTION OF THE CONSENT
                                     DECREE

     A. Prior to execution of the Consent Decree, Owner Settling Defendants shall convey Conservation Easements covering all of Property A (as defined in paragraph 3(y) of the Consent Decree) attached to that Decree as Appendix E ("Conservation Easements") which run with the land and prohibit all development on Property A in perpetuity subject to certain exceptions therein, to CLF. Owner Settling Defendants, CLF, and the EPA acknowledge and agree that CLF intends to transfer these Conservation Easements to a different Conservation Organization, qualified and willing to acquire, monitor, and ensure compliance with, the Conservation Easements, ("Easements Holder"). Owner Settling Defendants or their agent, CLF, shall have one hundred twenty (120) days from the date of entry of the Consent Decree to locate and propose such a substitute Conservation Organization. EPA will review and consider such proposed substitute Conservation Organization and advise Owner Settling Defendants and their agent, CLF, of its decision to approve or disapprove such organization. If EPA approves, CLF shall transfer the Conservation Easements to such organization. If EPA disapproves, CLF shall continue to retain the Conservation Easements and shall submit to EPA in writing another proposed Conservation Organization within ninety days (90) thereafter. Until such substitute is found and approved, or the final conveyance is completed, CLF shall continue to retain the Conservation Easements.

     B. Prior to execution of the Consent Decree, Owner Settling Defendants shall convey title to Property A to CLF utilizing the deeds attached to the Consent Decree as Appendix C.

     C. Prior to execution of the Consent Decree, Owner Settling Defendants shall pay $68,000 in accordance with the Consent Decree and the SOW to CLF to be deposited in an interest bearing restricted account, ("WLP Restricted Account"), which shall be spent by CLF in accordance with the SOW, this Contract, and the Consent Decree.

     D. Prior to execution of the Consent Decree, the parties identified as the WMI Group in the Consent Decree shall pay $40,000 to CLF to be deposited in the WLP Restricted Account which shall be spent by CLF in accordance with the SOW, this Contract, and the Consent Decree.

III. TASKS TO BE PERFORMED AFTER THE EXECUTION OF THE CONSENT DECREE

     A. CLF shall prepare and submit to Owner Settling Defendants all reports required by Paragraphs 11, 18, 27(a) and (b), 30, and 32 of the body of the Consent Decree five (5) days prior to the deadline for submission of such reports to EPA.

     B.  Wetland Restoration and Land Management Project (WLP)

          1. Task 1: Open Space Land Management Plan (OSLMP) Within six (6) months after entry of the Consent Decree, CLF shall submit to EPA a proposed OSLMP for all property within Property A as that term is defined in Paragraph 3(y) of the body of the Consent Decree. CLF shall, if possible, obtain the agreement of owners of lots in Property D to be included in the OSLMP. If this agreement is obtained, CLF shall include such lots in the OSLMP.

               a.  The OSLMP shall consist of three major components:

                   (i) An inventory of the flora and fauna existing on the subject property;

                   (ii) A plan for the stewardship of the flora and fauna on the subject property; and

                   (iii) A plan for public access rights and restrictions with respect to the subject property.

               b. The OSLMP shall be consistent in all respects with the provisions of the Consent Decree, the Conservation Easements and the other appendices to the Consent Decree, and any modifications thereof

               c.  Community Outreach Program

                   (i) CLF shall develop the OSLMP through a Community Outreach Program ("Community Outreach Program").

                                    (ii)  The  goal  of  the Community  Outreach
                Program is to enfranchise all stakeholders in the open space management planning process, including local community and environmental organizations, local property owners, local chambers of commerce, local, state and federal governments,
                including  without  limitation  officials  of  the  New   Jersey
                Department of Environmental Protection and the Township of Edison, New Jersey, and other affected citizens, corporations and organizations (collectively, "Stakeholders"), and to obtain the financial and other support of such Stakeholders in the design and implementation of the OSLMP.

                   (iii) Through the Community Outreach Program, CLF shall:

                         (a) within thirty (30) days after execution of the
Consent Decree, contact authorized representatives of all Stakeholders, in accordance with the criteria for community involvement and notification in EPA's guidance document, entitled "Proposal Guidelines for Brownfields Assessment, Revolving Loan Fund and Cleanup Grants," dated September 2004 (Document No. EPA-560-F-04-253, available at www.epa.gov/brownfields);

                         (b) inform all of the Stakeholders of the nature and
purpose of the SEP and of the WLP; and

                         (c) solicit and record all Stakeholders' opinions on
the nature and extent of public access, passive recreation and land management on Properties A and, if possible, D. Such solicitation may be done through phone calls, notices in local newspapers, and public meetings. CLF shall make initial contacts with all Stakeholders within thirty (30) days of the execution of the Consent Decree.

               d.  CLF shall submit the proposed OSLMP to EPA for its review.

                                 e.   If EPA approves the OSLMP, or any
                  modification thereof, with (further) modifications, EPA may make such modifications itself and notify CLF thereof, or EPA may direct CLF to submit proposed modifications in accordance with EPA instructions, which CLF shall do within thirty (30) days after receipt thereof. Any such modification of the OSLMP shall be implemented only after the prior written approval of EPA.

               f. If EPA disapproves a proposed OSLMP or proposed modification thereof, submitted by CLF, EPA may draft a new OSLMP or modification and provide a copy thereof to CLF, or EPA may direct CLF to submit a new proposed OSLMP or modification in accordance with EPA instructions which CLF shall do within thirty (30) days of receipt thereof Any such new OSLMP or modification shall be implemented only after the prior written approval of EPA.

               g. Within 20 days after the exchange of documents to which reference is made in paragraph A.1. of Section III of this CLF Contract, CLF shall provide copies thereof to the WMI Group.

               h. CLF shall implement the OSLMP, including any EPA-approved modification thereof, in accordance with the schedule set forth therein, subject to Section XI (Force Majeure) of the Consent Decree and subject to receiving funding therefore through implementation of the Initial Financing Plan.

               i.  Preservation of Property D

                   (i) If in the course of implementing this CLF Contract and the WLP SOW, or at any other time CLF acquires title to all or a portion of Property D, then CLF shall ensure that such property is preserved as Open Space through the recording and granting to an EPA-approved Conservation Organization of a Conservation Easement, running with the land, preventing, inter alia, development and certain other uses of such property in perpetuity. Such Conservation Easement shall be in substantially the same form as the Conservation Easements attached to the Consent Decree as Appendix E. CLF shall ensure that title to such property is conveyed to at least one other Conservation Organization or government agency approved by EPA, if possible.

         2.Task 2: Financing Plans

               a. Initial Financing Plan. Within six (6) months after execution of the Consent Decree, CLF shall submit to EPA a proposed initial plan for financing which shall include financing of (1) the wetland maintenance on Lots 49, 59, and 70 in Block 400, pursuant to the Consent Decree, as described in Paragraph 2(i) below, (2) the implementation of the OSLMP, and (3) the preparation of the Wetlands Restoration Plan ("WRP"). The Initial Financing Plan will not include funding for the implementation of the Wetlands Restoration Plan which shall be provided by the Final Financing Plan. At a minimum, the Initial Financing Plan shall:

                   (i) identify potential sources of finding from governmental grant programs, philanthropic foundations, and in-kind service providers;

                   (ii) identify dollar amounts to be applied for;

                   (iii) describe the strategy for obtaining such funding; and

                   (iv) set forth a schedule for making formal requests for such funding from each potential source.

               b. Final Financing Plan. Within twelve (12) months after entry of the Consent Decree, CLF shall submit to EPA a proposed final plan for financing the implementation and maintenance of the WRP ("Final Financing Plan"). At a minimum, the Final Financing Plan shall:

                   (i) identify potential sources of funding from governmental grant programs, philanthropic foundations, and in-kind service providers;

                   (ii) identify dollar amounts to be applied for;

                   (iii) describe the strategies for obtaining such funding;
and

                   (iv) set forth a schedule for making formal requests for such funding from each potential source.

               c. CLF shall submit the proposed Initial Financing Plan and Final Financing Plan (collectively, "Financing Plans"), and any proposed modification thereof, to the EPA for its review to ensure that such plan includes the components listed in paragraphs a. and b. immediately above.

               d. The WLP SOW provides for EPA review of the proposed Initial Financing Plan and Final Financing Plan (collectively, "Financing Plans"), and any proposed modification thereof, submitted by CLF and notification of CLF in writing whether it: (1) approves the Financing Plan or modification without (further) modifications; (2) approves the Financing Plan or modification with (further) modifications; or (3) disapproves the Financing Plan or modification altogether.

               e. If EPA approves the Financing Plan, or any modification thereof, with (further) modifications, EPA may make such modifications itself and notify CLF thereof, or EPA may direct CLF to submit proposed modifications in accordance with EPA instructions, which CLF shall do within thirty (30) days after receipt thereof. Any such modification of the Financing Plan shall be implemented only after the prior written approval of EPA.

               f. If EPA disapproves a proposed Financing Plan or proposed modification thereof, submitted by CLF, EPA may draft a new Financing Plan or modification and provide a copy thereof to CLF, or EPA may direct CLF to submit a new proposed Financing Plan or modification in accordance with EPA instructions which CLF shall do within thirty (30) days of receipt thereof. Any such new Financing Plan or modification shall be implemented only after the prior written approval of EPA.

               g. Within 20 days after the exchange of documents to which reference is made in this Paragraph A.2. of Section III, between EPA and CLF, CLF shall provide copies thereof to the WMI Group.

               h. CLF shall implement the Financing Plans, including any EPA-approved modification thereof, in accordance with the schedules set forth therein, subject to Section XI (Force Majeure) of the Consent Decree.

               i. Any funds raised to implement the WLP shall be placed in the WLP Restricted Account and shall be used exclusively for the preparation and implementation of the WLP; provided, however, the first $20,000 of such funds, including any Net Sales Proceeds from the sale of Property A, shall be spent exclusively on the maintenance of wetlands in Block 400, Lots 49, 59 and 70, pursuant to the Consent Decree, unless otherwise approved in writing by EPA.

               j. The WMI Group shall make an additional payment of $5000 to CLF, which CLF shall deposit in the WLP Restricted Account, in the event that:

                   (i) The first $15,000 of such $20,000 is raised after the fall of 2005 but in time to finance the performance of such wetland maintenance in the fall of 2006, and CLF actually performs such wetland maintenance in the fall of 2006; or

                   (ii) The Army Corps of Engineering ("ACOE") commits, before September 1, 2006, to perform such wetland maintenance in 2006, 2007, 2008 and 2009, and actually performs such wetland maintenance in the fall of 2006.

               k. The WMI Group shall make an additional payment of $l0,000 to CLF, which CLF shall deposit in the WLP Restricted Account, in the event that:

                   (i) The first $25,000 of funds raised by or on behalf of CLF is raised on or before September 1, 2005, and CLF deposits such funds in the WLP Restricted Account for use exclusively in performing such wetland maintenance, and actually performs such wetland maintenance in the fall of 2005;

                   (ii) The ACOE commits, before September I, 2005, to perform such wetland maintenance in 2005, 2006, 2007, 2008 and 2009, and actually performs such wetland maintenance in the fall of 2005.

               l. Paragraphs III.A.2j. and III.A.2.k. do not require the WMI Group to make additional payments to CLF in excess of $l0,000. Any additional payments by the WMI Group to CLF shall be spent on Eligible WLP Costs.

               m. In the event the United States decides not to move the Court for entry of the Consent Decree or that the Court denies such a motion to enter, all funds remaining in the WLP Restricted Account shall be returned to the donors thereof in amounts proportionate to those donors' respective contributions to the account.

         3.Task 3: Wetland Restoration Plan (WRP)

               a. Within eighteen (18) months after entry of the Consent Decree, CLF shall submit to EPA a comprehensive Wetlands Restoration Plan ("WRP") for Property C and, if possible, Property D (defined in Paragraph 3(y) of the Consent Decree). The Parties to this CLF Contract acknowledge and agree that the ability of CLF to obtain funding and the cooperation of other persons that own land within Property D may affect the nature and completeness of the WRP as it applies to such land. Nevertheless, CLF shall include Property D within the WRP to the greatest extent possible.

               b. The goal of the WRP shall be to permanently restore all wetlands, (except for those wetlands included in the WMI Group's NRD Project), initially in and on Property C and, if possible, Property D by, among other things, identifying, restoring, maintaining and making self-sustaining all historic and current wetlands on Property C and, if possible, Property D.

               c. The means to achieve that goal shall include, without limitation, removing phragmites and other invasive species, regularly applying herbicides and/or taking other measures to prevent such invasive species from recolonizing, and systematically planting spartina to the extent necessary to ensure its sustainable recolonization, in accordance with the definition of "self-sustaining" in Paragraph 15 of the Consent Decree. The Parties hereto recognize that such recolonization may not be self-sustaining without a revision in site topography and hydrology that creates an aquatic environment with cyclic inundation and slow drainage.

               d. The WRP shall include a feasibility study to determine the means necessary to achieve a self-sustaining wetland ecosystem on Property C and, if possible, Property D ("Feasibility Study").

               e. The WRP shall include plans and schedules for the implementation of all investigation, design, construction and maintenance tasks required for completion of the restoration of all wetlands on Property C and, if possible, Property D. Such tasks shall include:

                    (i) Investigation

                         (a) a survey and delineation of all wetland and upland
areas within Property C and, if possible, Property D;

                         (b) the depiction of such wetland and upland areas on a
map of Property C and, if possible, Property D drawn to scale;

                         (c) the identification and description of the current
condition of such wetlands and the requirements (if any) for the restoration thereof,

                        (d) the identification and description of any necessary modifications to the area's hydrology and topography.
                 (ii)   Design

                         (a) detailed descriptions of all tasks to be performed
in order to permanently restore all wetlands within Property C and, if possible, Property D, including without limitation the removal of phragmites and other invasive species, the regular application of herbicides, the systematic planting of spartina to the extent necessary for its sustainable recolonization, and, if necessary, the taking of other measures, including modification of the area's topography and/or hydrology, to prevent such invasive species from recolonizing;

                         (b) detailed descriptions of all tasks to be performed
in order to improve and extend the nature walk along the portion of Property C and, if possible, Property D that abuts or is in close proximity to the Raritan River;

                         (c) the identification and description of any
additional plans, reports, or other deliverables to be submitted to EPA for its review and approval in order to facilitate completion of the WRP;

                         (d) a schedule for completion of all tasks, plans and
reports identified under (a), (b) and (c) above, including interim dates; and

                         (e) identification of the permits required for the
Satisfactory Completion of the WRP, and their sources, (e.g., federal, state, or local governmental agencies or entities).

                   (iii) Construction

                         (a) Obtaining all necessary permits before construction
commences; and

                         (b) performance of tasks necessary for restoration of
wetlands within Property C and, if possible, Property D, including without limitation the removal of invasive species, the systematic planting of spartina, changes to the property's hydrology and/or topography to the extent necessary to ensure sustained recolonization;

                         (c) performance of tasks to improve and extend the
nature walk along the portion of Property C and, if possible, Property D that abuts and is in close proximity to the Raritan River, and

                         (d) completion and submission to EPA of any additional
plans, reports, or other deliverables identified above;

                   (iv) Maintenance: performance of activities necessary to avoid new growth of invasive plant species and otherwise maintain Property C and, if possible, Property D wetlands in a restored condition.

               f. The WRP shall require the Satisfactory Completion of the WRP construction within three (3) years after approval of the WRP by EPA. The WRP shall identify any contingencies or obstacles that may delay completion of the WRP. CLF shall notify EPA of the progress in implementation of the WRP and shall update the status of any known and newly encountered obstacles to timely, satisfactory completion in the quarterly reports pursuant to Paragraph A.5.a of
Section III,

               g. CLF shall submit the proposed WRP, and any modification thereof, to the EPA for its review.

               h. As provided in the WLP SOW, EPA will review the proposed WRP and any modifications thereof, submitted by CLF and notify CLF in writing whether it: (1) approves the WRP or modification without (further) modifications; (2) approves the WRP or modification with (further) modifications; or (3) disapproves the WRP or modification altogether.

              i. If EPA approves the WRP, or any modification thereof, with (further) modifications, EPA may make such modifications itself and notify CLF thereof, or EPA may direct CLF to submit proposed modifications in accordance with EPA instructions, which CLF shall do within thirty (30) days after receipt thereof Any such modification of the WRP shall be implemented only after the prior written approval of EPA.

              j. If EPA disapproves a proposed WRP or proposed modification thereof, submitted by CLF, EPA may draft a new WRP or modification and provide a copy thereof to CLF, or EPA may direct CLF to submit a new proposed WRP or modification in accordance with EPA instructions which CLF shall do within thirty (30) days of receipt thereof. Any such new WRP or modification shall be implemented only after the prior written approval of EPA.

               k. Within 20 days after the exchange of documents to which reference is made in Paragraph A.3 of Section III, between EPA and CLF, CLF shall provide copies thereof to the WMI Group.

               1. CLF shall implement the WRP, including any EPA-approved modification thereof, in accordance with the schedule set forth therein, subject to Section XI (Force Majeure) of the Consent Decree.

               m. CLF shall ensure that at least seventy-five (75) percent of all funds raised by CLF to implement the WLP over and above the amount allocated to wetland maintenance referenced in Paragraph B.2.i. of Section III, above, shall be spent on the preparation and implementation of the WRP.

               n.  Relief from WRP Obligations

                   (i) On August 6, 2004, CLF submitted an application to the Army Corps of Engineers ("ACOE") to sponsor a Recognizance Investigation, of the Environmental Degradation along the Raritan River Basin, adjacent to the Kin-Buc Landfill, in Edison, New Jersey ("RI Application"), pursuant to the Continuing Authorities Program ("CAP"), authorized by Section 206 of the Water Resources Development Act of 1996, as amended, 33 U.S.C. 2330. As of the date of execution of the Consent Decree, the RI Application was pending.

                   (ii) In the event that the ACOE grants the RI Application, CLF shall be relieved of its obligations to prepare, submit and implement a WRP pursuant to this Contract; provided, however, if CLF halts or abandons its participation in the ACOE's CAP program, or otherwise fails to comply with the requirements of CAP, then CLF shall not be relieved of such WRP obligations.

          4.  Task 4: Final Conveyance

               a. Within thirty (30) days after the Satisfactory Completion of the tasks set forth in the WRP, and any EPA-approved modification thereof, CLF shall notify EPA of the name, address and phone number of the principal offices of, and the name and qualifications of the chief executive officer of a Conservation Organization or the authorized representative of a governmental department, agency, or instrumentality ("Final Titleholder"), different from the Interim Titleholder and Easement Holder, that is qualified and willing to:

                   (i) acquire title to Property A and any portions of Property D that CLF may have acquired;

                   (ii) manage such property in perpetuity, in accordance with the restrictions set forth in the Conservation Easements; and

                   (iii) assume the Interim Titleholder's obligations under the CLF Contract, or any EPA-approved modification thereof or successor thereto; provided that Owner Settling Defendants shall remain a party to the CLF Contract after such assignment, and provided that the CLF Contract shall be assigned without modification unless otherwise approved by EPA.

               b. CLF shall submit to EPA for its review the name of the proposed Final Titleholder. If EPA disapproves of the proposed Final Titleholder, Owner Settling Defendants and CLF shall, within sixty (60) days after the date of such disapproval notice, notify EPA of one or more alternative Final Titleholders.

               c. Within sixty (60) days after the date of EPA's notice of approval of a Final Titleholder, Owner Settling Defendants and CLF shall complete the Final Conveyance.

               d. Within 20 days after the exchange of documents to which reference is made in this Paragraph A.4 of Section III, between EPA and CLF, CLF shall provide copies thereof to the WMI Group.

               e. The Interim Title Holder or its EPA approved substitute may nevertheless retain title so long as it continues to adhere to all of the provisions of the Consent Decree, the WLP SOW, and this CLF Contract including all such provisions as they relate to the "Final Titleholder".

          5.  Reporting and Certification Requirements

               a. Quarterly Status Reports. Beginning on the first day of the first quarter after entry of the Consent Decree, and continuing every quarter thereafter up to and including the final date of certification of compliance with the requirements of the Consent Decree, CLF shall submit to EPA and the WMI Group quarterly reports on the status of the performance of the WLP ("Status Reports"). Each Status Report shall at a minimum contain:

                   (i) a description of the specific actions taken by or on behalf of Owner Settling Defendants, their agents, the Easement Holder, the Interim Titleholder, and the Final Titleholder (including CLF, its substitute, successors, agents and assigns), relating to completion of actions required under the WLP provisions of the Consent Decree, including the WLP SOW, accomplished since the previous report, and the dates (including year, month and day) on which such actions were taken;

                   (ii) a description of any impediments encountered in meeting the requirements of the CLF Contract, the WLP SOW, and the Consent Decree, including scheduling requirements, and the steps taken to overcome such impediments; and

                   (iii) the identification of the specific actions remaining to be performed in order to comply with all terms of the CLF Contract, the WLP SOW and the Consent Decree, including citations to the numbers and/or letters of Paragraphs requiring such actions, an assessment of the CLF's ability to perform those remaining actions, and the anticipated date on which performance of each such action is expected to be completed.

          6. Financial Statements. CLF shall submit to EPA and the WMI Group annual audited financial statements, including an independent auditor's certification as to the use of funds placed in the WLP Restricted Account, and any supporting documentation that EPA may request. The Auditor shall also verify that at least seventy-five percent (75%) of all funds raised by CLF over and above the amount allocated to wetland maintenance as provided in paragraph B.2.i. of Section III herein has been spent on the preparation and implementation of the WRP.

          7.  Certifications of Completion

               a. In addition to the Status Reports, CLF shall submit to EPA written certifications that each and every action that CLF will have been required to complete during the preceding quarter, pursuant to the Consent Decree, was in fact completed. Each such certification shall contain at least:
(i) a written description of the completed action; (ii) the number and/or letter of the Paragraph requiring the completed action; and (iii) the date (including year, month and day) of the action's completion.

               b. All reports, certifications and other submissions required pursuant to this CLF Contract shall be signed by a responsible official of CLF, and shall contain the following certification:

           "I certify under penalty of law that I have examined and am familiar with the information submitted in this document and all attachments and that this document and its attachments were prepared either by me personally or under my direction or supervision in a manner designed to ensure that qualified and knowledgeable personnel properly gathered and presented the information contained therein. I further certify, based on my personal knowledge or on my inquiry of those individuals immediately responsible for obtaining the information, that the information is true, accurate and complete. I am aware that there are significant penalties for submitting false information, including the possibility of fines and imprisonment for knowing and willful submission of a materially false statement."

IV.  GENERAL PROVISIONS

     A. At least twenty-one (21) days prior to the granting by Owner Settling Defendants or CLF of a conservation easement on, or conveyance of title to, any lots in Property D, Owner Settling Defendants or CLF as applicable shall provide notice thereof to EPA and the WMI Group , which notice shall include a description of the conservation easement or conveyance, the identity of the grantee or purchaser, the terms of the easement or conveyance, any consideration to be paid, and a copy of the conservation easement or deed conveying title to the property. Owner Settling Defendants or CLF as applicable shall notify EPA and the WMI Group of the granting of such conservation easement or conveyance of such title within ten (10) days after the date of closing and shall include with such notification a copy of the closing binder, including final executed documentation and a work sheet setting forth costs incurred and any consideration paid (or to be paid) therefor.

     B. No Settling Defendant shall act as the broker, dealer or agent for the grant of any conservation easement or conveyance of any property pursuant to the Consent Decree, including the WLP SOW and this CLF Contract.

     C. The deadlines in this CLF Contract or the WLP SOW shall not be extended except with the prior written approval of EPA.

     D. CLF shall be responsible for obtaining all permits, licenses, approvals and variances, and meeting any other federal, state or local government requirements, necessary for the timely performance of the WLP, including without limitation any approval of the conveyance of title to all or a portion of the WLP Property that may be required pursuant to the New Jersey Industrial Site Recovery Act of 1993, N.J.S.A. 13:1K-6 et seq., and its implementing regulations, or any other federal, state or local statute, regulation or law.

     E. As set forth in Paragraph 21 of the Consent Decree, the Parties hereto acknowledge that: (1) UAO Respondents (as defined in Paragraph 3[ee] of the body of the Consent Decree) continue to have obligations to perform remedial activities at the Site pursuant to the requirements of the UAOs, including, among other things, the operation and maintenance of the landfill cap, the treatment plant, gas flares, above-ground piping and slurry wall (the "UAO Installations"); and (2) the WMI Group has obligations to perform the NIRD Project pursuant to the State Consent Decree. Therefore, the Parties hereto agree not to obstruct, impede or interfere with the performance of the remedy at the Site or the UAO Installations, as required by the UAOs or any modification thereof, with implementation of the NRD Project or any modification thereof at the Site, performance of the WLP or any modification thereof, pursuant to this Consent Decree, or implementation of any other governmental order or directive issued with respect to the Site, or the Consent Decree, as provided in Paragraph 21 of the Consent Decree.

     F. CLF shall submit copies of each and every communication it sends to or receives from the EPA, the ACOE and the WMI Group, pursuant to the Consent Decree, the WLP SOW and/or this CLF Contract, to the Owner Settling Defendants.

V.   BREACHES OF CLF CONTRACT

     A.  In the event of a breach of the CLF Contract, Owner Settling
Defendants shall enforce the CLF Contract. Within ten (10) days after discovering a breach of the CLF Contract, Owner Settling Defendants shall notify EPA and the WMI Group in writing of such breach and implement the measures described in paragraph B following. Within ten (10) days after commencing the implementation of such measures, Owner Settling Defendants shall notify EPA and the WMI Group in writing of such action.

     B.  Remedies in the Event of a Breach.

          1. Owner Settling Defendants shall provide written notice to CLF in the event of a material breach of this Contract. That notice will provide CLF with 30 days within which to cure such breach. If at the end of 30 days, such breach has not been cured to the satisfaction of Owner Settling Defendants, then Owner Settling Defendants and CLF will present that issue to an arbitrator agreed upon by the parties. If the parties cannot agree on the identification of the arbitrator, then the Owner Settling Defendants and CLF shall jointly request the American Arbitration Association to make such appointment. The parties hereto agree that the dispute will then be presented to the American Arbitration Association in accordance with its rules and that the decision of that arbitrator will be binding on the parties hereto. Within ten (10) days of their receipt of the arbitrator's decision, the Owner Settling Defendants shall provide a copy thereof to EPA and the WMI Group. The United States and the WMI Group are not bound by this arbitration provision.

          2. CLF and the Owner Settling Defendants agree that in the event CLF is unable to complete any of the tasks required by this CLF Contract, title to the properties and the Conservation Easements previously conveyed to CLF pursuant to the Consent Decree, the WLP SOW and this CLF Contract shall revert back to the Owner Settling Defendants. Mark Manewitz, Esq. is designated as the Escrow Agent pursuant to this CLF Contract. He shall hold a deed to all of the properties and Conservation Easements originally and thereafter conveyed to the CLF pursuant to the WLP SOW, the Consent Decree and this CLF Contract, which deed and Conservation Easements shall convey title to such properties and the Easements back to the Owner Settling Defendants. Upon notice from the Owner Settling Defendants and approval by the EPA, the Escrow Agent shall record such deeds to and Conservation Easements on the properties previously conveyed.

          3. If CLF fails to comply with or to cure a material breach of the CLF Contact or if the Interim Titleholder (e.g., CLF), Easement Holder, or Final Titleholder loses its status as an EPA-approved conservation organization or otherwise fails to satisfactorily complete its obligations or responsibilities under this CLF Contract or other document embodying its obligations and responsibilities, the Owner Settling Defendants shall take the following steps to obtain a substitute therefor:

              a. Contact and discuss such substitution with authorized representatives of any qualified organizations it can locate and of any organizations identified for that purpose by EPA; and

               b. Attempt to convince such qualified organizations to act as such a substitute. The substitution of any such organization is subject to the prior written consent of EPA. Any such substitute for CLF must agree to be bound by the CLF Contract and any modifications thereto. If and when EPA has issued a written notice of approval of a substitute for CLF, Owner Settling Defendants shall be relieved of any further obligation to enforce the CLF Contract against CLF.

               c. If the Owner Settling Defendants obtain a substitute for CLF which is approved by the EPA, and if CLF has raised any funds pursuant to the Financing Plans, this Contract, the WLP SOW and the Consent Decree, CLF shall transfer those funds to the substitute organization, but only if such transfer will not jeopardize CLF's status as a non-profit organization pursuant to
Section 501(c)(3) of the Internal Revenue Code and such transfer will not cause the original donors of those funds to incur a recapture of those funds. If the Owner Settling Defendants are not able to obtain a substitute for CLF, then CLF will cooperate with the Owner Settling Defendants, the WMI Group, and the EPA in distributing the funds that remain. All parties agree that no transfer will be implemented which would jeopardize CLF's status as a non-profit organization pursuant to Section 501(c)(3) of the Internal Revenue Code and/or cause the original donors of such funds to incur a recapture of such funds.

VI. NOTICES

     Whenever, under the terms of this CLF Contract, notice is required to be given or a document is required to be sent by one party to another, it shall be directed to the individuals at the addresses specified below, unless those individuals or their successors give notice of a change to the other Parties in writing. Written notice as specified herein shall constitute complete satisfaction of any written notice requirement of the CLF Contract with respect to the United States, EPA, DOJ, and Settling Defendants, respectively.

As to the United States:

As to DOJ:

Chief, Environmental Enforcement Section
Environment and Natural Resources Division
U.S. Department of Justice (DJ #90-11-3-1563/1)
P.O. Box 7611 - Ben Franklin Station
Washington, D.C. 20044-7611
ATTN:David L. Weigert, Esq.

As to EPA:

William C. Tucker, Esq.
Senior Assistant Regional Counsel
New Jersey Superfund Branch
U.S. Environmental Protection Agency
290 Broadway, 19th Floor
New York, NY 10007

John Prince
Chief, Central New Jersey Remediation Section
New Jersey Remediation Branch
Emergency and Remedial Response Division
U.S. Environmental Protection Agency - Region II
290 Broadway, 19th Floor
New York, NY 10007

As to Settling Defendants:

As to Chemical Waste Management, Inc.; Earthline Company; SCA Services, Inc.; SCA Services of Passaic, Inc.; Wastequid, Inc.; Waste Management Holdings, Inc.; and Waste Management,
Inc.:

Antoinette R. Stone, Esq.
BUCHANAN INGERSOLL, PC
1835 Market Street, 14th Floor
Philadelphia, PA 19103-2985


As to Transtech Industries, Inc.; Filcrest Realty; and Kin-Buc, Inc.:

James M. Andrews, Esq.
BLANK ROME LLP
Woodland Falls Corporate Park
210 Lake Drive East, Suite 200
Cherry Hill, NJ 08002-1164

As to Inmar Associates, Inc.:

Michael K. Mullen, Esq.
SCHENCK, PRICE, SMITH & KING, LLP
10 Washington Street, P.O. Box 905
Morristown, NJ 07963-0905

As to Anthony Gaess:

James O'Toole, Esq.
SAUL, EWING, REMICK & SAUL LLP
Centre Square West
1500 Market Street, 38th Floor
Philadelphia, PA 19102-2186


VII. ASSIGNMENT

     The Clean Land Fund shall have the right to assign this CLF Contract and all of its rights and title and interest in the property conveyed to it pursuant to this CLF Contract to an EPA-approved Conservation Organization (as that term is defined in the Federal Consent Decree) and with the written consent of the Owner Settling Defendants and EPA. Notice of any such assignment shall be given to EPA, Owner Settling Defendants, and the WMI Group at least thirty (30) days prior to the date of closing on the assignment. Except as stated above, the Clean Land Fund shall have no right to assign this agreement.

VIII. INTEGRATION

     This agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. This agreement may not be modified or discharged orally nor may waivers or consents be given orally. Every modification, discharge, waiver, or consent with regard to this agreement shall be in writing and signed by the person against which enforcement thereof is sought. This agreement shall be binding upon and inure to the benefit of the successors, assigns, and personal representatives of the parties hereto.

IX. RETENTION OF RECORDS

     CLF shall retain all records required to be retained by it in accordance with Section XIX of the body of the Consent Decree.

X.   CONTRACTORS AND NONINTERFERENCE

     CLF is bound by the contractor and noninterference provisions of Paragraphs 20 and 21 of the body of the Consent Decree.

XI. CONTROLLING LAW/JURISDICTION

     This agreement shall be construed in accordance with the laws of the State of New Jersey. The parties hereto agree to the exclusive jurisdiction of all matters that may arise with regard to this agreement in the United States District Court for the District of New Jersey.

                    SIGNATURE PAGES TO FOLLOW

          In witness whereof, the parties hereto have executed this agreement this day and year below written.



By: /s/ Andrew J. Mayer, Jr.   By: /s/ Andrew J. Mayer, Jr.
TRANSTECH INDUSTRIES, INC.     FILCREST REALTY, INC.
Name:     Andrew J. Mayer, Jr.      Name: Andrew J. Mayer, Jr.
Date: 12/30/04                 Date: 12/30/04


By: /s/ Andrew J. Mayer, Jr.
KIN-BUC, INC. /
Name: Andrew J. Mayer, Jr.
Date: 12/30/04




                  In witness whereof, the parties have executed this agreement this day and year below written.

By: /s/ Michael K. Mullen
INMAR ASSOCIATES, INC.
Name: Michael K. Mullen
Date:  12/30/04


     In witness whereof, the parties hereto have executed this agreement this day and year below written.


By:  /s/ William J. Penn
CLEAN LAND FUND
Name:  William J. Penn, President
Date:  12/29/04